As filed with the Securities and Exchange Commission on December 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Toys “R” Us Property Company I, LLC

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	6512	04-3829291
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(973) 617-3500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David J. Schwartz, Esq.

One Geoffrey Way

Wayne, New Jersey 07470

(973) 617-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael D. Nathan, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer:

As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b 2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10.75% Senior Notes due 2017	$950,000,000	100%	$950,000,000	$67,735
Guarantees of 10.75% Senior Notes due 2017(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
MAP Real Estate, LLC	Delaware	03-0565228	One Geoffrey Way Wayne, New Jersey 07470 (973) 617-3500

Wayne Real Estate Company, LLC	Delaware	42-1671031	One Geoffrey Way Wayne, New Jersey 07470 (973) 617-3500

TRU 2005 RE I, LLC	Delaware	04-3829292	One Geoffrey Way Wayne, New Jersey 07470 (973) 617-3500

TRU 2005 RE II Trust	Delaware	76-6213349	One Geoffrey Way Wayne, New Jersey 07470 (973) 617-3500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 24, 2009

PRELIMINARY PROSPECTUS

TOYS “R” US PROPERTY COMPANY I, LLC

Offer to Exchange (the “Exchange Offer”)

$950,000,000 aggregate principal amount of its 10.75% Senior Notes due 2017 (the “exchange notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 10.75% Senior Notes due 2017 (the “outstanding notes”)

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2010, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

Results of the Exchange Offer

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

INDUSTRY AND MARKET DATA

Information included in this prospectus about the toy and specialty juvenile products industry, including our general expectations concerning this industry, is based on estimates prepared using data from various sources and on assumptions made by us. We believe data regarding this industry are inherently imprecise, but based on our understanding of the market in which we compete, we believe that such data are generally indicative of this industry. Our estimates, in particular as they relate to our general expectations concerning this industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus. Accordingly, potential purchasers of the exchange notes should not place undue reliance on the market and industry data included in this prospectus.

TRADEMARKS

This prospectus contains some of TRU’s trademarks, trade names and service marks. Each one of these trademarks, trade names or service marks is either (i) TRU’s registered trademark, (ii) a trademark for which TRU has a pending application, (iii) a trade name or service mark for which TRU claims common law rights or (iv) a registered trademark or application for registration which we have been licensed by a third party to use. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners.

BASIS OF PRESENTATION

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

•

“U.S. Propco,” the “Company,” “we,” “us” and “our” are to Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC), the issuer of the Notes, a Delaware limited liability company, and its subsidiaries;

•	“TRU” are to Toys “R” Us, Inc., our indirect parent, a Delaware corporation, and its subsidiaries;

•

“Toys-Delaware” and the “Master Tenant” are to Toys “R” Us — Delaware, Inc., a subsidiary of TRU, a Delaware corporation, and its subsidiaries, which owns and operates TRU’s North American business and is the tenant of all of our Properties;

•	the “Sponsors” are to entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P. (“KKR”) and Vornado Realty Trust (“Vornado”);

•	the number and location of stores operated by Toys-Delaware are to such number and location as of October 31, 2009;

•	“store sales” are to net store sales less internet sales;

•	the assets and business of Toys-Delaware include the completion of the acquisition of the assets and business of FAO Schwarz by Toys-Delaware from TRU which occurred on July 2, 2009;

•

our assets and revenues are to our assets and revenues on a pro forma basis, reflecting the Master Lease, as amended and restated, and the Real Estate Transactions described under “Summary — The Transactions”;

•

the “Master Lease” are to the Master Lease Agreement as amended and restated on July 9, 2009, among certain of our subsidiaries and Toys-Delaware. See “The Master Lease and Certain Other Related Party Transactions — Master Lease”; and

•	the “Notes” refer to the outstanding notes and the exchange notes.

Our fiscal year ends and Toys-Delaware’s fiscal year ends on the Saturday nearest to January 31. Unless otherwise stated, in this prospectus, references to “fiscal year 2008” or “fiscal 2008” refer to the fiscal year ended January 31, 2009 (consisting of 52 weeks); references to “fiscal year 2007” or “fiscal 2007” are to the fiscal year ended February 2, 2008 (consisting of 52 weeks); and references to “fiscal year 2006” or “fiscal 2006” are to the fiscal year ended February 3, 2007 (consisting of 53 weeks).

Unless the context otherwise requires, the financial information for each of the Company and Toys-Delaware presented in this prospectus is the financial information of each of the Company and Toys-Delaware, respectively, on a consolidated basis together with each of its respective subsidiaries (but the Company and Toys-Delaware are not consolidated). Unless otherwise stated herein, pro forma financial information for the Company gives effect to the Transactions, including the Master Lease, as amended and restated, the Real Estate Transactions, and the Refinancing (as defined), all as described under “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company.” References to the Company’s pro forma financial information for the year ended January 31, 2009 are to the Company’s pro forma financial information calculated as presented under “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company — Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended January 31, 2009.” References to the Company’s pro forma financial information for the 39 weeks ended October 31, 2009 are to the supplemental pro forma financial information calculated as presented under “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company — Unaudited Pro Forma Condensed Consolidated Statement of Operations for the 39 weeks ended October 31, 2009.”

While the financial statements and the related notes of Toys-Delaware and certain financial information with respect to TRU are contained in this prospectus, the exchange notes are solely our obligations and are not guaranteed by Toys-Delaware or TRU.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and each such statement is qualified by the provisions of the contract or other document filed as an exhibit to the registration statement, as applicable. We are not currently subject to the informational requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the offering of the exchange notes, we will become subject to those requirements and, accordingly, will file reports and other information with the SEC. You may inspect and copy, at SEC prescribed rates, the registration statement, historical information about our Company and other information at the Public Reference Room of the SEC located at Room 1580, 100 F. Street, N.E., Washington D.C. 20549. You can call the SEC at 1–800–SEC–0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” “will,” “may” and similar words or phrases. These statements discuss, among other things, the Company’s, TRU’s and Toys-Delaware’s strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of store closings and restructurings, anticipated domestic or international development, future financings and other goals and targets. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of the Company’s, TRU’s and Toys-Delaware’s business, changes in consumer preferences and consumer spending patterns, product safety issues including product recalls, general economic conditions in the United States and internationally, the Company’s, TRU’s and Toys-Delaware’s ability to implement their respective strategies, the Company’s, TRU’s and Toys-Delaware’s substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in the Company’s, TRU’s and Toys-Delaware’s respective debt agreements, availability of adequate financing, changes in laws that impact the business of the Company, TRU and Toys-Delaware, TRU’s and Toys-Delaware’s dependence on key vendors for their merchandise, domestic and international events affecting the delivery of toys and other products to TRU’s and Toys-Delaware’s stores, economic, political and other developments associated with TRU’s international operations, existence of adverse litigation and other risks, uncertainties and factors set forth under “Risk Factors” in this prospectus. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

SUMMARY

This summary highlights selected information contained in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to your investment decision. We urge you to read and review this entire prospectus, including “Risk Factors,” before deciding to invest in the exchange notes. The words “Company,” “we,” “our,” “us” and “U.S. Propco” refer to Toys “R” Us Property Company I, LLC, the issuer of the Notes, and its consolidated subsidiaries, but not to TRU or Toys-Delaware; “TRU” refers to Toys “R” Us, Inc.; and “Toys-Delaware” refers to Toys “R” Us — Delaware, Inc.

Our Company

We are a wholly-owned subsidiary of TRU, a leading specialty retailer of toys and juvenile products founded in 1948. We own fee and leasehold interests in 359 geographically diverse properties throughout the United States (the “Properties”). We lease the Properties under a 20-year master lease (the “Master Lease”) to Toys-Delaware, the operating entity for all of TRU’s North American businesses. The Properties are essential to the operations of Toys-Delaware, generating $2.9 billion of U.S. store sales which represented 38% of Toys-Delaware’s total U.S. store sales for the twelve months ended October 31, 2009. The Properties also include TRU’s corporate headquarters and three important U.S. distribution centers. The Master Lease covers all of the Properties and is a triple-net lease requiring Toys-Delaware to pay all costs and expenses arising in connection with the ownership, operation, leasing, use, maintenance and repair of the Properties, including real estate taxes and assessments, utility charges, license and permit fees and insurance premiums, among other things. Each of the Properties covered by the Master Lease requires the payment of a specific rent which will increase by 10% every five years during its 20-year term. The Master Lease provides that it is a single and indivisible lease of all the Properties.

Our Master Tenant, Toys “R” Us — Delaware, Inc.

Toys-Delaware operates all of TRU’s North American businesses, including stores in the United States and Canada, in the following formats:

•

Toys “R” Us stores. 536 Toys “R” Us branded stores, typically ranging in size from 30,000 to 50,000 square feet with the majority of the space dedicated to traditional toy products and a small space dedicated to juvenile products;

•	Babies “R” Us stores. 261 Babies “R” Us branded stores, typically ranging in size from 30,000 to 40,000 square feet with the majority of the space dedicated to juvenile products;

•

Side-by-side stores. 96 side-by-side stores (branded with both Toys “R” Us and Babies “R” Us), typically ranging in size from 45,000 to 50,000 square feet and devoting approximately 30,000 square feet to traditional toy products and 15,000 square feet to specialty juvenile products; and

•

“R” Superstores. 26 “R” superstores (branded with both Toys “R” Us and Babies “R” Us), typically ranging in size from 64,000 to 70,000 square feet and combining a traditional toy store of approximately 34,000 square feet with a specialty juvenile store of approximately 30,000 square feet.

Toys-Delaware also does business on the Internet through various websites, including toysrus.com, babiesrus.com, etoys.com and fao.com. In addition, Toys-Delaware owns and generates inter-company royalties and third-party franchise income from the trademarks of the highly recognized “R” Us brand names.

The Transactions

Concurrently with the offering of the outstanding notes, we engaged in the following transactions (which we refer to collectively with the offering of the outstanding notes, as the “Transactions”):

•

We sold 11 owned stores and transferred the underlying leases on 14 stores to Toys-Delaware for approximately $124 million (the “Real Estate Transactions”). The majority of these stores were either “dark” or are stores with respect to which TRU was considering modifications, relocations or operational reasons to disengage.

•

We amended and restated the Master Lease, originally dated as of December 9, 2005, among our subsidiaries that own the Properties and Toys-Delaware, so that it will terminate in 2029. The Master Lease requires the Master Tenant to make triple-net payments as well as rent payments. Total cash payments by Toys-Delaware to us in fiscal 2008 under the Master Lease, as amended and restated, would have been $172.9 million, net of payments to third parties as rent.

•

We repaid all of the outstanding $1,267 million of borrowings, plus accrued and unpaid interest, under our senior unsecured credit agreement with the proceeds from the offering of the outstanding notes, along with the proceeds from the Real Estate Transactions, cash on hand and cash contributions from TRU (the “Repayment”).

The offering of the outstanding notes, the Repayment and the payment of fees and expenses of the offering of the outstanding notes, are collectively referred to in this prospectus as the “Refinancing.” For a more complete description, see “The Transactions” in this prospectus.

The Equity Sponsors

TRU is owned by an investment group consisting of entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P. and Vornado Realty Trust, along with a fourth investor, GB Holdings I, LLC, an affiliate of Gordon Brothers, a consulting firm that is independent from and unaffiliated with the Sponsors and management of TRU.

Corporate Structure

The following diagram sets forth TRU’s simplified domestic corporate structure as of the date of this prospectus, and the number of properties held by us and our subsidiaries. Aspects of TRU’s complete corporate structure that are not included in the diagram below include international subsidiaries, additional domestic subsidiaries and intermediate holding companies.

(1)	Formerly named TRU RE 2005 Holding Co. I, LLC.

We were organized in the State of Delaware in September 2005. Our principal corporate offices are located at One Geoffrey Way, Wayne, New Jersey 07470 and our telephone number is (973) 617-3500.

The Exchange Offer

On July 9, 2009, we issued in a private placement $950,000,000 aggregate principal amount of outstanding 10.75% Senior Notes due 2017.

General	In connection with the private placement of the outstanding notes, the Company and the guarantors of the outstanding notes entered into a registration rights agreement pursuant to which we agreed, under certain circumstances, to use our reasonable efforts to consummate the exchange offer within 365 days following the closing date of the original issuance of the outstanding notes. Subject to the terms and conditions set forth in this prospectus, you are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are not applicable.

The Exchange Offer	We are offering to exchange $950,000,000 aggregate principal amount of our 10.75% Senior Notes due 2017 which have been registered under the Securities Act for any and all of our outstanding 10.75% Senior Notes due 2017.

You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2010, unless extended by us. We currently do not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact your registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes in the exchange offer and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Company and the guarantors of the outstanding notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement if you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except the Company and the guarantors of the outstanding notes will not have any further obligation to you to provide for the exchange and, subject to limited exceptions, registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Company and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute taxable events to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer — Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes are solely our obligations and are not guaranteed by TRU or Toys-Delaware. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Toys “R” Us Property Company I, LLC.

Notes Offered	$950,000,000 aggregate principal amount of exchange 10.75% Senior Notes due 2017.

Maturity Date	July 15, 2017.

Interest	Interest on the exchange notes will accrue at a rate of 10.75% per annum, payable in cash semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2010.

Guarantees	The exchange notes will be guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”) by all of our subsidiaries (the “Guarantors”).

Ranking	The exchange notes and the Guarantees will be our and the Guarantors’ senior unsecured obligations and will:

•	rank equally in right of payment with all our and the Guarantors’ other existing and future senior unsecured indebtedness;

•	be senior in right of payment to all our and the Guarantors’ existing and future senior subordinated or subordinated indebtedness; and

•	be effectively junior in right of payment to all our and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time prior to July 15, 2013 at a price equal to 100% of the aggregate principal amount of the exchange notes plus a “make-whole” premium. We may redeem the exchange notes, in whole or in part, at any time on or after July 15, 2013, at the redemption prices specified in “Description of Notes — Optional Redemption” in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem up to 35% of the exchange notes before July 15, 2012 with the net cash proceeds from certain equity offerings.

Change of Control	Following specific kinds of change of control we will be required to offer to purchase all of the exchange notes at a purchase price of

101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. For more details, see “Description of Notes — Change of Control.”

Certain Covenants	The indenture governing the exchange notes, among other things, limits our ability and the ability of the Guarantors to:

•	incur indebtedness;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	create liens; and

•	incur restrictions on the ability of the Guarantors to pay dividends or make other payments.

The indenture also limits the ability of TRU to cause or permit Toys-Delaware to incur indebtedness or make restricted payments.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes.”

Voting	The exchange notes will be treated along with the outstanding notes as a single class for voting purposes.

Original Issue Discount	The outstanding notes were issued with original issue discount for U.S. federal income tax purposes. Accordingly, U.S. holders will be required to include original issue discount in gross income (as ordinary income) for U.S. federal income tax purposes over the term of the exchange notes in advance of the receipt of cash payments to which such income is attributable. See “Certain U.S. Federal Tax Consequences” in this prospectus.

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Risk Factors

You should carefully consider all of the information included in this prospectus and, in particular, the information under “Risk Factors” beginning on page 15 of this prospectus prior to exchanging your outstanding notes for the exchange notes.

Summary Historical and Pro Forma Condensed Consolidated Financial Data

U.S. Propco

Set forth below is summary financial information for the Company. The summary historical and pro forma condensed consolidated financial data set forth below should be read in conjunction with the information presented under “The Transactions,” “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company,” “Selected Historical Consolidated Financial Data of the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” and the financial statements and related notes thereto of the Company appearing in this prospectus.

We derived the summary historical consolidated financial data for the Company for the fiscal years ended January 31, 2009, February 2, 2008 and February 3, 2007 from our audited consolidated financial statements, which are included in this prospectus. The historical results presented are not necessarily indicative of our future results.

We derived the unaudited historical interim financial data for the Company as of and for the 39 weeks ended October 31, 2009 and for the 39 weeks ended November 1, 2008 from our unaudited interim consolidated financial statements, which are included in this prospectus. Our unaudited interim consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements. In management’s opinion, the unaudited interim consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of those statements. Our results for the 39 weeks ended October 31, 2009 are not necessarily indicative of our results for the full fiscal year.

The pro forma financial information for the Company for the year ended January 31, 2009 and the 39 weeks ended October 31, 2009 give effect to the Transactions as if they had occurred on February 3, 2008 for purposes of the pro forma consolidated statements of operations for the 39 weeks ended October 31, 2009 and year ended January 31, 2009. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations actually would have been if the Transactions had occurred on the dates indicated, and such data do not purport to project our financial position as of any date or our future results of operations for any future period. See “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company” in this prospectus for a complete description of the adjustments and assumptions underlying these summary unaudited pro forma consolidated financial data.

(In thousands, except ratios)	Fiscal Years Ended			Pro Forma Fiscal Year Ended January 31, 2009	39 Weeks Ended		Pro Forma 39 Weeks Ended October 31, 2009
	February 3, 2007	February 2, 2008	January 31, 2009		November 1, 2008	October 31, 2009
Statement of Operations Data:
Rental revenues:
Base rents	$217,335	$217,707	$219,556	$242,848	$164,878	$173,121	$182,136
Tenant reimbursements	36,863	37,724	39,800	39,800	29,722	32,189	32,189

Total revenues	254,198	255,431	259,356	282,648	194,600	205,310	214,325
Costs and expenses:
Depreciation and amortization	40,770	37,249	36,742	36,742	28,656	27,627	27,627
Rental expense	46,785	47,281	47,266	47,266	35,434	35,795	35,795
Common area maintenance expenses	36,863	37,724	39,800	39,800	29,722	32,189	32,189
Other operating expenses	6,071	5,399	7,333	7,333	4,577	5,055	5,055

Total operating expenses	130,489	127,653	131,141	131,141	98,389	100,666	100,666

Operating earnings	123,709	127,778	128,215	151,507	96,211	104,644	113,659
Interest expense	104,732	99,723	71,445	107,928	55,974	61,735	81,019

Earnings from continuing operations	$18,977	$28,055	$56,770	$43,579	$40,237	$42,909	$32,640

Balance Sheet Data (end of period):
Cash and cash equivalents	$107	$184	$330	N/A	$276	$42,136	N/A
Total assets	1,294,885	1,276,850	1,245,377	N/A	1,264,536	1,108,275	N/A
Total debt	1,300,000	1,300,000	1,300,000	N/A	1,300,000	925,931	N/A
Total member’s (deficit) capital	(93,153)	(129,703)	(167,272)	N/A	(152,967)	59,946	N/A

Other Financial Data:
EBITDA(1)	$164,479	$165,027	$164,957	$188,249	$124,867	$132,271	$141,286

(1)	We calculate EBITDA as earnings from continuing operations plus interest expense, depreciation and amortization. We are a disregarded entity for income tax purposes and, accordingly, our taxable income or loss is reported on the income tax returns of TRU. EBITDA is not a recognized term under accounting principles generally accepted in the United States (“GAAP”) and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. Set forth below is a reconciliation of earnings from continuing operations to EBITDA:

	Fiscal Years Ended			Pro Forma Fiscal Year Ended January 31, 2009	39 Weeks Ended		Pro Forma 39 Weeks Ended October 31, 2009
(In thousands)	February 3, 2007	February 2, 2008	January 31, 2009		November 1, 2008	October 31, 2009
Earnings from continuing operations(a)	$18,977	$28,055	$56,770	$43,579	$40,237	$42,909	$32,640
Add:
Interest expense(b)	104,732	99,723	71,445	107,928	55,974	61,735	81,019
Depreciation and amortization	40,770	37,249	36,742	36,742	28,656	27,627	27,627

EBITDA	$164,479	$165,027	$164,957	$188,249	$124,867	$132,271	$141,286

(a)	During fiscal 2008, U.S. Propco recorded $1 million in net losses on sales of properties and losses of $3 million in store closure income. Net losses on sales of properties is included in Other operating expenses on the U.S. Propco’s Consolidated Statements of Operations.

During fiscals 2008 and 2006, U.S. Propco recorded $3 million and $1 million, respectively, in write downs due to impairment. Impairment charges are included in Other operating expenses on the U.S. Propco’s Consolidated Statements of Operations.

(b)	During the thirty-nine weeks ended October 31, 2009, U.S. Propco wrote off $8 million of deferred financing charges resulting from the repayment of our $1.3 billion unsecured credit agreement.

Toys-Delaware

Set forth below is summary financial information for Toys-Delaware. We have included financial information for Toys-Delaware because it is the Master Tenant under the Master Lease and provides the sole source of revenue to us; however, Toys-Delaware is not an obligor or guarantor of the Notes.

The summary historical consolidated financial data set forth below should be read in conjunction with the information presented under “Selected Historical Consolidated Financial Data of Toys-Delaware,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toys-Delaware” and the financial statements and related notes thereto of Toys-Delaware appearing in this prospectus.

The summary historical consolidated financial data for Toys-Delaware for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 and as of January 31, 2009 and February 2, 2008 is derived from Toys-Delaware’s audited consolidated financial statements, which are included in this prospectus. The summary historical consolidated financial data for Toys-Delaware as of February 3, 2007 is derived from Toys-Delaware’s audited consolidated financial statements, which are not included in this prospectus. The historical results presented are not necessarily indicative of Toys-Delaware’s future results.

The unaudited historical interim financial data for Toys-Delaware as of and for the 39 weeks ended October 31, 2009 and as of and for the 39 weeks ended November 1, 2008 is derived from Toys-Delaware’s unaudited interim condensed consolidated financial statements, which are included in this prospectus. Toys-Delaware’s unaudited interim condensed consolidated financial statements were prepared on a basis consistent with its audited consolidated financial statements. In the opinion of the management of Toys-Delaware, the unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of those statements. Toys-Delaware’s results for the 39 weeks ended October 31, 2009 are not necessarily indicative of its results for the full fiscal year.

	Fiscal Years Ended			39 Weeks Ended
(In millions, except ratios)	February 3, 2007	February 2, 2008	January 31, 2009	November 1, 2008	October 31, 2009
Statement of Operations Data
Net sales	$8,797	$9,102	$9,155	$5,520	$5,154
Other revenues	150	178	178	113	88

Total revenues	8,947	9,280	9,333	5,633	5,242
Cost of sales	5,869	5,988	6,040	3,596	3,314
Cost of other revenues	25	26	34	22	9

Gross margin	3,053	3,266	3,259	2,015	1,919

Selling, general and administrative expenses	2,546	2,729	2,735	1,913	1,795
Depreciation and amortization	241	228	226	168	163
Net gain on sales of properties	(78)	(29)	—	—	—
Other income, net	(16)	(43)	(108)	(41)	(40)

Total operating expenses	2,693	2,885	2,853	2,040	1,918

Operating earnings (loss)	360	381	406	(25)	1
Interest expense	(256)	(228)	(162)	(127)	(101)
Interest income	33	65	38	31	21

Earnings (loss) before income taxes	137	218	282	(121)	(79)
Income tax expense (benefit)	58	59	107	(53)	(33)

Net earnings (loss)	$79	$159	$175	$(68)	$(46)

Balance Sheet Data (end of period):
Cash and cash equivalents	$401	$256	$256	$109	$47
Total assets	4,085	4,495	4,400	5,169	5,265
Total debt(1)	1,809	1,736	1,709	2,121	2,435

Other Financial Data:
EBITDA(2)	$601	$609	$632	$143	$164
Capital expenditures	180	251	314	234	237
Rent expense	389	402	409	304	318

(1)	Includes long-term debt, current portion of long-term debt, short-term borrowing from TRU and note payable to TRU.
(2)

Toys-Delaware calculates EBITDA as net earnings plus income tax expense, interest expense and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments and debt service requirements. Toys-Delaware’s presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of Toys-Delaware’s results as reported under GAAP. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of Toys-Delaware’s overall profitability or liquidity. Set forth below is a reconciliation of net earnings to EBITDA:

	Fiscal Years Ended			39 Weeks Ended
(In millions)	February 3, 2007	February 2, 2008	January 31, 2009	November 1, 2008	October 31, 2009
Net earnings (loss)(a)	$79	$159	$175	$(68)	$(46)
Add:
Income tax expense (benefit)	58	59	107	(53)	(33)
Interest expense, net	223	163	124	96	80
Depreciation and amortization	241	228	226	168	163

EBITDA	$601	$609	$632	$143	$164

(a)	During fiscal 2006, Toys-Delaware sold its interest in 35 properties to Vornado Realty LLC, an affiliate of one of our Sponsors, for gross proceeds of $160 million, resulting in a gain of $79 million. During fiscal 2007, Toys-Delaware sold its interest in an idle distribution center for gross proceeds of approximately $29 million, resulting in a gain of $18 million. In addition, Toys-Delaware sold three properties for gross proceeds of $9 million, resulting in a gain of $1 million pursuant to a previous agreement with Vornado Surplus Realty, LLC, an affiliate of one of our Sponsors. Toys-Delaware also consummated a lease termination agreement in fiscal 2007 resulting in a net gain of $10 million. In addition, during the thirty-nine weeks ended October 31, 2009, we sold certain properties for $19 million which resulted in a gain of $6 million. Net gain on sales of properties is included in Other income, net on Toys-Delaware’s Condensed Consolidated Statements of Operations.

During fiscal 2008, Toys-Delaware changed its method for recording gift card breakage income in which breakage income is recognized in proportion to actual redemptions of gift card (“Redemption Method”). Toys-Delaware believes the Redemption Method is preferable to the Cliff Method as it better reflects the gift card earnings process. For fiscal 2008, the impact from the accounting change amounted to $59 million and is included in Other income, net on Toys-Delaware’s Condensed Consolidated Statements of Operations.

During fiscals 2008, 2007 and 2006 we recorded $11 million $4 million and $5 million, respectively, in restructuring and other charges mainly consisting of costs incurred from Toys-Delaware’s 2003 and 2005 restructuring initiatives. The additional charges are primarily due to changes in management’s estimates for events such as lease terminations, assignments and sublease income adjustments. Restructuring and other charges are included in Other income, net on Toys-Delaware’s Condensed Consolidated Statements of Operations.

During fiscals 2008, 2007 and 2006, we recorded total impairment losses of $6 million, $3 million and $2 million, respectively. In addition, during the thirty-nine weeks ended October 31, 2009, we recorded $6 million of impairment losses. These impairments were primarily due to a decrease in real estate market values, the identification of underperforming stores and the relocation of certain stores. Impairment charges are included in Other income, net on Toys-Delaware’s condensed Consolidated Statements of Operations.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before deciding to exchange your outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impact our business and operations. If any of the following risks actually occur, our business, financial condition, cash flows or results of operations could be materially adversely affected.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private placement of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary — The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The exchange of outstanding notes in the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. We cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Relating to the Company

The only assets, and sole source of revenue, of the Company are the Properties and the Master Lease. Additionally, the Properties and the Master Lease provide the sole source of cash to make payments on the Notes.

The only assets of the Company are the Properties. The Company has no operations and generates substantially all of its revenues from payments made by Toys-Delaware pursuant to the terms of the Master Lease. As discussed in more detail below under “— Risks Related to the Master Tenant’s Substantial Indebtedness,” Toys-Delaware is highly leveraged and will be required to devote a substantial portion of its cash flow to service its own debt. Absent continued payments from Toys-Delaware under the Master Lease, the Company will rely solely on cash on hand and additional borrowings to make payments on the Notes.

Although this prospectus contains certain financial and operating information with respect to Toys-Delaware and TRU, neither of these entities nor any of their respective subsidiaries are obligors on, or guarantors of, the Notes. As a result, holders of the Notes do not have a direct claim against any of these entities or their assets.

All of our revenues are generated under the Master Lease. Unexpected expenses, termination of the Master Lease, sales of Properties under the Master Lease or a bankruptcy of the Master Tenant could have a material impact on our financial condition.

The Master Lease provides the only source of revenue for the Company. While the Master Lease is a triple-net lease whereby Toys-Delaware, as tenant, is obligated to pay most operating costs with respect to the Properties, if the Company has unexpected expenses not covered by the Master Lease, the net cash flow of the Company could be adversely affected. Toys-Delaware’s failure to make payments under the Master Lease would have a material adverse effect on our financial condition.

In addition to the risk that Toys-Delaware might fail to make payments under the Master Lease, Toys-Delaware may fail to perform other obligations under the Master Lease, including the obligations to pay real estate taxes on the Properties and the rent owed under any underlying ground leases or space leases, insure the Properties, maintain the Properties in good repair and condition and in compliance with laws, remediate any environmental problems at the Properties and restore any Property following a casualty or condemnation. The failure of Toys-Delaware to perform these obligations may have a material adverse effect on the value of the Properties and our financial condition.

Pursuant to the Master Lease, Toys-Delaware has the option to declare properties “uneconomic” and request the removal of such properties from the Master Lease. Upon such a request from Toys-Delaware, the Company must use reasonable good faith efforts to sell such properties. The sale of a substantial number of properties under the Master Lease could have a material adverse effect on our cash flows. For a more detailed description of the Master Lease, see “The Master Lease and Certain Other Related Party Transactions — Master Lease.”

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control.

Certain events may decrease cash available for payments on the Notes, as well as the value of the Properties. These events include, but are not limited to:

•	adverse changes in national or local economic and demographic conditions;

•	adverse changes in the financial condition of the Master Tenant;

•	inability to collect rent from the Master Tenant;

•	reductions in the level of demand for commercial space, and changes in the relative popularity of properties;

•	increases in the supply of or demand for commercial space in a particular area;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of properties, to obtain financing on favorable terms or at all;

•

changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the Americans with Disabilities Act of 1990;

•	property and casualty losses, some of which may be uninsured;

•	liens, encumbrances, zoning matters or other matters affecting title to or use of real estate;

•

asbestos/lead related liabilities and costs of containment or removal and other environmental hazards at the properties for which we may be liable, including those created by prior owners or occupants, existing tenants, adjacent land or other parties; and

•

terrorist attacks which, among other things, could lead to damage to one or more of the Properties, result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in market rents or property values. If we cannot operate the Properties to meet our financial expectations, our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations could be adversely affected.

The Company and its subsidiaries lease, rather than own, a significant portion of the Properties and the leasing of Properties exposes us to possible liabilities and losses.

Of the 359 Properties we lease to Toys-Delaware, 183 are leased from third parties. Substantially all of these leases include options that allow us to renew or extend the lease term beyond the initial lease period at rental rates agreed upon at the inception of the lease that could represent below or above market rental rates later in the life of the lease. As a result, we may be committed to pay rents at above market rental rates for certain of the Properties now and in the future.

Of the 359 Properties we lease to Toys-Delaware, 113 are on land owned by a third party, where we have a leasehold interest via a ground lease. This means that while we have the right to use the property, we do not retain fee ownership in the underlying land. Accordingly, with respect to such Properties, we will have no economic interest in the land or building at the expiration of the ground lease if not renewed or if it is terminated due to a breach by us. As a result, although we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with the underlying Property. Further, because we do not completely control the underlying land, the third party owners that lease this land to us could take certain actions to disrupt our rights in the Properties or Toys-Delaware’s operation of the Properties.

Six of the underlying space leases, after giving effect to our renewal options, expire prior to the maturity of the Notes. Pursuant to the Master Lease, the total rent will be reduced upon a termination of the underlying lease. The current rent for these six properties is $3.4 million.

The Properties are concentrated in certain states and a downturn in such states could have an adverse affect on us.

Toys-Delaware’s ability to make payments under the Master Lease and the market value of the Properties could be adversely affected by economic conditions generally or in states where the Properties are located, conditions in the real estate markets where the Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses), and other factors which are beyond the control of the Company. The Properties are located in 46 states. The economy of any state in which a Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions have experienced significant downturns in the market value of real estate. A significant percentage of the Properties is located in California (41 Properties, or 11% of the Properties); Florida (30 Properties, or 8% of the Properties); Texas (29 Properties, or 8% of the Properties) and New York (20 Properties, or 6% of the Properties).

Insurance for the Properties may be inadequate to cover future losses.

The Properties are covered by insurance policies that also cover other TRU real estate, subject to self insurance retentions. These policies include property insurance with a per occurrence coverage limit of $600 million (which is less than the aggregate principal amount of the outstanding notes). In the event that such policies are drawn on to cover losses on real estate other than the Properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover the Properties’ insurable risks.

Additionally, there is a possibility of catastrophic loss with respect to each Property for which insurance proceeds may not be adequate (such as floods) or which may result from risks not covered by insurance. Also, certain of the Properties are located in states that have been historically at greater risk of acts of nature (such as earthquakes, hurricanes and floods). As with all real estate, if reconstruction, (for example, following fire or other casualty) or any major repair or improvement is required to a Property, changes in laws and governmental regulations may be applicable and may materially affect the cost to us, or our ability to effect such reconstruction, major repair or improvement.

There can be no assurance that the amount of earthquake or flood or property insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood or other hazard, or that such insurance will be commercially available in the future.

Pursuant to the Master Lease, we are entirely reliant on Toys-Delaware for providing and maintaining insurance. In addition to the risk that Toys-Delaware may fail to perform these obligations, the risks outlined above are also applicable to the insurance provided and maintained by Toys-Delaware.

We may be exposed to material environmental liabilities.

While we have established procedures to reduce the likelihood of incurring liabilities under applicable federal, state and local environmental laws, there may be material environmental liabilities of which we are unaware.

In addition, no assurances can be given that future laws, ordinances or regulations will not impose any material environmental liability on us or that the current environmental condition of our owned or leased Properties will not be adversely affected by conditions at locations in the vicinity of the Properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

We are entirely reliant on Toys-Delaware pursuant to the Master Lease for our compliance with environmental laws. In addition to the risk that Toys-Delaware may fail to effect such compliance, the risks outlined above in this section are also applicable to such compliance by Toys-Delaware.

Risks Relating to the Master Tenant’s Business

Toys-Delaware’s business is highly seasonal, and its financial performance depends on the results of the fourth quarter of each fiscal year.

Toys-Delaware’s business is highly seasonal with sales and earnings highest in the fourth quarter. During the last three fiscal years, more than 39% of Toys-Delaware’s sales and a substantial portion of its operating earnings and cash flows from operations were generated in the fourth quarter. Toys-Delaware’s results of operations depend significantly upon the holiday selling season in the fourth quarter. If it achieves less than satisfactory sales, operating earnings or cash flows from operating activities during the fourth quarter, it may not be able to compensate sufficiently for the lower sales, operating earnings, or cash flows from operating activities during the first three quarters of the fiscal year. In addition, its results may be affected by the dates on which important holidays fall and the shopping patterns relating to those holidays.

Toys-Delaware’s industry is highly competitive and competitive conditions may adversely affect its revenues and overall profitability.

The retail industry is highly and increasingly competitive and Toys-Delaware’s results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor store openings and other factors. Toys-Delaware competes with discount and mass merchandisers, electronic retailers, national and regional specialty chains, as well as local retailers in the geographic areas Toys-Delaware serves. Toys-Delaware also competes with national and local discount stores, department stores, supermarkets and warehouse clubs, as well as Internet and catalog businesses. Competition is principally based on product variety, quality and availability, price, convenience or store location, advertising and promotion, customer support and service. Some of Toys-Delaware’s competitors have greater financial resources, lower merchandise acquisition costs and lower operating expenses than it does.

Most of the merchandise Toys-Delaware sells is also available from various retailers at competitive prices. Discount and mass merchandisers use aggressive pricing policies and enlarged toy-selling areas during the holiday season to build traffic for other store departments. Toys-Delaware’s business is vulnerable to demand and pricing shifts and to less than optimal selection in products such as apparel as a result of these factors. Competition in the video game market has increased in recent years as mass merchandisers have expanded and consumer electronics retailers have all experienced significant growth.

The baby registry market is highly competitive, with competition based on convenience, quality and selection of merchandise offerings and functionality. Toys-Delaware’s baby registry primarily competes with the baby registries of mass merchandisers, such as Wal-Mart and Target, and other specialty format and regional retailers. Some of Toys-Delaware’s competitors have been aggressively advertising and marketing their baby registries through national and television and magazine campaigns. Within the past few years, the number of multiple registries and online registries has steadily increased. These trends present consumers with more choices for their baby registry needs, and as a result, increase competition for Toys-Delaware’s baby registry.

If Toys-Delaware fails to compete successfully, Toys-Delaware could face lower sales and may decide or be compelled to offer greater discounts to its customers, which could result in decreased profitability.

Toys-Delaware’s sales may be adversely affected by changes in consumer spending patterns.

Many economic and other factors outside Toys-Delaware’s control, including consumer confidence, consumer spending levels, employment levels, consumer debt levels and inflation, as well as the availability of consumer credit, affect consumer spending habits. A significant deterioration in the global financial markets and economic environment, recessions or an uncertain economic outlook could adversely affect consumer spending habits and can result in lower levels of economic activity. The domestic and international political situation also affects consumer confidence. Any of these events and factors could cause consumers to curtail spending and could have a negative impact on Toys-Delaware’s financial performance and position in future fiscal periods.

During fiscal 2008, there was significant deterioration in the global financial markets and economic environment, which negatively impacted consumer spending. In response, Toys-Delaware has taken steps to increase opportunities to profitably drive sales and to curtail capital spending and operating expenses wherever prudent. If these adverse trends in economic conditions worsen, or if Toys-Delaware’s efforts to counteract the impacts of these trends are not sufficiently effective, there would be a negative impact on Toys-Delaware’s financial performance and position in future fiscal periods.

Toys-Delaware’s operations have significant liquidity and capital requirements and depend on the availability of adequate financing.

Toys-Delaware has significant liquidity and capital requirements. Among other things, the seasonality of Toys-Delaware’s businesses requires it to purchase merchandise well in advance of the holiday selling season. Toys-Delaware depends on its ability to generate cash flow from operating activities, as well as on borrowings under its credit facilities, to finance the carrying costs of this inventory, to pay for capital expenditures and to maintain operations. Any adverse change to its credit ratings could negatively impact its ability to refinance its debt on satisfactory terms and could increase its financing costs. While we believe Toys-Delaware currently has adequate sources of funds to provide for its ongoing operations and capital requirements for the next 12 months, any inability to have future access to financing, when needed, would have a negative effect on its business.

Toys-Delaware may not retain or attract customers if Toys-Delaware fails to successfully implement its strategic initiatives.

Toys-Delaware continues to implement a series of customer-oriented strategic programs designed to differentiate and strengthen its core merchandise content and service levels and to expand and enhance its merchandise offerings. Toys-Delaware is improving the effectiveness of its marketing and advertising programs for its “R” Us stores. The success of these and other initiatives will depend on various factors, including the implementation of its growth strategy, the appeal of its store formats, its ability to offer new products to customers, its financial condition, its ability to respond to changing consumer preferences and competitive and economic conditions. Toys-Delaware is also continuing with plans to reduce and optimize its operating expense structure. If it fails to implement successfully some or all of its strategic initiatives, it may be unable to retain or attract customers, which could result in lower sales and a failure to realize the benefit of the expenditures incurred for these initiatives.

Toys-Delaware’s sales may be adversely affected if it fails to respond to changes in consumer preferences in a timely manner.

Toys-Delaware’s financial performance depends on its ability to identify, originate and define product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. Its products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. Its business fluctuates according to changes in consumer preferences dictated in part by fashion trends, perceived value and season. These fluctuations affect the merchandise in stock since purchase orders are written well in advance of the holiday season and, at times, before fashion trends and high-demand brands are evidenced by consumer purchases. If it misjudges the market for its products, it may be faced with significant excess inventories for some products and missed opportunities for other products.

Sales of video games tend to be cyclical and may result in fluctuations in Toys-Delaware’s results of operations.

Sales of video games, which have tended to account for 8% to 13% of Toys-Delaware’s net sales, have been cyclical in nature in response to the introduction and maturation of new technology. Following the introduction of new video game platforms, sales of these platforms and related software and accessories generally increase due to initial demand, while sales of older platforms and related products generally decrease. If video game platform manufacturers fail to develop new hardware platforms, Toys-Delaware’s sales of video game products could decline, which would negatively impact its financial performance.

Toys-Delaware depends on key vendors to supply the merchandise that it sells to its customers.

Toys-Delaware’s performance depends, in part, on its ability to purchase its merchandise in sufficient quantities at competitive prices. Toys-Delaware purchases its merchandise from numerous international and domestic manufacturers and importers. Toys-Delaware has no contractual assurances of continued supply, pricing or access to new products, and any vendor could change the terms upon which they sell to it or discontinue selling to it at any time. Toys-Delaware may not be able to acquire desired merchandise in sufficient quantities on terms acceptable to it in the future. Better than expected sales demand may also lead to customer backorders and lower in-stock positions of its merchandise.

Toys-Delaware has approximately 1,700 vendor relationships through which it procures the merchandise that it offers to its guests. For fiscal 2008, Toys-Delaware’s top 20 vendors worldwide, based on its purchase volume in dollars, represented approximately 49% of the total products it purchased. Toys-Delaware’s inability to acquire suitable merchandise on acceptable terms or the loss of one or more key vendors could have a negative effect on its business and operating results because it would be missing products that it felt were important to its assortment, unless and until alternative supply arrangements are secured. Toys-Delaware may not be able to develop relationships with new vendors, and products from alternative sources, if any, may be of a lesser quality and/or more expensive than those from existing vendors.

In addition, Toys-Delaware’s vendors are subject to certain risks, including labor disputes, union organizing activities, financial liquidity, product merchantability, inclement weather, natural disasters and general economic and political conditions, that could limit its vendors’ ability to provide Toys-Delaware with quality merchandise on a timely basis and at prices and on payment terms that are commercially acceptable.

For these or other reasons, one or more of Toys-Delaware’s vendors might not adhere to its quality control standards, and Toys-Delaware might not identify the deficiency before merchandise ships to its stores or customers. In addition, Toys-Delaware’s vendors may have difficulty adjusting to its changing demands and growing business. Toys-Delaware’s vendors’ failure to manufacture or import quality merchandise in a timely and effective manner could damage Toys-Delaware’s reputation and brands and could lead to an increase in customer litigation against Toys-Delaware and an attendant increase in Toys-Delaware’s routine and non-routine litigation costs. Further, any merchandise that does not meet Toys-Delaware’s quality standards could become subject to a recall, which could damage Toys-Delaware’s reputation and brands and harm Toys-Delaware’s business.

International events could delay or prevent the delivery of products to Toys-Delaware’s stores.

A significant portion of products sold by Toys-Delaware are manufactured outside of the United States, primarily in Asia. As a result, any event causing a disruption of imports, including safety issues on materials, the imposition of import restrictions or trade restrictions in the form of tariffs, “antidumping” duties, port security or other events that could slow port activities, acts of war, terrorism or diseases, could increase the cost and reduce the supply of products available to Toys-Delaware, which could, in turn, negatively affect Toys-Delaware’s sales and profitability. In addition, port-labor issues, rail congestion and trucking shortages can have an impact on all direct importers. Although Toys-Delaware attempts to anticipate and manage such situations, both Toys-Delaware’s sales and profitability could be adversely impacted by any such developments in the future.

Product safety issues, including product recalls, could harm Toys-Delaware’s reputation, divert resources, reduce sales and increase costs.

The products Toys-Delaware sells in its stores are subject to regulation by the Consumer Product Safety Commission and similar U.S. state, Canadian and other international regulatory authorities. Such products could be subject to recalls and other actions by these authorities. Product safety concerns may require Toys-Delaware to voluntarily remove selected products from its stores. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources and increased customer service costs, which could have a material adverse effect on Toys-Delaware’s financial condition.

The success of Toys-Delaware’s online business depends on its ability to provide quality service to its Internet customers.

Toys-Delaware’s Internet operations are subject to a number of risks and uncertainties which are beyond its control, including:

•	changes in consumer willingness to purchase goods via the Internet;

•

increases in software filters that may inhibit Toys-Delaware’s ability to market its products through e-mail messages to Toys-Delaware’s customers and increases in consumer privacy concerns relating to the Internet;

•	changes in applicable federal and state regulation, such as the Federal Trade Commission Act, the Children’s Online Privacy Act, the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act;

•	breaches of Internet security;

•	failure of Toys-Delaware’s Internet service providers to properly perform their services in a timely and efficient manner;

•	failures in Toys-Delaware’s Internet infrastructure or the failure of systems or third parties, such as telephone or electric power service, resulting in website downtime or other problems; and

•	failure by Toys-Delaware to properly and timely process on-line orders by customers, which may negatively impact future on-line and in-store purchases by such customers.

Toys-Delaware’s business exposes it to personal injury and product liability claims which could result in adverse publicity and harm to its brands and its results of operations.

Toys-Delaware is from time to time subject to claims due to the injury of an individual in its stores or on its property. In addition, Toys-Delaware has in the past been subject to product liability claims for the products that it sells. While Toys-Delaware’s purchase orders generally require the manufacturer to indemnify it against any product liability claims, there is a risk that if the manufacturer becomes insolvent Toys-Delaware would not be indemnified. Any personal injury claim made against Toys-Delaware or, in the event the manufacturer was insolvent, any product liability claim made against Toys-Delaware, whether or not it has merit, could be time consuming, result in costly litigation expenses and damages, result in adverse publicity or damage to Toys-Delaware’s reputation and have an adverse effect on Toys-Delaware’s results of operations.

Toys-Delaware’s business operations could be disrupted if its information technology systems fail to perform adequately or Toys-Delaware is unable to protect the integrity and security of its customers’ information.

Toys-Delaware depends upon its information technology systems in the conduct of its operations. If Toys-Delaware’s information technology systems fail to perform as anticipated, Toys-Delaware could experience difficulties in replenishing inventories or in delivering its products to store locations in response to consumer demands. Any of these or other systems related problems could, in turn, adversely affect Toys-Delaware’s sales and profitability.

Additionally, a compromise of Toys-Delaware’s security systems resulting in unauthorized access to certain personal information about Toys-Delaware’s customers could adversely affect its reputation with its customers and others, as well as its operations, and could result in litigation against it or the imposition of penalties. In addition, a security breach could require that it expend significant additional resources related to Toys-Delaware’s information security systems.

If Toys-Delaware is unable to renew or replace its current store leases or if it is unable to enter into leases for additional stores on favorable terms, or if one or more of its current leases are terminated prior to expiration of their stated term and it cannot find suitable alternate locations, Toys-Delaware’s growth and profitability could be negatively impacted.

Toys-Delaware currently leases the majority of its stores, including those leased to it by the Company. Most of its current leases provide for its unilateral option to renew for several additional rental periods at specific rental rates. Toys-Delaware’s ability to re-negotiate favorable terms on an expiring lease or to negotiate favorable terms for a suitable alternate location, and its ability to negotiate favorable lease terms for additional store locations could depend on conditions in the real estate market, competition for desirable properties and Toys-Delaware’s relationships with current and prospective landlords or may depend on other factors that are not within Toys-Delaware’s control. Any or all of these factors and conditions could negatively impact Toys-Delaware’s growth and profitability.

Toys-Delaware’s results of operations could suffer if it loses key management or is unable to attract and retain experienced senior management for its business.

Toys-Delaware’s future success depends to a significant degree on the skills, experience and efforts of its senior management team. The loss of services of any of these individuals, or the inability by Toys-Delaware to attract and retain qualified individuals for key management positions, could harm Toys-Delaware’s business and financial performance.

Toys-Delaware is subject to certain regulatory and legal developments. If it fails to comply with regulatory or legal requirements, its business and financial results may be adversely affected.

Toys-Delaware is subject to numerous regulatory and legal requirements. Its policies, procedures and internal controls are designed to comply with all applicable laws and regulations, including those imposed by the Sarbanes-Oxley Act of 2002 and the SEC. In addition, its business activities require it to comply with complex regulatory and legal issues on a local, national and worldwide basis. Failure to comply with such laws and regulations could adversely affect its operations and financial results, involve significant expense and divert management’s attention and resources from other matters, which in turn could harm its business. For additional information relating to legal proceedings, see “Business of Toys-Delaware — Legal Proceedings.”

Toys-Delaware may experience fluctuations in its tax obligations and effective tax rate.

Toys-Delaware is subject to income taxes in the United States and Canada. Toys-Delaware records tax expense based on its estimates of future tax payments, which include reserves for estimates of probable settlements of tax audits. At any one time, many tax years are subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these issues. As a result, Toys-Delaware expects that throughout the year there could be ongoing variability in its quarterly tax rates as taxable events occur and exposures are re-evaluated. Further, Toys-Delaware’s effective tax rate in a given financial statement period may be materially impacted by changes in the mix and level of earnings by taxing jurisdiction or by changes to existing accounting or tax rules or regulations.

Changes to accounting rules or regulations may adversely affect Toys-Delaware’s results of operations.

Changes to existing accounting rules or regulations may impact Toys-Delaware’s future results of operations. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. Future changes to accounting rules or regulations or the questioning of current accounting practices may adversely affect Toys-Delaware’s results of operations.

Toys-Delaware’s total assets include substantial amounts of property, equipment and goodwill. Changes to estimates or projections related to such assets, or operating results that are lower than our current estimates at certain store locations, may cause Toys-Delaware to incur impairment charges.

Toys-Delaware’s total assets include substantial amounts of property, equipment and goodwill. Toys-Delaware makes certain estimates and projections in connection with impairment analyses for these assets, in accordance with ASC Topic 360, formerly Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“ASC 360”) and ASC Topic 350, formerly SFAS No. 142, “Goodwill and Other Intangible Assets” (“ASC 350”). Toys-Delaware also reviews the carrying value of these assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable in accordance with ASC 360 or ASC 350. Toys-Delaware will record an impairment loss when the carrying value of the underlying asset or asset group exceeds its fair value. These calculations require Toys-Delaware to make a number of estimates and projections of future results. If these estimates or projections change, Toys-Delaware may be required to record additional impairment charges on certain of these assets. If these impairment charges are significant, Toys-Delaware’s results of operations would be adversely affected.

The Sponsors control Toys-Delaware and may have conflicts of interest with it.

Investment funds or groups advised by or affiliated with the Sponsors currently indirectly control Toys-Delaware through their ownership of approximately 98% of TRU’s voting common stock. As a result, the Sponsors have control over Toys-Delaware’s decisions to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders. In addition, the Sponsors may have an interest in pursuing dispositions, acquisitions, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to Toys-Delaware as a company.

The Sponsors may direct Toys-Delaware to make significant changes to its business operations and strategy, including with respect to, among other things, store openings and closings, new product and service offerings, sales of real estate and other assets, employee headcount levels and initiatives to reduce costs and expenses. We cannot provide assurance that Toys-Delaware’s future business operations will remain broadly in line with its existing operations or that significant real estate and other assets will not be sold.

The Sponsors are also in the business of making investments for their own accounts in companies, and may from time to time acquire and hold interests in businesses that compete directly or indirectly with Toys-Delaware. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to Toys-Delaware’s business and, as a result, those acquisition opportunities may not be available to Toys-Delaware. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of TRU’s common stock, the Sponsors will continue to be able to strongly influence or effectively control TRU’s and, accordingly, Toys-Delaware’s, decisions.

Risks Related to the Master Tenant’s Substantial Indebtedness

Toys-Delaware’s substantial indebtedness could adversely affect its ability to raise additional capital to fund its operations, limit its ability to react to changes in the economy or its industries, expose it to interest rate risk to the extent of its variable rate debt and prevent it from meeting its obligations under its debt instruments and/or the Master Lease.

Toys-Delaware is highly leveraged. As of October 31, 2009, Toys-Delaware had total indebtedness of $2,435 million, $2,121 million of which was secured indebtedness, and $920 million of which matures in 2009, 2010 or 2011. Toys-Delaware’s substantial indebtedness could have important consequences, including, among others:

•	increasing its vulnerability to general economic and industry conditions;

•

requiring a substantial portion of its cash flows from operating activities to be dedicated to the payment of principal and interest on its indebtedness, and as a result, reducing its ability to use its cash flows to fund its operations and capital expenditures, capitalize on future business opportunities and expand its business and execute its strategy;

•

making it more difficult for it to make payments on its debt and other obligations, including the Master Lease, as its business may not be able to generate sufficient cash flows from operating activities to meet its obligations;

•	exposing it to the risk of increased interest expense as certain of its borrowings are at variable rates of interest;

•	causing it to make non-strategic divestitures;

•	limiting its ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general, corporate or other purposes; and

•

limiting its ability to adjust to changing market conditions and reacting to competitive pressure and placing it at a competitive disadvantage compared to its competitors who are less highly leveraged.

Toys-Delaware may be able to incur additional indebtedness in the future, including under its current secured revolving credit agreement, subject to the restrictions contained in its debt instruments. If new indebtedness is added to its current debt levels, the related risks that its now faces could intensify.

Toys-Delaware may not be able to generate sufficient cash to service all of its indebtedness and/or its obligations under the Master Lease and may not be able to refinance its indebtedness on favorable terms. If it is unable to do so, it may be forced to take other actions to satisfy its obligations under its indebtedness and/or its obligations under the Master Lease, which may not be successful.

Toys-Delaware’s ability to make scheduled payments on or to refinance its debt obligations depends on its financial condition and operating performance, its lenders’ financial stability, which are subject to prevailing global economic and market conditions and to certain financial, business and other factors beyond its control. Even if it were able to refinance or obtain additional financing, the costs of new indebtedness could be substantially higher than the costs of its existing indebtedness.

If Toys-Delaware’s cash flows and capital resources are insufficient to fund its debt service obligations or it is unable to refinance its indebtedness, it may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure its indebtedness. These alternative measures may not be successful and may not permit it to meet its scheduled debt service obligations. If Toys-Delaware’s operating results and available cash are insufficient to meet its debt service obligations, it could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. Toys-Delaware may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due. Additionally, in the event of such liquidity problems, Toys-Delaware may become unable to meet its obligations under the Master Lease which may impact the Company’s cash flow and consequently, the Company’s ability to meet its obligations under the Notes offered hereby.

Toys-Delaware’s debt agreements contain covenants that limit its flexibility in operating its business.

The agreements governing Toys-Delaware’s indebtedness contain various covenants that limit its ability to engage in specified types of transactions, and may adversely affect its ability to operate its business. Among other things, these covenants limit Toys-Delaware’s and its subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends on, repurchase or make distributions with respect to its capital stock or make other restricted payments;

•	issue stock of subsidiaries;

•	make certain investments, loans or advances;

•	transfer and sell certain assets;

•	create or permit liens on assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into certain transactions with its affiliates; and

•	amend certain documents.

A breach of any of these covenants could result in default under one or more of Toys-Delaware’s debt agreements, which could prompt the lenders to declare all amounts outstanding under one or more of the debt agreements to be immediately due and payable and terminate all commitments to extend further credit. If Toys-Delaware were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the debt agreements accelerate the repayment of borrowings, Toys-Delaware cannot ensure that it will have sufficient assets and funds to repay the borrowings under its debt agreements or meets its obligations under the Master Lease.

Risks Relating to the Transactions and the Notes

We, Toys-Delaware or TRU may become subject to bankruptcy proceedings and in that event our respective rights and obligations may be subject to material modification.

Each of the Company and its subsidiaries was formed with the intent that it be a bankruptcy remote entity so as to reduce the likelihood of a bankruptcy of the Company and its subsidiaries. Although such measures reduce the likelihood that we would incur obligations that would result in a bankruptcy, no assurance can be given that we will not file for bankruptcy protection or that our creditors will not initiate a bankruptcy or similar proceeding against us. Because we are the owner or lessee of the Properties, the possibility that we could become such a debtor is likely greater, from a theoretical standpoint, than an entity that merely owns financial assets, because, among other reasons, claims may arise against us from our ownership or operation of the Properties.

Delay in Payments. In the event that we were to become a debtor in a case (a “Bankruptcy Case”) seeking reorganization or other relief under Title 11 of the United States Code (the “Bankruptcy Code”), a delay or substantial reduction in payments under the Notes may occur.

Rejection of Master Lease. If Toys-Delaware were to become a debtor in a Bankruptcy Case, a trustee in bankruptcy for Toys-Delaware (or Toys-Delaware as debtor-in-possession) would have the right, under the Bankruptcy Code, to reject or assume the Master Lease. If the Master Lease were so rejected, Toys-Delaware would be required to surrender the Properties to us and we would have a claim against Toys-Delaware limited to the lesser of (a) our actual damages (if any) as determined under applicable state law and (b) the rent required by the Master Lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the Master Lease.

Recharacterization of Master Lease as financing. The foregoing assumes that the Master Lease would be treated in bankruptcy as a lease, and not as a financing. While the matter is not free from doubt, we believe that if the issue were properly presented to a court and the court interpreted the relevant law on a basis consistent with the existing legal precedents, the court would hold that the Master Lease constitutes a true lease. If the Master Lease were treated as a financing by a bankruptcy court, however, we and Toys-Delaware would have the rights and obligations of, respectively, a creditor and debtor, rather than a landlord and tenant. It is difficult to predict fully the consequences that would result from this recharacterization, but they would include the potential of a non-consensual restructuring of Toys-Delaware’s obligations to us (a “cram-down”); the absence of any requirement on the part of Toys-Delaware to accept or reject the Master Lease and therefore to surrender the

Properties in the event of a rejection; the elimination of Toys-Delaware’s obligation to pay, during the bankruptcy proceeding and prior to a Master Lease rejection, as an administrative expense, the rents payable under the Master Lease; and the obligation to repay to Toys-Delaware for the benefit of its estate in bankruptcy payments made to us by Toys-Delaware under the Master Lease during the one-year preference period prior to the commencement of the Bankruptcy Case.

Pari Passu treatment of claims. Regardless whether the Master Lease were characterized as a true lease or as a financing by a bankruptcy court, any claim for damages against Toys-Delaware under the Master Lease by us (to the extent allowed as discussed above) would be payable only out of the assets of Toys-Delaware available for such payment. Any such claim would rank pari passu with all unsecured general obligations of Toys-Delaware.

Severability of Master Lease. Although the Master Lease expresses the intention of the parties thereto that the Master Lease constitutes a single, integrated lease for all of the Properties, there can be no assurance that a bankruptcy court would not permit a trustee in bankruptcy for Toys-Delaware (or Toys-Delaware as debtor-in-possession) to assume the Master Lease only with respect to certain Properties and reject the Master Lease with respect to other Properties. In that case, we would be entitled to lease rejection damages (limited as described above) but not rent and other rights to payment under the Master Lease with respect to those Properties for which the Master Lease was rejected and the surrender of only such Properties. Toys-Delaware would be entitled to remain in possession of those Properties for which the Master Lease was assumed, or further assign the Master Lease with respect to some or all of those Properties to one or more other parties who will assume the Master Lease with respect to those Properties, provided that all existing defaults under the Master Lease with respect to such Properties are cured and we are provided with “adequate assurance” (as determined by the bankruptcy court) of future performance by the tenant of its obligations under the Master Lease with respect to such Properties. In addition, we may determine that agreeing to a modification of the lease in a Toys-Delaware bankruptcy proceeding would be better for us than a rejection of the lease by Toys-Delaware followed by a liquidation of Toys-Delaware.

No covenant to operate. Toys-Delaware is not required under the Master Lease to operate any of the Properties as Toys “R” Us or Babies “R” Us stores and is permitted to sublease Properties. As a consequence, Properties in which Toys-Delaware is not operating may be maintained to a lesser standard that those in which it is operating, and, in the event of a Bankruptcy Case involving Toys-Delaware, Toys-Delaware may be more inclined to reject the Master Lease with respect to such Properties, assuming the Master Lease is not held to be indivisible, or reject the Master Lease in its entirety assuming the Master Lease is held to be indivisible, if the number of such Properties is substantial.

Ineffectiveness of bankruptcy-remoteness; consolidation with TRU or Toys-Delaware; fraudulent conveyance. The Company has taken steps that are intended to ensure that the voluntary or involuntary application for relief by TRU or Toys-Delaware under the Bankruptcy Code will not result in the consolidation of the assets and liabilities of the Company and its subsidiaries with those of TRU or Toys-Delaware or their subsidiaries (other than the Company and its subsidiaries). These steps include the maintenance of its own books and records and the requirement that all transactions between the Company and TRU and Toys-Delaware and their respective affiliates will be on an arm’s-length basis. In the event, however, that we, Toys-Delaware or TRU were to become a debtor in a Bankruptcy Case, a creditor, receiver, conservator or the trustee in a bankruptcy of the debtor might request a court to order the debtor’s assets and liabilities be consolidated with our, Toys-Delaware’s or TRU’s assets (including its properties), as the case may be, for the satisfaction of claims of creditors of the debtor. If our assets and liabilities were consolidated with Toys-Delaware, the Master Lease would be eliminated. Alternatively, any such party may seek to avoid any part of the 2005 financing transactions as a fraudulent transfer. In addition, any claim described herein against the bankruptcy estate of the Company, Toys-Delaware or TRU would be an unsecured claim against such bankruptcy estate and, as such, full recovery may be unlikely and the extent to which such claim would be paid, and the form and timing of such payment, is uncertain. As a result, under such circumstances, the amount and timing of distributions on the Notes would be adversely affected.

The Company has two independent members whose approval is required as a condition to the Company’s commencement of a Bankruptcy Case with respect to itself. That requirement will not prevent the commencement of such a Bankruptcy Case.

Certain provisions of the Master Lease may not be enforced as written.

The Master Lease may not be enforced in accordance with its terms under applicable laws, including bankruptcy and state laws, For example, the true-lease and single-lease issues noted above in “— We, Toys-Delaware or TRU may become subject to bankruptcy proceedings and in that event our respective rights and obligations may be subject to material modification” may arise and be decided adversely to the Company even outside of a Bankruptcy Case. In addition, a court may not enforce a provision of the Master Lease that provides, upon an event of default under the Master Lease, for an acceleration of Toys-Delaware’s rental obligations under the Master Lease.

TRU is highly leveraged and needs to refinance portions of its debt in the next two years, which refinancing may not be available.

As of October 31, 2009, TRU had approximately $5,998 million of outstanding debt, $1,671 million of which matures in 2009, 2010 or 2011. TRU’s existing cash balances and cash flows from operating activities may not be sufficient to fund its projected cash needs. TRU may not be able to access additional sources of refinancing on similar terms or pricing as those that are currently in place, or at all, or otherwise obtain other sources of funding. It will be more difficult to obtain additional financing if prevailing instability in the credit and financial markets continues. An inability to access replacement or additional sources of liquidity to fund TRU’s cash needs or to refinance or otherwise fund the repayment of its maturing debt could adversely affect its financial condition, results of operations and ability to make payments on its debt. While TRU is not obligated to make payments under the Master Lease or the Notes, in the event that TRU were to become a debtor in a Bankruptcy Case, a creditor, receiver, conservator or the trustee in such bankruptcy might request a court to order TRU’s assets and liabilities be consolidated with our or Toys-Delaware (including its properties) for the satisfaction of claims of creditors of TRU. See “— We, Toys-Delaware or TRU may become subject to bankruptcy proceedings and in that event our respective rights and obligations may be subject to material modification” above.

We may be unable to service or repay the Notes.

Our ability to make scheduled payments on and to refinance the Notes, depends on and is subject to our financial and operating performance, which is dependent on payments under the Master Lease and other factors beyond our control, including the availability of financing in the international banking and capital markets. We are a single-purpose entity and our only business is to own and lease the Properties under the Master Lease. We cannot assure you that the payments we receive from Toys-Delaware under the Master Lease will generate sufficient cash flow to fund our liquidity needs or support a refinancing of the Notes. If we are unable to meet our obligations under the Notes, including at the maturity of the Notes, we will need to restructure or refinance the Notes. Further, any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

The trustee may not be able to accelerate payments under or terminate the Master Lease upon an event of default under the indenture governing the Notes.

Although the indenture governing the Notes will permit the trustee to accelerate the maturity of the Notes following an event of default under the indenture, the occurrence of an event of default under the indenture will not constitute an event of default under the Master Lease. Accordingly, while the trustee will be entitled to accelerate the maturity of the Notes following an event of default under the indenture, the trustee may not be entitled to terminate the Master Lease or accelerate the rent under the Master Lease upon the occurrence of an event of default under the indenture.

If we are unable to repay the outstanding principal of the Notes at maturity, that will not in itself result in an acceleration of amounts under the Master Lease or otherwise adversely affect the rights of Toys-Delaware under the Master Lease, including its right to exclusive possession and use of the Properties for the balance of the Master Lease term (which would be approximately 12 years at the scheduled maturity of the Notes).

The trustee may not be able accelerate the Notes upon certain events of default under the Master Lease.

A payment default by Toys-Delaware under the Master Lease in excess of $15 million is the only default under the Master Lease that would constitute a default under the indenture governing the Notes. Accordingly, Toys-Delaware may default under the Master Lease without necessarily triggering a default under the indenture governing the Notes.

Real estate investments are generally illiquid.

Real estate is relatively difficult to sell quickly. In addition, real estate markets in many areas of the United States have recently been volatile. Further, a number of large retail stores have recently gone out of business, which may affect the demand for large retail locations. In the event we attempted to sell any of the Properties, we may be unable to sell or otherwise dispose of such Properties at attractive prices within any given period of time. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. In addition, any sale of the Properties will be subject to the terms of the Master Lease, which could limit the marketability of the Properties and the price we could obtain in a sale.

The indenture governing the Notes imposes significant operating and financial restrictions on us and our subsidiaries, which may prevent us from obtaining additional liquidity.

The indenture governing the Notes contains covenants and restrictions, which limit how we and our subsidiaries conduct our business. As a result, we may be unable to raise additional debt or equity financing to provide additional liquidity. We cannot assure you that we and our subsidiaries will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the holders of the Notes and/or amend the covenants.

Our failure to be able to comply with these restrictive covenants could result in our being required to repay the Notes before their due date. If we are forced to refinance the Notes on less favorable terms, our results of operations and financial condition could be adversely affected.

Federal and state statutes may allow courts, under specific circumstances, to void the Notes and the Guarantees, subordinate claims in respect of the Notes and the Guarantees and/or require holders of the Notes to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the Notes and Guarantees could be voided, or claims in respect of the Notes and the Guarantees could be subordinated to our other debt, if the issuance of the Notes and the Guarantees was found to have been made for less than their reasonable equivalent value and we or the Guarantors, at the time we incurred the indebtedness evidenced by the Notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our or any Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or a Guarantor would incur, debts beyond our or its ability to pay such debts as they mature.

A court might also void the issuance of the Notes and the Guarantees, without regard to the above factors, if the court found that we issued the Notes or the Guarantors entered into the Guarantees with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or the Guarantees, respectively, if we or a Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes. If a court were to void the issuance of the Notes or the Guarantees, you would no longer have a claim against us or the Guarantors. Sufficient funds to repay the Notes may not be available from other sources, including the remaining Guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the Guarantors.

In addition, any payment by us pursuant to the Notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outside party more than such creditors would have received in a distribution under the Bankruptcy Code.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•

the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the incurrence of indebtedness represented by the Notes and the application of the proceeds from the sale of the outstanding notes, we were not insolvent, did not have unreasonably small capital for the business in which we are engaged and did not incur debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

In addition, although each Guarantee will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those Guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of the Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each Guarantor’s liability under its Guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

Holders of the Notes will have the benefit of the Guarantees of the Guarantors. However, the Guarantees by the Guarantors are limited to the maximum amount that the Guarantors are permitted to guarantee under applicable law. As a result, a Guarantor’s liability under its Guarantee could be reduced to zero, depending upon the amount of other obligations of such Guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. See “— Federal and state statutes may allow courts, under specific circumstances, to void the Notes and the Guarantees, subordinate claims in respect of the Notes and the Guarantees and/or require holders of the Notes to return payments received from us” in this prospectus. In addition, you will lose the benefit of a particular Guarantee if it is released under certain circumstances described under “Description of Notes — Guarantees” in this prospectus.

We may not be able to finance a change of control offer required by the indenture governing the Notes.

Upon a change of control, as defined under the indenture governing the Notes, you will have the right to require us to offer to purchase all of the Notes then outstanding at a price equal to 101% of the principal amount of the Notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we expect that we would have to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture. In addition, a change of control under the Notes does not result in an acceleration or other payment under the Master Lease. As a result, in such event we may not have sufficient funds to repurchase the Notes. Further, the indenture governing the Notes may not afford you protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting TRU or Toys-Delaware that may adversely affect you, if such transaction is not the type of transaction included within the indenture’s definition of change of control. A transaction involving the management of TRU or Toys-Delaware will result in a change of control only if it is the type of transaction specified in such definition. In addition, while certain transactions affecting TRU or Toys-Delaware may constitute a change of control under the indenture, only the Company will be required to make a change of control offer.

The Notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Because the “stated redemption price at maturity” of the Notes exceeds their “issue price” (as described below under “Certain U.S. Federal Income Tax Consequences”) by more than a statutory de minimis threshold, the Notes were issued with OID for U.S. federal income tax purposes in an amount equal to such excess. U.S. holders (as defined in “Certain U.S. Federal Income Tax Consequences”) will be required to include such OID in income (as ordinary income) as it accrues, in advance of the receipt of cash attributable to such income. For a discussion of the tax consequences of an investment in the Notes, see “Certain U.S. Federal Income Tax Consequences” in this prospectus.

If a bankruptcy petition were filed by or against us, holders of the Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the Notes, the claim by any holder of the Notes for the principal amount of the Notes may be limited to an amount equal to the sum of:

•	the original issue price for the Notes; and

•	that portion of the OID that does not constitute “unmatured interest” for purposes of the Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the Notes, even if sufficient funds are available.

RATIO OF EARNINGS TO FIXED CHARGES

Fiscal Year Ended
	January 28, 2006	February 3, 2007	February 2, 2008	January 31, 2009	39 Weeks Ended October 31, 2009
Ratio of Earnings to Fixed Charges	1.30x	1.15x	1.24x	1.68x	1.62x

For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding (i) earnings from continuing operations before discontinued operations, (ii) interest expense, including the portion of rents representative of an interest factor, and (iii) amortization of debt issue costs. Fixed charges consist of interest expense, amortization of debt issue costs, and the portions of rents representative of an interest factor.

THE TRANSACTIONS

As used in this prospectus, the term “Transactions” means, collectively, the Real Estate Transactions, the amendment and restatement of the Master Lease and the Refinancing described below.

The Real Estate Transactions

Concurrently with the closing of the offering of the outstanding notes, the Company sold 11 owned stores and transferred the underlying leases and ground leases on 14 stores to Toys-Delaware for approximately $124 million. The majority of these stores were either “dark” or stores with respect to which TRU was considering modifications, relocations or operational reasons to disengage.

Amendment and Restatement of the Master Lease

Concurrently with the closing of the offering of the outstanding notes, the Company and Toys-Delaware amended and restated the Master Lease. As amended and restated, the Master Lease will expire on June 30, 2029, except with respect to any Property that is ground- or spaced-leased by the Landlord with a term expiring prior to June 30, 2029, the Master Lease term for which will expire on the earlier expiration date of such ground or space lease.

The base rent payable by Toys-Delaware to U.S. Propco under the Master Lease, net of rents due to third parties, as of the amendment and restatement of the Master Lease, is $172.9 million per annum. The base rent under the Master Lease increases by 10% on July 1, 2014, July 1, 2019 and July 1, 2024. The base rent under the Master Lease will be reduced by the rent for Properties that are subject to ground or space leases that expire prior to June 30, 2029. The current base rent for these properties as of the amendment and restatement of the Master Lease was approximately $10.0 million per annum, only approximately $2.0 million of which relates to leases expiring prior to July 1, 2014 and an additional approximately $4.0 million of which relates to leases expiring between July 1, 2014 and June 30, 2019.

For more details, see “The Master Lease and Certain Other Related Party Transactions — Master Lease.”

The Refinancing

The offering of the outstanding notes and the repayment of outstanding borrowings under our senior unsecured credit agreement, plus accrued and unpaid interest, and the payment of related fees and expenses with the proceeds of the offering of the outstanding notes, together with the proceeds from the Real Estate Transactions, cash contributions from TRU and cash on hand, are collectively referred to in this prospectus as the “Refinancing.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2009.

You should read this table in conjunction with “Unaudited Pro Forma Condensed Consolidated Financial Information of the Company,” “Selected Historical Consolidated Financial Data of the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” and the Company’s historical consolidated financial statements and the related notes thereto included in this prospectus.

(in millions)	As of October 31, 2009
10.75% Senior Notes due 2017	$926
Total members’ capital	60

Total capitalization	$986

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION OF THE COMPANY

The following Toys “R” Us Property Company I, LLC’s unaudited pro forma condensed consolidated statements of operations for the 39 weeks ended October 31, 2009 and the fiscal year ended January 31, 2009 are based on the historical consolidated financial statements and give effect to the Transactions as if they had occurred on February 3, 2008. The pro forma condensed consolidated statements of operations include only earnings from continuing operations and, accordingly, exclude the results of 11 owned properties and 14 leased properties that were sold and transferred to Toys-Delaware on July 9, 2009.

Pro forma adjustments for the Transactions were made to reflect:

•	increase in rental revenues due to the amendment of the Master Lease; and

•

the issuance of the Notes and the repayment of borrowings under our senior unsecured credit agreement with cash on hand and the proceeds from (i) the sale of the Notes, (ii) the Real Estate Transactions, (iii) cash contributions from TRU and (iv) the release of our restricted cash in connection with the termination of our senior unsecured credit agreement.

The unaudited pro forma adjustments are based upon management’s best estimates and available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated statements of operations do not give effect to the non-recurring items (including costs directly attributable to the Transactions, such as the write-off of the deferred financing costs on our senior unsecured credit agreement of $7.9 million) that were incurred in connection with the Transactions.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” and the historical consolidated financial statements of the Company and the related notes, included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial statements are presented for information purposes only and are not intended to represent or be indicative of the results of operations that we would have reported had the Transactions been completed as of the date and for the periods presented, and should not be taken as representative of our consolidated results of operations or financial condition following the completion of the Transactions.

TOYS “R” US PROPERTY COMPANY I, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the 39 weeks ended October 31, 2009

(In thousands)	Historical	Pro Forma Adjustments		Pro Forma
Rental Revenues:
Base rents	$173,121	$9,015	(1)	$182,136
Tenant reimbursements	32,189	—		32,189

Total revenues	205,310	9,015		214,325

Depreciation and amortization	27,627	—		27,627
Rental expense	35,795	—		35,795
Common area maintenance expenses	32,189	—		32,189
Other operating expense	5,055	—		5,055

Total operating expenses	100,666	—		100,666

Operating earnings	104,644	9,015		113,659

Interest expense	61,735	19,284	(2)	81,019

Earnings from continuing operations	$42,909	$(10,269)		$32,640

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

TOYS “R” US PROPERTY COMPANY I, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the fiscal year ended January 31, 2009

(In thousands)	Historical	Pro Forma Adjustments		Pro Forma
Rental Revenues:
Base rents	$219,556	$23,292	(1)	$242,848
Tenant reimbursements	39,800	—		39,800

Total Revenues	259,356	23,292		282,648

Depreciation and amortization	36,742	—		36,742
Rental expense	47,266	—		47,266
Common area maintenance expenses	39,800	—		39,800
Other operating expense	7,333	—		7,333

Total operating expenses	131,141	—		131,141
Operating earnings	128,215	23,292		151,507
Interest expense	71,445	36,483	(2)	107,928

Earnings from continuing operations	$56,770	$13,191		$43,579

See the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

TOYS “R” US PROPERTY COMPANY I, LLC

NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	Reflects an increase in rental revenue of $9.0 million and $23.3 million related to the amendment of the Master Lease for the thirty-nine weeks ended October 31, 2009 and fiscal year ended January 31, 2009, respectively.

(2)	Reflects the issuance of outstanding notes and repayment of outstanding borrowings under our senior unsecured credit agreement:

(In thousands)	Principal		Interest Expense Fiscal 2008	Interest Expense 39 weeks	Debt Expense Amortization Fiscal 2008	Debt Expense Amortization 39 weeks
Issuance of outstanding notes	$950,000	(a)	$105,207	$78,906	$2,818	$2,113
Senior unsecured credit agreement (b)	(1,266,688)		(67,519)	(50,626)	(4,023)	(11,109)

Total pro forma adjustment			$37,688	$28,280	$(1,205)	$(8,996)

(a)	The pro forma adjustment includes the effect of $24.7 million of OID.

(b)	Adjustments include the elimination of: interest expense, debt expense amortization and the write-off of $7.9 million of deferred finance costs related to the senior unsecured credit agreement for the period from February 1, 2009 through July 8, 2009 and interest expense and debt expense amortization related to the Notes for the period from July 9, 2009 through October 31, 2009.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

Set forth below is selected financial information for the Company. The selected historical and pro forma consolidated financial data set forth below should be read in conjunction with the information presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

We derived the selected historical consolidated financial data for the Company for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 from our audited consolidated financial statements, which are included in this prospectus. We derived the selected historical financial information as of February 3, 2007 and as of January 28, 2006 and for the year then ended from our audited consolidated financial statements, which are not included in this prospectus. Our audited consolidated financial statements for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report included in this prospectus. The historical results presented are not necessarily indicative of our future results.

We derived the unaudited historical interim financial data for the Company for the 39 weeks ended October 31, 2009 and November 1, 2008 from our unaudited interim condensed consolidated financial statements, which are included in this prospectus. Our unaudited interim condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements. In the opinion of our management, the unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of those statements. Our results for the 39 weeks ended October 31, 2009 are not necessarily indicative of our results for the full fiscal year.

	39 Weeks Ended		Fiscal Years Ended
(In thousands)	October 31, 2009	November 1, 2008	January 31, 2009	February 2, 2008	February 3, 2007	January 28, 2006(a)
Statement of Operations Data:
Rental Revenues:
Base rents	$173,121	$164,878	$219,556	$217,707	$217,335	$50,650
Tenant reimbursements	32,189	29,722	39,800	37,724	36,863	4,652

Total revenues	205,310	194,600	259,356	255,431	254,198	55,302
Costs and expenses:
Depreciation and amortization	27,627	28,656	36,742	37,249	40,770	12,377
Rental expense	35,795	35,434	47,266	47,281	46,785	12,835
Common area maintenance expenses	32,189	29,722	39,800	37,724	36,863	4,652
Other operating expenses	5,055	4,577	7,333	5,399	6,071	55

Total operating expenses	100,666	98,389	131,141	127,653	130,489	29,919

Operating earnings	104,644	96,211	128,215	127,778	123,709	25,383
Interest expense	61,735	55,974	71,445	99,723	104,732	18,307

Earnings from continuing operations	$42,909	$40,237	$56,770	$28,055	$18,977	$7,076

Balance Sheet Data (end of period):
Cash and cash equivalents	$42,136	$276	$330	$184	$107	$12,912
Total assets	1,108,275	1,264,536	1,245,377	1,276,850	1,294,885	1,316,436
Total debt	925,931	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Total member’s capital (deficit)	59,946	(152,967)	(167,272)	(129,703)	(93,153)	(79,549)

(a)	Reflects operating results for partial fiscal year. The Company was incorporated on December 9, 2005 as part of a legal reorganization of the businesses of TRU. In connection with the reorganization, the Company received investments in Wayne Real Estate Company LLC, which was incorporated on June 1, 2005, and MAP Real Estate LLC, which was incorporated on July 21, 2005. The Company also acquired ownership interests in TRU 2005 RE I, LLC and TRU 2005 RE II Trust, both of which were incorporated on December 9, 2005. Results for fiscal 2005 give retroactive effect to the reorganization as if it had occurred on June 1, 2005.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TOYS-DELAWARE

Set forth below is selected financial information for Toys-Delaware. We have included financial information for Toys-Delaware because Toys-Delaware is the Master Tenant under the Master Lease and provides the sole source of revenue to the Company; however, Toys-Delaware is not an obligor or guarantor of the Notes.

The selected historical consolidated financial data set forth below should be read in conjunction with the information presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toys-Delaware” and Toys-Delaware’s financial statements and related notes thereto appearing in this prospectus.

The selected historical consolidated financial data of Toys-Delaware for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 is derived from Toys-Delaware’s audited consolidated financial statements, which are included in this prospectus. The audited consolidated financial statements for Toys-Delaware for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report included in this prospectus. The historical results presented are not necessarily indicative of Toys-Delaware’s future results.

The unaudited historical interim financial data for Toys-Delaware for the 39 weeks ended October 31, 2009 and November 1, 2008 is derived from Toys-Delaware’s unaudited interim condensed consolidated financial statements, which are included in this prospectus. Toys-Delaware’s unaudited interim condensed consolidated financial statements were prepared on a basis consistent with its audited consolidated financial statements. In the opinion of Toys-Delaware, the unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of those statements. Toys-Delaware’s results for the 39 weeks ended October 31, 2009 are not necessarily indicative of its results for the full fiscal year.

	39 Weeks Ended		Fiscal Years Ended
(In millions)	October 31, 2009	November 1, 2008	January 31, 2009	February 2, 2008	February 3, 2007
Statement of Operations Data:
Net Sales	$5,154	$5,520	$9,155	$9,102	$8,797
Other revenues	88	113	178	178	150

Total revenues	5,242	5,633	9,333	9,280	8,947
Cost of sales	3,314	3,596	6,040	5,988	5,869
Cost of other revenues	9	22	34	26	25

Gross margin	1,919	2,015	3,259	3,266	3,053

Selling, general and administrative expenses	1,795	1,913	2,735	2,729	2,546
Depreciation and amortization	163	168	226	228	241
Net gain on sales of properties	—	—	—	(29)	(78)
Other income, net	(40)	(41)	(108)	(43)	(16)

Total operating expenses	1,918	2,040	2,853	2,885	2,693

Operating earnings	1	(25)	406	381	360
Interest expense	(101)	(127)	(162)	(228)	(256)
Interest income	21	31	38	65	33

(Loss)/Earnings before income taxes	(79)	(121)	282	218	137
Income tax expense (benefit)	33	53	107	59	58

Net (loss)/earnings	$(46)	$(68)	$175	$159	$79

Balance Sheet Data (end of period):
Cash and cash equivalents	$47	$109	$256	$256	$401
Total assets	5,265	5,169	4,400	4,495	4,085
Total debt	2,435	2,031	1,709	1,736	1,809
Total stockholder’s equity	455	508	739	626	376

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company is intended to help facilitate an understanding of our historical results of operations during the periods presented and our financial condition. This section should be read in conjunction with our consolidated financial statements and the accompanying notes included in this prospectus, and contains forward-looking statements that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” in this prospectus. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company includes the following sections:

•	Executive Overview, which provides an overview of our business;

•

Results of Operations, which provides an analysis of our consolidated results of operations for the 39 weeks ended October 31, 2009 compared to the 39 weeks ended November 1, 2008, and for fiscal 2008 compared to fiscal 2007 and fiscal 2007 compared to fiscal 2006;

•	Liquidity and Capital Resources, which provides an overview of our cash flows, financing and contractual obligations;

•	Critical Accounting Policies, which provides a discussion of our accounting policies that require critical judgment, assumptions and estimates; and

•

Recent Accounting Pronouncements, which provides a brief description of significant accounting standards which were adopted during the 39 weeks ended October 31, 2009 and fiscal 2008, as well as accounting standards which we have not yet been required to implement and may be applicable to our future operations.

All information in this Management’s Discussion and Analysis of Financial Condition and Results of Operations is presented on a historical basis and reflects results of continuing operations for all periods presented.

Executive Overview

We are a special purpose entity owned indirectly by TRU. Certain of our wholly-owned special purpose subsidiaries own fee and leasehold interests in properties in the United States. Under an operating company/property company structure, we lease properties on a triple-net basis to Toys-Delaware, the operating entity for all of TRU’s North American businesses.

Results of Operations

39 Weeks Ended October 31, 2009 Compared to 39 Weeks Ended November 1, 2008

Net Earnings

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Net earnings	$46,530	$44,030	$2,500	5.7%

We generated Net earnings of $46.5 million for the thirty-nine weeks ended October 31, 2009 compared with $44.0 million for the thirty-nine weeks ended November 1, 2008. Net earnings increased primarily due to increases in Base rents, partially offset by increases in Interest expense and Operating expenses.

Total Revenues

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Total revenues	$205,310	$194,600	$10,710	5.5%

Total revenues increased by $10.7 million, or 5.5%, to $205.3 million for the thirty-nine weeks ended October 31, 2009 compared with $194.6 million for the thirty-nine weeks ended November 1, 2008. This increase was due to the increase in Base rents as a result of our amendment and restatement of the Master Lease. See Note 3 to our unaudited condensed consolidated financial statements for more information.

Depreciation and Amortization

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Depreciation and amortization	$27,627	$28,656	$(1,029)	(3.6)%

Depreciation and amortization decreased by $1.0 million, or 3.6%, to $27.6 million for the thirty-nine weeks ended October 31, 2009 compared with $28.7 million for the thirty-nine weeks ended November 1, 2008. The decrease is primarily due to the acceleration of depreciation in the prior year period related to assets written-off in connection with property renovations.

Rental Expense

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Rental expense	$35,795	$35,434	$361	1.0%

Rental expense increased by $0.4 million, or 1.0%, to $35.8 million for the thirty-nine weeks ended October 31, 2009 compared with $35.4 million for the thirty-nine weeks ended November 1, 2008. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Common Area Maintenance Expenses

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Common area maintenance expenses	$32,189	$29,722	$2,467	8.3%

Common area maintenance expenses increased by $2.5 million, or 8.3%, to $32.2 million for the thirty-nine weeks ended October 31, 2009 compared with $29.7 million for the thirty-nine weeks ended November 1, 2008. The increase was primarily due to increased charges from our third party landlords for maintaining common areas shared with other tenants, and increased real estate taxes. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Other Operating Expenses

	39 Weeks Ended
($ In thousands )	October 31, 2009	November 1, 2008	$ Change	% Change
Other operating expenses	$5,055	$4,577	$478	10.4%

Other operating expenses increased by $0.5 million, or 10.4%, to $5.1 million for the thirty-nine weeks ended October 31, 2009 compared with $4.6 million for the thirty-nine weeks ended November 1, 2008. The increase for the thirty-nine weeks ended October 31, 2009 was primarily due to fees incurred in connection with the issuance of the outstanding notes and repayment of our unsecured credit agreement on July 9, 2009. See Note 1 and Note 5 to our unaudited condensed consolidated financial statements for more information.

Interest Expense

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Interest expense	$61,735	$55,974	$5,761	10.3%

Interest expense increased by $5.8 million, or 10.3%, to $61.7 million for the thirty-nine weeks ended October 31, 2009 compared with $56.0 million for the thirty-nine weeks ended November 1, 2008, primarily due to the write-off of $7.9 million of deferred financing costs associated with the repayment of the loan balance under our senior unsecured credit agreement, partially offset by lower average debt balances. Interest expense will increase in the future due to the issuance of the $950 million of 10.75% Senior Notes by the Company on July 9, 2009 and the repayment of approximately $1.3 billion under our senior unsecured credit agreement which bore an interest rate of either 3.00% plus LIBOR or 2.00% plus the higher of (i) 0.50% in excess of the overnight Federal funds rate and (ii) the prime lending rate.

See Note 5 to our unaudited condensed consolidated financial statements for a description of the refinancing of our debt in the current year.

Discontinued Operations

	39 Weeks Ended
($ In thousands)	October 31, 2009	November 1, 2008	$ Change	% Change
Earnings from discontinued operations	$3,621	$3,793	$(172)	(4.5)%

Earnings from discontinued operations decreased by $0.2 million, or 4.5%, to $3.6 million for the thirty-nine weeks ended October 31, 2009 compared with $3.8 million for the thirty-nine weeks ended November 1, 2008. The decrease is primarily due to the operations of the 11 sold properties and the 14 transferred properties (collectively, the “Transferred Properties”) being included in our operating results for the full thirty-nine weeks in the prior year period, while the Transferred Properties were no longer included in the current year operating results after July 9, 2009.

Fiscal 2008 Compared to Fiscal 2007

Earnings from Continuing Operations

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Earnings from continuing operations	$56,770	$28,055	$28,715	102.4%

We generated earnings from continuing operations of $56.8 million in fiscal 2008 compared to $28.1 million in fiscal 2007. Earnings from continuing operations increased primarily due to a decrease in Interest expense of $28.3 million resulting from lower average interest rates in 2008.

Total Revenues

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Total revenues	$259,356	$255,431	$3,925	1.5%

Total revenues increased by $3.9 million, or 1.5%, to $259.4 million in fiscal 2008 from $255.4 million in fiscal 2007. Total revenues for fiscal 2008 increased mostly due to increases in tenant reimbursements of common area maintenance expense.

Depreciation and Amortization

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Depreciation and amortization	$36,742	$37,249	$(507)	(1.4)%

Depreciation and amortization decreased by $507 thousand, or 1.4%, to $36.7 million in fiscal 2008 compared to $37.2 million in fiscal 2007.

Rental Expense

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Rental expense	$47,266	$47,281	$(15)	(0.0)%

Rental expense decreased by $15 thousand in fiscal 2008 compared to fiscal 2007. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Common Area Maintenance Expenses

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Common area maintenance expenses	$39,800	$37,724	$2,076	5.5%

Common area maintenance expenses increased by $2.1 million, or 5.5%, to $39.8 million in fiscal 2008 compared to $37.7 million in fiscal 2007. The increase was primarily due to increased charges from our third party landlords for maintaining common areas shared with other tenants at shopping centers and malls, and increased real estate taxes. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Other Operating Expenses

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Other operating expenses	$7,333	$5,399	$1,934	35.8%

Other operating expenses increased by $1.9 million, or 35.8%, to $7.3 million in fiscal 2008 compared to $5.4 million in fiscal 2007, primarily due to a fiscal 2008 $3 million write-down of a store to fair value less cost to sell (see Note 2 to our audited consolidated financial statements for more information), and a loss on a sold property.

Interest Expense

($ In thousands)	Fiscal 2008	Fiscal 2007	$ Change	% Change
Interest Expense	$71,445	$99,723	$(28,278)	(28.3)%

Interest expense decreased by $28.3 million, or 28.3%, in fiscal 2008 to $71.4 million compared to $99.7 million in fiscal 2007, primarily due to lower average interest rates in fiscal 2008.

Fiscal 2007 Compared to Fiscal 2006

Earnings from Continuing Operations

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Earnings from continuing operations	$28,055	$18,977	$9,078	47.8%

We generated earnings from continuing operations of $28.1 million in fiscal 2007 compared to $19.0 million in fiscal 2006. Earnings from continuing operations increased primarily due to a decrease in Interest expense of $5.0 million, and an increase in Total revenues of $1.2 million.

Total Revenues

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Total revenues	$255,431	$254,198	$1,233	0.5%

Total revenues increased by $1.2 million, or 0.5%, to $255.4 million in fiscal 2007 from $254.2 million in fiscal 2006. Total revenues for fiscal 2007 increased as a result of tenant reimbursements of common area maintenance expenses.

Depreciation and Amortization

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Depreciation and amortization	$37,249	$40,770	$(3,521)	(8.6)%

Depreciation and amortization decreased by $3.5 million, or 8.6%, to $37.3 million in fiscal 2007 compared to $40.8 million in fiscal 2006, primarily due to accelerated depreciation in fiscal 2006 as a result of store closures from the 2005 restructuring program of TRU.

Rental Expense

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Rental expense	$47,281	$46,785	$496	1.0%

Rental expense increased by $0.5 million, or 1.0%, to $47.3 million in fiscal 2007 compared to $46.8 million in fiscal 2006. The increase in Rental expense was primarily due to increased rental expense from the exercise of renewal options at higher rental rates. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Common Area Maintenance Expense

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Common area maintenance expenses	$37,724	$36,863	$861	2.3%

Common area maintenance expense increased by $0.9 million, or 2.3%, to $37.7 million in fiscal 2007 compared to $36.9 million in fiscal 2006. The increase was primarily due to increased real estate taxes. These expenses are fully reimbursed by our tenant under the Master Lease, which reimbursement is reflected in Total revenues.

Other Operating Expenses

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Other operating expenses	$5,399	$6,071	$(672)	(11.1)%

Other operating expenses decreased by $672 thousand to $5.4 million in fiscal 2007 compared to $6.1 million in fiscal 2006.

Interest Expense

($ In thousands)	Fiscal 2007	Fiscal 2006	$ Change	% Change
Interest expense	$99,723	$104,732	$(5,009)	(4.8)%

Interest expense decreased by $5.0 million in fiscal 2007 to $99.7 million compared to $104.7 million in fiscal 2006, primarily due to reduced amortization of deferred financing costs in fiscal 2007, and lower average interest rates in fiscal 2007.

Liquidity and Capital Resources

Overview

As of October 31, 2009 and January 31, 2009, we were in compliance with all of our covenants related to our debt instruments.

In general, our primary uses of cash are servicing debt, distributing dividends and returns of capital to our parent company subject to limitations in our debt instruments, and paying rent and other expenses on our real property. Our largest source of operating cash flows is cash collections from our lessees. We have been able to meet our cash needs principally by using cash on hand and cash flows from operations and we believe that cash generated from operations along with existing cash will be sufficient to fund expected cash flow requirements for the next twelve months.

Cash Flows for the 39 Weeks Ended October 31, 2009 and November 1, 2008

	39 Weeks Ended
(In thousands)	October 31, 2009	November 1, 2008	$ Change
Net cash provided by operating activities	$87,164	$81,947	$5,217
Net cash provided by (used in) investing activities	171,498	(14,205)	185,703
Net cash used in financing activities	(216,856)	(67,650)	(149,206)

Net increase during period in cash and cash equivalents	$41,806	$92	$41,714

Cash Flows Provided by Operating Activities

Net cash provided by operating activities for the thirty-nine weeks ended October 31, 2009 was $87.2 million, an increase of $5.2 million compared with the prior year period. The increase in cash provided by operating activities was primarily due to lower interest payments due to timing of payments from monthly to semi-annually and lower average interest rates in the current year period prior to July 9, 2009, partially offset by less rental payments received in the current year period as the amendment and restatement of the Master Lease on July 9, 2009 changed the payment due date to the first of each month.

Cash Flows Provided by (Used in) Investing Activities

Net cash provided by investing activities for the thirty-nine weeks ended October 31, 2009 was $171.5 million, an increase of $185.7 million compared with the prior year period. The increase in net cash provided by investing activities was due to the release of restricted cash as a result of the repayment of the outstanding loan balance under our unsecured credit agreement and $58.7 million of the proceeds received from the sale of Transferred Properties equal to their historical cost (see Note 3 to our unaudited condensed consolidated financial statements for more information).

Cash Flows Used in Financing Activities

Net cash used in financing activities was $216.9 million for the thirty-nine weeks ended October 31, 2009, an increase of $149.2 million compared with the prior period. The increase in net cash used in financing activities was primarily due to the repayment of $1.3 billion under our senior unsecured credit agreement, partially offset by the proceeds of $925 million received from the offering of our senior unsecured 10.75% Notes (see Note 5 to our unaudited condensed consolidated financial statements entitled “Long-term debt” for further details), Capital contributions of $141.9 million, and Amounts received in excess of carrying values of the Transferred Properties of $65.7 million.

Cash Flows for Fiscal Year 2008, Fiscal Year 2007 and Fiscal Year 2006

(In thousands)	Fiscal 2008	Fiscal 2007	Fiscal 2006
Net cash provided by operating activities	$117,118	$68,336	$44,419
Net cash used in investing activities	(14,186)	—	(14,959)
Net cash used in financing activities	(102,786)	(68,259)	(42,265)

Net increase (decrease) during period in cash and cash equivalents	$146	$77	$(12,805)

Cash Flows Provided by Operating Activities

Net cash provided by operating activities for fiscal 2008 was $117.1 million, an increase of $48.8 million compared to fiscal 2007. The increase in cash provided by operating activities was primarily the result of lower interest payments due to lower average interest rates, and increased collections of base rents in fiscal 2008 compared to fiscal 2007 due to the timing of payments.

Net cash provided by operating activities for fiscal 2007 was $68.3 million, an increase of $23.9 million compared to fiscal 2006. The increase in cash provided by operating activities was primarily due to increased collections of base rents in fiscal 2007 compared to fiscal 2006 due to timing of payments, and lower interest payments resulting from lower average interest rates.

Cash Flows Used in Investing Activities

Net cash used in investing activities for fiscal 2008 was $14.2 million compared to zero in fiscal 2007. The increase in net cash used in investing activities was due to increases in restricted cash. Pursuant to our $1.3 billion senior unsecured credit agreement, a portion of our rental income becomes restricted prior to our required monthly debt payments on the first day of each calendar month. After payment is made, the remaining cash becomes unrestricted.

There was no net cash used in investing activities for fiscal 2007, compared to $15.0 million in fiscal 2006. The decrease in net cash used in investing activities was due to increases in restricted cash in fiscal 2006.

Cash Flows Used in Financing Activities

Net cash used in financing activities was $102.8 million for fiscal 2008, an increase of $34.5 million from fiscal 2007. The increase in net cash used in financing activities was primarily due to increased distributions to our Parent (see Note 5 to our audited consolidated financial statements included in this prospectus for further details) and $3 million paid to our lenders to exercise the First Extension Option (see Note 3 to our audited consolidated financial statements included in this prospectus for further details).

Net cash used in financing activities was $68.3 million for fiscal 2007, an increase of $26.0 million from fiscal 2006, and was due to increased distributions to TRU (see Note 5 to our audited consolidated financial statements included in this prospectus for further details).

Debt

Senior Notes, due 2017 ($926 million at October 31, 2009)

On July 9, 2009, we completed the offering of the outstanding notes. The outstanding notes were issued at a discount of approximately $25 million which resulted in the receipt of proceeds of approximately $925 million. We used the proceeds of approximately $925 million from the offering of the outstanding notes, together with $138 million of cash contributions from TRU, proceeds of $124 million from the sale of 11 owned properties and transfer of the underlying leases on 14 leased properties to Toys-Delaware, $99 million of restricted cash released from restrictions, and $1 million of cash on hand to repay the outstanding loan balance under our unsecured credit agreement of $1,267 million plus accrued interest of approximately $1 million and fees at closing of approximately $19 million. Total fees paid in connection with the sale of the outstanding notes totaled approximately $23 million and will be deferred and expensed over the life of the Notes. As a result of the repayment of our unsecured credit agreement, we expensed approximately $8 million of deferred financing costs. The Notes are solely the obligation of the Company and the Guarantors and are not guaranteed by TRU or Toys-Delaware.

The Notes are guaranteed by the Guarantors, jointly and severally, fully and unconditionally, and the indenture governing the Notes contains covenants, including, among other things, covenants that restrict the ability of the Company and the Guarantors to incur additional indebtedness, pay dividends or make other distributions, make other restricted payments and investments, create liens, and impose restrictions on the ability of the Guarantors to pay dividends or make other payments. The indenture governing the Notes also contains covenants that limit the ability of TRU to cause or permit Toys-Delaware to incur indebtedness or make restricted payments. These covenants are subject to a number of qualifications and limitations. See “Description of Notes.”

Contractual Obligations and Commitments

Our contractual obligations consist mainly of payments related to Long-term debt and related interest, and operating leases related to real estate used in the operation of our business. The following table summarizes our contractual obligations associated with our long-term debt and other obligations as of October 31, 2009:

	Payments Due By Period
(In thousands)	Remainder of Fiscal 2009	Fiscals 2010 & 2011	Fiscals 2012 & 2013	Fiscals 2014 and thereafter	Total
Net operating lease obligations	$10,804	$81,526	$60,134	$79,006	$231,470
Long-term debt	—	—	—	950,000	950,000
Interest payments	52,765	204,250	204,250	357,438	818,703

Total contractual obligations	$63,569	$285,776	$264,384	$1,386,444	$2,000,173

Critical Accounting Policies

Store Closures and Long-lived Asset Impairment

We review the carrying value of all long-lived assets, such as land and buildings, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with ASC 360. We will record an impairment loss when the carrying value of the underlying asset group exceeds its estimated fair value.

In determining whether long-lived assets are recoverable, our estimate of undiscounted future cash flows over the estimated life or lease term of a store is based upon our experience, an estimate of future store profitability and economic conditions. The future estimates of store profitability and economic conditions require estimating such factors as sales growth, inflation and the overall economics of the retail industry. Since we forecast our future undiscounted cash flows for up to 25 years, our estimates are subject to variability as future results can be difficult to predict. If a long-lived asset is found to be non-recoverable, we record an impairment charge equal to the difference between the asset’s carrying value and fair value. We estimate fair value based upon future cash flows, discounted at a rate that approximates our weighted average cost of capital, or by using other reasonable estimates of fair value, if available.

Revenue Recognition

Base rental revenue is reported on a straight-line basis over the non-cancelable terms of our respective leases. Straight-line rent receivable from affiliates as reported on the consolidated balance sheets represents rental income recognized in excess of rent payments actually received pursuant to the terms of the individual lease agreements. The leases also typically provide for tenant reimbursements of common area maintenance and other operating expenses and real estate taxes. Accordingly, revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant lease provision. Management fees are recorded in the period earned. Ancillary and other property-related income, which includes the leasing of vacant space to temporary tenants, are recognized in the period earned. Lease termination fees are included in Base rents and recognized and earned upon termination of a tenant’s lease and relinquishment of space in which the Company has no further obligation to the tenant.

Deferred Rent

We recognize fixed minimum rent expense on non-cancelable leases on a straight-line basis over the term of each individual lease starting at the date of possession, including the build-out period, and record the difference between the recognized rental expense and amounts payable under the leases as deferred rent liability.

Operating leases are recorded on a straight-line basis over the lease term. At the inception of a lease, we determine the lease term by assuming the exercise of renewal options that are reasonably assured if a significant economic penalty exists for not exercising such options. The expected lease term is used to determine whether a lease is capital or operating and is used to calculate straight-line rent expense.

Recent Accounting Pronouncements

Adoption of SFAS 157

On February 1, 2009, we adopted the fair value guidance related to nonfinancial assets and liabilities, as prescribed by ASC Topic 820 (“ASC 820”), formerly Statements of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), as amended by FASB Staff Position (“FSP SFAS”) 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions,” FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements,” FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is Not Active” and FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” With the exception of FSP SFAS 157-1, which has not yet been incorporated into the codification, the FSP SFASs discussed above are now codified under ASC 820. Assumptions made regarding the adoption of SFAS 157 will impact any accounting standards that include fair value measurements. Refer to Note 5 to our unaudited condensed consolidated financial statements included in this prospectus for further details.

On February 3, 2008, we partially adopted SFAS No. 157, as amended by FSP SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions,” FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements” and FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not active.” As such, SFAS 157 (as amended) is effective for measurements and disclosures of financial assets and liabilities for fiscal years beginning after November 15, 2007 and is fully effective for measurement and disclosure provisions on all applicable assets and liabilities for fiscal years beginning after November 15, 2008.

Adoption of FSP SFAS 140-4 and FIN 46 (R)-8

On February 3, 2008, we adopted FSP SFAS No. 140-4 and FIN 46 (R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities” (“FSP SFAS 140-4 and FIN 46 (R)-8”). This FSP requires additional disclosures by public entities, including sponsors, regarding their involvement with variable interest entities and their continuing involvement with transferred financial assets and is effective for financial statements issued for fiscal years ending after December 15, 2008.

Refer to Note 11 to our audited consolidated financial statements and Note 9 to our unaudited condensed consolidated financial statements for a discussion of other recent accounting pronouncements and their impact on our condensed consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Prior to the issuance of the Notes, we were exposed to market risk from potential changes in interest rates. We entered into derivative financial instruments to economically manage our market risk related to interest rates on our variable rate debt. We do not participate in speculative derivative trading. The analysis below presents our sensitivity to selected hypothetical, instantaneous changes in market interest rates as of January 31, 2009.

Interest Rate Exposure

During fiscal 2008 we had a variable rate debt instrument and were exposed to market risk resulting from interest rate fluctuations. In an effort to manage our interest rate exposure, we entered into an interest rate cap. A change in interest rates on our variable rate debt impacted our pre-tax earnings and cash flows. A change in interest rates on fixed rate debt impacts the fair value of debt.

The following table illustrates the estimated sensitivity of a 1% change in interest rates to future pre-tax earnings and cash flows on our derivative instrument and variable rate debt at January 31, 2009, had we continued to hold this instrument and variable rate debt:

(In millions)	Impact of 1% Increase	Impact of 1% Decrease
Variable rate debt — unsecured credit agreement	$(13)	$(13)

The above sensitivity analysis assumes our mix of financial instruments and all other variables will remain constant in future periods. These assumptions are made in order to facilitate the analysis and are not necessarily indicative of our future intentions. As of February 2, 2008, we estimated that a 1% hypothetical change in interest rates could potentially have caused either a $13 million increase or a $13 million decrease on our earnings. Since we issued the outstanding notes with a fixed rate of interest, our future earnings will not be impacted by interest rate fluctuations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF TOYS-DELAWARE

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toys-Delaware is intended to help facilitate an understanding of Toys-Delaware’s historical results of operations and financial condition during the periods presented. The Notes are solely the Company’s obligations and are not guaranteed by Toys-Delaware. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toys-Delaware should be read in conjunction with Toys-Delaware’s condensed consolidated financial statements and the accompanying notes included in this prospectus, and contains forward-looking statements that involve risks and uncertainties. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of Toys-Delaware includes the following sections:

•	Executive Overview, which provides an overview of Toys-Delaware’s business;

•

Results of Operations, which provides an analysis of Toys-Delaware’s consolidated results of operations for the 39 weeks ended October 31, 2009 compared to the 39 weeks ended November 1, 2008, and for fiscal 2008 compared to fiscal 2007 and fiscal 2007 compared to fiscal 2006;

•	Liquidity and Capital Resources, which provides an overview of Toys-Delaware’s cash flows and financing;

•	Critical Accounting Policies, which provides a discussion of Toys-Delaware’s accounting policies that require critical judgment, assumptions and estimates; and

•

Recent Accounting Pronouncements, which provides a brief description of significant accounting standards which were adopted during the 39 weeks ended October 31, 2009 and fiscal 2008, as well as accounting standards which Toys-Delaware has not yet been required to implement and may be applicable to its future operations.

All information in this Management’s Discussion and Analysis of Financial Condition and Results of Operations is presented on a historical basis.

Executive Overview

Recognizing the synergies between Toys-Delaware’s toy and specialty juvenile businesses over the last several years, Toys-Delaware implemented a strategy of creating a “one-stop shopping” environment for Toys-Delaware’s guests, combining the best of Toys-Delaware’s toy and entertainment offerings with Toys-Delaware’s specialty juvenile products, all under one roof (side-by-side and “R” superstore formats). In connection with Toys-Delaware’s new integrated strategy, Toys-Delaware continues to increase the number of side-by-side and “R” superstores both domestically and in Canada. Since implementing the integrated store format more than three years ago, Toys-Delaware has converted 91 existing stores into side-by-side formats and have constructed 32 new side-by-side and “R” superstores. Toys-Delaware expects that its side-by-side and “R” superstore formats will continue to be Toys-Delaware’s focus going forward and will eventually become the standard for all of Toys-Delaware’s stores. Given current economic conditions, this strategy, over the short-term, will be prudently implemented.

In addition to its side-by-side and “R” superstore formats, Toys-Delaware continues to enhance its integrated strategy within Toys-Delaware’s existing traditional toy stores with its BRU Express and Juvenile Expansion formats which devote additional square footage for Toys-Delaware’s juvenile products. Over the same period, Toys-Delaware has converted 77 existing stores into BRU Express and Juvenile Expansion formats.

Toys-Delaware generates sales, earnings and cash flows primarily by retailing merchandise in its juvenile, learning, entertainment, core toy and seasonal product categories in the United States, Puerto Rico and Canada and from charging licensing and franchising fees to Toys-Delaware’s foreign affiliates and third party franchises for use of Toys-Delaware’s trademarks and intellectual property. Based on sales, Toys-Delaware has a leading market share in most of the markets in which “R” Us branded retail stores operate. Toys-Delaware attributes its market-leading position to its broad range of product offerings, its highly recognized brand names, its substantial scale and geographic footprint and its strong vendor relationships.

Toys-Delaware operates all of the “R” Us branded retail stores in the United States, Puerto Rico and Canada. Toys-Delaware also sells merchandise through its Internet sites in the United States at toysrus.com and babiesrus.com, and Canada at toysrus.ca. In addition, beginning in fiscal 2009, Toys-Delaware began selling merchandise through its newly acquired sites etoys.com, babyuniverse.com and fao.com, and through its FAO Schwarz stores. Toys-Delaware believes that it offers customers the most comprehensive selection of merchandise in the retail toy and specialty juvenile industries and are able to provide vendors with a year-round distribution outlet for the broadest assortment of their products.

As of January 31, 2009, Toys-Delaware operated 913 “R” Us branded retail stores in the United States, Puerto Rico and Canada in the following formats:

•

side-by-side store, which ranges in size from 45,000 to 50,000 square feet and devotes approximately 30,000 square feet to traditional toy products and 15,000 square feet to specialty juvenile products;

•

“R” superstore, which typically ranges from 64,000 to 70,000 square feet by combining a traditional toy store of approximately 34,000 square feet with a specialty juvenile store of approximately 30,000 square feet;

•

traditional toy store, which typically ranges in size from 30,000 to 50,000 square feet and devotes approximately 5,500 square feet to boutique areas for specialty juvenile products (BRU Express and Juvenile Expansion formats devote approximately an additional 4,500 square feet and 1,000 square feet, respectively, for juvenile products); and

•	specialty juvenile store, which typically ranges from 30,000 to 40,000 square feet and devotes approximately 2,000 to 5,000 square feet to specialty name brand and private label clothing.

Toys-Delaware’s extensive experience in retail site selection has resulted in a portfolio of stores that includes attractive locations in many of its chosen markets. Markets for new stores and formats are selected on the basis of proximity to other “R” Us branded stores, demographic factors, population growth potential, competitive environment, availability of real estate and cost. Once a potential market is identified, Toys-Delaware selects a suitable location based upon several criteria, including size of the property, access to major commercial thoroughfares, proximity of other strong anchor stores or other destination superstores, visibility and parking capacity.

Toys-Delaware’s reportable segments are: Domestic and Canada. The following is a brief description of Toys-Delaware’s segments as of January 31, 2009:

•

Domestic — Toys-Delaware’s Domestic segment sells a variety of products in the juvenile, learning, entertainment, core toys, and seasonal categories through 846 stores that operate in 49 states in the United States and Puerto Rico and through the Internet. Domestic Net sales are derived from 512 traditional toy stores (including 75 BRU Express and Juvenile Expansion formats), 262 specialty juvenile stores, 53 side-by-side stores and 19 “R” superstores. On average, Toys-Delaware’s stores offer approximately 10,000 active items year-round.

•

Canada — Toys-Delaware’s Canada segment sells a variety of products in the juvenile, learning, entertainment, core toys, and seasonal categories through 67 stores and through the Internet. Canada Net sales are derived from 36 traditional toy stores and 31 side-by-side stores. On average, a typical Canada store carries approximately 10,000 active items year-round.

In order to properly judge Toys-Delaware’s business performance, it is necessary to be aware of the following challenges and risks:

•

Seasonality — Toys-Delaware’s business is highly seasonal with sales and earnings highest in the fourth quarter. During the last three fiscal years, more than 39% of the sales from Toys-Delaware’s business and a substantial portion of the operating earnings and cash flows from operations were generated in the fourth quarter. Toys-Delaware’s results of operations depend significantly upon the holiday selling season in the fourth quarter.

•

Spending patterns and product migration — Many economic and other factors outside Toys-Delaware’s control, including consumer confidence, consumer spending levels, employment levels, consumer debt levels and inflation, as well as the availability of consumer credit, affect consumer spending habits. During fiscal 2008, there was significant deterioration in the global financial markets and economic environment, which negatively impacted consumer spending. In response, Toys-Delaware has taken steps to increase opportunities to profitably drive sales and to curtail capital spending and operating expenses wherever prudent. If these adverse trends in economic conditions worsen, or if its efforts to counteract the impacts of these trends are not sufficiently effective, there will be a negative impact on Toys-Delaware’s financial performance and position in future fiscal periods.

In recent years, Toys-Delaware’s sales have been impacted by children migrating from traditional play categories at increasingly younger ages for more sophisticated products such as cell phones, DVD players, CD players, MP3 devices and other electronic products. This pattern or migration tends to decrease consumer demand for traditional toys. To the extent that Toys-Delaware is unable to offer consumers more sophisticated products or that these more sophisticated products are also available at a wider range of retailers than Toys-Delaware’s traditional competitors, Toys-Delaware’s Net sales and profitability could be adversely affected and Toys-Delaware could experience excess inventories.

•

Increased competition — Toys-Delaware’s businesses operate in a highly competitive retail market. Toys-Delaware competes on the basis of product variety, quality, availability, safety, price, advertising and promotion, convenience or store location and customer service. Toys-Delaware faces strong competition from discount and mass merchandisers, national and regional chains and department stores, local retailers in the market areas Toys-Delaware serves and Internet and catalog businesses. Price competition in Toys-Delaware’s retailing business continued to be intense during the 2008 holiday season.

•

Video game business — Video games represent a significant portion of Toys-Delaware’s entertainment category. Over the course of a video cycle, from release of a video platform until the release of the next generation of video platforms, video games have tended to account for 8% to 13% of Toys-Delaware’s Net sales. Competition in the video game market has increased as the leading discounters, such as Wal-Mart and Target, have expanded, and specialty players, such as Best Buy and GameStop, have all experienced significant growth leading to greater competing demands for limited supplies of popular products. Due to intense competition as well as the maturation of this category, sales of video games will continue to experience volatility that may impact Toys-Delaware’s financial performance.

Results of Operations

As discussed in more detail below, the following financial data presents an overview of Toys-Delaware’s financial performance for the 39 weeks ended October 31, 2009 compared with the 39 weeks ended November 1, 2008:

	39 Weeks Ended
($ In millions)	October 31, 2009	November 1, 2008
Total revenues (decline) growth (versus prior year)	(6.9)%	3.9%
Gross margin as a percentage of Total revenues	36.6%	35.8%
Selling, general and administrative expenses as a percentage of Total revenues	34.2%	34.0%
Net loss	$(46)	$(68)

Total revenues for the thirty-nine weeks ended October 31, 2009 decreased due to decreased comparable store net sales across Toys-Delaware’s segments driven largely by reduced demand for gaming systems and accessories and the overall slowdown in the economy.

Gross margin as a percentage of Total revenues for the thirty-nine weeks ended October 31, 2009 increased primarily as a result of the improvements in sales mix away from lower margin products.

Selling, general and administrative expenses (“SG&A”) as a percentage of Total revenues for the thirty-nine weeks ended October 31, 2009 increased primarily due to the fact that Total revenues decreased at a greater rate than the decrease in SG&A. Total SG&A expenses decreased from the prior year periods primarily due to initiatives to reduce overall operating expenses.

Net loss for the thirty-nine weeks ended October 31, 2009 decreased primarily due to a reduction in SG&A and a decrease in net interest expense, partially offset by a decrease in Gross margin dollars due to lower Total revenues and a decrease in Income tax benefit.

Comparable Store Net Sales

Toys-Delaware includes, in computing comparable store net sales, stores that have been open for at least 56 weeks (1 year and 4 weeks) from their “soft” opening date. A soft opening is typically two weeks prior to the grand opening. Toys-Delaware includes sales from its online business because it believes this combined measure represents a more useful disclosure in light of its fully integrated business.

Comparable stores generally include:

•	stores that have been remodeled while remaining open;

•	stores that have been relocated and/or expanded to new buildings within the same trade area, in which the new store opens at about the same time as the old store closes; and

•	stores that have expanded within their current locations.

By measuring the year-over-year sales of merchandise in the stores that have a history of being open for a full comparable 56 weeks or more, Toys-Delaware can better gauge how the core store base is performing since it excludes store openings and closings.

Various factors affect comparable store net sales, including the number of stores Toys-Delaware opens or close, the number of transactions, the average transaction amount, the general retail sales environment, current local and global economic conditions, consumer preferences and buying trends, changes in sales mix among distribution channels, Toys-Delaware’s ability to efficiently source and distribute products, changes in its merchandise mix, competition, the timing of Toys-Delaware’s releases of new merchandise and promotional events, the success of marketing programs and the cannibalization of existing store net sales by new stores. Among other things, weather conditions can affect comparable store net sales because inclement weather may discourage travel or require temporary store closures, thereby reducing customer traffic. These factors have caused Toys-Delaware’s comparable store net sales to fluctuate significantly in the past on an annual, quarterly and monthly basis and, as a result, we expect that comparable store net sales will continue to fluctuate in the future.

The following table discloses Toys-Delaware’s comparable store net sales performance for the thirty-nine weeks ended October 31, 2009 and November 1, 2008:

	39 Weeks Ended
	October 31, 2009 vs. 2008	November 1, 2008 vs. 2007
Domestic	(7.3)%	2.2%
Canada	(0.8)%	1.5%

Store Count by Segment

	Segment Store Count
	October 31, 2009	November 1, 2008	Change
Domestic(1)	850	845	5
Canada(2)	69	67	2

Total(3)	919	912	7

(1)	Store count as of October 31, 2009 includes 63 side-by-side stores, 26 “R” Superstores, 13 BRU Express stores and 64 Juvenile Expansions. As of November 1, 2008, there were 49 side-by-side stores, 17 “R” Superstores, 12 BRU Express stores and 63 Juvenile Expansions.
(2)	Store count includes 33 and 31 side-by-side stores as of October 31, 2009 and November 1, 2008, respectively.
(3)	Pop-up stores are temporary locations (six months or less) that will supplement Toys-Delaware’s seasonal business during its prime selling season. Due to the temporary nature of these locations, Toys-Delaware has not included them in its overall store count. As of October 31, 2009, Toys-Delaware had 73 Pop-up stores domestically.

Net Loss

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	Change
Net loss	$(46)	$(68)	$22

The decrease in Net loss for the thirty-nine weeks ended October 31, 2009 was primarily due to a reduction in SG&A of $118 million resulting primarily from initiatives to reduce operating expenses and a decrease in net interest expense of $16 million. These decreases were partially offset by a decrease in Gross margin of $96 million due to lower Total revenues and a decrease in Income tax benefit of $20 million.

Total Revenues

	39 Weeks Ended
	October 31, 2009	November 1, 2008	$ Change	% Change	Percentage of Total Revenues
($ In millions)					October 31, 2009	November 1, 2008
Domestic	$4,822	$5,178	$(356)	(6.9)%	92.0%	91.9%
Canada	420	455	(35)	(7.7)%	8.0%	8.1%

Total revenues	$5,242	$5,633	$(391)	(6.9)%	100.0%	100.0%

For the thirty-nine weeks ended October 31, 2009, Total revenues decreased by $391 million, or 6.9% to $5,242 million from $5,633 million for the same period last year. Total revenues for the thirty-nine weeks ended October 31, 2009 included the impact of foreign currency translation which decreased Total revenues by approximately $43 million.

Excluding the impact of foreign currency translation, Total revenues for the thirty-nine weeks ended October 31, 2009 decreased primarily due to decreased comparable store net sales. Comparable store net sales have been impacted by the overall slowdown in the economy, which contributed to a decrease in the number of transactions at both of Toys-Delaware’s segments and a lower average transaction amount at Toys-Delaware’s Domestic segment. Partially offsetting these decreases was an increase in the average transaction amount at Toys-Delaware’s Canada segment. Total revenues for the thirty-nine weeks ended October 31, 2009 and November 1, 2008 included $51 million and $70 million, respectively, of licensing fees charged to TRU’s foreign affiliates.

Domestic

Total revenues for the Domestic segment decreased by $356 million, or 6.9% to $4,822 million for the thirty-nine weeks ended October 31, 2009, compared with $5,178 million in the same period last year. The decrease in Total revenues was primarily a result of a decrease in comparable store net sales of 7.3% including decreased sales in the thirty-nine weeks ended October 31, 2009 due to the shift of the “Big Book” promotional circular release from the last week of the third quarter in fiscal 2008 to the first week of the fourth quarter in fiscal 2009.

The decrease in comparable store net sales resulted primarily from a decrease in Toys-Delaware’s entertainment category as well as decreases in Toys-Delaware’s juvenile and seasonal categories, which were all affected by the overall slowdown in the economy. The decrease in Toys-Delaware’s entertainment category was driven by a slowdown in demand for certain game systems and related accessories as well as well as fewer new software releases. The juvenile category decreased primarily as a result of the phasing out of certain size apparel offerings and declines in sales of higher priced items such as baby gear, furniture and bedding. Sales of seasonal products, such as outdoor play equipment decreased primarily due to cooler weather. Partially offsetting the overall decline in comparable store net sales were increases in sales from Toys-Delaware’s stores that were recently opened or converted to Toys-Delaware’s side-by-side and “R” superstore formats, and increased sales of consumables from expanded product offerings, such as Health and Beauty Aids.

Canada

Total revenues for the Canada segment decreased by $35 million, or 7.7% to $420 million for the thirty-nine weeks ended October 31, 2009, compared with $455 million in the same period last year. Foreign currency translation accounted for approximately $43 million of the decrease. Comparable store net sales decreased 0.8% compared with the same period last year.

The decrease in comparable store net sales resulted primarily from a decrease in Toys-Delaware’s entertainment category which was primarily driven by a slowdown in demand for certain game systems and related accessories as well as fewer new software releases. The decrease was partially offset by an increase in Toys-Delaware’s juvenile category primarily as a result of the conversion of certain stores to Toys-Delaware’s side-by-side format which increased square footage devoted to juvenile products within traditional toy stores, as well as increases in Toys-Delaware’s learning category primarily as a result of increased sales of developmental toys and games.

Cost of Sales and Gross Margin

Toys-Delaware records the costs associated with operating Toys-Delaware’s distribution networks as a part of SG&A, including those costs that primarily relate to transporting merchandise from distribution centers to stores. Therefore, Toys-Delaware’s consolidated Gross margin may not be comparable to the gross margins of other retailers that include similar costs in their cost of sales.

The following costs are included in “Cost of sales”:

•	the cost of merchandise acquired from vendors;

•	freight in;

•	provision for excess and obsolete inventory;

•	shipping costs;

•	provision for inventory shortages; and

•	credits and allowances from Toys-Delaware’s merchandise vendors.

	39 Weeks Ended
($ In millions)	October 31, 2009	November 1, 2008	$ Change	Percentage of Total Revenues
				October 31, 2009	November 1, 2008	Change
Domestic	$1,761	$1,850	$(89)	36.5%	35.7%	0.8%
Canada	158	165	(7)	37.6%	36.3%	1.3%

Total Gross margin	$1,919	$2,015	$(96)	36.6%	35.8%	0.8%

Gross margin, as a percentage of Total revenues, increased by 0.8 percentage points and decreased $96 million for the thirty-nine weeks ended October 31, 2009, compared with the same period last year. Foreign currency translation accounted for approximately $16 million of the decrease. Gross margin, as a percentage of Total revenues, was impacted by improvements in sales mix away from lower margin products.

Domestic

Gross margin decreased by $89 million to $1,761 million for the thirty-nine weeks ended October 31, 2009, compared with $1,850 million in the same period last year. Gross margin, as a percentage of Total revenues, for the thirty-nine weeks ended October 31, 2009 increased by 0.8 percentage points.

The increase in Gross margin, as a percentage of Total revenues, resulted primarily from improvements in sales mix away from lower margin products such as video game hardware and improvements in margin of apparel products due to a reduction in the use of clearance pricing. Additionally, Toys-Delaware experienced improvements in margin on full price and clearance sales of seasonal and core toy products. These increases were partially offset by increased sales of lower margin consumables.

Canada

Gross margin decreased by $7 million to $158 million for the thirty-nine weeks ended October 31, 2009, compared with $165 million in the same period last year. Foreign currency translation accounted for approximately $16 million of the decrease. Gross margin, as a percentage of Total revenues, for the thirty-nine weeks ended October 31, 2009 increased by 1.3 percentage points.

The increase in Gross margin, as a percentage of Total revenues, resulted primarily from a change in sales mix toward sales of higher margin juvenile products as well as decreased sales of lower margin video game hardware compared to the same period last year.

Selling, General and Administrative Expenses (SG&A)

The following are the types of costs included in SG&A:

•	store payroll and related payroll benefits;

•	rent and other store operating expenses;

•	advertising expenses;

•	costs associated with operating its distribution network, including costs related to moving merchandise from distribution centers to stores; and

•	other corporate-related expenses.

	39 Weeks Ended
				Percentage of Total Revenues
($ In millions)	October 31, 2009	November 1, 2008	$ Change	October 31, 2009	November 1, 2008	Change
Toys-Delaware	$1,795	$1,913	$(118)	34.2%	34.0%	0.2%

SG&A decreased $118 million to $1,795 million for the thirty-nine weeks ended October 31, 2009, compared with $1,913 million for the same period last year. Foreign currency translation accounted for approximately $12 million of the decrease. As a percentage of Total revenues, SG&A increased by 0.2 percentage points.

Excluding the impact of foreign currency translation, the decrease in SG&A resulted primarily from initiatives to reduce overall operating expenses, including compensation, professional fees and transportation costs.

Depreciation and Amortization

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	Change
Toys-Delaware	$163	$168	$(5)

Depreciation and amortization decreased by $5 million to $163 million for the thirty-nine weeks ended October 31, 2009, compared with $168 million for the same period last year. Foreign currency translation accounted for approximately $1 million of the decrease along with the addition of fewer new wholly-owned stores and store relocations due to the curtailment of capital spending during the year.

Other Income, Net

In fiscal 2009, Toys-Delaware has included certain other income and expense items in Other income, net in its condensed consolidated statements of operations. For the thirty-nine weeks ended November 1, 2008, such income and expense items were not material and reported as a component of SG&A. Accordingly, prior period amounts have been corrected or reclassified to conform with Toys-Delaware’s current year presentation. The change had no effect on the condensed consolidated balance sheets, condensed consolidated statements of cash flows and condensed consolidated statements of stockholder’s equity as previously presented.

Other income, net includes the following:

•	gift card breakage;

•	credit card program income;

•	impairment losses on long-lived assets;

•	foreign exchange gains and losses;

•	gains on sales of properties; and

•	other operating income and expenses.

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	Change
Toys-Delaware	$40	$41	$(1)

Other income, net decreased by $1 million to $40 million for the thirty-nine weeks ended October 31, 2009, compared with $41 million for the same period last year. The decrease was primarily due to a $6 million impairment loss on long-lived assets in the thirty-nine weeks ended October 31, 2009, offset by gains of $6 million from the sales of properties during the thirty-nine weeks ended October 31, 2009.

Interest Expense

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	Change
Toys-Delaware	$101	$127	$(26)

Interest expense decreased by $26 million for the thirty-nine weeks ended October 31, 2009 compared to the same period last year primarily due to lower effective interest rates.

Interest expense will increase in the future due to the issuance of the $725 million of 8.50% Senior Secured Notes by Toys “R” Us Property Company II, LLC, formerly known as Giraffe Properties, LLC, (“TRU Propco II”) on November 20, 2009, and the repayment of the $600 million secured real estate loans which had an interest rate of LIBOR plus a margin.

Interest Income

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	Change
Toys-Delaware	$21	$31	$(10)

Interest income decreased by $10 million for the thirty-nine weeks ended October 31, 2009 compared to the same period last year due to lower effective interest rates.

Income Tax Benefit

The following table summarizes Toys-Delaware’s income tax benefit and effective tax rates for the thirty-nine weeks ended October 31, 2009 and November 1, 2008:

	39 Weeks Ended
($ In millions)	October 31, 2009	November 1, 2008
Loss before income taxes	$(79)	$(121)
Income tax benefit	33	53
Effective tax rate	(41.8)%	(43.8)%

The effective tax rates for the thirty-nine weeks ended October 31, 2009 and November 1, 2008 were based on Toys-Delaware’s forecasted annualized effective tax rates, adjusted for discrete items that occurred within the periods presented.

Toys-Delaware’s forecasted annualized effective tax rate was 38.4% for the thirty-nine weeks ended October 31, 2009 compared to 37.9% in the same period last year. The difference between Toys-Delaware’s forecasted annualized effective tax rates was primarily due to a decrease in taxable permanent adjustments, an increase in state tax expense, and a change in the mix of earnings between jurisdictions.

For the thirty-nine weeks ended October 31, 2009, Toys-Delaware’s effective tax rate was impacted by a tax benefit of $2 million attributable to the reversal of deferred tax liabilities associated with the undistributed earnings of one of Toys-Delaware’s non-U.S. subsidiaries as it is management’s intention to reinvest those earnings indefinitely, a tax benefit of $1 million related to state income taxes and a tax benefit of $1 million related to changes to Toys-Delaware’s liability for uncertain tax positions. For the thirty-nine weeks ended November 1, 2008, Toys-Delaware’s effective tax rate was impacted by a tax benefit of $5 million related to adjustments to deferred taxes, a tax benefit of $5 million related to state tax refunds due to settlements of tax examinations and a tax benefit of $2 million related to adjustments to income taxes payable. The benefits were offset by a tax expense of $2 million related to Toys-Delaware’s liability for uncertain tax positions, and a tax expense of $1 million related to an increase in valuation allowance.

Fiscal 2008 Compared to Fiscal 2007

As discussed in more detail in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, the following financial data represents an overview of Toys-Delaware’s financial performance for fiscal 2008 compared to fiscal 2007:

	Fiscal Years
($ in millions)	2008	2007
Total revenue growth versus prior year	0.6%	3.7%
Gross margin as a percentage of Total revenues	34.9%	35.2%
Selling, general and administrative expenses as a percentage of Total revenues(1)	29.3%	29.4%
Net earnings	$175	$159

(1)	As of fiscal 2008, SG&A no longer includes certain items related to Other income, net such as gift card breakage income, credit card program income, and impairment losses on long-lived assets. Classification of prior period amounts has been corrected to conform to Toys-Delaware’s current year presentation. See Note 1 to the consolidated financial statements of Toys-Delaware for further details.

Total revenues for fiscal 2008 increased primarily due to comparable store net sales increases at Toys-Delaware’s Canada segment, revenues from new wholly-owned stores, partially offset by the impact of foreign currency translation as well as a decrease in comparable store net sales in Toys-Delaware’s Domestic segment.

Gross margin as a percentage of Total revenues for fiscal 2008 decreased primarily due to price reductions taken as a result of the slowdown in the global economy and increased sales of lower margin products at both of Toys-Delaware’s segments.

“SG&A” as a percentage of Total revenues for fiscal 2008 decreased due to higher Total revenues.

Net earnings for fiscal 2008 increased primarily due to a decrease in net Interest expense and an increase in Other income, net. Partially offsetting these increases were an increase in Income tax expense, and a decrease in Net gains on sales of properties.

Comparable Store Net Sales

The following table shows Toys-Delaware’s comparable store net sales performance for the fiscal years ended January 31, 2009, February 2, 2008 and February 3, 2007:

	Fiscal Years Ended
	January 31, 2009	February 2, 2008(1)	February 3, 2007(1)
Domestic	(0.1)%	2.7%	0.2%
Canada	10.2%	10.1%	12.5%

(1)	Fiscal 2007 measures the variances between the fiscal year ended February 2, 2008 and the fiscal year ended February 3, 2007. Fiscal 2006 measures the variances between the fiscal year ended February 3, 2007 and the fiscal year ended February 4, 2006.

Percentage of Total Revenues by Product Category

	Fiscal Years Ended
	January 31, 2009	February 2, 2008	February 3, 2007
Juvenile	37.8%	37.3%	36.9%
Learning	17.0%	17.8%	18.8%
Entertainment	17.1%	15.3%	13.5%
Core Toy	14.1%	15.1%	15.9%
Seasonal	11.3%	11.8%	12.3%
Other(1)	2.7%	2.7%	2.6%

Total	100.0%	100.0%	100.0%

(1)	Consists primarily of shipping revenues on Toys-Delaware’s Internet-based sales for its Domestic segment, non-product related revenues, and licensing and franchising fees charged to its foreign affiliates and third party franchisees. See Notes 13 and 17 to Toys-Delaware’s audited consolidated financial statements.

Store Count by Segment

	January 31, 2009	Fiscal 2008		February 2, 2008	Fiscal 2007		February 3, 2007
		Opened	Closed		Opened	Closed
Domestic(1)	846	6	(5)	845	12	(4)	837
Canada(2)	67	—	—	67	1	—	66

Total	913	6	(5)	912	13	(4)	903

(1)	Store count as of January 31, 2009 included 53 side-by-side stores, 19 “R” superstores, 12 BRU Express stores and 63 Juvenile Expansions. As of February 2, 2008, there were 28 side-by-side stores, four “R” superstores and four BRU Express stores. As of February 3, 2007, there were six side-by-side stores.
(2)	Store count includes 31, 20 and 11 side-by-side stores as of January 31, 2009, February 2, 2008 and February 3, 2007, respectively.

Net Earnings

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$175	$159	$16

Toys-Delaware generated Net earnings of $175 million in fiscal 2008 compared to $159 million in fiscal 2007. Net earnings increased primarily due to a decrease in net Interest expense of $39 million and an increase in Other income, net of $65 million (including $59 million of additional gift card breakage income), partially offset by an increase in Income tax expense of $48 million, and a decrease in Net gains on sales of properties of $29 million. Each of these changes includes the effect of foreign currency translation, which accounted for an approximate $4 million decrease in Net earnings.

Total Revenues

	Fiscal 2008	Fiscal 2007	$ Change	% Change	Percentage of Total Revenues
($ In millions)					Fiscal 2008	Fiscal 2007
Domestic	$8,611	$8,584	$27	0.3%	92.3%	92.5%
Canada	722	696	26	3.7%	7.7%	7.5%

Total revenues	$9,333	$9,280	$53	0.6%	100.0%	100.0%

Total revenues increased by $53 million, or 0.6%, to $9,333 million in fiscal 2008 from $9,280 million in fiscal 2007. Total revenues for fiscal 2008 included the impact of foreign currency translation that decreased Total revenues by approximately $51 million.

Excluding the impact of foreign currency translation, the increase in Total revenues for fiscal 2008 was primarily a result of an increase in comparable store net sales in Toys-Delaware’s Canada segment, and sales from new wholly owned stores.

Domestic

Total revenues for the Domestic segment increased by $27 million, or 0.3%, to $8,611 million in fiscal 2008 from $8,584 million for fiscal 2007. The increase in Total revenues was primarily a result of new stores, partially offset by a decrease in comparable store net sales of 0.1%.

The comparable store net sales decrease in fiscal 2008 was primarily a result of lower sales in Toys-Delaware’s core toy, learning and seasonal categories, which were all affected by the overall slowdown in the economy. Core toys and learning also experienced declines in sales of mature product lines as well as poor performance of certain new product releases. These decreases were partially offset by increases in Toys-Delaware’s entertainment category as a result of strong demand for video game consoles, new video game software releases and related accessories, such as the successful launch of Nintendo Wii Fit. Toys-Delaware’s juvenile category was positively impacted by the conversion of certain stores to Toys-Delaware’s side-by-side and “R” superstore formats along with increased square footage devoted to juvenile products in Toys-Delaware’s traditional toy stores, partially offset by decreases in baby gear and furniture sales.

Canada

Total revenues for the Canada segment increased by $26 million, or 3.7%, to $722 million for fiscal 2008, compared to $696 million for fiscal 2007. Excluding a $51 million decrease in Total revenues due to foreign currency translation, Total revenues of Toys-Delaware’s Canada segment increased primarily due to an increase in comparable store net sales of 10.2%.

The comparable store net sales increase in fiscal 2008 was primarily due to increased sales in Toys-Delaware’s entertainment, juvenile and learning categories. Entertainment increased primarily from sales of video game systems, accessories and software. Toys-Delaware’s juvenile products were positively impacted by the conversion of certain stores to Toys-Delaware’s side-by-side and “R” superstore formats along with increased square footage devoted to juvenile products in Toys-Delaware’s traditional toy stores. Learning product sales were stronger in part due to increased sales of established brands as well as increased sales of infant toys.

Cost of Sales and Gross Margin

	Fiscal 2008	Fiscal 2007	$ Change	Percentage of Total Revenues
($ In millions)				Fiscal 2008	Fiscal 2007	Change
Domestic	$3,013	$3,011	$2	35.0%	35.1%	(0.1)%
Canada	246	255	(9)	34.1%	36.6%	(2.5)%

Total Gross margin	$3,259	$3,266	$(7)	34.9%	35.2%	(0.3)%

Gross margin, as a percentage of Total revenues decreased by $7 million, or 0.3%, in fiscal 2008 compared to fiscal 2007. The decrease in Gross margin as a percentage of Total revenues was primarily due to price reductions taken in light of the slowdown in the global economy and increased sales of lower margin products at both of Toys-Delaware’s segments. Additionally, Gross margin in fiscal 2008 included the impact of foreign currency translation that increased Gross margin by approximately $14 million. Partially offsetting these decreases was a change in accounting method for valuing merchandise inventory at Toys-Delaware’s Domestic segment (see Note 2 to the audited consolidated financial statements of Toys-Delaware), which contributed an approximate $30 million increase to Toys-Delaware’s Gross margin.

Domestic

Gross margin increased by $2 million to $3,013 million in fiscal 2008 compared to $3,011 million in fiscal 2007.

As a percentage of Total revenues, Gross margin was impacted by increases in allowances received from vendors, and the change in accounting method for valuing merchandise inventory which contributed an approximate $30 million increase to Toys-Delaware’s Gross margin, offset by increased sales of lower margin products, such as electronics and commodities.

Canada

Gross margin decreased by $9 million to $246 million in fiscal 2008 compared to $255 million in fiscal 2007. Gross margin in fiscal 2008 included the impact of foreign currency translation that decreased Gross margin by approximately $14 million. Gross margin as a percentage of Total revenues in fiscal 2008 decreased 2.5 % compared to fiscal 2007.

The decrease in Gross margin as a percentage of Total revenues was primarily due to price reductions in light of the slowdown in the global economy, reduced discounts and allowances received from vendors resulting from a reduction in inventory purchases and a change in inventory mix from higher margin import to lower margin product and an increase in mix of lower margin entertainment product sales.

Selling, General and Administrative Expenses

	Fiscal 2008	Fiscal 2007	$ Change	Percentage of Total Revenues
($ In millions)				Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$2,735	$2,729	$6	29.3%	29.4%	(0.1)%

SG&A increased $6 million to $2,735 million in fiscal 2008 compared to $2,729 million in fiscal 2007. Foreign currency translation accounted for an approximate $7 million decrease. As a percentage of Total revenues, SG&A decreased 0.1%.

Excluding the impact of foreign currency translation, the increase in SG&A was primarily due to increases in advertising and store occupancy expenses at Toys-Delaware’s Domestic segment. Advertising expenses increased due to increases in print advertising and promotional activities to drive customer traffic to Toys-Delaware’s stores, with a focus on the holiday shopping season. Store occupancy expenses increased primarily due to increased costs to support Toys-Delaware’s new integrated strategy of constructing and converting existing stores to its side-by-side and “R” superstore formats. Partially offsetting these increases were decreases in Domestic store payroll, company-wide bonuses and corporate professional fees, as a result of cost-saving initiatives.

As of fiscal 2008, SG&A no longer includes certain items related to Other income, net, such as gift card breakage income, credit card program income and impairment losses on long-lived assets. Classification of prior period amounts has been corrected to conform to Toys-Delaware’s current year presentation. See Note 1 to the audited consolidated financial statements of Toys-Delaware for further details.

Depreciation and Amortization

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$226	$228	$(2)

Depreciation and amortization decreased by $2 million to $226 million in fiscal 2008 compared to $228 million in fiscal 2007.

Net Gains on Sales of Properties

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$—	$(29)	$29

Net gains on sales of properties decreased by $29 million for fiscal 2008 primarily due to a gain of $10 million on the consummation of a lease termination agreement and an $18 million gain on the sale of an idle distribution center during fiscal 2007.

Refer to Note 6 to the audited consolidated financial statements of Toys-Delaware included in this prospectus for a description of Toys-Delaware’s net gains on sales of properties.

Other Income, Net

In fiscal 2008, Toys-Delaware has included certain other income and expense items in Other income, net in the consolidated statements of operations of Toys-Delaware. For fiscals 2007 and 2006, such income and expense items were not material and reported as a component of SG&A. Accordingly, prior period amounts have been corrected or reclassified to conform to Toys-Delaware’s current year presentation. The change had no effect on the consolidated balance sheets, consolidated statements of cash flows and consolidated statements of stockholder’s equity as previously presented.

Other income and expense includes the following:

•	gift card breakage and dormancy income;

•	credit card program income;

•	impairment losses on long-lived assets;

•	foreign exchange gains and losses; and

•	other operating income and expenses.

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$(108)	$(43)	$(65)

Other income, net increased by $65 million to $108 million in fiscal 2008 compared to $43 million in fiscal 2007. The increase was primarily due to the recognition of an additional $59 million of gift card breakage income as a result of the change in estimate affected by a change in accounting principle. Refer to Note 2 to the audited consolidated financial statements of Toys-Delaware for the impact on the consolidated financial statements of Toys-Delaware as well as to Note 1 to the audited consolidated financial statements of Toys-Delaware for further details.

Interest Expense

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$(162)	$(228)	$66

Interest expense decreased by $66 million for fiscal 2008 compared to fiscal 2007. The decrease in Interest expense was primarily due to lower average interest rates on Toys-Delaware’s debt and a reduction of charges related to the changes in the fair values of Toys-Delaware’s derivatives which do not qualify for hedge accounting.

Interest Income

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$38	$65	$(27)

Interest income decreased by $27 million for fiscal 2008 compared to fiscal 2007 primarily due to lower average interest rates in fiscal 2008.

Income Tax Expense

($ In millions)	Fiscal 2008	Fiscal 2007	Change
Toys-Delaware	$107	$59	$48
Effective tax rate	37.9%	27.1%	10.8%

Income tax expense increased by $48 million to $107 million in fiscal 2008 compared to $59 million in fiscal 2007. The increase in the effective tax rate from fiscal 2007 to fiscal 2008 was due to a change in the mix of pre-tax earnings, a reduction in permanent items, the non-recurrence of a valuation allowance release recorded in fiscal 2007 and a reduction in liabilities for unrecognized tax benefits. Refer to Note 12 to the audited consolidated financial statements of Toys-Delaware for further details.

Fiscal 2007 Compared to Fiscal 2006

Net Earnings

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$159	$79	$80

Toys-Delaware generated Net earnings of $159 million in fiscal 2007 compared to $79 million in fiscal 2006. Net earnings increased primarily due to an improvement in Gross margin of $213 million, an increase in Interest income of $32 million, a decrease in Interest expense of $28 million, and an increase in Other income, net of $27 million, partially offset by an increase in SG&A of $183 million and a decrease in Net gains on sales of properties of $49 million. Each of these changes includes the effect of foreign currency translation, which accounted for approximately $4 million of the increase in Net earnings.

Total Revenues

	Fiscal 2007	Fiscal 2006	$ Change	% Change	Percentage of Total Revenues
($ In millions)					Fiscal 2007	Fiscal 2006
Domestic	$8,584	$8,384	$200	2.4%	92.5%	93.7%
Canada	696	563	133	23.6%	7.5%	6.3%

Total revenues	$9,280	$8,947	$333	3.7%	100.0%	100.0%

Total revenues increased by $333 million, or 3.7%, to $9,280 million in fiscal 2007 from $8,947 million in fiscal 2006. Foreign currency translation accounted for approximately $62 million of the increase.

The increase in Total revenues for fiscal 2007, excluding foreign currency translation, was primarily the result of increases due to new stores, and improved comparable store net sales in both of Toys-Delaware’s segments, including increases in Toys-Delaware’s Internet-based net sales. Partially offsetting these increases were decreases due to the closing of 85 stores in Toys-Delaware’s Domestic segment in fiscal 2006. Additionally, Toys-Delaware’s reporting period for fiscal 2007 included 52 weeks compared to 53 weeks for fiscal 2006, which caused a decrease in Total revenues of approximately $109 million in fiscal 2007 compared to fiscal 2006.

Domestic

Total revenues for the Domestic segment increased by $200 million, or 2.4%, to $8,584 million for fiscal 2007 compared to $8,384 million for fiscal 2006. The increase was primarily a result of Total revenues from new store openings, as well as increases in comparable store net sales and Internet-based net sales. These increases were partially offset by decreased Total revenues as a result of the closing of 85 stores in fiscal 2006. Additionally, Toys-Delaware’s reporting period for fiscal 2007 included 52 weeks compared to 53 weeks for fiscal 2006, which caused a decrease in Total revenues of approximately $103 million in fiscal 2007 compared to fiscal 2006.

The comparable store net sales increase in fiscal 2007 was primarily a result of an increase in Toys-Delaware’s juvenile and entertainment categories. The juvenile category was positively impacted by continued strong demand for value-package products, baby foods, safety products, monitors and infant feeding products. Sales in the entertainment category increased due to strong demand for video game hardware and software, including the Nintendo Wii and Nintendo DS video game systems and related accessories. Increases in these categories were partially offset by lower sales in Toys-Delaware’s learning and core toy categories, primarily due to a decline in sales of older product lines.

Canada

Total revenues for the Canada segment increased by $133 million, or 23.6%, to $696 million for fiscal 2007, compared to $563 million for fiscal 2006. Excluding a $62 million increase in Total revenues due to foreign currency translation, Total revenues of Toys-Delaware’s Canada segment increased primarily due to an increase in comparable store net sales. Additionally, Toys-Delaware’s reporting period for fiscal 2007 included 52 weeks compared to 53 weeks for fiscal 2006, which caused a decrease in Total revenues of approximately $6 million in fiscal 2007 compared to fiscal 2006.

The comparable store net sales increase in fiscal 2007 was primarily impacted by increases in Toys-Delaware’s entertainment, juvenile and core toys categories. The entertainment category increased primarily due to continued strong demand for the Nintendo Wii, Nintendo DS and Sony PlayStation 3 video game systems and related accessories. The increase in the juvenile category was primarily due to increased demand for furniture, bedding and consumables. The core toys category increased primarily due to higher sales of licensed action figures.

Cost of Sales and Gross Margin

	Fiscal 2007	Fiscal 2006	$ Change	Fiscal 2007	Percentage of Total Revenues
($ In millions)					Fiscal 2006	Change
Domestic	$3,011	$2,856	$155	35.1%	34.1%	1.0%
Canada	255	197	58	36.6%	35.0%	1.6%

Total Gross margin	$3,266	$3,053	$213	35.2%	34.1%	1.1%

Consolidated Gross margin increased by $213 million to $3,266 million in fiscal 2007 from $3,053 million in fiscal 2006. Gross margin as a percentage of Total revenues increased by 1.1% in fiscal 2007 compared to fiscal 2006. Foreign currency translation accounted for approximately $23 million of the increase. Toys-Delaware’s fiscal 2007 included 52 weeks compared to 53 weeks in fiscal 2006, which caused a decrease in Gross margin of approximately $37 million in fiscal 2007 from fiscal 2006.

Excluding the impact of foreign currency translation, Gross margin as a percentage of Total revenues was positively impacted by improvements in initial markup, decreased markdowns at Toys-Delaware’s Canada segment, partially offset by increased markdowns at Toys-Delaware’s Domestic segment. Markup is the difference between an item’s cost and its retail price (expressed as a percentage of its retail price). Factors that affect markup include vendor offerings and negotiations, vendor income, sourcing strategies, market forces like the cost of raw materials and freight and competitive influences. Markdowns are the reduction in the original or previous price of retail merchandise. Factors that affect markdowns include inventory management and competitive influences. The definition and method of calculating markup, markdowns and gross margin varies across the retail industry.

Domestic

Gross margin increased by $155 million to $3,011 million in fiscal 2007 compared to $2,856 million in fiscal 2006. Gross margin as a percentage of Total revenues in fiscal 2007 increased by 1.0% compared to fiscal 2006. The increase in Gross margin as a percentage of Total revenues was primarily due to improved initial markup, which contributed a 1.2% increase, partially offset by increased markdowns, which contributed a 0.2% decrease.

The improved initial markup was primarily a result of increased sales of private label products and a favorable change in Toys-Delaware’s sales mix toward higher margin products in the juvenile category. The increase in initial markup was partially offset by additional markdowns to keep inventory current, as well as markdowns resulting from planned increases in promotional events.

Canada

Gross margin increased by $58 million to $255 million in fiscal 2007 compared to $197 million in fiscal 2006. Gross margin as a percentage of Total revenues in fiscal 2007 increased 1.6% compared to fiscal 2006. The increase in

Gross margin as a percentage of Total revenues was due to foreign currency translation gains realized on merchandise purchased using U.S. dollars, partially offset by increased mix of lower margin products from Toys-Delaware’s entertainment category. Foreign currency translation accounted for approximately $23 million of the increase.

A change in accounting method for valuing merchandise inventories from the retail inventory method to the weighted average cost method (see Note 2 to the audited consolidated financial statements of Toys-Delaware included in this prospectus) contributed an approximate $6 million increase to Toys-Delaware’s Gross margin for fiscal 2007.

SG&A

	Fiscal 2007	Fiscal 2006	$ Change	Fiscal 2007	Percentage of Total Revenues
($ In millions)					Fiscal 2006	Change
Toys-Delaware	$2,729	$2,546	$183	29.4%	28.5%	0.9%

SG&A expenses increased $183 million to $2,729 million in fiscal 2007 compared to $2,546 million in fiscal 2006. As a percentage of Total revenues, SG&A increased 0.9%. Foreign currency translation accounted for approximately $13 million of the increase.

In addition to the impact of foreign currency translation, the increase in SG&A expenses was primarily due to increases in store occupancy, payroll-related and advertising expenses. Store occupancy and payroll-related expenses increased primarily due to new store openings, increased costs to improve store layouts at Toys-Delaware’s Domestic segment, and higher store staffing expenditures to support increased sales and training initiatives. Advertising expenses increased due to increased print advertising and promotional activities.

Depreciation and Amortization

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$228	$241	$(13)

Depreciation and amortization decreased by $13 million to $228 million in fiscal 2007 compared to $241 million in fiscal 2006. The decrease was primarily attributed to $24 million of accelerated depreciation related to the fiscal 2005 restructuring initiative recorded in the first quarter of fiscal 2006. The decrease was partially offset by higher depreciation expense due to new store openings.

Net Gains on Sales of Properties

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$(29)	$(78)	$49

Net gains on sales of properties decreased by $49 million to $29 million in fiscal 2007 compared to $78 million in fiscal 2006.

During fiscal 2007, Toys-Delaware sold its interest in an idle distribution center for gross proceeds of approximately $29 million, resulting in a gain of $18 million and sold 3 properties for gross proceeds of $9 million, resulting in a gain of $1 million as part of the agreement with Vornado Surplus 2006 Realty, LLC as described below. In addition, Toys-Delaware consummated a lease termination agreement resulting in a net gain of $10 million.

During fiscal 2006, Toys-Delaware recorded net gains of $79 million related to the sales of 35 stores primarily to an affiliate of one of the Sponsors, Vornado Surplus 2006 Realty, LLC.

Refer to Note 6 to the audited consolidated financial statements for Toys-Delaware for a description of Toys-Delaware’s net gains on sales of properties.

Other Income, Net

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$(43)	$(16)	$(27)

Other income, net increased by $27 million to $43 million in fiscal 2007 compared to $16 million in fiscal 2006. The increase was primarily due to an increase in income of $28 million related to Toys-Delaware’s credit card program, which it entered into in the fourth quarter of fiscal 2006.

Interest Expense

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$(228)	$(256)	$28

Interest expense decreased by $28 million for fiscal 2007 compared to fiscal 2006. The decrease in Interest expense was primarily due to reduced average borrowings outstanding under Toys-Delaware’s secured revolving credit facilities and reduced amortization of deferred financing costs in fiscal 2007, partially offset by charges related to changes in the fair values of Toys-Delaware’s derivatives which do not qualify for hedge accounting.

Interest Income

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$65	$33	$32

Interest income increased by $32 million for fiscal 2007 compared to fiscal 2006 primarily due to net increases in intercompany balances.

Income Tax Expense

($ In millions)	Fiscal 2007	Fiscal 2006	Change
Toys-Delaware	$59	$58	$1
Effective tax rate	27.1%	42.3%	(15.2)%

Income tax expense increased by $1 million for fiscal 2007 compared to fiscal 2006 as Earnings before income taxes increased to $218 million from $137 million over the same period. The decrease in the Consolidated effective tax rate was primarily due to a reduction of valuation allowances recorded in fiscal 2007.

Liquidity and Capital Resources

Overview

As of October 31, 2009, Toys-Delaware was in compliance with all of its covenants related to its outstanding debt. On June 24, 2009, Toys-Delaware amended and restated the credit agreement for its $2.0 billion five-year secured revolving credit facility, which extended the maturity date of a portion of the facility and amended certain other provisions. As amended, the facility was bifurcated into a $1,526 million tranche maturing on May 21, 2012 and a $517 million tranche expiring July 21, 2010. At October 31, 2009, Toys-Delaware had $419 million of outstanding borrowings, a total of $116 million of outstanding letters of credit and had “capped” availability of $1,263 million. This amount is also subject to a minimum availability covenant, which was $270 million at October 31, 2009, with a remaining net availability of $993 million in excess of the covenant. On November 13, 2009, Toys-Delaware partially exercised the accordion feature of its secured revolving credit facility, increasing the credit available, subject to borrowing base restrictions, from $2,043 million to $2,148 million.

Due to the deterioration in the credit markets, some financial institutions have reduced and, in certain cases, ceased to provide funding to borrowers. Toys-Delaware is dependent on the loans provided by its lenders to support its working capital needs and capital expenditures. Currently Toys-Delaware has funds available to finance its operations under its secured revolving credit facility, which expires in May 2012. Toys-Delaware’s lenders may be unable to fund borrowings under their credit commitments to Toys-Delaware if these lenders face bankruptcy, failure, collapse or sale. If Toys-Delaware’s cash flow and capital resources do not provide the necessary liquidity, it could have a significant negative impact on its results of operations.

In general, Toys-Delaware primarily uses cash for working capital purposes, including purchasing inventory, servicing debt, financing construction of new stores, remodeling existing stores, and paying expenses to operate its stores. Toys-Delaware will consider additional sources of financing to fund its long-term growth. Toys-Delaware’s working capital needs follow a seasonal pattern, peaking in the third quarter of the year when inventory is purchased for the holiday selling season. Toys-Delaware’s largest source of operating cash flows is cash collections from its customers. Toys-Delaware has been able to meet its cash needs principally by using cash on hand, cash flows from operations and its revolving credit facility.

On July 9, 2009, the Company completed the offering of $950 million aggregate principal amount of the outstanding notes. The outstanding notes are solely the obligation of the Company and its subsidiaries and are not guaranteed by Toys-Delaware. The indenture governing the outstanding notes contains covenants that limit the ability of TRU to cause or permit Toys-Delaware to incur indebtedness or make restricted payments.

Although Toys-Delaware believes that cash generated from operations, along with its existing cash and revolving credit facility, will be sufficient to fund its expected cash flow requirements and planned capital expenditures for at least the next 12 months, continued world-wide financial market disruption may have a negative impact on Toys-Delaware’s financial performance and position in the future. Toys-Delaware believes that it has the ability to repay or refinance its current outstanding borrowings maturing within the next 12 months and is evaluating available options.

Cash Flows for the 39 Weeks Ended October 31, 2009 and the 39 Weeks Ended November 1, 2008

	39 Weeks Ended
($ In millions)	October 31, 2009	November 1, 2008	$ Change	% Change
Net cash used in operating activities	$(406)	$(338)	$(68)	(20.1)%
Net cash used in investing activities	(320)	(172)	(148)	(86.0)%
Net cash provided by financing activities	516	364	152	41.8%
Effect of exchange rate changes on cash and cash equivalents	1	(1)	2	200.0%

Net decrease during period in cash and cash equivalents	$(209)	$(147)	$(62)	(42.2)%

Cash Flows Used in Operating Activities

During the thirty-nine weeks ended October 31, 2009, net cash used in operating activities was $406 million compared with $338 million used in operating activities during the thirty-nine weeks ended November 1, 2008. The $68 million increase in cash used in operating activities was primarily due to a reduction in gross margin dollars due to lower Net sales and increased purchases of merchandise inventories, partially offset by a reduction in SG&A predominantly attributable to initiatives to reduce overall operating expenses and decreased payments for income taxes.

Cash Flows Used in Investing Activities

During the thirty-nine weeks ended October 31, 2009, net cash used in investing activities was $320 million compared with net cash used in investing activities of $172 million for the thirty-nine weeks ended November 1, 2008. The increase in net cash used was primarily the result of an increase of $139 million in advances to TRU, cash proceeds from the sale of $101 million in short-term investments received in the prior year and $63 million paid to purchase properties from U.S. Propco at historical cost. Partially offsetting these increases were a $121 million reduction in capital expenditures and a $37 million reduction in loans made to affiliates as compared to the prior year period.

Toys-Delaware capital expenditures are primarily for financing construction of new stores, remodeling existing stores, as well as to improve and enhance Toys-Delaware’s information technology systems. In addition, Toys-Delaware has executed several small e-commerce acquisitions and has acquired other strategic assets. Due to the current economic environment, Toys-Delaware will continue to prudently curtail its capital spending for the foreseeable future, including a reduction in budgeted capital spending in fiscal 2009 of approximately 50% over fiscal 2008 amounts.

Cash Flows Provided by Financing Activities

During the thirty-nine weeks ended October 31, 2009, net cash provided by financing activities was $516 million compared with net cash provided by financing activities of $364 million for the thirty-nine weeks ended November 1, 2008. The increase in net cash provided by financing activities was primarily due to a net increase of $351 million in net borrowings, offset by $89 million in distributions paid to TRU, $61 million paid to U.S. Propco in excess of carrying values of net assets acquired and $49 million in debt issuance costs associated with the amended and restated credit agreement on its $2.0 billion secured revolving credit facility.

Cash Flows for Fiscal 2008, Fiscal 2007 and Fiscal 2006

($ In millions)	Fiscal 2008	Fiscal 2007	Fiscal 2006
Net cash provided by operating activities	$290	$368	$395
Net cash used in investing activities	(231)	(427)	(185)
Net cash used in financing activities	(57)	(88)	(186)
Effect of exchange rate changes on cash and cash equivalents	(2)	2	3

Net (decrease) increase during period in cash and cash equivalents	$—	$(145)	$27

Cash Flows Provided by Operating Activities

Net cash provided by operating activities for fiscal 2008 was $290 million, a decrease of $78 million compared to fiscal 2007. The decrease in cash provided by operating activities was primarily the result of increased payments on accounts payable due to the timing of vendor payments and increased payments for income taxes. The decrease was partially offset by decreased purchases of merchandise inventories due to the slowdown in the global economy and lower interest payments due to lower average interest rates.

Net cash provided by operating activities for fiscal 2007 was $368 million, a decrease of $27 million compared to fiscal 2006. The decrease in cash provided by operating activities was primarily the result of increased spending on merchandise inventories to support additional store square footage and comparable-store sales growth and increased payments on accounts payable. The decrease was partially offset by repayments of affiliates payables in fiscal 2006 and increases in Gross margins and Interest income.

Cash Flows Used In Investing Activities

Net cash used in investing activities for fiscal 2008 was $231 million, a decrease of $196 million compared to fiscal 2007. The decrease in net cash used in investing activities was primarily related to the purchase of $101 million of short-term investments in fiscal 2007 and subsequent sale in fiscal 2008, and a $106 million reduction in the amount of funds advanced to TRU. These decreases were partially offset by an increase in capital expenditures of $63 million and a $50 million reduction of proceeds from sales of fixed assets.

Toys-Delaware’s capital expenditures are primarily for financing construction of new stores, remodeling existing stores, and improving and enhancing Toys-Delaware’s information technology systems. Due to the deterioration in the global financial markets and economic environment, Toys-Delaware has taken and plan to continue taking steps to prudently curtail Toys-Delaware’s capital spending for the foreseeable future, including a reduction in budgeted capital spending in fiscal 2009 in excess of 50% over fiscal 2008 amounts.

Net cash used in investing activities for fiscal 2007 was $427 million, an increase of $242 million compared to fiscal 2006. The increase in net cash used in investing activities was primarily due to a $121 million decrease from the sale of fixed assets, a decrease of $108 million in loan repayments from affiliates, the purchase of $101 million in short-term investments, repayments of advances by TRU of $87 million in fiscal 2006 and an increase of $71 million in capital expenditures. These increases were partially offset by a decrease in advances to TRU of $246 million in fiscal 2007.

Cash Flows Used in Financing Activities

Net cash used in financing activities was $57 million for fiscal 2008, a decrease of $31 million from fiscal 2007. The decrease in net cash used in financing activities was primarily due to a net increase in third party borrowings of $86 million driven by lower payments of Toys-Delaware’s long-term debt, and increased short- term borrowings from TRU of $31 million. These decreases were partially offset by a $67 million repayment of notes payable to TRU as well as dividends paid to TRU of $19 million in fiscal 2008.

Net cash used in financing activities was $88 million for fiscal 2007, a decrease of $98 million from fiscal 2006. The decrease in net cash used in financing activities was primarily due to a $1,577 million decrease in third party debt repayments, partially offset by a $1,502 million reduction in third party borrowings. The decrease in gross borrowings and repayments reflects a reduction in refinancing activities compared to fiscal 2006.

Debt

Toys-Delaware’s credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict Toys-Delaware’s ability to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. Certain of Toys-Delaware’s agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable by the lenders. Were such an event to occur, Toys-Delaware would be forced to seek new financing that may not be on as favorable terms as Toys-Delaware’s current facilities. On June 24, 2009, Toys-Delaware amended and restated the credit agreement for its $2.0 billion five-year secured revolving credit facility in order to extend the maturity date of a portion of the facility and amend certain other provisions. The facility as amended provides for a bifurcation of the prior facility into a $1,526 million tranche maturing on May 21, 2012, and a $517 million tranche expiring July 21, 2010. As of October 31, 2009, Toys-Delaware had $419 million outstanding under this facility, including $396 million in respect of borrowings relating to normal working capital. Toys-Delaware’s ability to refinance Toys-Delaware’s indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial crisis. In addition, Toys-Delaware’s ability to incur secured indebtedness (which may enable Toys-Delaware to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of Toys-Delaware’s assets, which depends, in turn, on the strength of Toys-Delaware’s cash flows, results of operations, economic and market conditions and other factors. Toys-Delaware is currently in compliance with Toys-Delaware’s financial covenants relating to Toys-Delaware’s debt.

During the 39 weeks ended October 31, 2009 and in November 2009, Toys-Delaware made the following changes to its debt structure:

•

Toys-Delaware caused TRU Propco II and certain of its parent entities to exercise the third maturity date extension option on TRU Propco II’s $600 million secured real estate loans which extended the maturity date of the loans from August 9, 2009 to August 9, 2010.

•	On November 20, 2009, TRU Propco II completed the offering of $725 million aggregate principal amount of senior secured 8.50% notes due 2017 (the “Secured Notes”).

•	On November 20, 2009, TRU Propco II and certain of its parent entities repaid the secured real estate loans with the proceeds received in connection with the offering of the Secured Notes.

•

On June 24, 2009, Toys-Delaware and certain of its subsidiaries amended and restated the credit agreement for its $2.0 billion secured revolving credit facility as described above. At October 31, 2009, Toys-Delaware had $419 million of outstanding borrowings, a total of $116 million of outstanding letters of credit and had excess availability of $1,263 million. This amount is also subject to a minimum availability covenant, which was $270 million at October 31, 2009, with a remaining net availability of $993 million in excess of the covenant. On November 13, 2009, Toys-Delaware partially exercised the accordion feature of its secured revolving credit facility, increasing the credit available, subject to borrowing base restrictions, from $2,043 million to $2,148 million.

During fiscal 2008, Toys-Delaware made the following significant changes to its debt structure:

•	Toys-Delaware made the final installment payment of $21 million on the Note due in semi-annual installments on February 20, 2008.

•	Toys-Delaware received $33 million in landlord incentives related to finance obligations associated with capital projects.

•

On July 3, 2008, Toys-Delaware caused TRU Propco II and certain of its parent entities to exercise its second maturity date extension option on its $600 million secured real estate loans, which extended the maturity date of the loans from August 9, 2008 to August 9, 2009. These amounts were classified as Long-term debt on the consolidated balance sheet of Toys-Delaware as of January 31, 2009 because it had the contractual ability and intent to extend the maturity date to August 9, 2010.

Toys-Delaware and its subsidiaries, as well as TRU, the Sponsors or their affiliates, may from time to time acquire debt or debt securities issued by Toys-Delaware or its subsidiaries in open market transactions, tender offers, privately negotiated transactions or otherwise. Any such transactions, and the amounts involved, will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. Refer to Note 17 to the audited consolidated financial statements of Toys-Delaware.

Contractual Obligations

Toys-Delaware contractual obligations consist mainly of payments related to Long-term debt and related interest, operating leases related to real estate used in the operation of its business and product purchase obligations. There has been no significant change in Toys-Delaware contractual obligations and commitments during the thirty-nine weeks ended October 31, 2009, except as noted above and below.

Toys-Delaware leases a substantial portion of the retail locations used in its operations from the Company under the Master Lease which was amended and restated on July 9, 2009. Among other changes from the previous agreement, the term of the Master Lease was extended through June 30, 2029. In addition, Toys-Delaware purchased the ownership and leasehold interests in the Transferred Properties which were subject to the previous agreement, and as such, have been excluded from the Master Lease. Effective July 9, 2009, base rents under the Master Lease increased approximately by 10.38% for all properties subject to the Master Lease and the base rents are scheduled to increase by 10% on July 1, 2014, July 1, 2019 and July 1, 2024. The Master Lease continues to require that Toys-Delaware pay real estate taxes and certain other amounts based upon percentage of sales.

The following table summarizes Toys-Delaware’s contractual obligations associated with Toys-Delaware’s long-term debt and other obligations as of January 31, 2009:

	Payments Due By Period
(In millions)	Fiscal 2009	Fiscal 2010 & 2011	Fiscal 2012 & 2013	Fiscal 2014 and thereafter	Total
Operating leases(1)	$431	$853	$727	$1,844	$3,855
Less: sub-leases to third parties	16	26	16	17	75

Net operating lease obligations	415	827	711	1,827	3,780
Capital lease obligations	14	24	4	37	79
Long-term debt(2)	14	624	981	59	1,678
Interests payments(3)	70	114	37	33	254
Purchase obligations(4)	733	—	—	—	733
Other(5)	239	101	24	2	366

Total contractual obligations	$1,485	$1,690	$1,757	$1,958	$6,890

(1)	In addition, as noted below, the TRU Propco II Master Lease was amended and restated in conjunction with the issuance of the Secured Notes on November 20, 2009.
(2)	Toys-Delaware has classified its $600 million secured real estate loans due August 9, 2009 as annual maturities of 2010 because Toys-Delaware has the contractual ability and intent to extend the due dates to August 9, 2010. Refer to Note 3 to the audited consolidated financial statements for Toys-Delaware. In addition, as noted below, TRU Propco II issued the Secured Notes on November 20, 2009.
(3)	In an effort to manage interest rate exposure, Toys-Delaware has entered into interest rate swaps to achieve an acceptable balance between fixed and variable rate debt. $101 million of debt was effectively subject to fixed interest rates and $1,577 million of debt was effectively subject to variable interest rates. The interest payments in the table for the $1,577 million of variable rate debt were based on the indexed interest rates in effect at January 31, 2009.
(4)	Purchase obligations consist primarily of open purchase orders for merchandise as well as an agreement to purchase fixed or minimum quantities of goods that are not included in Toys-Delaware’s Consolidated Balance Sheet as of January 31, 2009.
(5)	Includes gift card liabilities, FIN 48 liabilities, and other general obligations and contractual commitments.

On November 20, 2009, TRU Propco II completed the offering of $725 million aggregate principal amount of 8.50% Senior Secured Notes due 2017. The Secured Notes were issued at a discount of $10 million which resulted in the receipt of gross proceeds of $715 million. The proceeds of $715 million, the release of $16 million in cash from restrictions, the proceeds of $10 million from the Junior Mezzanine Loan and $35 million in cash on hand, were used by TRU Propco II to repay the outstanding loan balance under the secured real estate loan agreements of $600 million plus accrued interest, and to acquire certain properties.

Also in connection with the offering of the Secured Notes on November 20, 2009, Toys-Delaware amended and restated the TRU Propco II Master Lease under which it will continue to lease properties which were formerly owned by MPO and which are now owned by TRU Propco II, and continue to lease other properties used in its operations already held by TRU Propco II. Among other changes from the previous master lease agreements, the term of the TRU Propco II Master Lease was extended through January 31, 2030 except with respect to any property that is ground or space leased from a third party landlord to TRU Propco II with a term expiring prior to such date. Effective December 1, 2009, net base rents under the TRU Propco II Master Lease were increased to approximately $91 million per annum and are scheduled to increase by 10% on February 1, 2015, February 1, 2020 and February 1, 2025. The TRU Propco II Master Lease continues to require that Toys-Delaware pay real estate taxes and certain other amounts based upon percentage of sales.

Obligations under Toys-Delaware’s operating leases and capital leases in the above table do not include contingent rent payments, payments for maintenance and insurance, or real estate taxes. The following table presents these expenses for fiscals 2008, 2007 and 2006:

(In millions)	Fiscal 2008	Fiscal 2007	Fiscal 2006
Real estate taxes	$36	$36	$32
Maintenance and insurance	19	16	15
Contingent rent	1	2	1

Total	$56	$54	$48

Critical Accounting Policies

The consolidated financial statements of Toys-Delaware have been prepared in accordance with GAAP. The preparation of these financial statements requires Toys-Delaware to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and during the applicable periods. Toys-Delaware bases these estimates on historical experience and on other factors that Toys-Delaware believes are reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions and could have a material impact on the consolidated financial statements of Toys-Delaware.

Toys-Delaware believes the following are its most critical accounting policies that include significant judgments and estimates used in the preparation of the consolidated financial statements of Toys-Delaware. Toys-Delaware considers an accounting policy to be critical if it requires assumptions to be made that were uncertain at the time they were made, and if changes in these assumptions could have a material impact on the consolidated financial condition or results of operations of Toys-Delaware.

Merchandise Inventories

Toys-Delaware values its merchandise inventories at the lower of cost or market, as determined by the weighted average cost method for Toys-Delaware’s Domestic and Canada segments. Cost of sales under the weighted average cost method represents the weighted average cost of the individual items sold. Cost of sales under the weighted average cost method is also affected by adjustments to reflect current market conditions, merchandise allowances from vendors, expected inventory shortages and estimated losses from obsolete and slow-moving inventory.

Merchandise inventories and related reserves are reviewed on an interim basis and adjusted, as appropriate, to reflect management’s current estimates. These estimates are derived by using available data, Toys-Delaware’s historical experience, estimated inventory turnover, and current purchase forecasts. Various types of negotiated allowances received from Toys-Delaware’s vendors are generally treated as adjustments to the purchase price of Toys-Delaware’s Merchandise inventories. Toys-Delaware adjusts its estimates for vendor allowances and Toys-Delaware’s provision for expected inventory shortage to actual amounts at the completion of Toys-Delaware’s physical inventory counts and finalization of all vendor allowance agreements. In addition, Toys-Delaware performs an inventory-aging analysis for identifying obsolete and slow-moving inventory. Toys-Delaware establishes a reserve to reduce the cost of Toys-Delaware’s inventory to its estimated net realizable value based on certain loss indicators which include aged inventory and excess supply on hand, as well as specific identification methods.

Toys-Delaware’s estimates may be affected by changes in certain underlying assumptions and may not be indicative of future activity. For example, factors such as slower inventory turnover due to changes in competitors’ tactics, consumer preferences, consumer spending and unseasonable weather patterns could cause excess inventory requiring greater than estimated markdowns to entice consumer purchases. Such factors could also cause sales shortfalls resulting in reduced purchases from vendors and an associated reduction in vendor allowances. Based on Toys-Delaware’s inventory-aging analysis for identifying obsolete and slow-moving inventory, a 10% change in Toys-Delaware’s reserve would have impacted pre-tax earnings by approximately $2 million for fiscal 2008.

Store Closures and Long-lived Asset Impairment

Based on an overall analysis of store performance and expected trends, management periodically evaluates the need to close underperforming stores. Reserves are established at the time of closing for the present value of any remaining operating lease obligations, net of estimated sublease income, and at the communication date for severance, as prescribed by ASC Topic 420, formerly SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” The key assumptions in calculating the reserves include the number of terminated employees for severance and the estimation of sublease income. If actual experience differs from Toys-Delaware’s estimates, the resulting reserves could vary from recorded amounts. Reserves are reviewed periodically and adjusted when necessary.

Toys-Delaware also reviews the carrying value of all long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with ASC 360. Toys-Delaware will record an impairment loss when the carrying value of the underlying asset group exceeds its estimated fair value.

In determining whether long-lived assets are recoverable, Toys-Delaware’s estimate of undiscounted future cash flows over the estimated life or lease term of a store is based upon Toys-Delaware’s experience, historical operations of the store, an estimate of future store profitability and economic conditions. The future estimates of store profitability and economic conditions require estimating such factors as sales growth, inflation and the overall economics of the retail industry. Since Toys-Delaware forecasts its future undiscounted cash flows for up to 25 years, Toys-Delaware’s estimates are subject to variability as future results can be difficult to predict. If a long-lived asset is found to be non-recoverable, Toys-Delaware records an impairment charge equal to the difference between the asset’s carrying value and fair value. Toys-Delaware estimates fair value based upon future cash flows, discounted at a rate that approximates Toys-Delaware’s weighted average cost of capital, or by using other reasonable estimates of fair value, if available. In fiscal 2008, Toys-Delaware recorded $6 million of impairment charges related to non-recoverable long-lived assets. These impairments were primarily due to a decrease in real estate market values, the identification of underperforming stores and the relocation of certain stores. In the future, Toys-Delaware plans to relocate additional stores and may incur additional asset impairments. Additionally, if the current adverse trends in economic conditions continue or worsen, or if Toys-Delaware’s efforts to counteract the effects of these trends are not sufficiently effective, Toys-Delaware may incur additional asset impairments.

Goodwill Impairment

Goodwill is evaluated for impairment annually or whenever Toys-Delaware identifies certain triggering events that may indicate impairment, in accordance with the provisions of ASC 350. Toys-Delaware tests for impairment of Toys-Delaware’s goodwill by comparing the fair values and carrying values of Toys-Delaware’s reporting units. During fiscal 2008, Toys-Delaware changed its reporting segments and therefore, in accordance with ASC 350, Toys-Delaware changed its goodwill reporting units from Toys — U.S. and Babies to one Domestic reporting unit.

Toys-Delaware estimated the fair values of these reporting units on the first day of the fourth quarter of each year, which for fiscal 2008 was November 2, 2008, using the market multiples approach and the discounted cash flow analysis approach. Additionally, due to the continued deterioration in the global economy through the end of fiscal 2008, Toys-Delaware updated Toys-Delaware’s testing as of January 31, 2009. Based on Toys-Delaware’s estimates of Toys-Delaware’s reporting units’ fair values at November 2, 2008 and January 31, 2009, Toys-Delaware determined that none of the goodwill associated with Toys-Delaware’s reporting unit was impaired.

These valuation approaches require Toys-Delaware to make certain assumptions and estimates regarding industry economic factors and future profitability of acquired businesses. It is Toys-Delaware’s policy to conduct impairment testing based on Toys-Delaware’s most current business plans, projected future revenues and cash flows, which reflect changes Toys-Delaware anticipates in the economy and the industry. The cash flows employed in the discounted cash flow analysis are based on five-year financial forecasts developed internally by management. The analysis also involved discounting the future cash flows to a present value using discount rates that properly account for the risk and nature of the respective reporting unit’s cash flows and the rates of return Toys-Delaware’s debt and equity holders would require to invest their capital in Toys-Delaware’s reporting units. If the carrying value exceeds the fair value, Toys-Delaware would then calculate the implied fair value of Toys-Delaware’s reporting unit goodwill as compared to its carrying value to determine the appropriate impairment charge. Although Toys-Delaware believes Toys-Delaware’s assumptions are reasonable, actual results may vary significantly and may expose Toys-Delaware to material impairment charges in the future.

In order to evaluate the sensitivity of the fair value calculations on the goodwill impairment test, Toys-Delaware applied a hypothetical 10% decrease to the fair values of each reporting unit. For November 2, 2008 and January 31, 2009, this hypothetical decrease did not trigger additional testing and analysis.

Revenue Recognition

Toys-Delaware recognizes revenue in accordance with the SEC Staff Accounting Bulletin No. 104 “Revenue Recognition.” Revenue related to merchandise sales, which is approximately 98.1% of total revenues, is generally recognized for retail sales at the point of sale in the store and when the customer receives the merchandise shipped from Toys-Delaware’s Internet web sites. Discounts provided to customers are accounted for as a reduction of sales. Toys-Delaware records a reserve for estimated product returns in each reporting period based on historical return experience and changes in customer demand. Actual returns may differ from historical product return patterns, which could affect Toys-Delaware’s financial results in future periods.

Gift Cards and Breakage

Toys-Delaware sells gift cards to customers in its retail stores, through its Internet web sites and through third parties and, in certain cases, provide gift cards for returned merchandise and in connection with promotions. Toys-Delaware recognizes income from gift card sales when the customer redeems the gift card, as well as an estimated amount of unredeemed liabilities (“breakage”). Gift card breakage is recognized proportionately, based on key management estimates and assumptions of redemption patterns, the useful life of the gift card and an estimated breakage rate of unredeemed liabilities. Toys-Delaware’s estimated gift card breakage represents the remaining unused portion of the gift card liability for which the likelihood of redemption is remote and for which Toys-Delaware has determined that Toys-Delaware does not have a legal obligation to remit the value to the relevant jurisdictions. Income related to customer gift card redemption is included in Net sales, whereas income related to gift card breakage is recorded in Other income in the consolidated statements of operations.

In the fourth quarter of fiscal 2008, Toys-Delaware changed its accounting method for estimating gift card breakage income. Prior to the fourth quarter of fiscal 2008, the Company recognized breakage income when gift card redemptions were deemed remote and the Company determined that there was no legal obligation to remit the unredeemed gift cards to the relevant tax jurisdiction (“Cliff Method”), which based on historical information the Company concluded to be three years after the gift card was issued. In the fourth quarter of fiscal 2008, the Company accumulated a sufficient level of historical data from a large pool of homogeneous transactions to allow management to reasonably and objectively determine an estimated gift card breakage rate and the pattern of actual gift card redemptions. Accordingly, the Company changed its method for recording gift card breakage income to recognize breakage income and derecognize the gift card liability for unredeemed gift cards in proportion to actual redemptions of gift cards (“Redemption Method”). Refer to Note 2 to the audited consolidated financial statements of Toys-Delaware for the impact to the consolidated financial statements of Toys-Delaware.

During fiscal 2008, Toys-Delaware recognized $72 million of net gift card breakage income, of which $59 million represented the adjustment related to the change from the Cliff Method to the Redemption Method. A change of 10% in the estimated gift card breakage rate used in Toys-Delaware’s adjustment for use of the Redemption Method would have impacted Toys-Delaware’s pre-tax earnings by approximately $6 million for the fiscal year ended January 31, 2009.

Income Taxes

Toys-Delaware accounts for income taxes in accordance with ASC Topic 740, formerly SFAS No. 109, “Accounting for Income Taxes” (“ASC 740”). Toys-Delaware’s provision for income taxes and effective tax rates are calculated by legal entity and jurisdiction and are based on a number of factors, including Toys-Delaware’s income, tax planning strategies, differences between tax laws and accounting rules, statutory tax rates and credits, uncertain tax positions, and valuation allowances. Toys-Delaware uses significant judgment and estimates in evaluating Toys-Delaware’s tax positions.

Tax law and accounting rules often differ as to the timing and treatment of certain items of income and expense. As a result, the tax rate reflected in Toys-Delaware’s tax return (Toys-Delaware’s current or cash tax rate) is different from the tax rate reflected in the consolidated financial statements of Toys-Delaware. Some of the differences are permanent, while other differences are temporary as they reverse over time. Toys-Delaware records deferred tax assets and liabilities for any temporary differences between the assets and liabilities in the consolidated financial statements of Toys-Delaware and their respective tax bases. Toys-Delaware establishes valuation allowances when it believes it is more likely than not that Toys-Delaware’s deferred tax assets will not be realized. For example, Toys-Delaware would establish a valuation allowance for the tax benefit associated with a loss carryforward in a tax jurisdiction if Toys-Delaware did not expect to generate sufficient taxable income to utilize the loss carryforward. Changes in future taxable income, tax liabilities and Toys-Delaware’s tax planning strategies may impact Toys-Delaware’s effective tax rate, valuation allowances and the associated carrying value of Toys-Delaware’s deferred tax assets and liabilities.

At any one time Toys-Delaware’s tax returns for many tax years are subject to examination by U.S. Federal, foreign, and state taxing jurisdictions. Toys-Delaware establishes tax liabilities in accordance with Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attributes of income tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the largest amount that is more-likely-than-not to be sustained. An uncertain income tax position will not be recognized in the financial statements unless it is more-likely-than-not to be sustained. Toys-Delaware adjusts these tax liabilities, as well as the related interest and penalties, based on the latest facts and circumstances, including recently published rulings, court cases, and outcomes of tax audits. To the extent Toys-Delaware’s actual tax liability differs from Toys-Delaware’s established tax liabilities for unrecognized tax benefits, Toys-Delaware’s effective tax rate may be materially affected. While it is often difficult to predict the final outcome of, the timing of, or the tax treatment of any particular tax position or deduction, Toys-Delaware believes that its tax balances reflect the more-likely-than-not outcome of known tax contingencies.

Recent Accounting Pronouncements

Adoption of SFAS 157

On February 1, 2009, Toys-Delaware adopted the fair value guidance related to nonfinancial assets and liabilities, as prescribed by ASC 820, formerly SFAS No. 157, “Fair Value Measurements”, as amended by FSP SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions,” FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements,” FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is Not Active” and FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” With the exception of FSP SFAS 157-1, which has not yet been incorporated into the codification, the FSP SFASs discussed above are now codified under ASC 820. Assumptions made regarding the adoption of SFAS 157 will impact any accounting standards that include fair value measurements. Refer to Note 4 to the unaudited condensed consolidated financial statements of Toys-Delaware included in this prospectus for further details.

On February 3, 2008, Toys-Delaware partially adopted SFAS No. 157, “Fair Value Measurements”, as amended by FSP SFAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Its Related Interpretive Accounting Pronouncements That Address Leasing Transactions,” FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements” and FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not active.” As such, SFAS 157 (as amended) is effective for measurements and disclosures of financial assets and liabilities for fiscal years beginning after November 15, 2007 and is fully effective for measurement and disclosure provisions on all applicable assets and liabilities for fiscal years beginning after November 15, 2008. Refer to Note 5 to the audited consolidated financial statements of Toys-Delaware for the impact to the consolidated financial statements of Toys-Delaware and further details.

Adoption of FSP SFAS 140-4 and FIN 46 (R)-8

On February 3, 2008, Toys-Delaware adopted FSP SFAS No. 140-4 and FIN 46 (R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities” (“FSP SFAS 140-4 and FIN 46 (R)-8”). This FSP requires additional disclosures by public entities, including sponsors, regarding their involvement with variable interest entities and their continuing involvement with transferred financial assets and is effective for financial statements issued for fiscal years ending after December 15, 2008.

Quantitative and Qualitative Disclosures about Market Risk

Toys-Delaware is exposed to market risk from potential changes in interest rates and foreign currency exchange rates. Toys-Delaware regularly evaluates its exposure to these risks and take measures to mitigate these risks on its consolidated financial results. Toys-Delaware enters into derivative financial instruments to economically manage market risks related to interest rate and foreign currency exchange. Toys-Delaware does not participate in speculative derivative trading. The analysis below presents Toys-Delaware’s sensitivity to selected hypothetical, instantaneous changes in market interest rates and foreign currency exchange rates as of January 31, 2009.

Foreign Exchange Exposure

Toys-Delaware’s foreign currency exposure is primarily concentrated in Canada. Toys-Delaware believes Canada is politically stable. Toys-Delaware faces currency translation exposures related to translating the results of its Canada operations into U.S. dollars because of exchange rate fluctuations during the reporting period.

Toys-Delaware faces foreign currency exchange transaction exposures related to cross-currency short-term intercompany loans and merchandise purchases:

•

Toys-Delaware enters into short-term, cross-currency intercompany loans with its foreign subsidiary as part of its global cash management strategy. This exposure is economically hedged through the use of foreign currency exchange forward contracts. As a result, a 10% change in foreign currency exchange rates against the U.S. dollar would not have an impact on Toys-Delaware’s pre-tax earnings related to its short-term, cross-currency intercompany loans.

•

In addition, Toys-Delaware’s foreign subsidiary makes U.S. dollar denominated merchandise purchases through the normal course of business. From time to time, Toys-Delaware enters into foreign exchange forward contracts under its merchandise import program. As of January 31, 2009, Toys-Delaware had no outstanding contracts.

The above sensitivity analysis on Toys-Delaware’s foreign currency exchange transaction exposures related to its short-term, cross-currency intercompany loans assumes Toys-Delaware’s mix of foreign currency-denominated debt instruments and derivatives and all other variables will remain constant in future periods. These assumptions are made in order to facilitate the analysis and are not necessarily indicative of Toys-Delaware’s future intentions. Toys-Delaware’s exposure to foreign currency risk related to exchange forward contracts on its short-term, cross-currency intercompany loans has not materially changed from fiscal 2007 to fiscal 2008.

Changes in foreign exchange rates affect interest expense recorded in relation to Toys-Delaware’s foreign currency-denominated derivative instruments and debt instruments. As of January 31, 2009 and February 2, 2008, Toys-Delaware estimates that a 10% hypothetical change in foreign exchange rates would impact its pre-tax earnings due to the effect of foreign currency translation on interest expense related to its foreign currency-denominated derivative instruments and debt instruments by less than $1 million and $1 million, respectively.

Interest Rate Exposure

Toys-Delaware has a variety of fixed and variable rate debt instruments and is exposed to market risks resulting from interest rate fluctuations. In an effort to manage interest rate exposures, Toys-Delaware strives to achieve an acceptable balance between fixed and variable rate debt and has entered into interest rate swaps and interest rate caps to maintain that balance. A change in interest rates on variable rate debt impacts Toys- Delaware’s pre-tax earnings and cash flows, whereas a change in interest rates on fixed rate debt impacts the fair value of debt. A portion of Toys-Delaware’s derivatives qualifies for hedge accounting as variable cash flow hedges. Therefore, for designated cash flow hedges, the effective portion of the changes in the fair value of derivatives are recorded in other comprehensive (loss) income and subsequently recorded in the Consolidated Statements of Operations at the time the hedged item affects earnings.

The following table illustrates the estimated sensitivity of a 1% change in interest rates to Toys-Delaware’s future pre-tax earnings and cash flows on its derivative instruments and variable rate debt instruments at January 31, 2009:

(In millions)	Impact of 1% Increase	Impact of 1% Decrease
Variable rate debt	$(16)	$16

The above sensitivity analysis assumes Toys-Delaware’s mix of financial instruments and all other variables will remain constant in future periods. These assumptions are made in order to facilitate the analysis and are not necessarily indicative of Toys-Delaware’s future intentions. As of February 2, 2008, Toys-Delaware estimated that a 1% hypothetical change in interest rates could potentially have caused either a $10 million increase or a $10 million decrease on its pre-tax earnings. Refer to Toys-Delaware’s condensed consolidated financial statements contained in this prospectus for further discussion of its debt and derivative instruments. At this time, Toys-Delaware does not anticipate material changes to its interest rate risk exposure or to its risk management policies. Toys-Delaware believes that it could mitigate potential losses on pre-tax earnings through its risk management objectives, if material changes occur in future periods.

INDEBTEDNESS OF TOYS-DELAWARE

We believe that the following financial information relating to the third-party indebtedness of Toys-Delaware, the tenant under the Master Lease, may be relevant to holders of the Notes; however, Toys-Delaware is not the issuer of the Notes and will not guarantee any payments under or in respect of the Notes.

$2.0 billion secured revolving credit facility ($419 million at October 31, 2009)

On June 24, 2009, Toys-Delaware and certain of its subsidiaries amended and restated the credit agreement for its $2.0 billion five-year secured revolving credit facility in order to extend the maturity date of a portion of the facility and amend certain other provisions. The facility as amended provides for a bifurcation of the prior facility into a $1,526 million tranche maturing on May 21, 2012 and bearing a tiered floating interest rate of LIBOR plus a margin of 3.75%-4.25% depending on usage, and a $517 million tranche expiring on July 21, 2010 and continuing to bear a tiered floating interest rate of LIBOR plus a margin of between 1.00% and 2.00% depending on availability (the “first in last out” tranche bearing a tiered floating interest rate of LIBOR plus a margin of 3.75% was eliminated). Toys-Delaware capitalized approximately $49 million in additional deferred financing fees associated with the amended and restated credit agreement. This secured revolving credit facility is available for general corporate purposes and the issuance of letters of credit. Borrowings under this credit facility are secured by tangible and intangible assets of Toys-Delaware, subject to specific exclusions stated in the credit agreement. The credit agreement contains covenants, including, among other things, covenants that restrict Toys-Delaware’s ability to incur certain additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, pay dividends, repurchase capital stock, make other restricted payments, make loans or advances, engage in transactions with affiliates, or amend material documents. The secured revolving credit facility, as amended pursuant to the amended and restated credit agreement, requires Toys-Delaware to maintain “capped” availability at all times (except during the holiday period) of no less than the greater of (x) $125 million or (y) 12.5% of the “line cap” (which is the lesser of the total commitments at any time and the aggregate combined borrowing base). During the “holiday period,” which runs from October 15 to December 15 each year starting in 2010, Toys-Delaware must maintain “capped” availability of no less than $100 million and “uncapped” availability of no less than 15% of the aggregate combined borrowing base, unless Toys Delaware has otherwise elected for the non-holiday thresholds to apply for such holiday period. Availability continues to be determined pursuant to a borrowing base, consisting of specified percentages of eligible inventory, eligible credit card receivables and certain real estate less any applicable availability reserves. At October 31, 2009, Toys-Delaware had $419 million of outstanding borrowings, a total of $116 million of outstanding letters of credit under this credit facility and excess availability of $1,263 million. This amount is also subject to a minimum available covenant, which was $270 million at October 31, 2009, with a remaining availability of $993 million in excess of the covenant. Outstanding borrowings under this facility are considered to be long-term since they may be refinanced under the tranche maturing on May 21, 2012. On November 13, 2009, Toys-Delaware partially exercised the accordion feature of its secured revolving credit facility, increasing the credit available, subject to borrowing base restrictions, from $2,043 million to $2,148 million.

Secured real estate loans, due August 9, 2010 ($600 million at October 31, 2009)

On July 21, 2005, TRU Propco II, an indirect wholly-owned subsidiary of Toys-Delaware and its related parent companies entered into a loan and security agreement and related mezzanine loans totaling $600 million carrying annual weighted average interest rates of LIBOR plus 1.30%. On November 20, 2009, all of the outstanding borrowings, plus accrued and unpaid interest, under the loan and security agreements and related mezzanine loans were repaid in connection with the offering of the Senior Secured Notes described below.

Senior Secured Notes due 2017 ($715 million issued on November 20, 2009)

On November 20, 2009, TRU Propco II completed the offering of $725 million aggregate principal amount of senior secured 8.50% notes due 2017 (the “Secured Notes”). The indenture governing the notes contain covenants, including, among other things, covenants that restrict the ability of Toys “R” Us Property Company II, LLC and future guarantors to incur additional indebtedness, pay dividends or make other distributions, make other restricted payments and investments, create liens, and impose restrictions on the ability of the guarantors to pay dividends or make other payments. The indenture governing the Secured Notes also contains covenants that limit the ability of TRU to cause or permit Toys-Delaware to incur indebtedness or make restricted payments. These covenants are subject to a number of important qualifications and limitations. The Secured Notes mature on December 1, 2017. Toys-Delaware is not an obligor of these notes.

Secured term loan facility, due July 19, 2012 ($798 million outstanding as of October 31, 2009)

On July 19, 2006, Toys-Delaware entered into the secured term loan facility with a syndicate of financial institutions. The syndicate includes affiliates of KKR, an indirect equity owner of Toys-Delaware, which owned 12% of the loan amount as of October 31, 2009. Obligations under the secured term loan facility are guaranteed by substantially all of Toys-Delaware’s domestic subsidiaries (other than the borrowers under the secured real estate loans referenced above) and the borrowings are secured by accounts receivable, inventory and intellectual property of Toys-Delaware and the guarantors thereunder. The secured term loan facility contains customary covenants, including, among other things, covenants that restrict Toys-Delaware’s ability to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. If an event of default under the secured term loan facility occurs and is continuing, the commitments may be terminated and the principal amount outstanding, together with all accrued unpaid interest and other amounts owed may be declared immediately due and payable by the lenders. The secured term loan facility bears interest equal to LIBOR plus 4.25% per annum and matures on July 19, 2012. On November 2, 2007, Toys-Delaware used $4 million of the $29 million proceeds from property sold during the third quarter of fiscal year 2007 to repay a portion of the secured term loan facility.

Unsecured credit facility, due January 19, 2012 ($180 million outstanding at October 31, 2009)

On December 1, 2006, Toys-Delaware entered into an unsecured credit facility with a syndicate of financial institutions and other lenders. The syndicate includes affiliates of Vornado and KKR, indirect equity owners of Toys-Delaware, which each participated in 15% of the loan as of October 31, 2009. The unsecured credit facility matures on January 19, 2013 and bears interest equal to LIBOR plus 5.00% per annum or, at Toys-Delaware’s option, prime plus 4.00% per annum. In fiscals 2008 and 2007, the loan bore an interest rate of LIBOR plus 5.00%.

In addition, obligations under the unsecured credit facility are guaranteed by substantially all of Toys-Delaware’s domestic subsidiaries (other than the borrowers under the secured real estate loans referenced above). The unsecured credit facility contains the same customary covenants as those under the secured credit facilities described above.

8.750% debentures, due fiscal 2021 ($22 million outstanding at October 31, 2009)

TRU is co-obligor of Toys-Delaware’s outstanding debentures due fiscal 2021. All future principal and interest payments will be funded through the operating cash flow of Toys-Delaware.

Other long-term debt ($124 million outstanding at October 31, 2009)

Other long-term debt of Toys-Delaware includes $33 million related to capital lease obligations and $91 million related to finance obligations associated with capital projects.

See the Toys-Delaware financial statements included in this prospectus for additional information relating to the indebtedness of Toys-Delaware, including indebtedness owed to affiliates.

INDEBTEDNESS OF TRU

We believe that the following information relating to the consolidated indebtedness of TRU, our indirect parent, may be relevant to holders of the Notes; however, TRU is not the issuer of the Notes and will not guarantee any payments under or in respect of the Notes. The following information does not include the indebtedness of the Company or Toys-Delaware described under “Indebtedness of Toys-Delaware” in this prospectus.

Outstanding Indebtedness of TRU

7.375% senior notes, due fiscal 2018 ($406 million at October 31, 2009)

On September 22, 2003, TRU issued $400 million aggregate principal amount of its 7.375% Notes due 2018 under an indenture, as supplemented, between TRU and The Bank of New York, as trustee. The indenture governing the 7.375% Notes imposes certain limitations on the ability of TRU to, among other things, merge or consolidate with any other person or sell, assign, convey or transfer or otherwise dispose of assets substantially as an entirety to another person, and requires that TRU comply with certain further covenants. The 7.375% Notes mature on October 15, 2018.

7.875% senior notes, due fiscal 2013 ($394 million at October 31, 2009)

On April 8, 2003, TRU issued $400 million aggregate principal amount of its 7.875% Notes due 2013 under an indenture, as supplemented, between TRU and The Bank of New York, as trustee. The indenture governing the 7.875% Notes imposes certain limitations on the ability of TRU to, among other things, merge or consolidate with any other person or sell, assign, convey or transfer or otherwise dispose of assets substantially as an entirety to another person, and requires that TRU comply with certain further covenants. The 7.875% Notes mature on April 15, 2013.

7.625% notes, due fiscal 2011 ($509 million at October 31, 2009)

On July 24, 2001, TRU issued $500 million aggregate principal amount of its 7.625% Notes due 2011 under an indenture, between TRU and The Bank of New York, as trustee. The indenture governing the 7.625% Notes contains covenants limiting TRU’s and its domestic subsidiaries’ ability to create liens and engage in sale and leaseback transactions, among other things. The 7.625% Notes mature on August 1, 2011.

Toys-Japan 1.20%-2.85% loans due fiscals 2010-2014 ($172 million at October 31, 2009)

Toys-Japan has a total of ¥15.5 billion ($172 million) of outstanding bank loans as of October 31, 2009. ¥11.5 billion ($128 million) of these loans mature on January 17, 2011 and carry a weighted average interest rate of 1.31%. The remaining ¥4.0 billion ($44 million) of outstanding bank loans are repaid in semi-annual installments with a final maturity date of August 25, 2014. The weighted average interest rate on the installment loans is 2.7%.

Toys-Japan Credit Lines ($169 million and $0 million at October 31, 2009)

On March 31, 2008, Toys “R” Us-Japan, Ltd. (“Toys-Japan”), with whom TRU consolidates its financial statements, entered into an agreement with a syndicate of financial institutions, which established two unsecured loan commitment lines of credit (“Tranche 1” and “Tranche 2”).

Under the agreement, Tranche 1 is available in amounts of up to ¥20 billion ($222 million at October 31, 2009), which expires on March 30, 2011, and bears an interest rate of Tokyo Inter Bank Offered Rate (“TIBOR”) plus 0.63% per annum. At October 31, 2009, TRU had outstanding long-term debt of $169 million under Tranche 1 with $53 million of remaining availability.

On March 30, 2009, Toys-Japan entered into an agreement with a syndicate of financial institutions to refinance Tranche 2. As a result, Tranche 2 is available in amounts of up to ¥12.6 billion ($140 million at October 31, 2009), expiring on March 30, 2010, and bears an interest rate of TIBOR plus 0.63% per annum. At October 31, 2009, TRU had no outstanding short-term debt under Tranche 2 with $140 million remaining availability. TRU paid fees of $1 million to refinance Tranche 2, which were capitalized as deferred debt issuance costs and are amortized over the term of the agreement.

These agreements contain covenants, including, among other things, covenants that require Toys-Japan to maintain a certain minimum level of net assets and profitability during the agreement terms. The agreement also restricts TRU from reducing its ownership percentage in Toys-Japan.

European and Australian secured revolving credit facility, expires fiscal 2012 ($103 million at October 31, 2009)

On October 15, 2009, certain of TRU’s foreign subsidiaries entered into TRU’s European and Australian asset-based revolving credit facility (the “European ABL”), which provides for a three-year £112 million ($184 million at October 31, 2009) secured revolving credit facility which expires on October 15, 2012. Borrowings under the European ABL are subject, among other things, to the terms of a borrowing base derived from the value of eligible inventory and eligible accounts receivable of certain of Toys “R” Us Europe, LLC’s (“Toys Europe”) and Toys “R” Us Australia Holdings, LLC’s (“Toys Australia”) subsidiaries. The terms of the European ABL include a customary cash dominion trigger requiring the cash of certain of Toys Europe’s and Toys Australia’s subsidiaries to be applied to pay down outstanding loans if availability falls below certain thresholds. The European ABL also contains a springing fixed charge coverage ratio of 1.10 to 1.00 based on the EBITDA and fixed charges of Toys Europe, Toys Australia and their subsidiaries. Loans under the European ABL bear interest at a rate based on LIBOR/the Euro Interbank Offered Rate (“EURIBOR”) plus a margin of 4.00% for the first year and thereafter 3.75%, 4.00% or 4.25% depending on availability. A commitment fee accrues on any unused portion of the commitments at a rate per annum also based on usage. Borrowings under the European ABL are guaranteed to the extent legally possible and practicable by Toys Europe, Toys Australia and certain of their material subsidiaries. Borrowings are secured by substantially all assets which are not already pledged of Toys Europe, Toys Australia and certain UK and Australian obligors, as well as by share pledges over the shares of (and certain assets of) other material subsidiaries. The European ABL contains covenants that, among other things, restrict the ability of Toys Europe and Toys Australia and their respective subsidiaries to incur certain additional indebtedness, create or permit liens on assets, repurchase or pay dividends or make certain other restricted payments on capital stock, make acquisitions and investments or engage in mergers or consolidations. If an event of default shall occur and be continuing, the commitments under the European ABL may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed, may be declared immediately due and payable. At October 31, 2009, TRU had $103 million of outstanding borrowings and additional $65 million of availability under the European ABL. TRU’s multi-currency revolving credit facility was repaid and terminated on October 15, 2009 in conjunction with the establishment of the European ABL. On November 19, 2009, certain of TRU’s foreign subsidiaries partially exercised the accordion feature which allowed the Company to increase the European ABL to include additional lender commitments. This increased the ceiling of the facility from £112 million to £124 million ($208 million at November 19, 2009).

Secured real estate loans, due August 9, 2010 ($200 million at October 31, 2009)

On July 21, 2005, MPO Properties, LLC (“MPO”), an indirect wholly-owned subsidiary of TRU, and its related parent companies entered into a loan and security agreement and the related mezzanine loans totaling $200 million carrying annual weighted average interest rates of LIBOR plus 1.30%. On November 20, 2009, all of the outstanding borrowings, plus accrued and unpaid interest, under the loan and security agreements and related mezzanine loans were repaid.

€63 million French and €130 million Spanish real estate credit facilities, due fiscal 2012 ($92 million and $191 million at October 31, 2009, respectively)

On January 23, 2006, TRU’s indirect wholly-owned subsidiaries Toys “R” Us France Real Estate SAS and Toys “R” Us Iberia Real Estate S.L. entered into the French and Spanish real estate credit facilities, respectively. These facilities are secured by, among other things, selected French and Spanish real estate. The maturity date for each of these loans is February 1, 2013. The loans have interest rates of EURIBOR plus 1.50% plus mandatory costs per annum. The loan agreements contain covenants that restrict the ability of the borrowers to engage in mergers or consolidations, incur additional indebtedness, or create or permit liens on assets. The loan agreements also require the borrower to maintain interest coverage ratios of 110%.

£352 million U.K. real estate senior and £62 million U.K. real estate junior credit facilities, due fiscal 2013 ($579 million and $102 million at October 31, 2009, respectively)

On February 8, 2006, Toys “R” Us Properties (UK) Limited (“Toys U.K. Properties”), TRU’s indirect wholly-owned subsidiary, entered into a series of secured senior and junior loans with Vanwall Finance PLC (“Vanwall”), a special purpose entity established with the limited purpose of issuing notes, as the issuer and senior lender and The Royal Bank of Scotland PLC as junior lender. These facilities are secured by, among other things, selected U.K. real estate. The U.K. real estate senior credit facility bears interest of 5.02% plus mandatory costs. The U.K. real estate junior credit facility bears interest at an annual rate of LIBOR plus a margin of 2.25% plus mandatory costs. On February 8, 2007, Toys U.K. Properties borrowed an additional $4 million from The Royal Bank of Scotland PLC.

The credit agreement contains covenants that restrict the ability of Toys U.K. Properties to incur certain additional indebtedness, create or permit liens on assets, dispose of or acquire further property, vary or terminate the lease agreements, conclude further leases or engage in mergers or consolidations. Toys U.K. Properties is required to repay the loans in part in quarterly installments. The final maturity date for these credit facilities is April 7, 2013.

Vanwall is a variable interest entity established with the limited purpose of issuing and administering the notes under the credit agreement with Toys U.K. Properties. On February 9, 2006, Vanwall issued $620 million of multiple classes of commercial mortgage backed floating rate notes (the “Floating Rate Notes”) to third party investors, which are publicly traded on the Irish Stock Exchange Limited. The proceeds from the Floating Rate Notes issued by Vanwall were used to fund the senior loan to Toys U.K. Properties. Pursuant to the credit agreement, Vanwall is required to maintain an interest rate swap which effectively fixed the variable LIBOR rate at 4.56%, the same as the fixed interest rate less the applicable credit spread paid by Toys U.K. Properties to Vanwall.

The fair value of this interest rate swap at October 31, 2009 was a liability of approximately $36 million. Toys U.K. Properties’ credit agreement with Vanwall requires Toys U.K. Properties to indemnify Vanwall against any loss or liability that Vanwall incurs as a consequence of any part of the loans being repaid or prepaid, including costs relating to terminating all or part of their interest rate swap.

Other long-term debt ($12 million outstanding at October 31, 2009)

Other long-term debt of TRU includes $12 million related to capital lease obligations and $0 million related to finance obligations associated with capital projects.

Guarantees

TRU currently guarantee 80% of Toys-Japan’s three installment loans from a third party in Japan, totaling ¥3.0 billion ($33 million as of October 31, 2009). These loans have annual interest rates of 2.6%-2.8% and mature from 2012 to 2014 and are reported as part of the Toys-Japan bank loans of $172 million at October 31, 2009. In addition, TRU has an agreement with McDonald’s Holding Company (Japan), Ltd. (“McDonald’s Japan”), in which TRU promises to promptly reimburse McDonald’s Japan for any amounts it may be required to pay in connection with its guarantee of the remaining 20% of Toys-Japan’s three installment loans.

Contractual Obligations

The following table includes TRU’s consolidated contractual obligations associated with capital lease obligations and payments related to long-term debt and related interest as of October 31, 2009 (which includes contractual obligations of Toys-Delaware and U.S. Propco described elsewhere in this prospectus):

	Payments Due By Period
(In millions)	Remainder of Fiscal 2009	Fiscals 2010 & 2011	Fiscals 2012 & 2013	Fiscals 2014 and thereafter	Total
Long-term debt(1)	$2	$1,634	$2,869	$1,375	$5,880
Interest payments(2)	99	710	412	520	1,741

Total	$101	$2,344	$3,281	$1,895	$7,621

(1)	TRU exercised its third maturity date extension option on its $800 million secured real estate loans, which extended the maturity date of the loan to August 9, 2010. Refer to Note 2 to the unaudited condensed consolidated financial statements for more information. All amounts due under these loan and security agreements and related mezzanine loans were paid in conjunction with the issuance of the Secured Notes on November 20, 2009.
(2)	In an effort to manage interest rate exposure, TRU has entered into interest rate swaps to achieve an acceptable balance between fixed and variable rate debt. $4.7 billion of debt was effectively subject to fixed interest rates and $1.2 billion of debt was effectively subject to variable interest rates. The interest payments in the table for the $1.2 billion of variable rate debt were based on the indexed interest rates in effect at October 31, 2009.

The following table summarizes our contractual obligations associated with our long-term debt and other obligations as of January 31, 2009:

	Payments Due By Period
(In millions)	Fiscal 2009	Fiscals 2010 & 2011	Fiscals 2012 & 2013	Fiscals 2014 and thereafter	Total
Operating leases	$543	$1,035	$867	$2,110	$4,555
Less: sub-leases to third parties	22	35	22	24	103

Net operating lease obligations	521	1,000	845	2,086	4,452
Capital lease obligations	18	28	8	38	92
Long-term debt(1)	80	2,725	2,218	430	5,453
Interests payments(2)	306	482	192	180	1,160
Purchase obligations(3)	945	—	—	—	945
Other(4)	421	212	43	40	716

Total contractual obligations	$2,291	$4,447	$3,306	$2,774	$12,818

(1)	TRU classified its $800 million loan and security agreements and related mezzanine loans due August 9, 2009 as annual maturity of 2010 because the maturity date has been extended to August 9, 2010. All amounts due under these loan and security agreements and related mezzanine loans were paid in conjunction with the issuance of the Secured Notes on November 20, 2009.
(2)

In an effort to manage interest rate exposure, TRU has entered into interest rate swaps to achieve an acceptable balance between fixed and variable rate debt. $2.4 billion of debt was effectively subject to fixed interest rates and $3.1 billion of debt was effectively subject to variable interest rates. The interest payments in the table for the $3.1 billion of variable rate debt were based on the indexed interest rates in effect at January 31, 2009.

(3)	Purchase obligations consist primarily of open purchase orders for merchandise as well as an agreement to purchase fixed or minimum quantities of goods that are not included in TRU’s Consolidated Balance Sheet as of January 31, 2009.
(4)	Includes gift card liabilities, FIN 48 liabilities, pension obligations, risk management liabilities, and other general obligations and contractual commitments.

Obligations under TRU’s operating leases and capital leases in the above table do not include contingent rent payments, payments for maintenance and insurance, or real estate taxes. The following table presents these amounts paid for fiscals 2008, 2007 and 2006:

(In millions)	Fiscal 2008	Fiscal 2007	Fiscal 2006
Real estate taxes	$62	$60	$61
Maintenance and insurance	55	47	44
Contingent rent	9	10	9

Total	$126	$117	$114

BUSINESS OF THE COMPANY

We are a special purpose entity, owned indirectly by TRU and formed in September 2005. Certain of our wholly-owned special purpose subsidiaries own fee and leasehold interests in 359 properties in the United States. We lease the Properties on a triple-net basis under a master lease to Toys-Delaware, the operating entity for all of TRU’s North American businesses, which operates the Properties as Toys “R” Us stores, Babies “R” Us stores or side-by-side stores, or subleases them to alternative retailers.

The Properties are diversified geographically (located in 46 states in the United States) and include 259 Toys “R” Us stores, 67 Babies “R” Us stores, 29 side-by-side stores, three distribution centers and TRU’s headquarters. We believe that the Properties are desirable assets in key locations comprising many characteristics which are difficult to replicate, as they are generally located in proven retail corridors along major thoroughfares with good access, ample parking, frontage and visibility. The Properties are essential to the operations of Toys-Delaware, generating $2.9 billion of U.S. store sales, which represented 38% of Toys-Delaware’s total U.S. store sales for the twelve months ended October 31, 2009. In the opinion of our management, the Properties are adequately covered by insurance.

The Master Lease covers all of the Properties and is a triple-net lease requiring Toys-Delaware to pay all costs and expenses arising in connection with the ownership, operating, leasing, use, maintenance and repair of the Properties, including real estate taxes and assessments, utility charges, license and permit fees and insurance premiums, among other things. Each of the Properties covered by the Master Lease requires the payment of a specific rent which will increase by 10% every five years during its 20-year term. The Master Lease provides that it is a single and indivisible lease of all the Properties. Total cash payments by Toys-Delaware to us in fiscal 2008 under the Master Lease, as amended and restated, would have been $172.9 million, net of payments to third parties as rent.

Portfolio Overview

Ownership	Total Number of Properties(1)	Gross Lease Area (sq. ft. in millions)	Average Remaining Underlying Lease Term(2)
Owned	176	10.0	NA
Ground-leased	113	4.2	37 years
Space-leased	70	2.9	24 years

Total	359	17.1

(1)	Includes TRU’s Wayne, New Jersey headquarters and three U.S. distribution centers.
(2)	From November 2009. Takes into account all options to extend the underlying leases at our option.

Geographic Distribution of Stores

The following table sets forth the location of the Properties:

Location	Number of Stores	HQ / DC	Aggregate Square Feet
Alabama	2	—	89,139
Alaska	1	—	57,508
Arizona	3	—	98,349
Arkansas	3	—	101,350
California	40	1	2,298,179
Colorado	4	—	168,674
Connecticut	4	—	156,892
Delaware	1	—	32,763
Florida	30	—	1,208,554
Georgia	16	1	1,587,256
Idaho	3	—	106,556
Illinois	15	—	620,151
Indiana	8	—	308,433
Iowa	3	—	107,801
Kansas	5	—	222,330
Kentucky	6	—	247,660
Louisiana	2	—	75,902
Maine	3	—	106,851
Maryland	8	1	1,036,688
Massachusetts	5	—	204,809
Michigan	20	—	773,184
Minnesota	8	—	315,925
Mississippi	3	—	119,120
Missouri	7	—	276,197
Montana	1	—	30,626
Nebraska	2	—	61,515
Nevada	3	—	123,268
New Hampshire	4	—	156,940
New Jersey	15	1	1,169,728
New Mexico	1	—	30,695
New York	20	—	779,901
North Carolina	4	—	178,670
North Dakota	1	—	30,724
Ohio	6	—	242,400
Oklahoma	1	—	46,043
Oregon	5	—	198,011
Pennsylvania	12	—	494,524
South Carolina	6	—	244,165
Tennessee	6	—	231,190
Texas	29	—	1,228,895
Utah	5	—	183,446
Vermont	1	—	31,608
Virginia	15	—	644,143
Washington	11	—	432,547
West Virginia	3	—	97,762
Wisconsin	4	—	158,264

Total	355	4	17,115,336

The Master Lease

The base rent to be paid by Toys-Delaware to U.S. Propco under the Master Lease, net of rents due to third parties, as of the amendment and restatement of the Master Lease, is $172.9 million per annum. The base rent under the Master Lease increases by 10% on July 1, 2014, July 1, 2019 and July 1, 2024. The base rent under the Master Lease will be reduced by the rent for Properties that are subject to ground or space leases that expire prior to June 30, 2029. The current base rent for these properties as of the amendment and restatement of the Master Lease was approximately $10.0 million per annum, only approximately $2.0 million of which relates to leases expiring prior to July 1, 2014 and an additional approximately $4.0 million of which relates to leases expiring between July 1, 2014 and June 30, 2019.

Leases with Third Parties — Company as Lessee

Substantially all of our leases with third parties where we are the lessee include options that allow us to renew or extend the lease term beyond the initial lease period, subject to terms and conditions agreed upon at the inception of the lease. Such terms and conditions include rental rates agreed upon at the inception of the lease that could represent below or above market rental rates later in the life of the lease, depending upon market conditions at the time of such renewal or extension. In addition, many leases include early termination options, which can be exercised by us under specified conditions, including, upon damage, destruction or condemnation of a specified percentage of the value or land area of the property.

Formation Documents

The Company and each of the Guarantors (other than TRU 2005 RE II Trust) is a Delaware limited liability company. TRU 2005 RE II Trust is a Delaware statutory trust. The Company and the Guarantors own no material assets other than the Properties and related assets. The sole equity member of the Company is Wayne Real Estate Holding Company, LLC. The Guarantors are wholly-owned subsidiaries of the Company.

The Company and the Guarantors were organized solely to acquire, own, hold, sell, assign, transfer, operate, lease and otherwise deal with the Properties, and to exercise all powers enumerated in the Delaware Limited Liability Company Act (and in the case of TRU 2005 RE II Trust, the Delaware Statutory Trust Act) relating thereto. The Company and the Guarantors are not permitted to own any asset or property other than its interest in the Properties or other properties and incidental personal property. The Company and the Guarantors are not permitted to engage in any business other than the ownership, leasing, management and operation of the Properties or other properties. Further, subject to certain exceptions, the Company must maintain an arm’s length relationship with any affiliate, and not enter into or be a party to any transaction other than arm’s length transactions. In addition, the Company and the Guarantors’ respective organizational documents place certain restrictions on the Company and the Guarantors’ ability to institute bankruptcy proceedings, liquidate, dissolve, consolidate or merge. No assurance can be given that the Company or any Guarantor will not file for bankruptcy protection or that creditors of the Company or any Guarantor will not initiate a bankruptcy or similar proceeding against the Company or any Guarantor. See “Risk Factors — Risks Relating to the Transactions and the Notes — We, Toys-Delaware or TRU may become subject to bankruptcy proceedings and in that event our respective rights and obligations may be subject to material modification.”

Employees

As of October 31, 2009, we employed no individuals. Pursuant to the domestic service agreement (as described under “The Master Lease and Certain Other Related Party Transactions”), Toy-Delaware provides us with services to operate our business.

Policies with Respect to Certain Other Activities

If the board of directors of TRU determines that we require additional funding, we may raise such funds through offerings of equity or additional debt securities, including through offerings of senior securities, or the retention of cash flow or a combination of these methods. In the event that the board of directors of TRU determines that we should raise additional equity capital, it has the authority to issue additional equity in any manner and on such terms and for such consideration as it deems appropriate, at any time. We have in the past, and may in the future, borrow money. We have not in the past, but may, in the future, offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our debt, and may engage in such activities in the future. We have not in the past, but may in the future, subject to gross income, invest in securities of other entities engaged in real estate activities or securities of other issuers, for the purpose of exercising control over such entities, whether such entities are affiliates of ours or unrelated third party entities. We have in the past, and may in the future, engage in the purchase and sale of investments. We have not in the past, but may in the future, make loans to third parties in the ordinary course of business for investment purposes. We will not underwrite the securities of other issuers. We intend to furnish our debt holders, in accordance with the requirements set forth in the indenture, with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year. TRU’s board of directors may change any of these policies without prior notice to you.

Mortgage Limitations

We have not adopted formal policies with respect to investing in real estate or interests in real estate. All real property that is leased or owned by us was transferred to us from Toys-Delaware and not acquired directly by us. While we have not adopted a formal policy in this regard, in the event that we elect to lease or purchase property, our current preference would be to lease such property. We have not adopted an internal policy on the number or amount of mortgages, if any, which may be placed on any one piece of property; however, limitations contained in our indenture or the credit facilities or indentures to which TRU is a party may restrict our ability to mortgage our property.

BUSINESS OF TOYS-DELAWARE

Toys-Delaware is the operating entity for all of TRU’s North American businesses and was incorporated in the State of Delaware in 1948. Toys-Delaware’s operations include: Toys “R” Us stores in the United States and Canada; Babies “R” Us stores in the United States and Canada; and Internet operations through toysrus.com, babiesrus.com, etoys.com, fao.com, and babyuniverse.com in the United States, and toysrus.ca in Canada. In addition, Toys-Delaware owns and generates inter-company royalties and third-party franchise income from the trademarks of the highly recognized “R” Us brand names. Toys-Delaware rents 359 properties from us on a long term triple-net basis as described under “The Master Lease and Certain Other Related Party Transactions— Master Lease.”

As of October 31, 2009, Toys-Delaware operated 919 retail stores in 49 states in the United States, Puerto Rico and Canada under the following formats:

Store Format		Description	# of Stores
Traditional toy (Toys “R” Us) store	—	Typically ranges in size from 30,000 to 50,000 square feet and devotes approximately 5,500 square feet to boutique areas for specialty juvenile products (BRU Express and Juvenile Expansion formats devote approximately an additional 4,500 square feet and 1,000 square feet, respectively, for juvenile products)	536
Specialty juvenile (Babies “R” Us) store	—	Typically ranges from 30,000 to 40,000 square feet and devotes approximately 2,000 to 5,000 square feet to specialty name brand and private label clothing	261
Side-by-side store	—	Typically ranges in size from 45,000 to 50,000 square feet and devotes approximately 30,000 square feet to traditional toy products and 15,000 square feet to specialty juvenile products	96
“R” Superstore	—	Typically ranges from 64,000 to 70,000 square feet by combining a traditional toy store of approximately 34,000 square feet with a specialty juvenile store of approximately 30,000 square feet	26

Approximately 92% of Toys-Delaware’s total revenues during the twelve month period ended October 31, 2009 was generated in the United States, with the remainder generated by its Canadian operations.

Toys-Delaware is the #1 specialty retailer of toys and juvenile products in the United States based on sales. Toys-Delaware is also the only specialty toy and juvenile products retailer that operates on a national scale. Toys “R” Us enjoys high brand awareness throughout the market in which it operates. Toys-Delaware sells a variety of products in the juvenile, learning, entertainment, core toys, and seasonal categories through 850 stores that operate in 49 states in the United States and Puerto Rico, 69 stores in Canada and through the Internet. Sales are derived from 536 traditional toy stores (including 77 BRU Express and Juvenile Expansion formats), 261 specialty juvenile stores, 96 side-by-side stores and 26 “R” Superstores. On average, Toys-Delaware’s stores offer approximately 10,000 active items year-round. Toys-Delaware believes it offers customers the most comprehensive selection of merchandise in the retail toy and specialty juvenile industries and is able to provide vendors with a year-round distribution outlet for the broadest assortment of their products. Toys-Delaware’s strong relationships with key vendors such as Hasbro, Mattel, Procter & Gamble, Nintendo and Apple, as well as its private label selections, enable it to offer a unique shopping experience to its customers.

Recognizing the synergies between its toy and specialty juvenile products businesses over the last several years, Toys-Delaware has implemented a strategy of creating a “one-stop shopping” environment for its guests, combining the best of its toy and entertainment offerings with its specialty, juvenile products, all under one roof

(side-by-side and “R” superstore formats). In connection with its new integrated strategy, it continues to increase the number of side-by-side and “R” superstores both domestically and internationally. Since implementing the integrated store format over three years ago, Toys-Delaware has converted 91 existing stores into side-by-side formats and have constructed 32 new side-by-side and “R” superstores. Toys-Delaware expects that its side-by-side and “R” superstore formats will continue to be its focus going forward and will eventually become the standard for all of its stores. Given current economic conditions, this strategy, over the short-term, will be prudently implemented.

In addition to its side-by-side and “R” superstore formats, Toys-Delaware continues to enhance its integrated strategy within its existing traditional toy stores with its BRU Express and Juvenile Expansion formats which devote additional square footage for its juvenile products. Over the same period, Toys-Delaware has converted 77 existing stores into BRU Express and Juvenile Expansion formats.

Toys-Delaware generates sales, earnings and cash flows by retailing merchandise in its juvenile, learning, entertainment, core toy and seasonal product categories. Based on sales, it has a leading market share in most of the markets in which “R” Us branded retail stores operate. Toys-Delaware attributes its market-leading position to its broad range of product offerings, its highly recognized brand names, its substantial scale and geographic footprint and its strong vendor relationships.

Toys-Delaware operates all of the “R” Us branded retail stores in the United States, Puerto Rico and Canada. Toys-Delaware also sells merchandise through its Internet sites in the United States at toysrus.com and babiesrus.com. In addition, in fiscal 2009, Toys-Delaware sells merchandise through its newly acquired sites etoys., babyuniverse.com and fao.com.

Toys-Delaware’s extensive experience in retail site selection has resulted in a portfolio of stores that include attractive locations in many of its chosen markets. Markets for new stores and formats are selected on the basis of proximity to other “R” Us branded stores, demographic factors, population growth potential, competitive environment, availability of real estate and cost. Once a potential market is identified, Toys-Delaware selects a suitable location based upon several criteria, including size of the property, access to major commercial thoroughfares, proximity of other strong anchor stores or other destination superstores, visibility and parking capacity.

Toys-Delaware seeks to differentiate itself from its competitors in several key areas, including product selection, product presentation, service, in-store experience and marketing. Toys-Delaware continues to grow and strengthen its business by:

•	focusing on the expansion of its juvenile product offerings through its side-by-side store, “R” superstore, BRU Express and Juvenile Expansion formats;

•	enhancing its product offerings and adding more private label and exclusive products to its mix;

•	offering great value to customers through a convenient multi-channel (store and Internet) shopping experience;

•	renovating its stores in the United States to freshen its stores and enhance the shopping experience;

•	reaching customers, through differentiated value propositions, with its expanded portfolio of ecommerce brands; and

•	providing exceptional service through its state of the art baby registry and reorganizing store management teams to improve customer service.

Product Selection and Merchandise

Toys-Delaware’s product offerings are focused on serving the needs of parents, grandparents and gift-givers interested in purchasing merchandise in its primary product categories:

•

Juvenile — Toys-Delaware’s juvenile product selection is focused to serve newborns and children up to four years of age. Consequently, Toys-Delaware markets a broad array of product sizes within multiple product categories, such as baby gear, infant care products, apparel, commodities, furniture, bedding, room décor and infant toys;

•	Learning — educational electronics and developmental toys, such as Toys-Delaware’s Imaginarium products and pre-school merchandise, such as pre-school learning products, activities and toys;

•	Entertainment — video game hardware and software, electronics, computer software, DVDs and other related products;

•	Core Toy — boys and girls toys, such as dolls and doll accessories, action figures, role play toys and vehicles, games, plush and puzzles; and

•	Seasonal — toys and other products geared toward the Christmas and Halloween holidays and the summer season, as well as bikes, sporting goods, play sets and other outdoor products.

Toys-Delaware offers a wide selection of popular national toy and juvenile brands including many products that are exclusively offered at, or launched at, its stores. Over the past few years, Toys-Delaware has worked with key resources to obtain exclusive products and expand its private label brands enabling it to earn higher margins and offer products that its customers will not find elsewhere. Toys-Delaware offers a broad selection of private label merchandise under names such as ANIMAL ALLEY®, FAST LANE®, IMAGINARIUM®, DREAM DAZZLERS®, ESPECIALLY FOR BABY®, KOALA BABY®, and YOU & ME® in its stores. Toys-Delaware believes these private label brands provide a solid platform on which Toys-Delaware can expand its product offering in the future and will further differentiate its products and allow it to enhance profitability.

Marketing

Toys-Delaware has achieved its leading market position largely as a result of building a highly recognized brand name and delivering superior service to its customers. Toys-Delaware uses a variety of broad-based and targeted marketing and advertising strategies to reach consumers. These strategies include mass marketing programs such as direct mail, e-mail marketing, targeted magazine advertisements, catalogs and other inserts in national or local newspapers and national television and radio broadcasts. Toys-Delaware’s direct marketing program focuses on the specialty juvenile market with mailings to expecting and new parents. In addition, Toys-Delaware offers unique benefits to its customers, including the Rewards “R” Us program, which provides customers with a variety of exclusive one-time offers and ongoing benefits, and Geoffrey’s Birthday Club, which provides members with exciting birthday surprises. Toys-Delaware’s focus on in-store marketing is designed to generate strong customer frequency and increase average sales per customer. Toys-Delaware’s overall marketing efforts are carefully coordinated such that in-store marketing signage is consistent with the current television, radio and print advertisements. Toys-Delaware’s websites are used to support and supplement the promotion of products in Toys-Delaware’s branded stores.

Given the current retail environment, management has developed a comprehensive strategy to strengthen its competitive position, deliver profitable growth and maintain liquidity. In order to increase store traffic, Toys-Delaware is expanding its consumables offering, as well as continuing to build on the successes of its organic product offering. To improve the value offering for its customers, Toys-Delaware is introducing more opening price point products and private label items and utilizing strategies such as loyalty and card programs. Customers can now find clearer communication of value in Toys-Delaware’s stores, including offerings such as $1 / $3 / $5 bins, “2 for” and “3 for” deals and value packs.

Toys-Delaware’s comprehensive baby registry offered in its stores and on the Internet allows an expectant parent to list desired products and enables gift-givers to tailor purchases to the expectant parent’s specific needs and wishes. Toys-Delaware’s baby registry also facilitates its direct marketing and customer relationship management initiatives.

Customer Service

Compared to multi-line mass merchandisers, Toys-Delaware believes it is able to provide superior service to its customers through its highly trained sales force. Toys-Delaware trains its store associates extensively to deepen their product knowledge and enhance their targeted selling skills in order to improve customer service in its stores. Toys-Delaware is continually working to improve the allocation of products within its stores and waiting times at checkout counters. For the added convenience of its customers, Toys-Delaware provides a home delivery program in some of its stores.

In addition to its baby registry, Toys-Delaware offers a variety of helpful publications and innovative programs and services for the expectant parent, including frequent in-store product demonstrations and periodic educational seminars led by store associates and local experts.

Toys-Delaware works on behalf of its customers to look for ways to enhance product safety. Toys-Delaware has put in place industry-leading product safety standards that meet or exceed federally mandated requirements. In addition, through its dedicated safety microsite, safety boards in stores, e-mail blasts and partnerships with noted safety experts and organizations, Toys-Delaware provides resources that are used by parents, grandparents and childcare providers to ensure they have the most up-to-date information on product safety and recalls.

Seasonality

Toys-Delaware’s business is highly seasonal with sales and earnings highest in the fourth quarter due to the holiday selling season. During the last three fiscal years, more than 39% of Toys-Delaware’s sales and a substantial portion of its operating earnings and cash flows from operations were generated in the fourth quarter.

Geographic Distribution of Stores

The following table sets forth the location of Toys-Delaware’s stores as of October 31, 2009:

Location	Number of Stores
Alabama	9
Alaska	1
Arizona	15
Arkansas	5
California	106
Colorado	10
Connecticut	14
Delaware	3
Florida	56
Georgia	28
Hawaii	2
Idaho	3
Illinois	38
Indiana	17
Iowa	7
Kansas	6
Kentucky	10
Louisiana	10
Maine	3
Maryland	19
Massachusetts	21
Michigan	32
Minnesota	11
Mississippi	5
Missouri	16
Montana	1
Nebraska	4
Nevada	10
New Hampshire	7
New Jersey	41
New Mexico	3
New York	56
North Carolina	21
North Dakota	1
Ohio	37
Oklahoma	7
Oregon	8
Pennsylvania	45
Rhode Island	2
South Carolina	10
South Dakota	2
Tennessee	17
Texas	60
Utah	8
Vermont	1
Virginia	27
Washington	16
West Virginia	4
Wisconsin	11
Puerto Rico	4
Canada	69

Total	919

Employees

As of October 31, 2009, Toys-Delaware employed approximately 63,000 full-time and part-time individuals worldwide. Due to the seasonality of Toys-Delaware’s business, it employed approximately 75,000 full-time and part-time employees during the fiscal 2008 holiday season. Toys-Delaware considers its associate relations to be good. Toys-Delaware believes that the benefits offered to its employees are competitive in relation to other companies in the retail sector.

Distribution Centers

In the United States, Toys-Delaware operates nine distribution centers which support its retail stores. During fiscal 2008, Toys-Delaware closed one distribution center in the United States and has outsourced these functions.

These distribution centers employ warehouse management systems and material handling equipment that help to minimize overall inventory levels and distribution costs. Toys-Delaware believes the flexibility afforded by its warehouse/distribution system and by its operation of the fleet of trucks used to distribute merchandise provide it with operating efficiencies and the ability to maintain a superior in-stock inventory position at its stores. Toys-Delaware continuously seeks to improve its supply chain management, optimize its inventory assortment and upgrade its automated replenishment system to improve inventory turnover.

Vendor Service

Toys-Delaware procures the merchandise that it offers to its customers from a wide variety of domestic and international vendors. Toys-Delaware has approximately 1,700 active vendor relationships. For fiscal 2008, Toys-Delaware’s top 20 vendors worldwide, based on its purchase volume in dollars, represented approximately 49% of the total products it purchased.

Toys-Delaware provides a number of valuable services to its vendors. Toys-Delaware’s year-round commitment to selling toy, electronic and juvenile products, as well as its merchandising expertise, gives vendors a meaningful opportunity to display new merchandise and reach consumers throughout the year. In addition, Toys-Delaware is able to provide its vendors with a wide variety of data on sales trends and marketing guidance and support, as well as early feedback on its vendors’ product development initiatives through the depth and longevity of its experienced merchandising team.

Legal Proceedings

On July 15, 2009, the United States District Court for the Eastern District of Pennsylvania (the “District Court”) granted the class plaintiffs’ motion for class certification in a consumer class action commenced in January 2006, which was consolidated with an action brought by two internet retailers that was commenced in December 2005. Both actions allege that Babies “R” Us agreed with certain baby product manufacturers (collectively, with the Company, the “Defendants”) to impose, maintain and/or enforce minimum price agreements in violation of antitrust laws. Toys-Delaware intends to vigorously defend both cases. Related to these cases, the Federal Trade Commission (“FTC”) notified the Company in April 2009 that the FTC had opened an investigation to confirm Toys-Delaware’s compliance with a 1998 FTC Final Order that prohibits Toys-Delaware from, among other things, influencing its suppliers to limit sales of products to other retailers, including price club warehouses. Toys-Delaware believes it has complied with the FTC Final Order and is cooperating with the FTC.

Trademarks and Licensing

“TOYS “R” US®”, “BABIES “R” US®”, “IMAGINARIUM®”, “GEOFFREY®”, “KOALA BABY®”, “ANIMAL ALLEY®”, “FAST LANE®”, “DREAM DAZZLERS®”, “ESPECIALLY FOR BABY® ”, “YOU AND ME®”, the reverse “R” monogram logo and the Geoffrey character logo, as well as variations of Toys-Delaware’s family of “R” Us marks, either have been registered, or have trademark applications pending, with the United States

Patent and Trademark Office and with the trademark registries of many other countries. These trademarks are material to Toys-Delaware’s business operations. Toys-Delaware believe that its rights to these properties are adequately protected. In 2009, Toys-Delaware purchased the U.S. trademarks associated with etoys.com, babyuniverse.com and ePregnancy.com and certain trademark rights in other countries, and obtained the exclusive right to the FAO and FAO Schwartz names.

Industry Overview

Toys-Delaware competes with mass merchandisers, such as Wal-Mart, Target and Kmart; consumer electronics retailers, such as Best Buy and GameStop; Internet and catalog businesses; national and regional specialty, department and discount store chains; as well as local retailers in the geographic areas we serve. Toys-Delaware baby registry competes with baby registries of mass merchandisers and other specialty format and regional retailers.

Toys-Delaware believes the principal competitive factors in the toy, specialty juvenile and video game products markets are product variety, quality, safety and availability, price, advertising and promotion, convenience or store location, customer support and service. Toys-Delaware believes it is able to compete by providing a broader range of merchandise, maintaining in-stock positions, as well as convenient locations, superior customer service and competitive pricing.

MANAGEMENT

As a limited liability company, the Company does not have a board of directors or managers. The function of the board of directors and executive officers of the Company will be fulfilled by the board of directors and certain executive officers of TRU, which is the managing member of our managing member, Wayne Real Estate Holding Company, LLC. Information regarding the directors and executive officers of TRU is set forth below.

Executive Officers of TRU

The following persons were TRU’s Executive Officers as of December 1, 2009, having been elected to their respective offices by TRU’s board of directors:

Name	Age	Position
Gerald L. Storch	53	Chairman of the Board; Chief Executive Officer
F. Clay Creasey, Jr.	60	Executive Vice President — Chief Financial Officer
Claire Babrowski	52	Executive Vice President — Chief Operating Officer
Deborah M. Derby	46	Executive Vice President — Chief Administrative Officer
Antonio Urcelay	57	President — Continental Europe; Managing Director, Toys “R” Us Iberia, S.A.
David Rurka	63	Managing Director of Toys “R” Us Holdings, Limited
Daniel Caspersen	57	Executive Vice President — Human Resources
David J. Schwartz	42	Executive Vice President — General Counsel & Corporate Secretary

The following is a brief description of the business experience of each of TRU’s Executive Officers:

Mr. Storch has been TRU’s Chairman of the Board and Chief Executive Officer since February 2006. Mr. Storch was Vice Chairman of Target Corporation (“Target”) from 2001 to 2005 and held various other positions at Target from 1993 (then Dayton-Hudson) to 2001. Prior to joining Target, Mr. Storch was a Principal of McKinsey & Company where he served from 1982 to 1993.

Mr. Creasey has served as TRU’s Executive Vice President — Chief Financial Officer since May 2006. From July 2005 to April 2006, Mr. Creasey served as Chief Financial Officer of Zoom Systems, an automated retailer. Prior to that, Mr. Creasey served in various roles at Mervyn’s, a subsidiary of Target, from 1992 to 2005, most recently as Senior Vice President, Finance and Chief Financial Officer from 2000 to 2005.

Ms. Babrowski has served as TRU’s Executive Vice President — Chief Operating Officer since June 2007. From February 2006 to September 2006, Ms. Babrowski served as Interim Chief Executive Officer, President and Chief Operating Officer of Radio Shack Corporation. From July 2005 to February 2006, she served as Radio Shack’s Executive Vice President and Chief Operating Officer. Prior to that, from 1974 to 2005, Ms. Babrowski served in various executive roles at McDonald’s Corporation, most recently as Executive Vice President and Chief Restaurant Operations Officer (2003-2005) and as President, McDonald’s Asia/Pacific, Middle East and Africa (2001-2003). Ms. Babrowski is a director of Delhaize Group.

Ms. Derby has served as TRU’s Executive Vice President — Chief Administrative Officer since February 2009. From May 2006 to February 2009, Ms. Derby served as Executive Vice President — President — Babies “R” Us. From September 2005 until May 2006, Ms. Derby served as TRU’s Executive Vice President — Human Resources, Legal and Corporate Communications and Secretary. From May 2003 until September 2005, Ms. Derby served as TRU’s Executive Vice President — Human Resources. From November 2002 to May 2003, Ms. Derby served as TRU’s Senior Vice President, Associate Relations and Organizational Effectiveness. From January 2002 to November 2002, Ms. Derby was TRU’s Vice President, Associate Relations. From June 2000 (when she first joined the Company) to January 2002, Ms. Derby was TRU’s Vice President — Human Resources, Babies “R” Us segment.

Mr. Urcelay has served as TRU’s President — Continental Europe (Germany, Switzerland, Austria, France, Spain and Portugal) since August 2004. From August 2003 through August 2004, Mr. Urcelay was President of Southern Europe (France, Spain and Portugal). Mr. Urcelay has been the Managing Director of Toys “R” Us Iberia, S.A. since 1996.

Mr. Rurka has served as the Managing Director of Toys “R” Us Holdings, Limited, a United Kingdom subsidiary of the Company, since 1984.

Mr. Caspersen has served as TRU’s Executive Vice President — Human Resources since May 2006. From September 2004 until April 2006, Mr. Caspersen served as Vice President — Stores — Human Resources of Target. Prior to that, from September 2001 to September 2004, Mr. Caspersen was Vice President — Headquarters — Human Resources at Target.

Mr. Schwartz has served as TRU’s Executive Vice President — General Counsel since October 2009 and has served as Corporate Secretary since April 2006. From September 2003 until October 2009, Mr. Schwartz served as TRU’s Senior Vice President — General Counsel. From January 2002 until September 2003, Mr. Schwartz served as TRU’s Vice President — Deputy General Counsel, and served as Assistant Corporate Secretary from that time until April 2006. From February 2001 to January 2002, Mr. Schwartz served as TRU’s Vice President — Corporate Counsel and Assistant Corporate Secretary. Mr. Schwartz is a Director of Toys “R” Us Japan, Ltd.

Directors of TRU

The following persons were members of TRU’s board of directors as of December 1, 2009. Each elected director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office by TRU’s stockholders.

Name	Age	Principal Occupation and Business Experience During Past Five Years and Other Directorships
Joshua Bekenstein	51	Mr. Bekenstein has been a director since September 2005. Mr. Bekenstein is a Managing Director of Bain Capital LLC. He has been with Bain Capital LLC since its founding in 1984. Mr. Bekenstein currently serves as a member of the boards of directors of Bombardier Recreational Products Inc., Waters Corporation, Dollarama Capital Corporation, Burlington Coat Factory, Michaels Stores, Inc. and Bright Horizons Family Solutions.

Michael M. Calbert	47	Mr. Calbert has been a director since July 2005. Mr. Calbert has been an executive of Kohlberg Kravis Roberts & Co. Ltd. since 2000.

Michael D. Fascitelli	53	Mr. Fascitelli has been a director since July 2005. Mr. Fascitelli has been Chief Executive Officer of Vornado Realty Trust since May 2009 and President and a Trustee of Vornado Realty Trust since December 1996. Mr. Fascitelli has also been President and a director of Alexander’s, Inc. since August 1996.

Matthew S. Levin	43	Mr. Levin has been a director since July 2005. Mr. Levin has been a Managing Director at Bain Capital LLC since 2000. Mr. Levin also currently serves as a director of Bombardier Recreational Products Inc., Dollarama Capital Corporation, Michaels Stores, Inc., Unisource Worldwide, Inc. and Guitar Centers, Inc.

Sanjay Morey	38	Mr. Morey has been a director since June 2008. Mr. Morey has been an executive of Kohlberg Kravis Roberts & Co. Ltd. since 2006. Mr. Morey was a Vice President of Fenway Partners from August 2001 through February 2006. Mr. Morey is a director of U.S. Foodservice.

John Pfeffer	40	Mr. Pfeffer has been a director since September 2005. Mr. Pfeffer has been an executive of Kohlberg Kravis Roberts & Co. Ltd. since 2000, heading the European Retail Sector Team.

Name	Age	Principal Occupation and Business Experience During Past Five Years and Other Directorships
Steven Roth	68	Mr. Roth has been a director since September 2005. Mr. Roth is Chairman of the Board of Vornado Realty Trust. Mr. Roth was the Chief Executive Officer of Vornado Realty Trust from May 1981 through May 2009. Mr. Roth is currently the Managing General Partner of Interstate Properties, an owner of shopping centers and investor in securities and partnerships. Mr. Roth has been a general partner of Interstate Properties since 1968. He has also been the Chief Executive Officer of Alexander’s, Inc. since March 1995, Chairman of the Board of Alexander’s, Inc. since 2005 and a director since 1989.

Wendy Silverstein	49	Ms. Silverstein has been a director since September 2005. Ms. Silverstein has been Executive Vice President — Capital Markets of Vornado Realty Trust since 1998.

Michael Ward	46	Mr. Ward has been a director since September 2007. Mr. Ward is a Managing Director of Bain Capital Partners, LLC. He has been with Bain Capital Partners, LLC since 2002. Mr. Ward is a member of the Board of Directors of Sensata Technologies, Inc. and The Weather Channel, Inc.

Gerald L. Storch	53	See “— Executive Officers of TRU” above for Mr. Storch’s biography.

The Sponsors have agreed among themselves that they will have proportional representation on TRU’s board of directors.

Messrs. Levin, Calbert, Fascitelli and Storch also serve as directors of Toys-Delaware.

THE MASTER LEASE AND CERTAIN OTHER RELATED PARTY TRANSACTIONS

Master Lease

We own fee and leasehold interests in the Properties which we lease on a triple-net basis to Toys-Delaware pursuant to the Master Lease, as amended and restated in connection with this offering. Set forth below are the principal terms of the Master Lease as amended and restated.

Parties

Our subsidiaries, collectively as the “Landlord,” and Toys-Delaware, as the “Tenant.”

Leased properties

359 properties, comprising either fee interests or ground-leased land and the improvements thereon, or space-leased premises.

Term

The Master Lease will expire on June 30, 2029, except with respect to any Property that is ground- or space-leased by the Landlord with a term of expiring prior to June 30, 2029, the Master Lease term for which will expire on the earlier expiration date of such ground or lease space.

Landlord’s termination right for unimproved portions of properties

The Landlord may terminate the Master Lease with respect to any unimproved parcels located at a Property with no adjustment in rent; provided (i) the unimproved parcel shall be used for the purpose of erecting, maintaining and operating other structures and improvements not inconsistent with the use of the related Property, and (ii) the Master Lease termination will not materially adversely affect either the value of the remaining portion of the related Property or the net operating income of the remaining portion of the related Property.

Tenant’s termination rights with respect to an uneconomic property

The Tenant may request a termination of the Lease with respect to a Property if, in the good faith judgment of the Tenant, such Property becomes or imminently will become uneconomic or unsuitable for its then primary use. If and when the Landlord (using reasonable, good faith efforts to sell such property) is able sell the Property at its fair market value (unencumbered by the Master Lease), the Master Lease with respect to such property will terminate and, in addition to its sale proceeds, the Landlord will receive from the Tenant a termination payment equal to the excess (if any) of the net present value of the base rent for such Property over the remaining term for such Property, discounted at 10% per annum, over the sales proceeds for such Property received by the Landlord.

Base rent

The Tenant agreed to pay to the Landlord base rent for the term of the Master Lease for each Property.

The base rent to be paid by Toys-Delaware to U.S. Propco under the Master Lease, net of rents due to third parties, as of the amendment and restatement of the Master Lease, is $172.9 million per annum. The base rent under the Master Lease increases by 10% on July 1, 2014, July 1, 2019 and July 1, 2024. The base rent under the Master Lease will be reduced by the rent for Properties that are subject to ground or space leases that expire prior to June 30, 2029. The current base rent for these properties as of the amendment and restatement of the Master Lease was approximately $10.0 million per annum, only approximately $2.0 million of which relates to leases expiring prior to July 1, 2014 and an additional approximately $4.0 million of which relates to leases expiring between July 1, 2014 and June 30, 2019. If Tenant requests Landlord to make (at Landlord’s cost), or pay the cost of, a capital improvement at a Leased Property, and Landlord agrees to such request, or if Landlord offers to Tenant that Landlord make (at Landlord’s cost), or pay the cost of, a capital improvement at a Leased Property and Tenant accepts such offer, then the base rent for such Leased Property shall be increased by an amount agreed upon by the parties to reflect a rental increase that would be agreed upon by a landlord and tenant, who are unrelated to one another and dealing with each other on an arm’s length basis, in consideration for such capital improvement or payment by Landlord, taking into account then-market conditions and the terms and conditions of this Lease. For clarity, any making of any request, agreement, offer or acceptance referred to above in this section shall be in the sole discretion of each of Landlord and Tenant.

Base rent is payable monthly in advance. Base rent will be reduced if and when the Master Lease shall terminate with respect to any individual Property as described in this section.

Additional rent

The Tenant will pay, directly to third-party ground and space lessors, the rents owed under the ground and space leases affecting the Properties and will offset such payments against the base rent described above. The Tenant will also pay when due, directly to the parties entitled to receive the same, all real estate taxes, insurance premiums, utility charges, and common area or association charges or dues.

Late charge

If the Tenant fails to pay base rent within five business days after the same is due, the Tenant will owe the Landlord interest on such amount from the date due until paid at the rate of 10% per annum or, if less, the maximum rate permitted by law.

Net lease; no termination or abatement

Subject to any provision of the Master Lease which expressly provides otherwise, the base rent and any additional rent payable to the Landlord will be paid net to the Landlord, so that the Master Lease will throughout the Term yield to the Landlord the full amount of the base and additional rent payable to the Landlord; the Tenant will not be entitled any abatement, deferment or set-off of rent; and the respective obligations of the Landlord and the Tenant will not be affected by reason of damage to or condemnation of a Property, the interruption or discontinuance of any service or utility servicing a Property, any claim which the Tenant has or might have against the Landlord or by reason of any default or breach of any warranty by the Landlord under the Master Lease or any other agreement between the Landlord and the Tenant or any of its affiliates, any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting the Landlord or any assignee or transferee of the Landlord, or for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of the Tenant from any such obligations as a matter of law.

Tenant’s obligations

The Tenant is obligated (subject to the contest right described below) to:

•	obtain and maintain all rights, licenses and permits required by law in respect of the Properties and maintain, repair and improve the Properties in material compliance with all laws;

•	undertake such alterations to the Properties as may be required to cause the Property to comply with law;

•

keep the Properties insured for the risks and amounts specified in the Master Lease or (at the Tenant’s option) in a manner that conforms in all substantial respects to the insurance coverages generally maintained by the Tenant from time to time for other similarly situated properties owned by Tenant, naming the Landlord as an additional insured and loss payee, as applicable;

•

observe and perform all of the obligations of the Landlord, as tenant, under each ground or space lease, reciprocal easement or other operating agreement or easement affecting the Properties, including, to the extent required by any such lease, agreement or easement, remain in operation as a Toys “R” Us or Babies “R” Us store;

•

maintain and preserve the Properties in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto;

•

comply with all of the requirements pertaining to the Properties or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance covering the Properties; and

•

promptly pay and discharge any lien or charge against the Properties (except for certain permitted encumbrances), including claims and demands of contractors and suppliers that, if unpaid, would result in a lien on any Property, and cause the discharge of all such liens and encumbrances (other than certain permitted encumbrances) within 45 days after receiving written notice of the filing thereof.

Tenant’s contest rights

The Tenant, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any real estate taxes, contractor and supplier claim, lien or encumbrance, legal or insurance requirement, and other claims asserted by governmental or third parties that are or would be the Tenant’s obligation under the Master Lease, and, if permitted by law, the Tenant may withhold its performance and/or any payment otherwise required by the contested matter pending the completion of such contest; provided the following conditions are satisfied:

(a) no Master Lease Event of Default has occurred and is continuing, except for a Master Lease Event of Default caused by the matter being contested;

(b) such proceeding will suspend any collection of the contested claim from the Property and from the Tenant and the Landlord, or adequate time will at all times remain prior to such collection;

(c) the affected Property will not be in danger of being sold, forfeited, terminated, canceled or lost;

(d) in the case of a contested insurance requirement, the failure to comply therewith will not impair the validity of any insurance required to be maintained by the Tenant or the right to full payment of any claims thereunder;

(e) in the case of any essential or significant service to a Property, the contest or failure to pay will not result in a discontinuance of any such service without replacement thereof;

(f) in the case of any instrument of record affecting any Property, the contest or failure to perform under any such instrument will not result in the placing of any lien on any such Property (except if such lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination);

(g) the Tenant will promptly upon final determination thereof pay the amount of any such taxes or liens, together with all costs, interest and penalties which may be payable in connection therewith; and

(h) the Tenant will respond promptly to any inquiries by the Landlord regarding the status of such contest.

Alterations

The Tenant, at its own expense, may alter, demolish, improve, expand or reduce any Property (each, an “alteration”) so long as the alteration is performed in accordance with applicable legal and insurance requirements; no Master Lease Event of Default has occurred and is continuing; if the alteration, when completed, will adversely affect the value of the Property, the Tenant must restore the Property no later than the expiration or earlier termination of the Master Lease to its state prior to such alteration; the alteration must be performed with due diligence in a good and workmanlike manner; and all materials used in connection with any alteration may be not less than the standard of quality of the materials generally used at the applicable Property as of the date of the Master Lease.

Assignment and subletting

The Tenant may not assign, mortgage or encumber its interest under the Master Lease, without the Landlord’s consent, except that the Tenant may assign the Master Lease to an affiliate. In addition, the Tenant may sublet one or more of the Properties and in consideration for a subtenant’s attornment, the Landlord must provide to such subtenant a non-disturbance agreement on commercially reasonable terms. No assignment or subletting shall release the Tenant from its obligations under the Master Lease.

Casualty and condemnation

The Tenant will be obligated to restore any Property affected by a casualty or condemnation, regardless of the amount of insurance proceeds or condemnation award, which must be paid to the Tenant for use in connection with such restoration, except as described below. Tenant’s base rent obligation will not abate during such period of restoration. In the case of a total condemnation, the Master Lease will terminate with respect to the affected Property. In the case of a substantial casualty or substantial condemnation that cannot be restored prior to the last five years of the Term of the Master Lease, the Tenant will have the right to terminate the Master Lease in respect of the affected Property, and in any such case, the Landlord will be entitled to the insurance proceeds and condemnation award.

Master Lease Events of Default

The occurrence of any one or more of the following events will constitute a “Master Lease Event of Default”:

•	the Tenant fails to pay base rent within five days after the day the same is due and payable;

•	the Tenant fails to pay any other amount owed under the Master Lease when due and payable and such default shall continue for 10 days after notice thereof;

•

the Tenant fails to observe or perform any other obligation under the Master Lease and such failure is not cured within a period of 30 days after receipt of notice from the Landlord, unless such failure is susceptible of cure but cannot reasonably be cured within such 30-day period, in which case, provided the Tenant shall have commenced to cure such failure within such 30-day period and thereafter diligently proceeds to cure the same, such cure period shall be extended for such time as is reasonably necessary for the Tenant in the exercise of due diligence to cure such failure, such additional period not to exceed 90 days; and

•	a voluntary bankruptcy filing by the Tenant, or an involuntary bankruptcy filing in respect of the Tenant that is not dismissed within 90 days after commencement.

Upon the occurrence and continuation of a Master Lease Event of Default, the Landlord will be entitled to terminate the Master Lease, enter the leased premises and re-let the same for the Tenant’s account and seek current and final lease damages.

Indemnification generally and for environmental matters

The Tenant will indemnify the Landlord against all liabilities, claims, damages costs and reasonable expenses imposed upon or incurred by or asserted against the Landlord by reason of: any accident, injury to or death of persons or loss of or damage to property occurring on or about any Property, any contest of any legal or insurance requirement (regardless whether the same is permitted under the Master Lease), the release of any hazardous materials on, in or under any Property first occurring prior to the Landlord acquiring possession and control over such Property or the material violation of any environmental law at any Property, except in each case to the extent resulting from the Landlord’s gross negligence or willful misconduct. The Tenant’s indemnification obligations for environmental matters will terminate with respect to any Property, except to the extent of any claims for such indemnity then pending, five years after the date on which the Landlord shall have first acquired control and possession over such Property, by termination of the Master Lease or otherwise.

Governing law

The Master Lease will be construed with respect to each Property under the substantive laws of the State in which such Property is situated.

Landlord’s right to request a separate lease

If the Landlord conveys or transfers any individual Property, if so requested in writing by the Landlord, the Tenant must execute a new lease with the new owner of the applicable Property, as landlord, which shall relate solely to the conveyed Property and be for the same term as would otherwise pertain under the Master Lease, be for the same rent as would otherwise be payable under the Master Lease with respect to such Property and otherwise generally be on all of the same terms and conditions as set forth in the Master Lease.

True lease

It is the intent of the Landlord and the Tenant that the Master Lease shall constitute a “true lease” of the Properties.

Single lease

It is the intent of the Landlord and the Tenant that (except as a separate lease, as described above, shall have been executed) the Master Lease constitutes a single, integrated and indivisible agreement between the parties for the lease of all parcels constituting the Properties.

Domestic Service Agreement

Toys-Delaware provides a majority of the centralized corporate functions, including accounting, human resources, legal, tax and treasury services to TRU, other affiliates and us under a Domestic Service Agreement, dated as of January 29, 2006, among Toys-Delaware and certain subsidiaries of TRU. The costs are based on a formula for each affiliate, as defined in the domestic service agreement. The amount charged to us for these services was $6 million in both fiscals 2008 and 2007, and $4 million in fiscal 2006.

Other

KKR is a lender under our unsecured credit agreement. See “Management’s Discussion and Analysis and Results of Operations of the Company — Liquidity and Capital Resources — Debt.”

Policies Regarding the Approval of Transactions with Related Parties

TRU’s board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which TRU is a participant, the amount involved exceeds $120,000, and one of TRU’s executive officers, directors, director nominees (or their immediate family members) or 5% stockholders or an employee serving in the capacity of an executive officer of a 5% stockholder or any consultant or an advisor of a 5% stockholder who participates in meetings of TRU’s management or board of directors, each of whom TRU refers to as a “related person,” has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which TRU refers to as a “related person transaction,” the related person must report the proposed related person transaction to TRU’s general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the TRU board of director’s audit committee. The policy also permits TRU’s chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to providing notice to the other members of TRU’s audit committee at the next meeting of the audit committee. Any related person transactions that are ongoing in nature will be reviewed annually. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by TRU’s audit committee (or its chairman) after full disclosure of the related person’s interest in the transaction. TRU’s audit committee (or its chairman) will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

TRU’s audit committee (or its chairman) may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with TRU’s best interests. TRU’s audit committee (or its chairman) may impose any conditions on the related person transaction that it deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a wholly-owned subsidiary of Wayne Real Estate Holding Company, LLC. Wayne Real Estate Holding Company, LLC is a wholly-owned subsidiary of TRU. The following table presents information regarding beneficial ownership of our membership interests by TRU and each person who could be deemed to be a director or executive officer of the Company, as of October 31, 2009.

Name of Beneficial Owner	Amount of Membership Interests*	Percent of Outstanding Membership Interests
Toys “R” Us, Inc.(1)	100.00%	100.00%
Gerald L. Storch	—	—
F. Clay Creasey, Jr.	—	—
Claire Babrowski	—	—
Deborah M. Derby	—	—
Antonio Urcelay	—	—
David Rurka	—	—
Daniel Caspersen	—	—
David J. Schwartz	—	—
Joshua Bekenstein	—	—
Michael M. Calbert	—	—
Michael D. Fascitelli	—	—
Matthew S. Levin	—	—
Sanjay Morey	—	—
John Pfeffer	—	—
Steven Roth	—	—
Wendy Silverstein	—	—
Michael Ward	—	—
All directors and executive officers as a group (18 persons)	—	—

*	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any membership interests of the Company with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.

(1)	Wayne Real Estate Holding Company, LLC owns 100% of our membership interests. TRU, in turn, owns 100% of the membership interests of Wayne Real Estate Holding Company, LLC. By virtue of their respective ownership of shares of TRU’s common stock, the following entities may also be deemed to share voting power and investment power over the membership interests of the Company:

•

Affiliates of Bain Capital Partners, LLC, which collectively own approximately 32.70% of the outstanding shares of TRU’s common stock, including Bain Capital (TRU) VIII, L.P., Bain Capital (TRU) VIII-E, L.P., Bain Capital (TRU) VIII Coinvestment, L.P., Bain Capital Integral Investors, LLC and BCIP TCV, LLC (the “Bain Capital Funds”). Bain Capital Partners, LLC disclaims beneficial ownership of such shares. The Bain Capital Funds each have an address c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199.

•

Toybox Holdings, LLC, which owns approximately 32.70% of the outstanding shares of TRU’s common stock. These shares are also beneficially owned by Toybox Holdings, LLC’s majority member, KKR Millennium Fund, Limited Partnership. KKR Millennium GP LLC is the general partner of KKR Associates Millennium L.P., which is the general partner of the KKR Millennium Fund, Limited Partnership. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab,

Marc S. Lipshultz, Reinhard Gorenflos, Jacques Garaialde, Michael M. Calbert and Scott C. Nuttall, as members of KKR Millennium GP LLC, disclaim such beneficial ownership. The address of KKR Millennium GP LLC and each individual listed above is c/o Kohlberg Kravis Roberts & Co., L.P., 2800 Sand Hill Road, Menlo Park, CA 94025.

•

Vornado Truck LLC, which owns approximately 32.70% of the outstanding shares of TRU’s common stock. Vornado Truck LLC is an affiliate of Vornado Realty Trust, having an address of 888 Seventh Avenue, New York, NY 10019.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Company and the guarantors of the outstanding notes have entered into registration rights agreement in which we agreed, under certain circumstances, to use our reasonable efforts to consummate an exchange offer no later than 365 days following the closing date of original issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were initially issued on July 9, 2009.

Under the registration rights agreement, if (A) we fail to complete the exchange offer (other than in the event we file a shelf registration statement) on or prior to the 365th day after the original issue date of the outstanding notes, (B) we are required to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to the later of 365 days after the original issue date of the outstanding notes and the 90th day after the date such filing was required or (C) if applicable, a shelf registration statement covering resales of the outstanding notes has been declared effective and such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest will accrue on the principal amount of the outstanding notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may not exceed 0.50% per annum) commencing on (x) the 365th day after the original issue date of the outstanding notes, in the case of (A) above, (y) the 90th day after such shelf registration statement filing was required, in the case of (B) above or (z) the day such shelf registration statement ceases to be effective, in the case of (C) above; provided, however, that upon the exchange of exchange notes for all outstanding notes tendered (in the case of clause (A) above), upon effectiveness of the shelf registration statement (in the case of clause (B) above) or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (C) above), additional interest on such outstanding notes as a result of such clause, as the case may be, will cease to accrue. A Copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Company will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Company will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture pursuant to which the outstanding notes were issued. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $950 million aggregate principal amount of the Senior Notes due 2017 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Company intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture pursuant to which to such holders’ outstanding notes were issued and the registration rights agreement except we will not have any further obligation to pay additional interest upon a failure to fulfill certain obligations under the registration rights agreement.

The Company will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Company expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on , 2009. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Company reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If the Company amends the exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Company will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Company will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Company expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Company may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. The Company will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Company expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, the Company will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Company will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•

you do not have an arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Company will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Company, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

The Bank of New York Mellon 101 Barclay Street — 7 East Corporate Trust Operations New York, NY 10286 Attn: Carolle Montreuil — Reorganization Unit Reference: Toys “R” Us Property Company I, LLC	The Bank of New York Mellon 101 Barclay Street — 7 East Corporate Trust Operations New York, NY 10286 Attn: Carolle Montreuil — Reorganization Unit Reference: Toys “R” Us Property Company I, LLC	The Bank of New York Mellon 101 Barclay Street — 7 East Corporate Trust Operations New York, NY 10286 Attn: Carolle Montreuil — Reorganization Unit Reference: Toys “R” Us Property Company I, LLC

By Facsimile Transmission

(eligible institutions only):

(212) 298-1915

For Information or Confirmation by

Telephone:

(212) 815-5920

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we and our guarantor subsidiaries will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate accreted value as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private placement of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

REGISTRATION RIGHTS

The Company and its guarantor subsidiaries entered into a registration rights agreement with the initial purchasers with respect to the outstanding notes on the original issue date of the outstanding notes, pursuant to which the Company and its guarantor subsidiaries have agreed, for the benefit of the holders of the outstanding notes, that they will, at their own expense, (i) file an exchange offer registration statement with the SEC with respect to an offer to exchange the outstanding notes for exchange notes, having certain identical terms in all material respects to the outstanding notes offered hereby and which will evidence the same continuing indebtedness (except that the exchange notes will not contain terms with respect to transfer restrictions or interest rate increases as described under “The Exchange Offer — Purpose and Effect of the Exchange Offer”), (ii) use their reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act and (iii) use their reasonable efforts to consummate the exchange offer not later than 365 days following the closing date of the original issuance of the outstanding notes. Once the exchange offer registration statement has been declared effective, we will offer the exchange notes in exchange for surrender of the outstanding notes. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the outstanding notes.

In the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (ii) for any other reason the exchange offer is not consummated within 365 days of the original issue date of the outstanding notes, (iii) under certain circumstances, the initial purchasers shall so request or (iv) any holder of outstanding notes (other than the initial purchasers) is not eligible to participate in the exchange offer, we will, at our expense, (a) promptly after the filing obligation takes effect, file with the SEC a shelf registration statement covering resales of the outstanding notes, (b) use our commercially reasonable efforts to cause the shelf registration statement to be declared effective and (c) use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the second anniversary of the closing of this offering and the date all outstanding notes covered by the shelf registration statement have either been sold in the manner set forth and as contemplated in the shelf registration statement or become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions. We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A holder of the outstanding notes that sells its outstanding notes pursuant to the shelf registration statement generally (i) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their outstanding notes included in the shelf registration statement and to benefit from certain provisions regarding liquidated damages.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which we will make available to holders of outstanding notes upon request.

DESCRIPTION OF NOTES

Toys “R” Us Property Company I, LLC (the “Company”) issued $950,000,000 aggregate principal amount of its 10.75% Senior Notes due 2017 under an indenture dated July 9, 2009 (the “Indenture”) among itself, each Guarantor, Toys “R” Us Inc. (“TRU”) (solely with respect to certain covenants) and The Bank of New York Mellon, as Trustee (the “Trustee”). The outstanding notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the exchange notes will be substantially identical to the outstanding notes and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean Toys “R” Us Property Company I, LLC, without its subsidiaries. TRU and its Subsidiaries (other than the Company and its Subsidiaries) are not obligors on and do not guarantee the Notes.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act. The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. A copy of the Indenture and the Registration Rights Agreement are available upon request from the Company.

Principal, Maturity and Interest

Interest on the Notes is payable at 10.75% per annum. Interest on the Notes is payable semi-annually in cash in arrears on January 15 and July 15, commencing January 15, 2010. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Additional Interest may accrue and be payable under certain circumstances pursuant to the Registration Rights Agreement. References herein to “interest” shall be deemed to include any such Additional Interest.

Guarantees

The Notes are guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). All of our existing and future Subsidiaries guarantee, or will guarantee, the Notes. The Note Guarantees are senior obligations of each Guarantor and rank equally with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Indenture provides that the obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Equity Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Equity Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee in support thereof, as evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder; provided that the Company delivers an Officers’ Certificate to the Trustee certifying that the Net Cash Proceeds of such sale or other disposition will be applied in accordance with the “Limitation on Asset Sales” covenant.

Ranking

Ranking of the Notes

The Notes are general unsecured obligations of the Company. As a result, the Notes rank:

•	equally in right of payment with all existing and future senior Debt of the Company; and

•	senior in right of payment to all existing and future Debt of the Company that is by its terms expressly subordinated to the Notes.

Ranking of the Note Guarantees

Each Note Guarantee is a general unsecured obligation of each Guarantor. As such, each Note Guarantee ranks:

•	equally in right of payment with all existing and future senior Debt of the Guarantors; and

•	senior in right of payment to all existing and future Debt of the Guarantors, if any, that are by their terms expressly subordinated to such Guarantor’s Note Guarantee.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2013 upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Redemption Price
2013	105.375%
2014	102.688%
2015 and thereafter	100.000%

In addition, at any time prior to July 15, 2013, the Company may redeem the Notes, in whole or in part, at a Redemption Price equal to the principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest, if any, to but not including the date of redemption.

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to July 15, 2012, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes, at a Redemption Price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the principal amount of Notes remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

Any notice of any redemption may be given prior to the redemption of any Notes, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company, Euroclear and/or Clearstream procedures as applicable).

The Company or any of its Affiliates may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “Optional Redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting TRU or Delaware that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of TRU or Delaware, or a transaction involving a recapitalization of TRU or Delaware, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “— Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, future debt agreements of the Company may contain prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of either of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors — Risks Relating to the Transactions and the Notes.”

Even if sufficient funds were otherwise available, the terms of our other Debt may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay other Debt containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a default under the Indenture. Further, although the definition of Change of Control includes transactions relating to TRU and Delaware, neither party has any obligation to make an Offer to Purchase upon a Change of Control or otherwise become liable with respect to the Company’s Offer to Purchase.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants Applicable to the Company and its Subsidiaries

Set forth below are certain covenants contained in the Indenture, applicable to the Company and its Subsidiaries.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Subsidiaries to, Incur any Debt (including Acquired Debt) or trade payables or issue Preferred Stock (other than the Notes and the Note Guarantees and Debt or Preferred Stock issued to the Company or its Subsidiaries); provided that the Company and any of its Subsidiaries may Incur Debt or trade payables, in each case incurred in the ordinary course of business, not secured by Liens, in an aggregate amount not to exceed $50.0 million at any one time outstanding. Notwithstanding anything set forth herein, in no event shall the Company or any Subsidiary be permitted to guaranty the obligations of any other Person (other than the Company and its Subsidiaries).

Limitation on Restricted Payments

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default in the payment in respect of principal or interest on the Notes or Event of Default shall have occurred and be continuing or will occur as a consequence thereof; and

(b) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date, shall not exceed the sum (without duplication) of:

(1) 50% of the Cumulative Free Cash Flow of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes as a contribution to its common equity capital or the sale of Equity Interests (other than Disqualified Stock), plus

(3) to the extent that any Investment (other than Permitted Investments) that was made on and after the Issue Date is sold for cash or otherwise disposed of, liquidated or repaid for cash or other assets, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Cumulative Free Cash Flow of the Company for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus

(4) Declined Offer Proceeds.

From time to time, the Company shall have the right (but not the obligation) to make an Offer to Purchase to all Holders of Notes utilizing some or all of the Cumulative Free Cash Flow Offer Amount, at a Purchase Price not less than 100% of the Accreted Value of the Notes on the date of purchase, plus accrued and unpaid interest to but not including the date of purchase (each such offer, a “Free Cash Flow Offer”), payable in cash. At the settlement of each Free Cash Flow Offer, the excess of (x) the Cumulative Free Cash Flow Offer Amount that was offered to Holders in such Free Cash Flow Offer over (y) the total Cumulative Free Cash Flow Offer Amount actually used to purchase Notes in such Free Cash Flow Offer shall constitute “Declined Offer Proceeds” and such Declined Offer Proceeds shall be available to the Company to make Restricted Payments pursuant to clause (4) of the preceding paragraph; provided that, 30 days after the expiration of any Free Cash Flow Offer, such amount shall no longer constitute “Declined Offer Proceeds.” If the Company’s purchase of all Notes tendered into such Offer to Purchase as set forth above would exceed the Cumulative Free Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Cumulative Free Cash Flow.

Limitation on Liens

The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind securing Debt, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, any Note Guarantee or any law, rule, regulation or order) on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Company or any Subsidiary or pay any Debt or other obligation owed to the Company or any Subsidiary, (ii) make loans or advances to the Company or any Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, restructurings or refinancings, of any of the foregoing agreements or documents; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions in existence on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property or assets, so long as the encumbrances or restrictions in any such agreement relate solely to the property or assets so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Subsidiary or merges with or into a Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Subsidiary, but not created in connection with or in anticipation of such Person becoming a Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Subsidiary;

(d) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(e) any encumbrance or restriction under the sale of assets or Equity Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(f) any instrument governing Debt or Equity Interests of a Person acquired by the Company or any of the Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Equity Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be Incurred; and

(g) restrictions on cash or other deposits or net worth imposed by lessors in the ordinary course of business.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries” covenant shall prevent the Company or any Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Subsidiaries that secure Debt of the Company or any of its Subsidiaries Incurred in accordance with the “Limitation on Incurrence of Debt” and “Limitation on Liens” covenants in the Indenture.

Limitation on Asset Sales

The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 90% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Replacement Property. For purposes of this provision, (i) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Subsidiary from further liability and (ii) any marketable securities received by the Company or any such Subsidiary from such transferee that are converted by the Company into cash within 180 days of their receipt to the extent of the cash received in that conversion, will be deemed to be cash.

Within 720 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(i) to acquire all or substantially all of the assets of, or any Equity Interests of, another Person or make capital expenditures, in compliance with the covenant described under “— Conduct of Business /Amendments to the Master Lease”;

(ii) to acquire Replacement Property; or

(iii) any combination of the foregoing.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will, within 30 days, make an Offer to Purchase to all Holders of Notes equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by the Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes tendered exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

Pending the final application of any Net Cash Proceeds pursuant to this covenant, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “— Limitation on Restricted Payments” and Permitted Investments permitted under the Indenture;

(2) the payment of reasonable and customary compensation and indemnities and other benefits to members of the Board of Directors of the Company or a Subsidiary who are outside directors;

(3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Subsidiary as determined by the Board of Directors thereof in good faith;

(4) transactions between or among the Company and/or its Subsidiaries;

(5) any agreement or arrangement as in effect on the Issue Date, including, without limitation, the Master Lease and the Services Agreement and any amendment or modification thereto so long as such amendment or modification (taken as a whole) is not materially disadvantageous to the Holders of the Notes and, in the case of the Master Lease, any amendments or modification made in compliance with the covenant described below under “— Conduct of Business/Amendments to the Master Lease”;

(6) any contribution of capital to the Company;

(7) the issuance of Equity Interests (other than Disqualified Stock) of the Company to Parent or any Permitted Holder or to any director, officer, employee or consultant;

(8) transactions permitted by, and complying with, the provisions of the Indenture described below under “— Consolidation, Merger, Conveyance, Transfer or Lease”; or

(9) leases with any Affiliates (other than Parent or its Subsidiaries) entered into in the ordinary course of business.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and make available on a public website, or file electronically with the

Commission through the Commission’s IDEA System (f/k/a EDGAR) (or any successor system), within the time periods specified in the Commission’s rules and regulations for non-accelerated filers:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, to the extent not satisfied by the foregoing the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, in accordance with the requirements of Form S-11, S-4 or S-3, as applicable, with such financial information that satisfies Regulation S-X of the Securities Act.

The Company will also hold a quarterly conference call to discuss the financial results of the Company with holders of the Notes, beginning with a discussion of the quarter ending October 31, 2009. Such conference call may be part of or separate from any conference call relating to the financial results of TRU or any of its Subsidiaries (including, for the avoidance of doubt the conference call of TRU contemplated in “ — Covenants Applicable to Delaware — Provision of Financial Statements”). The conference call will not be later than five business days from the date on which the financial information of Delaware is filed or otherwise made available to holders of the Notes in accordance with the Indenture. No fewer than two days prior to the conference call, the Company shall issue a press release to the appropriate wire services announcing the time, date and access details of such conference call.

Additional Note Guarantees

If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary shall become a Guarantor within 60 days of the date on which it was acquired or created.

Each Note Guarantee by a Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person or the merger of a Subsidiary into or with another Subsidiary or another Person that as a result of such transaction becomes or merges into a Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom (including, without limitation, no Default or Event of Default related to the failure to comply with the covenant set forth under “— Conduct of Business / Amendments to the Master Lease”); and

(iii) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

For the avoidance of doubt, the transactions contemplated by the Master Lease shall not be subject to the foregoing.

Notwithstanding the foregoing, the Company shall not be required to satisfy the requirements of the preceding clauses (ii) and (iii) in connection with:

(a) a merger between the Company and a Subsidiary that is a Wholly Owned Subsidiary of the Company; or

(b) a merger between the Company and an Affiliate organized solely for the purpose of converting the Company into an entity organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, upon such transaction or series of transactions, all Debt and all Liens on property or assets of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Conduct of Business / Amendments to the Master Lease

The Company and its Subsidiaries may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) owning the equity interests of its Subsidiaries, (2) owning or leasing properties that are leased or sub-leased to Parent or one of its Subsidiaries pursuant to the Master Lease or otherwise on terms (taken as a whole) that are similar to, in the reasonable judgment of the Company, the terms of the Master Lease or leased or subleased pursuant to a Non-Toys Lease, (3) the incurrence of Debt that is permitted to be incurred under the covenant described under “— Limitations on Incurrence of Debt,” (4) the sale of assets in compliance with the covenant described under

“— Limitation on Asset Sales” and (5) other activities incidental or relating thereto (which, for the avoidance of doubt, may include the acquisition of additional properties or entities that engage solely in activities that fall within clauses (1) through (4)).

The Company shall not permit any amendments or waivers to the Master Lease that (taken as a whole) are materially adverse to the Holders of the Notes; provided that any amendment or modification that decreases the rent or other amounts due to the Company or other payment terms (including, without limitation, any changes to the time, manner, method or currency of payment) under the Master Lease shall be deemed to be materially adverse under all circumstances; provided further that amendments of the Master Lease (and corresponding rent reduction) pursuant to the terms of the Master Lease either

(x) in connection with an asset sale made in accordance with the covenant “— Limitation on Asset Sales” and pursuant to Section 1.3 of the Master Lease, or

(y) pursuant to Section 10.2 or 10.3 of the Master Lease shall be deemed not to be materially adverse to the Holders of the Notes.

Neither the Company nor any of its Subsidiaries will effect an amendment, modification or waiver of its organizational documents in any manner materially adverse to the holders of the Notes, including, without limitation, any amendment, modification or waiver to or of the provisions of Section 8(d) thereof or the analogous provisions of the organizational documents of any Subsidiary (“Limitation on Activities”).

Covenants Applicable to Delaware

Set forth below are certain covenants of TRU contained in the Indenture that are applicable to Delaware and its Restricted Subsidiaries:

Limitation on Restricted Payments

TRU will not permit Delaware or any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution on account of Delaware’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by Delaware payable in Equity Interests (other than Disqualified Stock) of Delaware), (B) dividends or distributions by a Restricted Subsidiary payable to Delaware or any other Restricted Subsidiary or (C), in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation); provided that Delaware or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Delaware or any direct or indirect parent entity of Delaware held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation; or

(c) make any Investment that is not a Delaware Permitted Investment (“Restricted Investments”);

(all such payments and other actions set forth in these clauses (a) through (c) being collectively referred to as “Delaware Restricted Payments”), unless, at the time of and after giving effect to such Delaware Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Delaware Restricted Payment;

(2) Delaware would, at the time of such Delaware Restricted Payment and after giving pro forma effect thereto as if such Delaware Restricted Payment had been made at the beginning of the applicable four- quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock”; and

(3) such Delaware Restricted Payment, together with the aggregate amount of all other Delaware Restricted Payments made by Delaware and its Restricted Subsidiaries after the Issue Date (including Delaware Restricted Payments permitted pursuant to clause (1) of the next succeeding paragraph but excluding any other Delaware Restricted Payments permitted by the next succeeding paragraph), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of Delaware for the period (taken as one accounting period) from August 2, 2009 to the end of Delaware’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Delaware Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Board of Directors of Delaware, of property and marketable securities, received by Delaware after the Issue Date from the issue or sale of (x) Equity Interests of Delaware (including Retired Capital Stock (as defined below) but excluding (i) cash proceeds received from the sale of Equity Interests of Delaware and, to the extent actually contributed to Delaware, Equity Interests of Delaware’s direct or indirect parent corporations to members of management, directors or consultants of Delaware, any direct or indirect parent corporation of Delaware and the Subsidiaries of Delaware after the Issue Date to the extent such amounts have been applied to Delaware Restricted Payments made in accordance with clause (3) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Delaware Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, and (iii) Disqualified Stock or (y) debt securities of Delaware that have been converted into such Equity Interests of Delaware (other than Refunding Capital Stock or Equity Interests or convertible debt securities of Delaware sold to a Restricted Subsidiary or Delaware, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(c) without duplication of any amounts included in clause (3) of the paragraph below and to the extent not already included in Consolidated Net Income, upon (A) the sale or other disposition (other than to Delaware or a Restricted Subsidiary) of Restricted Investments made by Delaware or its Restricted Subsidiaries after the Issue Date and repurchases and redemptions of such Restricted Investments from Delaware or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Delaware or its Restricted Subsidiaries or (B) the sale (other than to Delaware or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, the lesser of (i) the amount of cash received or the fair market value, as determined in good faith of the Board of Directors of Delaware in the case of property and marketable securities, received after the Issue Date from such sale or disposition and (ii) the initial amount of such Restricted Investment or fair market value of such Unrestricted Subsidiary at the time of the original designation thereof, plus

(d) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into Delaware or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to Delaware or a Restricted Subsidiary, the lesser of (i) the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of Delaware in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets and (ii) the fair market value of such Unrestricted Subsidiary at the time of the original designation thereof (other to the extent such Investment constituted a Permitted Investment), plus

(e) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of Delaware, of property and marketable securities contributed to the capital of Delaware after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) made in respect of any Disqualified Stock, (iii) made in respect of any Refunding Capital Stock and (iv) cash proceeds applied to Restricted Payments made in accordance with clause (3) of the next succeeding paragraph).

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Delaware or any direct or indirect parent corporation of Delaware (“Retired Capital Stock”) in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or Delaware) of Equity Interests of Delaware or contributions to the equity capital of Delaware (in each case, other than Disqualified Stock) (“Refunding Capital Stock”);

(3) a Delaware Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Delaware or any of its direct or indirect parent corporations held by any present or former employee, director or consultant of Delaware, any Subsidiary or any of its direct or indirect parent corporations (or their permitted transferees, assigns, estates or heirs) upon death, disability or termination of employment, provided, however, that the aggregate amount of Delaware Restricted Payments made under this clause (3) does not exceed in any calendar year $15.0 million (with unused amounts in any calendar year carried forward and available under this clause (3) in the next calendar year; and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of Delaware and, to the extent contributed to Delaware, Equity Interests of any of its direct or indirect parent corporations, in each case to members of management, directors or consultants of Delaware, any of its Subsidiaries or any of its direct or indirect parent corporations and any of their Subsidiaries that occurs after the Issue Date plus (B) the cash proceeds of “key man” life insurance policies received by Delaware or its Restricted Subsidiaries after the Issue Date;

(4) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Delaware or any Restricted Subsidiary issued or incurred in accordance with the covenant “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges for such entity;

(5) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(6) other Delaware Restricted Payments in an aggregate amount not to exceed $100.0 million;

(7) the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent Person of Delaware in amounts required for such Person to pay, without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of such Person;

(B) income taxes of such Person;

(C) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such Person;

(D) general corporate overhead and operating expenses of such Person;

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such Person;

(F) obligations under the Management Agreement (as in effect on the Issue Date);

(G) audit costs, professional fees and expenses and other costs incurred in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable law (including applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange);

(H) obligations under or in respect of director and officer insurance policies or indemnification obligations to directors or officers and directors’ fees and expenses, and

(I) trade payables and other operating expenses incurred in the ordinary course of business and attributable to the operations of Delaware and its Restricted Subsidiaries and which are reasonably expected to be, and appropriately should be payable by, Delaware and its Restricted Subsidiaries;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Delaware; provided that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of Delaware);

(9) the payment of dividends and other distributions to Parent necessary to pay interest expense in respect of Existing Parent Debt when due or any Debt incurred by Parent to refinance the Existing Parent Debt or any refinancing thereof (so long as such Debt does not have a Stated Maturity earlier than the Existing Parent Debt that is refinanced);

(10) the payment of dividends and other distributions, or making of loans, to Parent to fund the redemption or other repayment of Existing Parent Debt or Debt of Subsidiaries of Parent existing on the Issue Date or Debt that refinances any such existing Parent or Subsidiary Debt, so long as Delaware’s Total Leverage Ratio is less than 4.0x; or

(11) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Delaware or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided that at the time of, and after giving effect to, any Delaware Restricted Payment permitted under clauses (6) and (10) of this paragraph, no Event of Default under clause (9) thereof shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Delaware Restricted Payments (other than cash) will be the fair market value on the date of the Delaware Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Delaware or such Subsidiary, as the case may be, pursuant to the Delaware Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of Delaware. Such determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $40.0 million.

As of the Issue Date, all of Delaware’s Subsidiaries will be Restricted Subsidiaries. Delaware will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by Delaware and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Delaware Restricted Payments in an amount determined as set forth in the preceding paragraph. Such designation will be permitted only if a Delaware Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Delaware Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

Incurrence of Debt and Issuance of Preferred Stock

TRU will not cause or permit Delaware or any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt) and will not permit any of Delaware’s Restricted Subsidiaries to issue any shares of Preferred Stock; provided that Delaware and any Restricted Subsidiary may Incur Debt (including Acquired Debt) and issue Preferred Stock if the Fixed Charge Coverage Ratio of Delaware and its Restricted Subsidiaries (on a consolidated combined basis) for Delaware’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Preferred Stock is issued would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) the incurrence by Delaware or a Restricted Subsidiary of Debt under Credit Facilities together with the incurrence by Delaware or any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, equal to $2,500 million outstanding at any one time, less the amount of all mandatory principal payments (with respect to revolving borrowings and letters of credit, only to the extent revolving commitments are correspondingly reduced) actually made by the borrower thereunder in respect of Debt thereunder with net proceeds from asset sales;

(2) Existing Debt (other than Debt under the Credit Agreement as described in clause (1));

(3) Debt (including Capitalized Lease Obligations) or Preferred Stock incurred by Delaware or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Debt, then outstanding and incurred pursuant to this clause (3) does not exceed $250.0 million;

(4) Debt incurred by Delaware or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;

(5) Debt arising from agreements of Delaware or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that in the case of a disposition, the maximum assumable liability in respect of all such Debt shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Delaware and any Restricted Subsidiaries in connection with a disposition;

(6) Debt of Delaware owed to and held by any Restricted Subsidiary or Debt of a Restricted Subsidiary owed to and held by Delaware or any other Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Delaware or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Debt by the issuer thereof;

(7) shares of Preferred Stock of a Restricted Subsidiary issued to Delaware or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Delaware or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(8) Hedging Obligations of Delaware or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting, hedging or managing (A) interest rates with respect to any Debt that is permitted by the terms of the Indenture to be outstanding, (B) currency exchange rates or (C) commodity prices or otherwise entered into in the ordinary course of business;

(9) obligations in respect of performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees provided by Delaware or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(10) Debt of Delaware or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Debt and Preferred Stock then outstanding and incurred pursuant to this clause (10), does not at any one time outstanding exceed $100.0 million;

(11) any guarantee by Delaware or a Restricted Subsidiary of Debt or other obligations of Delaware or any Restricted Subsidiary so long as the incurrence of such Debt or other obligations incurred by such Restricted Subsidiary is permitted under the terms of the Indenture;

(12) the incurrence by Delaware or any Restricted Subsidiary of Debt or Preferred Stock that serves to refund or refinance any Debt incurred as permitted under the first paragraph of this covenant and clause (2) above and this clause (12) or any Debt issued to so refund or refinance such Debt including additional Debt incurred to pay accrued interest, premiums and fees and expenses in connection therewith (the “Refinancing Debt”) prior to its respective maturity; provided that such Refinancing Debt (A) has a weighted average life to maturity at the time such Refinancing Debt is incurred which is not less than the weighted average life to maturity of the Debt being refunded or refinanced, (B) shall not include Debt or Preferred Stock of Delaware or a Restricted Subsidiary that refinances Debt or Preferred Stock of an Unrestricted Subsidiary, and (C) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Debt being refunded or refinanced;

(13) Debt arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(14) Debt consisting of promissory notes issued by Delaware or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Delaware or any of its direct or indirect parent corporations permitted by the covenant described under the caption “— Covenants Applicable to Delaware — Limitation on Restricted Payments”;

(15) Debt of Delaware or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business or take or pay obligations contained in supply agreements incurred in the ordinary course of business;

(16) Debt of Delaware or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17) Debt consisting of deferred purchase price or notes issued to officers, directors and employees of Restricted Subsidiaries to purchase or redeem equity interests (or option or warrants or similar instruments) of Delaware or a Restricted Subsidiary;

(18) Debt issued as consideration for the repurchase or redemption of Capital Stock (other than Disqualified Stock) of Parent in transactions to repurchase or redeem Capital Stock (other than Disqualified Stock) of Parent (or its direct parent company) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Parent or any Subsidiary thereof, upon their death, disability, retirement, severance or termination of employment or service; and

(19) guarantees constituting Investments permitted under the terms of the Indenture.

For purposes of determining compliance with this “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock” covenant, in the event that an item of proposed Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Delaware will be permitted to classify and later reclassify such item of Debt or Preferred Stock in any manner that complies with this covenant, and such item of Debt or Preferred Stock will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt or Preferred Stock will not be deemed to be an incurrence of Debt or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Debt where the Debt incurred is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Debt; provided that if any such Debt denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Debt, the amount of such Debt expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Debt incurred in the same currency as the Debt being refinanced will be the U.S. Dollar Equivalent of the Debt being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Debt will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Debt exceeds the principal amount of the Debt being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Debt is incurred. The maximum amount of Debt that Delaware and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

Provision of Financial Information

Whether or not required by the Commission so long as any Notes are outstanding, TRU will furnish to the Holders of Notes, and make available on a public website, or file with the Commission through the Commission’s IDEA System (f/k/a/ EDGAR) (or any successor system), within the time periods specified in the Commission’s rules and regulations for non-accelerated filers all quarterly and annual financial statements of Delaware that would be required to be contained in a filing with the Commission on Forms10-Q and 10-K if Delaware were required to file such Forms, and with respect to the annual financial statements only, a report on the annual financial statements, a report on the annual financial statements by Delaware’s certified independent accountants.

In the event that any direct or indirect parent company of Delaware becomes a guarantor of the Master Lease, the Indenture will permit TRU to satisfy its obligations in this covenant by furnishing financial statements with respect to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Delaware and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, in accordance with the requirements of Form S-11, S-4 or S-3, as applicable, with such financial statements that satisfy Regulation S-X of the Securities Act.

TRU will also hold a quarterly conference call to discuss the financial results of Delaware and the Company with holders of the Notes, beginning with a discussion of the quarter ending October 31, 2009. Such conference call may be part of or separate from any conference call relating to the financial results of TRU or any of its Subsidiaries (including, for the avoidance of doubt the conference call of the Company contemplated above in “— Certain Covenants Applicable to the Company and its Subsidiaries — Provision of Financial Statements”). The conference call will not be later than five business days from the date on which the financial information of Delaware is filed or otherwise made available to holders of the Notes in accordance with the Indenture. No fewer than two days prior to the conference call, TRU shall issue a press release to the appropriate wire services announcing the time, date and access details of such conference call.

Suspension of Covenants Applicable to Delaware

Beginning on the date that:

(1) one or both of TRU or Delaware has Investment Grade Ratings from both Rating Agencies; and

(2) no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the “Reversion Date”) that neither TRU nor Delaware possesses Investment Grade Ratings from both Rating Agencies (such period of time, the “Suspension Period”), the covenants “Limitation on Restricted Payments” and “Incurrence of Debt and Issuance of Preferred Stock” set forth above applicable to Delaware and its Restricted Subsidiaries shall not apply. During a Suspension Period, TRU’s Board of Directors may not designate any of Delaware’s Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Debt incurred by Delaware and its Restricted Subsidiaries during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Debt (to the extent such Debt would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Debt incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Debt would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Debt, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Debt under clause (2) of the definition of Permitted Debt and permitted to be refinanced under clause (12) of the definition of Permitted Debt.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provisions described under “Certain Covenants Applicable to the Company and its Subsidiaries — Provision of Financial Information” or “— Covenants Applicable to Delaware — Provision of Financial Information” after 15 days after the time periods specified therein and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company, any Guarantor or Parent in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or its Subsidiaries, having, individually or in the aggregate, a principal or similar amount outstanding of at least $20.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $20.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Significant Subsidiary of the Company, of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $20.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) certain events in bankruptcy, insolvency or reorganization affecting Delaware or the Company or any Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary);

(9) any payment Event of Default in excess of $15.0 million under the Master Lease beyond the period of grace set forth in the Master Lease, the Master Lease terminates in full or otherwise ceases to be in effect or any responsible officer of Delaware denies its obligations under the Master Lease or gives notice that the Master Lease is not in effect.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or one of its Subsidiaries or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 30% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Note Guarantees for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Note Guarantees and the Notes;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(7) to cure any ambiguity, defect, omission, mistake or inconsistency;

(8) to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” to the extent that that such provision was indented to be a verbatim recitation of the corresponding provision in the “Description of Notes”;

(9) to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(10) to add security to the Notes or the Note Guarantees.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided that (i) the consent of the Holders of not less than two-thirds of the aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) shall be required for any amendment to the covenant described under “Certain Covenants Applicable to the Company and its Subsidiaries — Limitation on Incurrence of Debt” and the covenant described under “Certain Covenants Applicable to the Company and its Subsidiaries — Conduct of Business/Amendments to the Master Lease” and (ii) no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor (other than the provisions relating to the covenants described under “Certain Covenants Applicable to the Company and its Subsidiaries — Change of Control” or “Certain Covenants Applicable to the Company and its Subsidiaries — Limitation on Asset Sales”),

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Note Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes on behalf of the Holders of all the Notes may consent (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) to the waiver of any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (other than any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge of the Indenture; Defeasance

The Company, the Guarantors and Parent may terminate the obligations under the Indenture when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have the obligations of the Company, the Guarantors and the Parent discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its and Parent’s obligations released with respect to certain covenants, including, without limitation, the Company’s obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events relating to the Company) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

In the event of a defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

The Bank of New York Mellon, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Accreted Value” means, as of any date of determination, the sum of (1) the initial Accreted Value (which is $973.99 per $1,000 in principal amount at maturity of Notes) and (2) the portion of the excess of the principal amount at maturity of each Note over such initial Accreted Value which shall have been amortized up to but not including such date, such amount to be so amortized on a daily basis and compounded semiannually on January 15 and July 15 at the rate of 10.75% per annum from the date of original issuance of the notes up to but not including the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

“Acquired Debt” means Debt (1) of a Person existing at the time such Person becomes a Subsidiary (in the case of Delaware, a Restricted Subsidiary) or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary (in the case of Delaware, a Restricted Subsidiary) and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, with respect to a note, the greater of

(1) 1.0% of the then outstanding principal amount of such Note and

(2) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating to such note assuming a redemption date of July 15, 2013, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus

(b) the then outstanding principal amount of such Note minus

(c) accrued interest paid on the date of redemption.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Subsidiaries to any Person (other than to the Company or one or more of its Subsidiaries) in any single transaction or series of transactions of:

(i) Equity Interests in another Person;

(ii) any other property or assets;

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of Equity Interests or other property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c) sales or other dispositions of cash or Cash Equivalents or obsolete or worn out equipment in the ordinary course of business;

(d) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(e) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(f) leases, assignments or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(g) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary;

(h) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice; and

(i) foreclosures on assets to the extent it would not otherwise resulting in a Default or Event of Default.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Board of Directors” means (i) with respect to a corporation (including Delaware), the board of directors of such corporation or any duly authorized committee thereof; (ii) with respect to any limited liability company, the managing member(s) thereof and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, including, for the avoidance of doubt, the Attributable Debt in respect of Sale and Leaseback Transactions.

“Capital Stock” means (i) in the case of a corporation, capital stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Captive Insurance Subsidiary” means TRU (Vermont), Inc. and any successor thereto, to the extent such Person constitutes a Subsidiary.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by Delaware and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Debt or debt securities issued by Persons (other than Parent, Delaware or any of their respective subsidiaries) with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means:

(1) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more of the Permitted Holders, in a single transaction or in a related series of transaction, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Interests of Parent or any of its direct or indirect parent companies holding, directly or indirectly, 100% of the Voting Interests of Parent (together with Parent, a “Parent Company”),

(2) a Parent Company ceases to own, directly or indirectly, more than 50% of the Voting Interests in Delaware,

(3) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets (determined on a consolidated basis) to, or merges or consolidates with, a Person other than a Subsidiary of the Company, or

(4) the Company ceases to be a direct or indirect, wholly-owned Subsidiary of a Parent Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and capitalized software expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Debt at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Debt, and excluding (x) any Additional Interest and any comparable “additional interest” with respect to other securities, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (z) any expensing of bridge, commitment and other financing fees; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that

(1) any after-tax effect of extraordinary or non-recurring gains or losses (less all fees and expenses relating thereto) shall be excluded;

(2) the net income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

(3) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of Delaware) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(4) the net income for such period of any Person that is not a Subsidiary of such Person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (B) decreased by the amount of any equity of Delaware in a net loss of any such Person for such period to the extent Delaware has funded such net loss;

(5) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants, stock appreciation rights or other equity-incentive programs shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Debt shall be excluded;

(7) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs but excluding inventory) in connection with any acquisition, merger, consolidation or similar transaction or any other non-cash impairment changes incurred subsequent to the Issue Date (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;

(8) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded; and

(9) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant contained under the caption “— Covenants Applicable to Delaware — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Delaware and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by Delaware and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by Delaware and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(c) of the first paragraph of the covenant contained under the caption “— Covenants Applicable to Delaware — Limitation on Restricted Payments.”

“Credit Agreement” means that certain credit agreement, dated as of July 21, 2005, (as amended and restated as of June 24, 2009) among Delaware, the additional borrowers party thereto, Bank of America, N.A., as Administrative Agents, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements, commercial paper facilities or indentures (in each case with the same or new agents, institutional lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring or replacing all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock”).

“Credit Facilities” means, with respect to Delaware or any of its Restricted Subsidiaries, the Credit Agreement and one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder thereof (provided that such increase in borrowings is permitted under the covenant entitled “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock”) and whether by the same or any other agent, lender or group of lenders.

“Cumulative Free Cash Flow” means, for any period means the sum, without duplication, of:

(1) the consolidated net income of the Company and its Subsidiaries, in accordance with GAAP; provided that (i) the net income for such period of any Person that is not a Subsidiary of the Company, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, the net income of the Company shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the Company or a Subsidiary thereof in respect of such period and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss, and (ii) the aggregate amount of (A) all other non-cash charges, expenses or losses reducing consolidated net income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, and (B) all non-cash gains or other items increasing consolidated net income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, shall be excluded, plus

(2) Consolidated Depreciation and Amortization Expense of the Company and its Subsidiaries, in accordance with GAAP, less

(3) capital expenditures made during such period (other than to the extent such capital expenditures are paid by Delaware or any of its Subsidiaries pursuant to the Master Lease), plus

(4) the excess, if any, of the amount of net rent received or receivable in cash during such period over the amount of net rent income in accordance with GAAP for such period, less

(5) the excess, if any, of the amount of net rent income in accordance with GAAP for such period over the amount of net rent received or receivable in cash during such period.

For purposes of clauses (4) and (5) above, “net rent” shall mean rent income or rent received or receivable minus the amount of rent expense or rent paid or payable, as the case may be (whether a positive or negative number).

For the avoidance of doubt, Cumulative Free Cash Flow shall not include (x) any proceeds, gains or losses from any sale or disposition of assets or (y) any payments from Delaware or any of its Subsidiaries pursuant to Section 1.3 of the Master Lease.

“Cumulative Free Cash Flow Offer Amount” means (x) 50% of Cumulative Free Cash Flow of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of calculation less (y) aggregate proceeds utilized to purchase Notes in each Free Cash Flow Offer since the Issue Date less (z) the aggregate principal amount of Restricted Payments made pursuant to clause (4) of the first paragraph of the “Certain Covenants Applicable to the Company and its Subsidiaries — Limitations on Restricted Payments” covenant.

“Debt” means with respect to any Person, without duplication:

(1) any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; and

(4) the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination.

For purposes of the foregoing: (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (1)(d) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (2) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (3) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. If such Person or any of its Subsidiaries (in the case of Delaware, any of its Restricted Subsidiaries) directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Delaware” means Toys “R” Us — Delaware, Inc.

“Delaware Permitted Investment” means

(1) any Investment by Delaware in any Restricted Subsidiary or by a Restricted Subsidiary in Delaware or another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment in property or assets owned or used by Delaware in the ordinary course of business;

(4) any Investment by Delaware or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Delaware or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer and that any Investment held by such Person does not constitute a material amount of the total purchase price or Fair Market Value of such Person;

(5) any Investment in securities or other assets received in connection with disposition of assets;

(6) any Investment existing on the Issue Date or required to be made pursuant to any agreement or obligation of Delaware or any Restricted Subsidiary in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(7) loans and advances to employees and any guarantees thereof made in the ordinary course of business, but in any event not in excess of $5.0 million in the aggregate outstanding at any one time;

(8) any Investment acquired by Delaware or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by Delaware or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by Delaware or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9) Hedging Obligations permitted under clause (8) of the definition of “Permitted Debt” and any Swap Contracts;

(10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(11) any Investment by Delaware or a Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding, not to exceed $150 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(12) Investments the payment for which consists of Equity Interests of Delaware or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

(13) guarantees of Debt permitted under the covenant contained under the caption “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock” and performance guarantees consistent with past practice;

(14) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) Investments to secure obligations of the Captive Insurance Subsidiary in the ordinary course of business;

(16) Investments consisting of earnest money deposits required in connection a purchase agreement or other acquisition;

(17) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of Delaware or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Delaware or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any direct or indirect Subsidiary of Delaware that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(f) the amount of management, monitoring, consulting, and advisory fees, and related expenses paid in such period pursuant to the Management Agreement; plus

(g) any costs or expense incurred by the such Person or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments;”

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for, a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” means Debt of Delaware and its Subsidiaries (other than Debt under the Credit Agreement) in existence on the Issue Date.

“Existing Parent Debt” means (i) the $500.0 million aggregate principal amount of 7.625% Notes due 2011 of Parent outstanding on the Closing Date, issued under the indenture dated July 24, 2001 between Parent and The Bank of New York Mellon, as trustee, (ii) the $400.0 million aggregate principal amount of 7.875% Notes due 2013 of Parent outstanding on the Closing Date, issued under the indenture dated May 28, 2002 between Parent and The Bank of New York Mellon, as trustee and (iii) the $400.0 million aggregate principal amount of 7.375% Notes due 2018 of Parent outstanding on the Closing Date, issued under the indenture dated May 28, 2002 between Parent and The Bank of New York Mellon, as trustee.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Delaware or any Restricted Subsidiary incurs, assumes, guarantees or repays any Debt (other than Debt incurred under any revolving credit facility unless such Debt has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Debt, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period and as if Delaware or Restricted Subsidiary had not earned the interest income actually earned during such period in respect of such cash used to repay, repurchase, defease or otherwise discharge such Debt.

If Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) have been made by Delaware or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, then the

Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Delaware or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Delaware and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Debt if the related hedge has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of Delaware to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Delaware may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

“Foreign Subsidiary” means any Subsidiary of Delaware that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, and any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of such Person shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee (i) by the Company or a Subsidiary of Debt Incurred by the Company or a Subsidiary or (ii) by Delaware or a Restricted Subsidiary of Debt Incurred by Delaware or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s (or Delaware’s, as applicable) customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) the acquisition of Real Property in the normal course of business (but not the acquisition of any Person that owns Real Property); and (d) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency; provided that, (i) when such term refers to a person, the applicable rating shall be the corporate credit or corporate family rating and (ii) when such term refers to a debt instrument, the applicable rating shall be the rating of such instrument.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means July 9, 2009.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), provided that in no event shall a lease be deemed to constitute a Lien.

“Management Agreement” means the Management Agreement to be dated as of July 21, 2005, by and among Parent, Bain Capital Partners, LLC, Bain Capital, Ltd., Toybox Holdings, LLC and Vornado Truck LLC, as in effect on the Issue Date.

“Master Lease” means that master lease agreement, dated as of December 9, 2005, among MAP Real Estate, LLC, Wayne Real Estate Company, LLC, TRU 2005 RE I, LLC, TRU 2005 RE II Trust, as landlords, and Parent, as tenant, as amended and restated on the Issue Date and amended from time to time in compliance with the terms of the Indenture.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Cash Equivalents received, net of: (i) all out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Subsidiaries of such Person as a result of such transaction; provided that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted. For the avoidance of doubt, Net Cash Proceeds shall not include any payments from Delaware or any of its Subsidiaries pursuant to Section 1.3 of the Master Lease.

“Non-Toys Lease” means any lease with parties other than Parent or its Subsidiaries; provided that the number of properties covered by such leases shall not exceed 25% of the 359 properties owned by the Company as of the Issue Date (whether as fee-owned property or pursuant to leases or ground leases).

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary or any Person performing a similar function.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable, or any Person performing a similar function.

“Parent” means Toys “R” Us, Inc.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by Delaware and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Holders” means each of the Sponsors and members of management of Parent (or its direct or indirect parent or Subsidiaries) on the Issue Date who are holders of Equity Interests of Parent (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Cash Equivalents or Investment Grade Securities;

(d) Investments in property and other assets, owned or used by the Company or any Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Subsidiaries in the Company or any Subsidiary;

(f) Investments by the Company or any Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) Investments received in settlement of obligations owed to the Company or any Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Subsidiary;

(i) Investments the payment for which consists solely of Equity Interests of the Company;

(j) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(k) guarantees by the Company or any Subsidiary of Debt of the Company or a Subsidiary otherwise permitted by the covenant described hereunder “— Certain Covenants — Limitation on Incurrence of Debt”; and

(l) any Investment in any Subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(5) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(6) Liens in favor of the Company or any Subsidiary;

(7) deposits made in the ordinary course of business to secure liability to insurance carriers;

(8) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(10) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(11) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt or (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries;

(12) Liens existing on the Issue Date;

(13) Subleases and Non-Toys Leases existing on the Issue Date or entered into in accordance with the terms of the Indenture; and

(14) any matters that would be disclosed by an accurate survey of the subject property which would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company or the subject property.

For purposes of this definition, the term “Debt” shall be deemed to include interest on such Debt.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Equity Offering” means a public or private equity offering of Capital Stock (other than Disqualified Stock and other than issuances to an Affiliate of the Company) of the Company or any direct or indirect parent company of the Company, of at least $50.0 million; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the second paragraph of “— Optional Redemption.”

“Rating Agency” means (1) each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, Inc, in each case or any successor to such entities rating agency business and (2) if Moody’s or S&P ceases to rate any referent Person for reasons outside of the control of such Person, a “nationally recognized statistical rating organization” within the meaning of Rule 15c-3-1(c)(2)(vi)(F) under the Exchange Act selected by Parent or Delaware, as applicable, as a replacement agency.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Indenture, among the Company, the Guarantors and the Initial Purchasers.

“Replacement Property” means one or more parcels of real property that are suitable for retail sales (or associated manufacturing or distribution of products) and that are leased to Parent or one of its Subsidiaries pursuant to the Master Lease or other lease arrangements on similar terms as the Master Lease.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Equity Interests in the Company or on the Equity Interests in any Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Subsidiary of the Company (other than dividends, distributions or payments made solely in Capital Stock in the Company (other than Disqualified Stock));

(b) any payment made by the Company or any of its Subsidiaries to purchase, redeem, acquire or retire any Equity Interests in the Company (including the conversion into, or exchange for, Debt, of any Equity Interests) other than any such Equity Interests owned by the Company or any Subsidiary (other than a payment made solely in Capital Stock in the Company (other than Disqualified Stock));

(c) any Investment by the Company or a Subsidiary in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Delaware that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Subsidiary (or Delaware or a Restricted Subsidiary, as applicable) and is thereafter leased back as a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP by the Company or a Subsidiary (or Delaware or a Restricted Subsidiary, as applicable).

“Services Agreement” means the Domestic Services Agreement, dated as of January 29, 2006, between Delaware and certain Subsidiaries of Parent as in effect on the Issue Date and amended from time to time.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act as such Regulation is in effect on the Issue Date.

“Sponsors” means Bain Capital (TRU) VIII, L.P., a Delaware limited partnership, Bain Capital (TRU) VIII-E, L.P., a Delaware limited partnership, Bain Capital (TRU) VIII Coinvestment, L.P., a Delaware limited partnership, Bain Capital Integral Investors, LLC, a Delaware limited liability company, and BCIP TCV, LLC, a Delaware limited liability company, Kohlberg Kravis Roberts & Co., Toybox Holdings, LLC, Vornado Realty Trust and Vornado Truck, LLC, and each of their respective Affiliates.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Debt of such Person and its Restricted Subsidiaries as of the last day of the fiscal quarter for which internal financial statements are available immediately preceding the date of calculation less total unrestricted cash and Cash Equivalents as of such date, in each case determined on a consolidated basis in accordance with GAAP and as provided below to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation. For purposes of calculating the Total Leverage Ratio for any period, the amount of Debt of any Person represented by outstanding letters of credit shall be excluded from the amount of Debt except to the extent such letter of credit has been drawn and not reimbursed by such Person. In the event that Delaware or any of its Restricted Subsidiaries incurs or repays or redeems any Debt (other than Debt incurred or repaid under any revolving credit facilities) subsequent to the end of the period for which the Total Leverage Ratio is being calculated and on or prior to the event for which the calculation of the Total Leverage Ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption or repayment of Debt as if the same had occurred on the last day of the applicable period. The Total Leverage Ratio shall be calculated in a manner consistent with the pro forma provision (to the extent applicable) of the definition of “Fixed Charge Coverage Ratio.” The amount of Debt under revolving credit facilities and unrestricted cash and Cash Equivalents, shall be based on the average of the month-end balances of such Debt and unrestricted cash and Cash Equivalents for the applicable period. It is agreed the EBITDA for each of the four quarters in the four fiscal quarter period ended May 2, 2009, is $88 million, $(19) million, $434 million and $82 million, respectively.

“Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to July 15, 2013; provided, that if the period from such date of redemption to July 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of Delaware that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Parent, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Parent may designate any Subsidiary of Delaware (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Debt of, or owns or holds any Lien on, any property of, Delaware or any Subsidiary of Delaware (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Delaware, (b) such designation complies with the covenant contained under the caption “— Covenants Applicable to Delaware — Limitation on Restricted Payments” and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of

Delaware or any Restricted Subsidiary. The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and Delaware could incur $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test described under the first paragraph of “— Covenants Applicable to Delaware — Incurrence of Debt and Issuance of Preferred Stock.”

“Voting Interests” means, with respect to any Person, securities of any class or classes of Equity Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered global form without interest coupons (the “Global Notes”) and will be deposited with the trustee as a custodian for The Depository Trust Company (“DTC”), as depositary, and registered in the name of a nominee of such depositary.

Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such Global Notes for all purposes under the indenture governing the Notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the Notes.

Payments of the principal of, and premium (if any) and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security (defined below) for any reason, including to sell exchange notes to persons in states that require physical delivery of the exchange notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the Notes.

Cross-market transfers between the DTC participants, on the one hand, and participants in the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the applicable Global Notes for Certificated Securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers or interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated exchange notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an Event of Default with respect to the Notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the exchange notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the Notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with Notes held as capital assets.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the Notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below.

If any entity classified as a partnership for United States federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding Notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the Notes.

This discussion assumes that a U.S. holder has not elected to treat stated interest as original issue discount (“OID”) as discussed below.

Original Issue Discount. The Notes were issued with OID because their stated redemption price at maturity (the sum of all payments to be made on the Notes other than “qualified stated interest”) exceeds their “issue price” by more than a de minimis amount.

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the Note; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

All of the stated interest on the Notes will be qualified stated interest.

The amount of OID that you must include in income (as ordinary income) if you are the initial holder of a Note is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year or portion of the taxable year in which you held that Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the Note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any premium, as described below. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

You may elect to treat all interest on any Note as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any premium. You should consult with your own tax advisors about this election.

Stated Interest. Stated interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for United States federal income tax purposes.

Market Discount. If you purchase a Note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the Note at the time of its payment or disposition.

In addition, you may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a Note for an amount in excess of the sum of all amounts payable on the Note after the purchase date other than qualified stated interest, you will be considered to have purchased the Note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Note.

Sale, Exchange, Retirement, or Other Disposition of Notes. Upon the sale, exchange, retirement, or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the Note. Your adjusted tax basis in a Note will, in general, be your cost for that Note increased by OID or market discount previously included in income, and reduced by any amortized premium and any cash payments (other than qualified stated interest) on the Note. Any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the Notes.

United States Federal Withholding Tax. The 30% United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the Notes under the “portfolio interest rule,” provided that:

•	interest paid on the Notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock of TRU (or 10% or more of our capital or profits interests) within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to TRU actually or constructively;

•	you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest (including OID) on the Notes is effectively connected with the conduct of that trade or business, then you will be subject to United States federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax. If you are a nonresident alien individual, your estate will not be subject to United States federal estate tax on Notes beneficially owned by you at the time of your death, provided that any interest payment to you on the Notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of interest (including OID) paid on the Notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a Note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the Notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. Holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption or retirement) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of exchange notes (and an exchange of outstanding notes for exchange notes) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the Company or a Guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note (including an exchange of an outstanding note for an exchange note), each purchaser and subsequent transferee of an exchange note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the exchange notes (including exchanging outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days after the exchange offer registration statement is declared effective by the SEC and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of the capital commitments of investment funds managed by affiliates of KKR.

EXPERTS

The consolidated balance sheets of Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC) (the “Company”) as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, cash flows, and changes in member’s deficit for each of the three fiscal years in the period ended January 31, 2009, included in this Prospectus and the related financial statement schedule III included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such reports express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the retrospective adjustments for discontinued operations. Such financial statements and financial statement schedule have been included herein and elsewhere in the Registration Statement in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Toys “R” Us – Delaware, Inc. (“Toys-Delaware”) as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, stockholder’s equity, and cash flows for each of the three fiscal years in the period ended January 31, 2009, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs referring to i) a change in accounting estimate effected by a change in accounting principle related to gift card breakage ii) a change in accounting method for valuing the merchandise inventories from the retail inventory method to the weighted average cost method, iii) the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” and iv) the consolidated statements of cash flow restatement for the fiscal years ended February 2, 2008 and February 3, 2007. Such financial statements have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

TOYS “R” US PROPERTY COMPANY I, LLC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

JANUARY 31, 2009, FEBRUARY 2, 2008 AND FEBRUARY 3, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Member of

Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC):

We have audited the accompanying consolidated balance sheets of Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC) (the “Company”) as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, cash flows, and changes in member’s deficit for each of the three fiscal years in the period ended January 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements, present fairly, in all material respects, the financial position of the Company at January 31, 2009 and February 2, 2008, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the consolidated financial statements, the related consolidated statements of operations for each of the three fiscal years in the period ended January 31, 2009 have been retrospectively adjusted for discontinued operations.

/s/ Deloitte & Touche LLP

New York, New York

May 28, 2009

(December 23, 2009 as to Note 12)

Toys “R” Us Property Company I, LLC

Consolidated Balance Sheets

(In thousands)	January 31, 2009	February 2, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$330	$184
Net properties held for sale	3,068	279
Due from affiliates, net	1,523	16,100

Total current assets	4,921	16,563

Real Estate, Net:
Land	306,325	310,961
Buildings, net	577,178	595,507
Leasehold improvements, net	181,386	207,068

Total real estate, net	1,064,889	1,113,536
Restricted cash	112,775	98,589
Straight-line rent receivable from affiliates	52,052	36,287
Debt issuance costs	10,233	10,886
Other assets	507	989

	$1,245,377	$1,276,850

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities:
Accrued interest and other current liabilities	$3,868	$468
Current portion of long-term debt	65,000	—
Deferred third party rent liabilities	897	1,044
Deferred related party revenue	14,181	13,208

Total current liabilities	83,946	14,720
Long-term debt	1,235,000	1,300,000
Deferred third party rent liabilities	93,675	91,805
Other non-current liabilities	28	28

Member’s Deficit:
Member’s deficit	(167,272)	(129,119)
Accumulated other comprehensive loss	—	(584)

Total member’s deficit	(167,272)	(129,703)

	$1,245,377	$1,276,850

See Notes to Consolidated Financial Statements

Toys “R” Us Property Company I, LLC

Consolidated Statements of Operations

	Fiscal Years Ended
(In thousands)	January 31, 2009	February 2, 2008	February 3, 2007
Rental revenues:
Base rents	$219,556	$217,707	$217,335
Tenant reimbursements	39,800	37,724	36,863

Total revenues	259,356	255,431	254,198

Depreciation and amortization	36,742	37,249	40,770
Rental expense	47,266	47,281	46,785
Common area maintenance expenses	39,800	37,724	36,863
Other operating expenses	7,333	5,399	6,071

Total operating expenses	131,141	127,653	130,489

Operating earnings	128,215	127,778	123,709
Interest expense	71,445	99,723	104,732

Earnings from continuing operations	56,770	28,055	18,977
Earnings from discontinued operations	4,492	2,715	4,518

Net earnings	$61,262	$30,770	$23,495

See Notes to Consolidated Financial Statements

Toys “R” Us Property Company I, LLC

Consolidated Statements of Cash Flows

	Fiscal Years Ended
(In thousands)	January 31, 2009	February 2, 2008	February 3, 2007
Cash Flows from Operating Activities:
Net earnings	$61,262	$30,770	$23,495
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	41,945	41,682	43,756
Amortization of debt issuance costs	4,024	3,799	7,857
Other non-cash charges	3,953	115	1,612
Changes in operating assets and liabilities:
Accrued interest and other current liabilities	3,400	(320)	(6,631)
Due from affiliates, net	15,121	2,714	(10,474)
Straight-line rent assets and deferred third party rent liabilities	(14,042)	(11,079)	(12,566)
Deferred related party revenue	973	528	(1,522)
Other assets	482	127	(1,108)

Net cash provided by operating activities	117,118	68,336	44,419

Cash Flows from Investing Activities:
Increase in restricted cash, net	(14,186)	—	(14,959)

Net cash used in investing activities	(14,186)	—	(14,959)

Cash Flows from Financing Activities:
Distributions	(99,415)	(68,259)	(42,265)
Capitalized debt issuance/extension fees	(3,371)	—	—

Net cash used in financing activities	(102,786)	(68,259)	(42,265)

Cash and Cash equivalents:
Net increase (decrease) during period	146	77	(12,805)
Cash and cash equivalents at beginning of period	184	107	12,912

Cash and cash equivalents at end of period	$330	$184	$107

Supplemental Disclosure of Cash Flow Information:
Interest paid	$69,410	$108,236	$115,426

See Notes to Consolidated Financial Statements

Toys “R” Us Property Company I, LLC

Consolidated Statements of Changes in Member’s Deficit

(In thousands)	Member’s Deficit	Accumulated Other Comprehensive Loss	Total Member’s Deficit
Balance, January 28, 2006	$(79,254)	$(295)	$(79,549)
Net earnings for the period	23,495		23,495
Unrealized loss on hedged transactions	—	(390)	(390)

Total comprehensive income			23,105
Capital contribution of properties	5,556	—	5,556
Distributions	(42,265)	—	(42,265)

Balance, February 3, 2007	$(92,468)	$(685)	$(93,153)
Net earnings for the period	30,770	—	30,770
Reclassification of unrealized losses on hedged transactions	—	101	101

Total comprehensive income			30,871
Capital contribution of properties	838	—	838
Distributions	(68,259)	—	(68,259)

Balance, February 2, 2008	$(129,119)	$(584)	$(129,703)
Net earnings for the period	61,262	—	61,262
Reclassification of unrealized losses on hedged transactions	—	584	584

Total comprehensive income			61,846
Distributions	(99,415)	—	(99,415)

Balance, January 31, 2009	$(167,272)	$—	$(167,272)

See Notes to Consolidated Financial Statements

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization

Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC) (“the Company,” “we,” “us,” or “our”), a Delaware limited liability company, was formed on September 15, 2005 as part of a legal reorganization of the businesses of Toys “R” Us, Inc. (“Parent”). Parent owns, licenses or franchises Toys “R” Us and Babies “R” Us stores in the United States and foreign countries. We are indirectly owned by Parent through our holding company, Wayne Real Estate Holding Company, LLC (“Wayne Holdings”), a direct wholly-owned subsidiary of Parent. The Company is one reportable segment.

As a result of this reorganization, 386 owned and leased properties in the United States were transferred to us by affiliated entities, and are now leased or sub-leased by us to affiliated entities and various third-party tenants. These properties were recorded at the historical cost basis of the affiliated entities. Our business consists solely of the ownership and leasing of these transferred properties to Toys “R” Us — Delaware, Inc. (“Delaware”) and various third parties.

In connection with the reorganization, the Company received, as contributions from Wayne Holdings, investments in Wayne Real Estate Company LLC (“Wayne Real Estate”), which was formed on May 27, 2005, and MAP Real Estate LLC, which was formed on July 7, 2005, and we acquired from our affiliates ownership interests in TRU 2005 RE I, LLC, which was formed on September 15, 2005, and TRU 2005 RE II Trust, which was formed on November 28, 2005.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. We eliminate all inter-company balances and transactions.

Fiscal Year

Our fiscal year ends on the Saturday nearest to January 31. Unless otherwise stated, references to years in this report relate to the fiscal years ended below:

Fiscal Years	Number of Weeks	Ended
2008	52	January 31, 2009
2007	52	February 2, 2008
2006	53	February 3, 2007

Use of Estimates

The preparation of our Consolidated Financial Statements requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities as of the date of the Consolidated Financial Statements and during the applicable periods. We base these estimates on historical experience and other factors that we believe are reasonable under the circumstances. Actual results may differ materially from these estimates and such differences could have a material impact on our Consolidated Financial Statements.

Cash and Cash Equivalents

We consider our highly liquid investments with original maturities of three months or less at acquisition to be cash equivalents. Book cash overdrafts are reclassified to other current liabilities.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

Restricted Cash

Restricted cash represents collateral for certain property financings we entered into during fiscal 2005 and other cash that is restricted from withdrawal. As of January 31, 2009 and February 2, 2008, we had restricted cash of approximately $113 million and $99 million, respectively.

Real Estate, Net

We record real estate at cost. Leasehold improvements represent capital improvements made to our leased properties. We record depreciation and amortization using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the respective leases, if applicable, which for Buildings is 50 years and for Leasehold improvements is the lesser of the lease term or 25 years.

Impairment of Long-Lived Assets

We review the carrying value of all long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In determining whether long-lived assets are recoverable, our estimate of undiscounted future cash flows over the estimated life or lease term of a store is based upon our experience, historical operations of the store, an estimate of future store profitability and economic conditions. The future estimates of store profitability and economic conditions require estimating such factors as sales growth, inflation and the overall economics of the retail industry. Since we forecast our future undiscounted cash flows for up to 25 years, our estimates are subject to variability as future results can be difficult to predict. If a long-lived asset is found to be non-recoverable, we record an impairment charge equal to the difference between the asset’s carrying value and fair value. We estimate fair value based upon future cash flows, discounted at a rate that approximates our weighted average cost of capital, or by using other reasonable estimates of fair value, if available.

Debt Issuance Costs

We defer debt issuance costs and amortize such costs into Interest expense over the term of the related debt facility. Debt issuance costs amortized to Interest expense were approximately $4 million for both fiscals 2008 and 2007, and $8 million for fiscal 2006. Unamortized amounts at January 31, 2009 and February 2, 2008 were approximately $10 million and $11 million, respectively.

Rental Revenues

Base rental revenues are recognized on a straight-line basis over the non-cancelable terms of the related leases. Differences between rental revenues recognized and amounts due per the respective lease agreements are recorded on our Consolidated Balance Sheets as straight-line rent receivable from affiliates. Tenant reimbursements for taxes, insurance, and other operating expenses are billed and recognized as revenues in the period the applicable costs are incurred.

Deferred Rent

We recognize fixed minimum rent expense on non-cancelable leases on a straight-line basis over the term of each individual lease starting at the date of possession, including the build-out period, and record the difference between the recognized rental expense and amounts payable under the leases as deferred rent liability. Deferred rent liabilities are recorded in our Consolidated Balance Sheets in the total amount of $95 million and $93 million at January 31, 2009 and February 2, 2008, respectively. Landlord incentives and abatements received are included in Deferred rent liabilities and amortized over the term of the lease.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

Leases for Lessee only

We lease store locations and land used in our operations. We account for our leases under the provisions of SFAS No. 13, “Accounting for Leases” (“SFAS 13”), and subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes.

Operating leases are recorded on a straight-line basis over the lease term. At the inception of a lease, we determine the lease term by assuming the exercise of renewal options that are reasonably assured if a significant economic penalty exists for not exercising such options. Renewal options are exercised at our sole discretion. The expected lease term is used to determine whether a lease is capital or operating and is used to calculate straight-line rent expense. Additionally, the useful life of buildings and leasehold improvements are limited by the expected lease term. Refer to Note 7 entitled “LEASES” for further details.

Financial Instruments

We have entered into derivative financial arrangements such as interest rate swaps and interest rate caps to hedge interest rate risk associated with our long-term debt. We account for derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), and record the fair values of these instruments within our Consolidated Balance Sheets as Other assets and other non-current liabilities. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. We record the changes in fair value of derivative instruments which do not qualify for hedge accounting to Interest expense in our Consolidated Statements of Operations. If we determine that we do qualify for hedge accounting treatment, the following is a summary of the impact on our Consolidated Financial Statements:

•	For designated fair value hedges, changes in fair values of hedged items for the risks being hedged are recorded in earnings.

•

For designated cash flow hedges, the effective portion of the changes in the fair value of derivatives are recorded in Accumulated other comprehensive loss and subsequently recorded in the Consolidated Statements of Operations at the time the hedged item affects earnings.

•

For designated cash flow hedges, the ineffective portion of a hedged derivative instrument’s change in fair value is immediately recognized in Interest expense in the Consolidated Statements of Operations.

During fiscals 2008 and 2007, we did not have any designated fair value hedges. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for more information related to our accounting for derivative financial instruments. We did not have significant credit risk related to our financial instruments at January 31, 2009 and February 2, 2008.

Fair Value Measurements

On February 3, 2008, we adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) for financial assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances. During fiscal 2008, the adoption of SFAS 157 did not have an impact on our Consolidated Financial Statements.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

Income Taxes

The Company is a disregarded entity for income tax purposes and, accordingly, the taxable income or loss of the Company is reported in the income tax returns of the Parent. No tax provision is recognized in the accompanying Consolidated Financial Statements.

NOTE 2 — REAL ESTATE, NET

(In thousands)	January 31, 2009	February 2, 2008
Land	$306,325	$310,961
Buildings	807,857	810,375
Leasehold improvements	450,499	460,102

	1,564,681	1,581,438
Less: accumulated depreciation and amortization	(499,792)	(467,902)

Total	$1,064,889	$1,113,536

Net properties held for sale

The following assets are classified as held for sale:

(In thousands)	January 31, 2009	February 2, 2008
Land	$2,708	$57
Buildings	965	362
Leasehold improvements	399	—

	4,072	419
Less: accumulated depreciation and amortization	(1,004)	(140)

Total	$3,068	$279

All properties held for sale were written down to their respective fair values less cost to sell, which included a writedown on one property of approximately $3 million in fiscal 2008.

NOTE 3 — LONG-TERM DEBT

On December 9, 2005, we, along with Parent, entered into an unsecured credit agreement with a syndicate of financial institutions, pursuant to which we borrowed $1,300 million. We used a portion of the proceeds, along with capital contributions received from Parent, to acquire the ownership interest in TRU 2005 RE I, LLC and TRU 2005 RE II Trust. The syndicate includes affiliates of Kohlberg Kravis Roberts & Co., L.P., an indirect owner of Parent, which owned 6% of the loan amount as of January 31, 2009 and February 2, 2008. This loan has an interest rate of either 3.00% plus LIBOR or 2.00% plus the higher of (i) 0.50% in excess of the overnight Federal funds rate and (ii) the prime lending rate. In fiscals 2008 and 2007, the loan bore an interest rate of 3.00% plus LIBOR.

On September 5, 2008, we, along with Parent, notified the lenders that we were exercising our first maturity date extension option (the “First Extension Option), which extended the maturity date of the loan from December 9, 2008 to December 8, 2009. To exercise this option as provided under the terms of the agreement,

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

we paid the lenders $3 million on December 9, 2008, which was capitalized as deferred debt issuance costs and is being amortized over the remaining term of the agreement. We classify this loan as Long-term because we have the contractual ability and intent to extend the due date from December 8, 2009 to December 7, 2010. Pursuant to the terms of the First Extension Option, we are required to make quarterly principal payments equal to 1.25% ($65 million per year) of the original principal amount of the loan. As such, these amounts have been classified as Current portion of long-term debt on our Consolidated Balance Sheet as of January 31, 2009. We were also required to extend our current interest rate cap through the end of the first maturity extension. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for further details. No other terms of the loan were changed as a result of this extension.

The credit agreement contains covenants, including, among other things, covenants that restrict our ability and the ability of our guarantors, which are our wholly-owned subsidiaries and affiliates Wayne Real Estate Company, LLC, MAP Real Estate, LLC, TRU 2005 RE I, LLC, and TRU 2005 RE II Trust, to create or permit liens on assets, incur additional indebtedness, modify or terminate the Master Lease that these companies have with a wholly-owned subsidiary of Parent, Delaware or engage in mergers or consolidations. In addition, these covenants restrict certain transfers of, and the creation of liens on, direct or indirect interests in us and the guarantors. This credit agreement contains certain borrowing base conditions related to the real property assets owned by the guarantors, which, if the assets cease to comply with such conditions, could result in a required repayment of all or a portion of the loan. Under this credit agreement, we are required to provide certain financial and other information to the lenders by May 31, 2009.

As of January 31, 2009 and February 2, 2008, our debt under this unsecured credit agreement was $1,300 million, respectively, with a fair value of approximately $618 million and $1,157 million, respectively. The fair value was estimated using pertinent information available to management as of the end of the respective periods.

NOTE 4 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recording of all derivatives as either assets or liabilities on the balance sheet measured at estimated fair value and the recognition of the unrealized gains and losses. The changes in fair value of derivatives are recorded in the Consolidated Statements of Operations in Interest expense, unless the derivative is designated as a hedge. In certain defined conditions, a derivative may be specifically designated as a hedge for a particular exposure. The effective portion of a cash flow hedge is recorded to Accumulated other comprehensive loss; the ineffective portion of a cash flow hedge is recorded to Interest expense. The accounting for derivatives depends on the intended use of the derivatives and the resulting designation.

Under the terms of the Unsecured Credit Agreement, we are required to maintain a 7.50% interest rate cap on the full outstanding principal balance. On May 7, 2008 we de-designated the interest rate cap and the remaining nominal amount previously recorded in Accumulated other comprehensive loss was amortized to Interest expense as the hedged items affected earnings.

On November 20, 2008, we extended the interest rate cap through the end of the first maturity extension as required under the terms of the loan agreement. The amounts paid to extend the cap were nominal. The interest rate cap manages the variable cash flows associated with changes in the one month LIBOR above 7.50%. The cap extension does not qualify for hedge accounting under SFAS 133.

During fiscals 2008 and 2007, we recorded a nominal loss to Accumulated other comprehensive loss related to the change in the fair value of our interest rate cap which qualified as a cash flow hedge. In fiscal 2008, we

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

reclassified $1 million of losses to Interest expense from Accumulated other comprehensive loss. In fiscals 2007 and 2006, we reclassified less than $1 million of losses, respectively, to Interest expense from Accumulated other comprehensive loss. These reclassifications relate to the allocated time value of the premiums on the options of our interest rate cap.

NOTE 5 — MEMBER’S DEFICIT

Wayne Real Estate is the direct owner of 100% of the limited liability company interest in us. In fiscals 2007 and 2006, our owner contributed properties with a net asset value of approximately $1 million and $6 million, respectively, to us. We evaluate our cash balances on an ongoing basis and any excess cash balances above the restricted cash balances required under our debt obligations are distributed periodically to our Parent. During fiscal 2008, we made cash distributions of $61 million and $38 million in dividends and return of capital, respectively. During fiscal 2007, we made cash distributions of $31 million and $37 million in dividends and return of capital, respectively. During fiscal 2006, we made cash distributions of $23 million and $19 million in dividends and return of capital, respectively.

NOTE 6 — ACCUMULATED OTHER COMPREHENSIVE LOSS

As of January 31, 2009 and February 2, 2008, Accumulated other comprehensive loss was $0 and less than $1 million. During fiscal 2008, the balance of unrealized losses on hedged transactions was reclassified from Accumulated other comprehensive loss to Interest expense as the hedged items affected earnings. During fiscals 2007 and 2006, Accumulated other comprehensive loss reflects fluctuations in the fair market value, as well as certain reclassifications on unrealized losses, of our interest rate cap.

NOTE 7 — LEASES

As lessor

We lease our retail properties under a non-cancelable master operating lease (the “Master Lease Agreement”) with Delaware, an affiliated entity, of which the underlying leases expire in various years through fiscal 2020. In addition to base rents, the leases typically provide for tenant reimbursements of specific property operating expenses and real estate taxes. As per the Master Lease Agreement, we are also entitled to certain third party sublease payments that are collected by Delaware on our retail properties. During fiscals 2008, 2007 and 2006, we recorded $4 million, $5 million and $3 million, respectively, of third party sublease income as Base rents in our Consolidated Statements of Operations.

Future base rents to be received by us under these leases as of January 31, 2009 are as follows:

(In thousands)	Future Related Party Base Rents	Future Third Party Base Rents	Total Future Base Rents
2009	$217,389	$3,821	$221,210
2010	216,299	3,567	219,866
2011	222,986	2,775	225,761
2012	210,077	2,109	212,186
2013	198,081	1,261	199,342
2014 and subsequent	1,196,545	2,211	1,198,756

Total	$2,261,377	$15,744	$2,277,121

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

Retail properties leased to Delaware consist of locations which are owned outright by us (“Owned Locations”); locations which have buildings that are owned by us and land which is controlled through a ground lease with an unrelated third party (“Ground Lease Locations”); and locations that are controlled through straight leases for land and building which we lease from unrelated third parties (“Straight Lease Locations”). For Owned Locations, the Master Lease Agreement contains predetermined fixed escalations of the minimum rentals on December 9, 2010 and December 9, 2015. For Ground Lease and Straight Lease Locations, the base rents consist of a net lease payment plus the rent on the underlying ground lease or straight lease with the third party. In addition, the predetermined fixed escalations are applied separately to these locations. The net lease payments have fixed escalations on December 9, 2010 and December 9, 2015 pursuant to the Master Lease Agreement. The escalation for the underlying ground and straight leases occurs as provided in each of the respective lease agreements. For substantially all of the Ground Lease and Straight Lease Locations, the lessee has a unilateral right to have us take the renewal option at the time the initial underlying lease term expires, so long as the renewal option ends on or before January 31, 2021. Current Deferred related party revenue was approximately $14 million and $13 million at January 31, 2009 and February 2, 2008, respectively.

The Master Lease Agreement includes early termination options, which can be exercised by Delaware under specified conditions, including, upon damage, destruction or condemnation of a specified percentage of the value or land area of the property.

As lessee

Our minimum rental commitments under non-cancelable operating leases with unaffiliated third parties having a term of more than one year as of January 31, 2009 are as follows:

(In thousands)	Future Minimum Rentals
2009	$48,713
2010	45,888
2011	40,848
2012	34,840
2013	29,470
2014 and subsequent	111,037

Total	$310,796

We recognize rental expense on a straight-line basis and record the difference between the recognized rental expense and amounts payable under the leases as deferred rent liabilities. Deferred rent liabilities are recorded in our Consolidated Balance Sheets in the total amount of $95 million and $93 million at January 31, 2009 and February 2, 2008, respectively.

Substantially all of our leases include options that allow us to renew or extend the lease term beyond the initial lease period, subject to terms and conditions agreed upon at the inception of the lease. Such terms and conditions include rental rates agreed upon at the inception of the lease that could represent below or above market rental rates later in the life of the lease, depending upon market conditions at the time of such renewal or extension. In addition, many leases include early termination options, which can be exercised by the Company under specified conditions, including, upon damage, destruction or condemnation of a specified percentage of the value or land area of the property.

Lease payments that depend on factors that are not measurable at the inception of the lease, such as future sales volume, are contingent rentals and are excluded from minimum lease payments and included in the

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

determination of total rental expense when it is probable that the expense has been incurred and the amount is reasonably estimable. Contingent rent expense was $1 million for fiscals 2008, 2007 and 2006, respectively. Future payments for real estate taxes, maintenance and insurance to which we are obligated are excluded from minimum lease payments. Tenant allowances received upon entering into certain store leases are recognized on a straight-line basis as a reduction to rent expense over the lease term.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

We, along with our Parent, are subject to various claims and contingencies related to lawsuits and real estate taxes, as well as commitments under contractual and other commercial obligations. We recognize liabilities for contingencies and commitments when a loss is probable and estimable. Refer to Note 7 entitled “LEASES” for minimum rental commitments under non-cancelable operating leases having a term of more than one year as of January 31, 2009.

Parent self-insures a substantial portion of our property insurance risks, in addition to third party insurance coverage. Accordingly, Parent bills Delaware, which leases our retail properties, for our share of the insurance costs. As such, any property losses incurred by us would be reimbursed by Delaware.

NOTE 9 — RELATED PARTY TRANSACTIONS

Rental Revenues

Our rental revenue is derived from leasing arrangements we have entered into with Delaware. The Master Lease Agreement provides for Delaware to reimburse us for property related costs including real estate taxes and common area maintenance charges. Some of these costs are directly paid by Delaware and we record such costs both as an expense and a tenant reimbursement. During fiscals 2008, 2007 and 2006, we earned related party base rent revenues of approximately $236 million, $234 million and $235 million, respectively. In addition, we recorded Tenant reimbursements of approximately $43 million, $41 million and $40 million during fiscals 2008, 2007 and 2006, respectively, under our leasing arrangements with Delaware. Refer to Note 7 entitled “LEASES” for further details regarding our rental arrangements.

Management Service Fees

Delaware provides a majority of the centralized corporate functions, including accounting, human resources, legal, tax and treasury services to Parent, other affiliates and us under a Domestic Service Agreement (“Agreement”). The costs are based on a formula for each affiliate, as defined in the Agreement. The amount charged to us for these services was $6 million in both fiscals 2008 and 2007, and $4 million in fiscal 2006.

NOTE 10 — DUE FROM AFFILIATES, NET

As of January 31, 2009 and February 2, 2008, Due from affiliates, net of approximately $2 million and $16 million, respectively, primarily represents base rents owed by Delaware.

NOTE 11 — RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued SFAS No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with accounting principles generally accepted in the United States (“GAAP”). This statement is effective as of November 15, 2008. SFAS 162 did not have a material impact on our Consolidated Financial Statements.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities-An Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under SFAS 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. We do not expect its adoption will have a material impact on our Consolidated Financial Statements.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) states that all business combinations (whether full, partial or step acquisitions) will result in all assets and liabilities of an acquired business being recorded at their fair values. Certain forms of contingent consideration and certain acquired contingencies will be recorded at fair value at the acquisition date. SFAS 141(R) also states acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. This statement is effective for business combinations for which the acquisition date is on or after the start of the first annual period beginning on or after December 15, 2008. In April 2009, SFAS 141(R) was amended by FSP SFAS 141(R)-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP SFAS 141(R)-1”). This FSP addresses application issues, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The adoption of these pronouncements is effective for business combinations, as well as for assets or liabilities arising from contingencies in business combinations, for which the acquisition date is on or after the first annual period beginning on or after December 15, 2008. We do expect adoption of SFAS 141(R) and FSP SFAS 141(R)-1 to have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

In April 2009, SFAS 157 was amended by FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP SFAS 157-4”). This FSP provides additional guidance on estimating fair value when the volume and level of activity for both financial and non-financial assets or liabilities have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 is effective for interim and annual periods ending after June 15, 2009. We are currently evaluating the impact that FSP SFAS 157-4 will have on our Consolidated Financial Statements.

In April 2009, SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” was amended by FSP SFAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP SFAS 115-2”). This FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. FSP SFAS 115-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods after March 15, 2009. We are currently evaluating the impact that FSP SFAS 115-2 will have on our Consolidated Financial Statements.

In April 2009, SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” and Accounting Principles Board (“APB”) Opinion 28, “Interim Financial Reporting” were amended by FSP SFAS 107-1 and APB Opinion 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP SFAS 107-1 and APB 28-1”). This FSP enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are currently evaluating the impact that FSP SFAS 107-1 and APB 28-1 will have on our Consolidated Financial Statements.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

In October 2008, SFAS 157 was amended by FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP SFAS 157-3”). This FSP is effective upon issuance and amends SFAS 157 to clarify its application in an inactive market by providing an illustrative example to demonstrate how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP SFAS 157-3 did not have a material impact on our Consolidated Financial Statements.

In September 2008, SFAS 133 and FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others — An Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34,” were amended by FSP SFAS 133-1 and FIN 45-4, “Disclosure about Credit Derivatives and Certain Guarantees — an Amendment of FASB Statement No. 133 and FASB Interpretation No. 45” (“FSP SFAS 133-1 and FIN 45-4”). This FSP requires disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument and also amends FIN 45, to require an additional disclosure about the current status of the performance risk of a guarantee for fiscal years beginning after November 15, 2008. We are currently evaluating the impact that FSP SFAS 133-1 and FIN 45-4 will have on our Consolidated Financial Statements.

In February 2008, SFAS 157 was amended by FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements” (“FSP SFAS 157-2”). As such, SFAS 157 (as amended) is partially effective for measurements and disclosures of financial assets and liabilities for fiscal years beginning after November 15, 2007 and is fully effective for measurement and disclosure provisions on all applicable assets and liabilities for fiscal years beginning after November 15, 2008. We are currently evaluating the impact that FSP SFAS 157-2 will have on our Consolidated Financial Statements.

In June 2008, the FASB ratified EITF No. 08-3 “Accounting by Lessees for Maintenance Deposits” (“EITF 08-3”). EITF 08-3 mandates that maintenance deposits that may be refunded should be accounted for as a deposit asset. When the underlying maintenance is performed, the deposit is expensed or capitalized in accordance with the lessee’s maintenance accounting policy. This EITF is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. We do not expect its adoption will have a material impact on our Consolidated Financial Statements.

NOTE 12 — DISCONTINUED OPERATIONS

On July 9, 2009, the Company sold 11 owned properties and transferred the leasehold interests in 14 leased properties to Toys-Delaware for $124 million. The carrying amount of the net assets transferred was approximately $58 million. The difference between the cash received and the net assets transferred amounted to $66 million and was included in Capital contributions in the Condensed Consolidated Statements of Changes in Member’s Capital (Deficit) for the twenty-six weeks ended August 1, 2009. The Company has reported the operating results for the Transferred Properties as Earnings from discontinued operations in its Condensed Consolidated Statements of Operations for all periods presented.

Toys “R” Us Property Company I, LLC

Notes to Consolidated Financial Statements—(Continued)

The following is a summary of the assets and liabilities of the discontinued operations as of the disposal date:

(In thousands)	July 9, 2009
Land	$21,775
Buildings	44,517
Leasehold improvements	29,689

95,981
Less: accumulated depreciation and amortization	(35,267)

Subtotal	60,714
Straight-line rent receivables	5,192

Total assets	$65,906

Deferred third party rent liabilities	$7,183

Net assets transferred	$58,723

The operating results of discontinued operations were derived from our historical financial information and have been segregated from continuing operations and reported separately in the Condensed Consolidated Statements of Operations. These amounts have been summarized for fiscal years presented below:

	Fiscal Years Ended
	January 31, 2009	February 2, 2008	February 3, 2007
Total revenues	$23,697	$24,190	$23,406

Earnings from discontinued operations	$4,492	$2,715	$4,518

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE QUARTERLY PERIOD ENDED OCTOBER 31, 2009

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	October 31, 2009	January 31, 2009
ASSETS
Current Assets:
Cash	$42,136	$330
Net properties held for sale	—	3,068
Due from affiliates, net	3,786	1,523

Total current assets	45,922	4,921
Real Estate, Net:
Land	287,258	306,325
Buildings, net	537,352	577,178
Leasehold improvements, net	153,747	181,386

Total real estate, net	978,357	1,064,889
Restricted cash	—	112,775
Straight-line rent receivable from affiliates	61,680	52,052
Debt issuance costs	21,960	10,233
Other assets	356	507

	$1,108,275	$1,245,377

LIABILITIES AND MEMBER’S CAPITAL (DEFICIT)
Current Liabilities:
Accrued interest and other current liabilities	$31,859	$3,868
Current portion of long-term debt	—	65,000
Deferred third party rent liabilities	887	897
Deferred related party revenue	—	14,181

Total current liabilities	32,746	83,946
Long-term debt	925,931	1,235,000
Deferred third party rent liabilities	89,624	93,675
Other non-current liabilities	28	28

Member’s capital (deficit)	59,946	(167,272)

	$1,108,275	$1,245,377

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In thousands)	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Rental revenues:
Base rents	$61,381	$54,758	$173,121	$164,878
Tenant reimbursements	10,587	9,905	32,189	29,722

Total revenues	71,968	64,663	205,310	194,600
Depreciation and amortization	7,702	8,881	27,627	28,656
Rental expense	11,919	11,841	35,795	35,434
Common area maintenance expenses	10,587	9,905	32,189	29,722
Other operating expenses	1,608	1,869	5,055	4,577

Total operating expenses	31,816	32,496	100,666	98,389

Operating earnings	40,152	32,167	104,644	96,211
Interest expense	26,493	19,072	61,735	55,974

Earnings from continuing operations before discontinued operations	13,659	13,095	42,909	40,237
Earnings from discontinued operations	—	1,760	3,621	3,793

Net earnings	$13,659	$14,855	$46,530	$44,030

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	39 weeks ended
(In thousands)	October 31, 2009	November 1, 2008
Cash Flows from Operating Activities:
Net earnings	$46,530	$44,030
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	28,885	32,487
Amortization and write-off of debt issuance costs	11,109	2,849
Other non-cash charges	641	357
Changes in operating assets and liabilities:
Accrued interest and other current liabilities	27,990	7,149
Due from affiliates, net	(2,263)	2,744
Straight-line rent receivable from affiliates and deferred third party rent liabilities	(11,547)	(8,174)
Deferred related party revenue	(14,181)	505

Net cash provided by operating activities	87,164	81,947

Cash Flows from Investing Activities:
Sales of net assets to affiliates at carrying values	58,723	—
Decrease (increase) in restricted cash	112,775	(14,205)

Net cash provided by (used in) investing activities	171,498	(14,205)

Cash Flows from Financing Activities:
Long-term debt borrowings	925,291	—
Long-term debt repayments	(1,300,000)	—
Amounts received in excess of carrying values of net assets sold	65,710	—
Capital contributions	141,920	—
Distributions	(26,942)	(67,650)
Capitalized debt issuance fees	(22,835)	—

Net cash used in financing activities	(216,856)	(67,650)

Cash and Cash equivalents:
Net increase during period	41,806	92
Cash and cash equivalents at beginning of period	330	184

Cash and cash equivalents at end of period	$42,136	$276

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S CAPITAL (DEFICIT)

(Unaudited)

(In thousands)	Member’s Capital (Deficit)	Accumulated Other Comprehensive Loss	Total Member’s Capital (Deficit)
Balance, February 2, 2008	$(129,119)	$(584)	$(129,703)
Net earnings for the period	44,030	—	44,030
Reclassification of unrealized losses on hedged transactions	—	357	357

Total comprehensive income			44,387
Distributions	(67,650)	—	(67,650)

Balance, November 1, 2008	$(152,739)	$(227)	$(152,966)

Balance, January 31, 2009	$(167,272)	$—	$(167,272)
Net earnings for the period	46,530	—	46,530

Total comprehensive income			46,530
Capital contributions	141,920	—	141,920
Amounts received in excess of carrying values of net assets sold	65,710		65,710
Distributions	(26,942)	—	(26,942)

Balance, October 31, 2009	$59,946	$—	$59,946

See Notes to Condensed Consolidated Financial Statements

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of presentation

As used herein, the “Company,” “we,” “us,” or “our” means Toys “R” Us Property Company I, LLC (formerly known as TRU 2005 RE Holding Co. I, LLC) and its subsidiaries, except as expressly indicated or unless the context otherwise requires. We generate revenues, earnings and cash flows by leasing or subleasing properties primarily to our affiliate, Toys “R” Us — Delaware, Inc. (“Toys-Delaware”). The Condensed Consolidated Balance Sheets as of October 31, 2009 and January 31, 2009, the Condensed Consolidated Statements of Operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008, the Condensed Consolidated Statements of Cash Flows for the thirty-nine weeks ended October 31, 2009 and November 1, 2008, and the Condensed Consolidated Statements of Changes in Member’s Capital (Deficit) for the thirty-nine weeks ended October 31, 2009 and November 1, 2008, have been prepared by us in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim reporting. Our interim Condensed Consolidated Financial Statements are unaudited and are subject to year-end adjustments. In the opinion of management, the Condensed Consolidated Financial Statements include all known adjustments (which consist primarily of normal, recurring accruals, estimates, and assumptions that impact the Condensed Consolidated Financial Statements) necessary to present fairly the financial position at the balance sheet dates and the results of operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008. The Condensed Consolidated Balance Sheet at January 31, 2009, presented herein, has been derived from our audited balance sheet for the fiscal year ended January 31, 2009, but does not include all disclosures required by GAAP. These Condensed Consolidated Financial Statements should be read in conjunction with our Consolidated Financial Statements and footnotes for the fiscal year ended January 31, 2009. The results of operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008 are not necessarily indicative of operating results of the full year.

In the current period, the Financial Accounting Standards Board (“FASB”) finalized the “FASB Accounting Standards Codification” (“Codification” or “ASC”), which is effective for periods ending on or after September 15, 2009. Accordingly, as of August 2, 2009, we have implemented the ASC structure required by the FASB and any references to guidance issued by the FASB in these footnotes are to the ASC, in addition to the other forms of standards. The ASC does not change how we account for our transactions or the nature of the related disclosures made.

Subsequent events

We have performed an evaluation of subsequent events through December 15, 2009, the date these Condensed Consolidated Financial Statements were issued.

2. Real estate, net

(In thousands)	October 31, 2009	January 31, 2009
Land	$287,258	$306,325
Buildings	765,267	807,857
Leasehold improvements	419,873	450,499

	1,472,398	1,564,681
Less: accumulated depreciation and amortization	(494,041)	(499,792)

Total	$978,357	$1,064,889

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Net properties held for sale

The following assets are classified as held for sale:

(In thousands)	January 31, 2009
Land	$2,708
Buildings	965
Leasehold improvements	399

4,072
Less: accumulated depreciation and amortization	(1,004)

Total	$3,068

3. Leases

Our operations consist of leasing or subleasing properties primarily to our affiliate, Toys-Delaware under a master lease agreement. On July 9, 2009, we entered into an Amended and Restated Master Lease Agreement (the “TRU Propco I Master Lease”) with Toys-Delaware under which the previous master lease agreement was amended and restated. Among other changes from the previous master lease agreement, the term of the TRU Propco I Master Lease was extended through June 30, 2029, except with respect to any property that is ground or space leased from a third party landlord to the Company with a term expiring prior to such date. In addition, we sold 11 owned properties, including properties classified as held for sale, and transferred the leasehold interests in 14 leased properties (collectively, the “Transferred Properties”) to Toys-Delaware. The Transferred Properties were subject to the previous agreement, and as such, have been excluded from the TRU Propco I Master Lease. Effective July 9, 2009, base rents under the TRU Propco I Master Lease increased by approximately 10.38% for all of the remaining properties subject to the TRU Propco I Master Lease and the base rents are scheduled to increase by 10% on July 1, 2014, July 1, 2019 and July 1, 2024.

In addition to base rents, the TRU Propco I Master Lease typically provides for tenant reimbursements of specific property operating expenses and real estate taxes. Pursuant to the TRU Propco I Master Lease, we are also entitled to certain third party sublease payments that are collected by Toys-Delaware on our retail properties.

Future base rents to be received by us under the TRU Propco I Master Lease as of October 31, 2009 are disclosed in the table below, which reflects the exclusion of the Transferred Properties and the impact of the amendment and restatement of the TRU Propco I Master Lease referred to above:

(In thousands)	Future Related Party Base Rents	Future Third Party Base Rents	Total Future Base Rents
Remainder of fiscal 2009	$54,037	$1,030	$55,067
Fiscal 2010	214,749	3,917	218,666
Fiscal 2011	203,647	3,295	206,942
Fiscal 2012	188,047	2,669	190,716
Fiscal 2013	173,452	2,161	175,613
Fiscal 2014 and subsequent	2,222,006	4,599	2,226,605

Total	$3,055,938	$17,671	$3,073,609

4. Discontinued Operations

On July 9, 2009, the Company sold the Transferred Properties to Toys-Delaware for approximately $124 million. The carrying amount of the net assets transferred was approximately $59 million. The difference

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

between the cash received and the net assets transferred amounted to approximately $65 million and was included in Capital contributions in the Condensed Consolidated Statements of Changes in Member’s Capital (Deficit) for the thirty-nine weeks ended October 31, 2009. The Company has reported the operating results for the Transferred Properties as Earnings from discontinued operations in its Condensed Consolidated Statements of Operations for all periods presented.

The following is a summary of the assets and liabilities of the discontinued operations as of the disposal date:

(In thousands)	July 9, 2009
Land	$21,775
Buildings	44,517
Leasehold improvements	29,689

95,981
Less: accumulated depreciation and amortization	(35,267)

Subtotal	60,714
Straight-line rent receivables	5,192

Total assets	$65,906

Deferred third party rent liabilities	$7,183

Net assets transferred	$58,723

The operating results of discontinued operations through July 9, 2009 were derived from our historical financial information and have been segregated from continuing operations and reported separately in the Condensed Consolidated Statements of Operations. These amounts have been summarized for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008 as follows:

	13 Weeks Ended		39 Weeks Ended
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Total revenues	$—	$5,898	$10,554	$17,797

Earnings from discontinued operations	$—	$1,760	$3,621	$3,793

5. Long-term debt

Senior Notes, due 2017 ($926 million at October 31, 2009)

On July 9, 2009, we completed the offering of $950 million aggregate principal amount of senior unsecured 10.75% notes due 2017 (the “Notes”). The Notes were issued at a discount of approximately $25 million which resulted in the receipt of proceeds of approximately $925 million. We used the proceeds of approximately $925 million from the offering of the Notes, together with $138 million of cash contributions from Toys “R” Us, Inc., proceeds of $124 million from the sale of the Transferred Properties to Toys-Delaware, $99 million of restricted cash released from restrictions, and $1 million of cash on hand to repay the outstanding loan balance under our unsecured credit agreement of $1,267 million plus accrued interest of approximately $1 million and fees at closing of approximately $19 million. Total fees paid in connection with the sale of the Notes totaled

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

approximately $23 million and will be deferred and expensed over the life of the Notes. As a result of the repayment of our unsecured credit agreement, we expensed approximately $8 million of deferred financing costs. The Notes are solely the obligation of the Company and its subsidiaries (the “Guarantors”) and are not guaranteed by Toys “R” Us, Inc. or Toys-Delaware.

The Notes are guaranteed by the Guarantors, jointly and severally, fully and unconditionally, and the indenture governing the Notes contains covenants, including, among other things, covenants that restrict the ability of the Company and the Guarantors to incur additional indebtedness, pay dividends or make other distributions, make other restricted payments and investments, create liens, and impose restrictions on the ability of the Guarantors to pay dividends or make other payments. The indenture governing the Notes also contains covenants that limit the ability of Toys “R” Us, Inc. to cause or permit Toys-Delaware to incur indebtedness or make restricted payments. These covenants are subject to a number of important qualifications and limitations. The Notes may be redeemed, in whole or in part, at any time prior to July 15, 2013 at a price equal to 100% of the principal amount plus a “make-whole” premium, plus accrued and unpaid interest to the date of redemption. The Notes will be redeemable, in whole or in part, at any time on or after July 15, 2013, at the specified redemption prices, plus accrued and unpaid interest, if any. In addition, we may redeem up to 35% of the Notes before July 15, 2012 with the net cash proceeds from certain equity offerings. Following specified kinds of changes of control with respect to Toys “R” Us, Inc. or the Company, we will be required to offer to purchase the Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the purchase date. Interest on the Notes is payable in cash semi-annually in arrears through maturity on January 15 and July 15 of each year, commencing on January 15, 2010.

Pursuant to a registration rights agreement that we entered into in connection with the offering of the Notes, we are required to use our reasonable efforts to file a registration statement with the Securities and Exchange Commission to register notes that would have substantially identical terms as the Notes, and consummate an exchange offer for such notes within 365 days after July 9, 2009. In the event we fail to meet the 365-day target or certain other conditions set forth in the registration rights agreement, the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period such target or conditions are not met, up to a maximum increase of 0.50%.

As of October 31, 2009 and January 31, 2009, the carrying value of our debt was $926 million and $1,300 million, respectively, with fair values of $1,028 million and $618 million, respectively. The fair values were estimated using pertinent information available to management as of the end of the respective periods.

6. Derivative instruments and hedging activities

Under the terms of our unsecured credit agreement associated with the loan which was repaid on July 9, 2009, we were required to maintain a 7.5% interest rate cap for the full outstanding principal balance. The cap has no value and expired on December 9, 2009.

7. Fair value measurements

On February 1, 2009 and February 3, 2008, we adopted ASC Topic 820 (“ASC 820”), formerly SFAS No. 157, “Fair Value Measurements” for nonfinancial assets and liabilities and financial assets and liabilities, respectively. ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

Derivative Financial Instruments

We used derivative financial arrangements to manage interest rate risk associated with our senior unsecured credit agreement that was repaid on July 9, 2009. The valuation of these instruments was determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

To comply with the provisions of ASC 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees. As of October 31, 2009, the adoption of ASC 820 did not have an impact on our Condensed Consolidated Financial Statements.

8. Member’s capital (deficit)

Wayne Real Estate Holdings (our “Parent”) is the direct owner of 100% of the limited liability company interest in us. We evaluate our cash balances on an ongoing basis and periodically distribute cash to our Parent Company. During the thirty-nine weeks ended October 31, 2009 and November 1, 2008, we made cash distributions of approximately $27 million and $68 million, respectively, in dividends and return of capital.

9. Related party transactions

Rental Revenues

Our rental revenue is derived from payments received under the TRU Propco I Master Lease we have entered into with Toys-Delaware. The TRU Propco I Master Lease provides for Toys-Delaware to reimburse us for property related costs including, among others, real estate taxes and common area maintenance charges. Some of these costs are directly paid by Toys-Delaware and we record such costs both as an expense and a tenant reimbursement. During the thirteen weeks ended October 31, 2009 and November 1, 2008, we earned related party Base rent revenues of approximately $61 million and $54 million, respectively. During the thirty-nine weeks ended October 31, 2009 and November 1, 2008, we earned related party Base rent revenues of approximately $170 million and $161 million, respectively. In addition, during the thirteen weeks ended October 31, 2009 and November 1, 2008, we recorded Tenant reimbursements of approximately $11 million and $10 million, respectively and during the thirty-nine weeks ended October 31, 2009 and November 1, 2008, we recorded Tenant reimbursements of approximately $32 million and $30 million, respectively, under our leasing arrangements with Toys-Delaware.

Management Service Fees

Toys-Delaware provides a majority of the centralized corporate functions, including accounting, human resources, legal, tax and treasury services to Parent, other affiliates and us under a Domestic Service Agreement

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

(“Service Agreement”). The costs are based on a formula for each affiliate, as defined in the Service Agreement. During the thirteen weeks ended October 31, 2009 and November 1, 2008, the amount charged to us for these services was $1 million and $2 million, respectively. During the thirty-nine weeks ended October 31, 2009 and November 1, 2008, the amount charged to us for these services was $4 million and $4 million, respectively.

Transactions with the Sponsors

From time to time, the Sponsors or their affiliates may acquire our debt in open market transactions or through loan syndications. Through July 9, 2009, the Sponsors had held debt issued by the Company. As a result of the completion of the offering of the Notes on July 9, 2009, the Sponsors and their affiliates no longer own a portion of such debt. Therefore, no interest amounts were paid to the Sponsors during the thirteen weeks ended October 31, 2009. The interest amounts paid on such debt held by related parties for the thirteen weeks ended November 1, 2008 was $1 million. The interest amounts paid on such debt held by related parties for the thirty-nine weeks ended October 31, 2009 and November 1, 2008 was $2 million and $3 million, respectively.

10. Due from affiliates, net

As of October 31, 2009 and January 31, 2009, Due from affiliates, net of approximately $4 million and $2 million, respectively, primarily represents base rents owed to us from Toys-Delaware.

11. Recent accounting pronouncements

In August 2009, the FASB issued ASU No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value” (“ASU 2009-05”) which represents an update to ASC 820. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for the first reporting period (including interim periods) beginning after issuance. We are currently assessing the impact that ASU 2009-05 will have on our Condensed Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FIN 46(R)” (“SFAS 167”), which has not yet been incorporated into the Codification. SFAS 167 modifies how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. In addition, a reporting entity will be required to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 167 will have on our Condensed Consolidated Financial Statements.

TOYS “R” US PROPERTY COMPANY I, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets” (“SFAS 166”), which has not yet been incorporated into the Codification. SFAS 166 will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special purpose entity”, changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS 166 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 166 will have on our Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

JANUARY 31, 2009, FEBRUARY 2, 2008 AND FEBRUARY 3, 2007

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholder of

Toys “R” Us — Delaware, Inc.

We have audited the accompanying consolidated balance sheets of Toys “R” Us — Delaware, Inc. and subsidiaries (the “Company”) as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, stockholder’s equity, and cash flows for each of the three fiscal years in the period ended January 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2009 and February 2, 2008, and the results of its operations and its cash flows for each of the three fiscal years in the period ended January 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements: i) in the fourth quarter of the fiscal year ended January 31, 2009, the Company recognized a change in accounting estimate effected by a change in accounting principle related to gift card breakage, ii) effective February 3, 2008 and February 4, 2007, the Company changed its accounting method for valuing the merchandise inventories for its domestic segment and international wholly-owned subsidiary, respectively, from the retail inventory method to the weighted average cost method. As discussed in Note 12 to the consolidated financial statements, effective February 4, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.”

As discussed in Note 1 to the consolidated financial statements, the accompanying Consolidated Statements of Cash Flows for the fiscal years ended February 2, 2008 and February 3, 2007 have been restated.

/s/ Deloitte & Touche LLP

New York, New York

June 23, 2009

Toys “R” Us — Delaware, Inc. and Subsidiaries

Consolidated Balance Sheets

(In millions)	January 31, 2009	February 2, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$256	$256
Short-term investments	—	101
Accounts and other receivables	94	98
Merchandise inventories	1,266	1,354
Current deferred tax assets	61	63
Prepaid expenses and other current assets	71	50

Total current assets	1,748	1,922

Property and equipment, net	1,909	1,861
Goodwill, net	359	359
Deferred tax assets	53	22
Due from affiliates, net	255	230
Restricted cash	15	15
Other assets	61	86

	$4,400	$4,495

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$727	$854
Short-term borrowing from Parent	31	—
Current deferred tax liabilities	3	4
Accrued expenses and other current liabilities	483	604
Income taxes payable	47	100
Current portion of long-term debt	14	33

Total current liabilities	1,305	1,595

Long-term debt	1,664	1,619
Note payable to Parent	—	84
Deferred tax liabilities	424	322
Deferred rent liabilities	196	177
Other non-current liabilities	72	72

Stockholder’s Equity:
Common stock	—	—
Additional paid-in-capital	4,609	4,613
Accumulated deficit	(3,823)	(3,999)
Accumulated other comprehensive (loss) income	(47)	12

Total stockholder’s equity	739	626

	$4,400	$4,495

See Notes to Consolidated Financial Statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Consolidated Statements of Operations

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
Net sales	$9,155	$9,102	$8,797
Other revenues(1)	178	178	150

Total revenues	9,333	$9,280	$8,947
Cost of sales	6,040	5,988	5,869
Cost of other revenues(1)	34	26	25

Gross margin	3,259	3,266	3,053

Selling, general and administrative expenses(1)	2,735	2,729	2,546
Depreciation and amortization	226	228	241
Net gains on sales of properties	—	(29)	(78)
Other income, net	(108)	(43)	(16)

Total operating expenses	2,853	2,885	2,693

Operating earnings	406	381	360
Interest expense(1)	(162)	(228)	(256)
Interest income(1)	38	65	33

Earnings before income taxes	282	218	137
Income tax expense	107	59	58

Net earnings	$175	$159	$79

(1)	Includes the following income (expenses) resulting from transactions with related parties (see Note 17 entitled “RELATED PARTY TRANSACTIONS”).

	Fiscal Years Ended
	January 31, 2009	February 2, 2008	February 3, 2007
Other revenues	$116	$119	$114
Cost of other revenues	(26)	(24)	(24)
Selling, general and administrative expenses	(332)	(320)	(324)
Interest expense	(23)	(38)	(38)
Interest income	36	54	24

See Notes to Consolidated Financial Statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
		(As restated)	(As restated)
Cash Flows from Operating Activities:
Net earnings	$175	$159	$79
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	226	228	241
Amortization of debt issuance costs	21	22	34
Net gains on sales of properties	—	(29)	(78)
Deferred income taxes	81	(88)	2
Non-cash portion of restructuring, other charges and impairments	24	12	11
Other	5	14	2
Changes in operating assets and liabilities:
Accounts and other receivables	3	—	(37)
Merchandise inventories	58	(195)	29
Prepaid expenses and other operating assets	(27)	(6)	(8)
Accounts payable, accrued expenses and other liabilities	(218)	143	748
Due from affiliates, net	(32)	—	(689)
Income taxes payable	(50)	100	20
Other assets and liabilities	24	8	41

Net cash provided by operating activities	290	368	395

Cash Flows from Investing Activities:
Capital expenditures	(314)	(251)	(180)
Sale (purchase) of short-term investments	101	(101)	—
Acquisition of minority interest in Toysrus.com	—	—	(6)
(Increase) decrease in restricted cash	—	(2)	4
Proceeds from sale of fixed assets	1	51	172
Advances to Parent	(18)	(124)	(370)
Repayment of advances by Parent	—	—	87
Loans to affiliates	(37)	—	—
Repayment of loans by affiliates	36	—	108

Net cash used in investing activities	(231)	(427)	(185)

Cash Flows from Financing Activities:
Long-term debt borrowings	869	772	2,274
Long-term debt repayments	(871)	(860)	(2,437)
Short term borrowing from Parent	31	—	—
Repayment of note payable to Parent	(67)	—	—
Dividends paid to Parent	(19)	—	—
Capitalized debt issuance costs	—	—	(23)

Net cash used in financing activities	(57)	(88)	(186)

Effect of exchange rate changes on cash and cash equivalents	(2)	2	3

Cash and cash equivalents:
Net (decrease) increase during period	—	(145)	27
Cash and cash equivalents at beginning of period	256	401	374

Cash and cash equivalents at end of period	$256	$256	$401

Supplemental Disclosures of Cash Flow Information
Income taxes paid, net of refunds	$96	$39	$38
Interest paid	$128	$161	$174

See Notes to Consolidated Financial Statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(In millions)	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholder’s Equity
Balance, January 28, 2006	$—	$4,410	$(10)	$(4,204)	$196
Net earnings for the period	—	—	—	79	79
Foreign currency translation adjustments, net of tax	—	—	(18)	—	(18)
Unrealized loss on hedged transactions, net of tax	—	—	(2)	—	(2)

Total comprehensive income					59
Stock compensation expense	—	1	—	—	1
Capital contributions(1)	—	153	—	—	153
Distribution arising from tax allocation arrangement	—	—	—	(33)	(33)

Balance, February 3, 2007	$—	$4,564	$(30)	$(4,158)	$376
Net earnings for the period	—	—	—	159	159
Foreign currency translation adjustments, net of tax	—	—	46	—	46
Unrealized loss on hedged transactions, net of tax	—	—	(4)	—	(4)

Total comprehensive income					201
Cumulative effect of change in accounting principle, net of tax (Note 2)	—	—	—	(2)	(2)
Cumulative effect of adoption of FIN 48, net of tax (Note 12)	—	—	—	2	2
Stock compensation expense	—	3	—	—	3
Distribution	—	(1)	—	—	(1)
Contribution arising from tax allocation arrangement	—	47	—	—	47

Balance, February 2, 2008	$—	$4,613	$12	$(3,999)	$626
Net earnings for the period	—	—	—	175	175
Foreign currency translation adjustments, net of tax	—	—	(65)	—	(65)
Unrealized loss and reclassifications on hedged transactions, net of tax	—	—	6	—	6

Total comprehensive income					116
Cumulative effect of change in accounting principle, net of tax (Note 2)	—	—	—	1	1
Stock compensation expense	—	3	—	—	3
Distribution	—	(19)	—	—	(19)
Contribution arising from tax allocation arrangement	—	12	—	—	12

Balance, January 31, 2009	$—	$4,609	$(47)	$(3,823)	$739

(1)	During fiscal 2006, Parent transferred property, equipment and related liabilities as net non-cash contributions of $153 million to us.

See Notes to Consolidated Financial Statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization

Toys “R” Us — Delaware, Inc. (the “Company,” “we,” “us,” or “our”), a Delaware corporation, is a wholly-owned subsidiary of Toys “R” Us, Inc. (“Parent”), which owns, licenses or franchises Toys “R” Us and Babies “R” Us stores in the United States and foreign countries. We operate Toys “R” Us stores in the United States, Puerto Rico and Canada, Babies “R” Us stores in the United States, and Internet businesses in the United States and Canada. We also own, through our subsidiary Geoffrey, Inc., the trademarks for the brand names under which the Toys “R” Us and Babies “R” Us businesses are operated worldwide.

Fiscal Year

Our fiscal year ends on the Saturday nearest to January 31. Unless otherwise stated, references to years in this report relate to the fiscal years below:

Fiscal Year	Number of Weeks	Ended
2008	52	January 31, 2009
2007	52	February 2, 2008
2006	53	February 3, 2007

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. We eliminate all inter-company balances and transactions.

Variable Interest Entities

Financial Interpretation (“FIN”) No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“VIEs”) (“FIN 46(R)”) requires the consolidation of entities that are controlled by a company through interests other than voting interests. Under the requirements of this interpretation, an entity that maintains a majority of the risks or rewards associated with VIEs is viewed to be effectively in the same position as the parent in a parent-subsidiary relationship.

We evaluate our lending vehicles, including our commercial mortgage-backed securities, structured loans and any joint venture interests to determine whether we are the primary beneficiary of a VIE. The primary beneficiary will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, as a result of holding a variable interest. Based on our analysis, no VIEs were identified that required consolidation.

Use of Estimates

The preparation of our Consolidated Financial Statements requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities as of the date of the Consolidated Financial Statements and during the applicable periods. We base these estimates on historical experience and other factors that we believe are reasonable under the circumstances. Actual results may differ materially from these estimates and such differences could have a material impact on our Consolidated Financial Statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Reclassifications and Corrections of Previously Issued Financial Statements

We have increased fiscals 2007 and 2006 Net cash provided by operating activities and Net cash used in investing activities by $124 million and $283 million, respectively, to restate advances to Parent that were incorrectly presented as an operating activity rather than as an investing activity. These changes had no effect on our previously reported Consolidated Statement of Operations, Consolidated Balance Sheet and Consolidated Statement of Stockholders Equity.

We have decreased our fiscal 2007 related party disclosures of Other revenue by $15 million. In addition, we have decreased our related party disclosure related to Selling, general and administrative expenses (“SG&A”) by $8 million and $4 million for fiscals 2007 and 2006, respectively, as such amounts were incorrectly disclosed both on the Consolidated Statement of Operations and in the notes to the Consolidated Financial Statements. These changes in disclosure had no impact on our Consolidated Financial Statements and have been reflected throughout the notes to the Consolidated Financial Statements.

In fiscal 2008, we have included certain other income and expense items as Other income, net on our Consolidated Statements of Operations, which have historically been presented as a net reduction in SG&A. As such, we have restated other income of $55 million in fiscal 2007 and $26 million in fiscal 2006, to correctly present these immaterial items separate from SG&A and have corrected this presentation throughout the financial statements. The items included in this restatement primarily relate to gift card breakage and our credit card program. In addition, we have reclassified other expense items of $12 million and $10 million related primarily to impairment losses on long-lived assets and fixed assets in fiscal 2007 and 2006, respectively, from SG&A to Other income, net. These changes had no effect on our previously reported Consolidated Net earnings for fiscals 2007 and 2006.

Cash and Cash Equivalents

We consider our highly liquid investments with original maturities of three months or less at acquisition to be cash equivalents. Book cash overdrafts are reclassified to Accounts payable.

Restricted Cash

Restricted cash represents collateral and other cash that is restricted from withdrawal. As of January 31, 2009 and February 2, 2008, we had restricted cash of $15 million, respectively. Such restricted cash primarily serves as collateral for certain property financings we entered into during fiscal 2005.

Accounts and Other Receivables

Accounts and other receivables consist primarily of receivables from vendor allowances and consumer credit card and debit card transactions.

Short-Term Investments

As of February 2, 2008, our short-term investments were comprised of municipal auction-rate securities which are securities with interest rates that reset periodically through an auction process. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”), we classified auction-rate securities as available-for-sale and carried them at fair value with any unrealized gains and losses reported in Accumulated other comprehensive (loss) income. During fiscal 2008, we sold all of our municipal auction-rate securities and no longer hold any short-term investments as of January 31, 2009. Refer to Note 5 entitled “FAIR VALUE MEASUREMENTS” for further details.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Merchandise Inventories

We value our merchandise inventories at the lower of cost or market, as determined by the weighted average cost method. Cost of sales represents the weighted average cost of the individual items sold and is affected by adjustments to reflect current market conditions, merchandise allowances from vendors, estimated inventory shortages and estimated losses from obsolete and slow-moving inventory. We changed our method of accounting for inventory from the retail inventory method to the weighted average cost method in the United States and Puerto Rico as of February 3, 2008 and at our Canada subsidiary as of February 4, 2007. Refer to Note 2 entitled “ACCOUNTING CHANGES” for further details on the accounting change.

Property and Equipment, Net

We record property and equipment at cost. Leasehold improvements represent capital improvements made to our leased properties. We record depreciation and amortization using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the respective leases, if applicable. We utilize accelerated depreciation methods for income tax reporting purposes with recognition of deferred income taxes for the resulting temporary differences.

We capitalize interest for new store construction-in-progress in accordance with SFAS No. 34, “Capitalization of Interest Cost.” Capitalized interest amounts are immaterial.

Impairment of Long-Lived Assets and Costs Associated with Exit Activities

We review the carrying value of all long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” In determining whether long-lived assets are recoverable, our estimate of undiscounted future cash flows over the estimated life or lease term of a store is based upon our experience, historical operations of the store, an estimate of future store profitability and economic conditions. The future estimates of store profitability and economic conditions require estimating such factors as sales growth, inflation and the overall economics of the retail industry. Since we forecast our future undiscounted cash flows for up to 25 years, our estimates are subject to variability as future results can be difficult to predict. If a long-lived asset is found to be non-recoverable, we record an impairment charge equal to the difference between the asset’s carrying value and fair value. We estimate fair value based upon future cash flows, discounted at a rate that approximates our weighted average cost of capital, or by using other reasonable estimates of fair value, if available.

During fiscals 2008, 2007 and 2006, we recorded total impairment losses of $6 million, $3 million and $2 million, respectively, which were included as a reduction to Other income, net. These impairments were primarily due to a decrease in real estate market values, the identification of underperforming stores and the relocation of certain stores. In the future, we may relocate additional stores and may incur additional asset impairments. Additionally, if the current adverse trends in economic conditions continue or worsen, or if our efforts to counteract the impacts of these trends are not sufficiently effective, we may incur additional asset impairments.

For any store closing where a lease obligation still exists, we record the estimated future liability associated with the rental obligation less any estimated sublease income on the date the store is closed in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Refer to Note 11 entitled “RESTRUCTURING AND OTHER CHARGES” for charges related to restructuring initiatives.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Asset Retirement Obligations

We account for asset retirement obligations (“ARO”) in accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) and FIN No. 47, “Accounting for Conditional Asset Retirement Obligations — An Interpretation of FASB Statement No. 143” (“FIN 47”), which require us to recognize a liability for the fair value of obligations to retire tangible long-lived assets when there is a contractual obligation to incur such costs. We recognize a liability for asset retirement obligations and capitalize asset retirement costs and amortize these costs over the life of the assets. As of January 31, 2009 and February 2, 2008, we had approximately $2 million recorded for ARO, respectively.

Goodwill, Net

Goodwill is evaluated for impairment annually or whenever we identify certain triggering events that may indicate impairment, in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). We test our goodwill for impairment by comparing the fair value and carrying value of our reporting unit. During fiscal 2008, we changed our reporting segments and therefore, in accordance with SFAS 142, we changed our goodwill reporting units from Toys — U.S. and Babies to one Domestic reporting unit.

We estimated the fair value of our reporting unit on the first day of the fourth quarter of each year, which for fiscal 2008 was November 2, 2008, using the market multiples approach and the discounted cash flow analysis approach. Additionally, due to the continued deterioration in the global economy through the end of fiscal 2008, we updated our testing as of January 31, 2009. Based on our estimates of the Domestic reporting unit’s fair value at November 2, 2008 and January 31, 2009, we determined that none of the $359 million goodwill associated with the Domestic reporting unit was impaired.

In order to evaluate the sensitivity of the fair value calculations on the goodwill impairment test, we applied a hypothetical 10% decrease to the fair value of the Domestic reporting unit. For November 2, 2008 and January 31, 2009, this hypothetical decrease would not have triggered additional testing and analysis.

Debt Issuance Costs

We defer debt issuance costs, which are classified as non-current Other assets, and amortize the costs into Interest expense over the term of the related debt facility. Unamortized amounts at January 31, 2009 and February 2, 2008, were $52 million and $69 million, respectively. Deferred financing fees amortized to Interest expense for fiscals 2008, 2007 and 2006 were $21 million, $22 million and $34 million, respectively, which for fiscals 2007 and 2006 is inclusive of accelerated amortization due to certain debt repayments.

Insurance Risks

Parent self-insures a substantial portion of our workers’ compensation, general liability, auto liability, property, medical, prescription drug and dental insurance risks, in addition to maintaining third party insurance coverage. Parent bills us for our share of the insurance costs which are included in SG&A, totaling $93 million, $96 million and $90 million for fiscals 2008, 2007 and 2006, respectively.

Commitments and Contingencies

We, along with Parent, are subject to various claims and contingencies related to lawsuits as well as commitments under contractual and other commercial obligations. We recognize liabilities for contingencies and commitments when a loss is probable and estimable. For additional information on our commitments and contingencies, refer to Note 16 entitled “COMMITMENTS AND CONTINGENCIES.”

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Leases

We lease store locations, distribution centers, equipment and land used in our operations. We account for our leases under the provisions of SFAS No. 13, “Accounting for Leases” (“SFAS 13”), and subsequent amendments, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes. Assets held under capital lease are included in Property and equipment, net. As of January 31, 2009 and February 2, 2008, accumulated amortization related to capital leases for property and equipment was $36 million and $39 million, respectively.

Operating leases are recorded on a straight-line basis over the lease term. At the inception of a lease, we determine the lease term by assuming the exercise of renewal options that are reasonably assured. Renewal options are exercised at our sole discretion. The expected lease term is used to determine whether a lease is capital or operating and is used to calculate straight-line rent expense. Additionally, the useful life of buildings and leasehold improvements are limited by the expected lease term. Refer to Note 10 entitled “LEASES” for further details.

Substantially all of our leases include options that allow us to renew or extend the lease term beyond the initial lease period, subject to terms and conditions agreed upon at the inception of the lease. Such terms and conditions include rental rates agreed upon at the inception of the lease that could represent below or above market rental rates later in the life of the lease, depending upon market conditions at the time of such renewal or extension. In addition, many leases include early termination options, which can be exercised under specified conditions, including, upon damage, destruction or condemnation of a specified percentage of the value or land area of the property.

Deferred Rent

We recognize fixed minimum rent expense on non-cancelable leases on a straight-line basis over the term of each individual lease starting at the date of possession, including the build-out period, and record the difference between the recognized rental expense and amounts payable under the leases as deferred rent liability or asset. Deferred rent liabilities are recorded in our Consolidated Balance Sheets in the total amount of $202 million and $182 million at January 31, 2009 and February 2, 2008, and include liabilities to affiliates of $60 million and $42 million as of January 31, 2009 and February 2, 2008, respectively. Landlord incentives and abatements are included in Deferred rent liabilities and amortized over the term of the lease.

Financial Instruments

We enter into foreign exchange forward contracts to minimize the risk associated with currency fluctuations relating to our foreign subsidiaries. We also enter into derivative financial arrangements such as interest rate swaps and interest rate caps to hedge interest rate risk associated with our long-term debt. We account for derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), and record the fair values of these instruments within our Consolidated Balance Sheets as Other assets and liabilities. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. We record the changes in fair value of derivative instruments which do not qualify for hedge accounting to Interest expense in our Consolidated Statements of Operations. If we determine that we do qualify for hedge accounting treatment, the following is a summary of the impact on our Consolidated Financial Statements:

•	For designated fair value hedges, changes in fair values of the hedged items for the risks being hedged are recorded in earnings.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

•

For designated cash flow hedges, the effective portion of the changes in the fair value of derivatives are recorded in other comprehensive (loss) income and subsequently recorded in the Consolidated Statement of Operations at the time the hedged item affects earnings.

•

For designated cash flow hedges, the ineffective portion of a hedged derivative instrument’s change in fair value is immediately recognized in Interest expense in the Consolidated Statements of Operations.

During fiscals 2008 and 2007, we did not have any designated fair value hedges. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for more information related to our accounting for derivative financial instruments. We did not have significant credit risk related to our financial instruments at January 31, 2009 and February 2, 2008.

Foreign Currency Translation

The functional currency of our Canada subsidiary is the Canadian dollar. Canada assets and liabilities are translated into U.S. dollars using the current exchange rates in effect at the balance sheet date, while revenues and expenses are translated using the average exchange rates during the applicable reporting period. The resulting translation adjustments are recorded in Accumulated other comprehensive (loss) income within Stockholder’s Equity.

Foreign currency transactions related to short-term, cross-currency intercompany loans amounted to losses of $2 million, less than $1 million and $0 in fiscals 2008, 2007 and 2006, respectively. Such amounts were included in Interest expense. All other gains and losses resulting from foreign currency transactions have been immaterial and are included in Other income, net.

We economically hedge these short-term, cross-currency intercompany loans with foreign currency forward contracts. These derivative contracts were not designated as hedges under SFAS 133 and are recorded on our Consolidated Balance Sheets at fair value with a gain or loss recorded on the Consolidated Statements of Operations in Interest expense. For fiscals 2008, 2007 and 2006, we recorded gains of $2 million, less than $1 million and $0, respectively.

Revenue Recognition

We generally recognize sales, net of customer coupons and other sales incentives, at the time the customer takes possession of merchandise, either at the point of sale in our stores or at the time the customer receives shipment for products purchased from our websites. We recognize the sale from lay-away transactions when our customer satisfies all payment obligations and takes possession of the merchandise. We record sales net of sales, use and value added taxes.

Other third-party revenues were $62 million, $59 million and $36 million for fiscals 2008, 2007 and 2006, respectively, and consist of shipping, licensing and franchising fees, warranty and consignment income and non-core product related revenue.

Reserve for Sales Returns

We reserve amounts for sales returns for estimated product returns by our customers based on historical return experience, changes in customer demand, known returns we have not received, and other assumptions. The balances of our reserve for sales returns were $8 million and $9 million at January 31, 2009 and February 2, 2008, respectively.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Gift Cards and Breakage

We sell gift cards to customers in our retail stores, through our web sites and through third parties and, in certain cases, provide gift cards for returned merchandise and in connection with promotions. We recognize income from gift card sales when the customer redeems the gift card, as well as an estimated amount of unredeemed liabilities (“breakage”). Gift card breakage is recognized proportionately, utilizing key management estimates and assumptions based on actual redemptions, the thirty-six month estimated useful life of the gift card and an estimated breakage rate of unredeemed liabilities. Our estimated gift card breakage represents the remaining unused portion of the gift card liability for which the likelihood of redemption is remote and for which we have determined that we do not have a legal obligation to remit the value to the relevant jurisdictions. Income related to customer gift card redemption is included in Net sales, whereas income related to gift card breakage is recorded in Other income, net in our Consolidated Financial Statements.

In the fourth quarter of fiscal 2008, we changed our accounting method for estimating gift card breakage income and recorded an adjustment of $59 million. Refer to Note 2 entitled “ACCOUNTING CHANGES” for the impact on our Consolidated Financial Statements and further details. In addition, we recognized $13 million, $2 million and $2 million of gift card breakage income in fiscals 2008, 2007 and 2006, respectively.

Credit Card Program

In the fourth quarter of fiscal 2006, we entered into a five-year Credit Card Program agreement (the “Agreement”) with a third-party credit lender to offer co-branded and private label credit cards to our customers. The credit lender provides financing for our customers to purchase merchandise at our stores and other businesses and funds and administrates the customer loyalty program for credit card holders. Under the Agreement, we received an up-front incentive payment for entering into the Agreement, which is deferred and is being amortized ratably over the life of the Agreement. In addition, we receive bounty fees for credit card activations and royalties on the co-branded and private label credit cards. Bounty fees are recognized ratably over the life of the contract based upon our expected performance. Royalties are recognized when earned and realizable.

During fiscals 2008, 2007 and 2006, we recognized $35 million, $39 million and $11 million, of Other income, net, respectively, relating to the credit card program. At January 31, 2009 and February 2, 2008, a total of $16 million of deferred credit card income, respectively, is included in Other non-current and current liabilities in our Consolidated Balance Sheets. Partially offsetting the income from the credit card program are costs incurred to generate the income such as sales discounts (included as a reduction of Net sales) provided to customers upon activation.

Cost of Sales and SG&A Expenses

The following table illustrates costs associated with each expense category:

“Cost of sales”	“SG&A”

•     the cost of merchandise acquired from vendors;

•     freight in;

•     provision for excess and obsolete inventories;

•     direct to customer shipping costs;

•     provision for inventory shortages; and

•     credits and allowances from our merchandise vendors.

•     store payroll and related payroll benefits;

•     rent and other store operating expenses;

•     advertising expenses;

•     costs associated with operating our distribution network, including costs related to moving merchandise from distribution centers to stores; and

•     other corporate-related expenses.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Credits and Allowances Received from Vendors

We receive credits and allowances that are related to formal agreements negotiated with our vendors. These credits and allowances are predominantly for cooperative advertising, promotions and volume related purchases. We treat credits and allowances, including cooperative advertising allowances, as a reduction of product cost in accordance with the provisions of Emerging Issues Task Force Issue (“EITF”) No. 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”) since such funds are not a reimbursement of specific, incremental, identifiable costs incurred by us in selling the vendors’ products.

In addition, we record sales net of in-store coupons that we redeem, in accordance with EITF Issue 03-10, “Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.”

Advertising Costs

Gross advertising costs are recognized in SG&A at the point of first broadcast or distribution and were $298 million, $283 million and $239 million in fiscals 2008, 2007 and 2006, respectively.

Pre-opening Costs

The cost of start-up activities, including organization costs, related to new store openings are expensed as incurred.

Costs of Computer Software

We capitalize certain costs associated with computer software developed or obtained for internal use in accordance with the provisions of Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”), issued by the American Institute of Certified Public Accountants. We capitalize those costs from the acquisition of external materials and services associated with developing or obtaining internal use computer software. We capitalize certain payroll costs for employees that are directly associated with internal use computer software projects once specific criteria of SOP 98-1 are met. We expense those costs that are associated with preliminary stage activities, training, maintenance and all other post-implementation stage activities as they are incurred. We amortize all costs capitalized in connection with internal use computer software projects on a straight-line basis over a useful life of five years, beginning when the software is ready for its intended use utilizing a half-year convention. We amortized computer software costs of $12 million, $13 million and $13 million during fiscals 2008, 2007 and 2006, respectively.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the Consolidated Financial Statements. Our effective tax rate in a given financial statement period may be materially impacted by changes in the mix and level of earnings by taxing jurisdiction.

We join with Parent in filing a U.S. Federal income tax return and consolidated or unitary state income tax returns. Income taxes paid by us to Parent are based on certain tax-sharing agreements that we have executed with Parent regarding these consolidated tax filings. The tax expenses recorded in these Consolidated Financial Statements are computed as if we were a separate tax-paying entity for domestic and foreign purposes. However,

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

certain of our tax losses may have been utilized by Parent or one of its subsidiaries in filing its consolidated return. To the extent that our taxes paid or payable to Parent, pursuant to our tax-sharing arrangement, differ from our calculated tax provision, the difference is treated as a dividend to or contribution from Parent and reflected in Stockholder’s Equity.

At any one time our tax returns for many tax years are subject to examination by U.S. Federal, foreign, and state taxing jurisdictions. We establish tax liabilities in accordance with FIN No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attributes of income tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the largest amount that is more-likely-than-not to be sustained. An uncertain income tax position will not be recognized in the financial statements unless it is more-likely-than-not to be sustained. We adjust these tax liabilities, as well as the related interest and penalties, based on the latest facts and circumstances, including recently published rulings, court cases and outcomes of tax audits. To the extent our actual tax liability differs from our established tax liabilities for unrecognized tax benefits, our effective tax rate may be materially impacted.

At January 31, 2009 and February 2, 2008, we reported unrecognized tax benefits in Accrued expenses and other current liabilities and Other non-current liabilities in our Consolidated Balance Sheet. These tax liabilities do not include a portion of our unrecognized tax benefits, which have been recorded as a reduction of Deferred tax assets related to net operating losses. For further information, refer to Note 12 entitled “INCOME TAXES.”

Stock-Based Compensation

Under the provisions of SFAS No. 123(R) (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period. We have applied SFAS 123(R) to new awards and to awards modified, repurchased or cancelled since January 29, 2006. We continue to account for any portion of awards outstanding at January 29, 2006 that has not been modified, repurchased or cancelled using the provisions of Accounting Principles Board (“APB”) Opinion 25 (“APB 25”). For further information, refer to Note 8 entitled “STOCK-BASED COMPENSATION.”

NOTE 2 — ACCOUNTING CHANGES

Gift card breakage

Prior to the fourth quarter of fiscal 2008, the Company recognized breakage income when gift card redemptions were deemed remote and the Company determined that there was no legal obligation to remit the unredeemed gift cards to the relevant tax jurisdiction (“Cliff Method”), which, based on historical information, the Company concluded to be three years after the gift card was issued. At the end of the fourth quarter of fiscal 2008, the Company concluded it had accumulated a sufficient level of historical data from a large pool of homogeneous transactions to allow management to reasonably and objectively determine an estimated gift card breakage rate and the pattern of actual gift card redemptions. Accordingly, the Company changed its method for recording gift card breakage income to recognize breakage income and derecognize the gift card liability for unredeemed gift cards in proportion to actual redemptions of gift cards (“Redemption Method”). We believe the Redemption Method is preferable to the Cliff Method as it better reflects the gift card earnings process resulting in the recognition of gift card breakage income over the period of gift card redemptions (e.g., over the

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

performance period). The Company will continue to review historical gift card redemption information at each reporting period to assess the continued appropriateness of the gift card breakage rates and pattern of redemption.

In accordance with SFAS 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”), we concluded that this accounting change represented a change in accounting estimate effected by a change in accounting principle and accordingly, accounted for the change as a change in estimate following a cumulative catch-up method. As a result, the cumulative catch up adjustment recorded at the end of the fourth quarter of fiscal 2008 resulted in an additional $59 million of gift card breakage income under the Redemption Method ($36 million after-tax). Inclusive of this cumulative catch-up, we recognized $72 million of gift card breakage income in fiscal 2008. Gift card breakage income is included in Other income, net in the Consolidated Statements of Operations.

For comparability purposes, the following table sets forth the effects of the change by presenting our Consolidated Balance Sheet as of January 31, 2009 as reported using the Redemption Method and as computed using the Cliff Method (labeled Pro Forma):

(In millions) As of January 31, 2009	As Reported	Pro Forma	Change
Current deferred tax assets	61	70	(9)
Total current assets	1,748	1,757	(9)
Total assets	4,400	4,409	(9)
Accrued expenses and other current liabilities	483	542	(59)
Income taxes payable	47	33	14
Total current liabilities	1,305	1,350	(45)
Accumulated deficit	(3,823)	(3,859)	36
Total stockholder’s equity	739	703	36
Total liabilities and stockholder’s equity	4,400	4,409	(9)

For comparability purposes, the following table sets forth the effects of this change by presenting our Consolidated Statement of Operations as reported using the Redemption Method and as computed using the Cliff Method (labeled Pro Forma) for the fiscal year ended January 31, 2009:

(In millions) For Fiscal 2008	As Reported	Pro Forma	Change
Other income, net	$108	$49	$59
Operating earnings	406	347	59
Earnings before income taxes	282	223	59
Income tax expense	107	84	23
Net earnings	175	139	36

Merchandise Inventories

In the first quarter of fiscal 2008, we changed our accounting method for Merchandise inventories of our Domestic segment from the lower of cost or market as determined by retail inventory methods to the lower of cost or market as determined by cost methods, as follows:

•	54% of Merchandise inventories were previously valued at retail LIFO (last-in, first-out) and were converted to LIFO cost;

•	25% of Merchandise inventories were previously valued at retail FIFO (first-in, first-out) and were converted to weighted average cost; and

•	11% of Merchandise inventories were previously valued at retail LIFO and were converted to weighted average cost.

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Notes to Consolidated Financial Statements—(Continued)

This change followed the implementation of a perpetual inventory system, which is now used to value our Merchandise inventories under the cost methods.

After the first quarter of fiscal 2008, we continued to utilize the LIFO method for a portion of our Merchandise inventories for financial reporting purposes in order to maintain conformity with the LIFO method for income tax purposes. In the third quarter of fiscal 2008, management elected to change its inventory accounting method for tax purposes from retail LIFO to the weighted average cost method under the Internal Revenue Service (“IRS”) Revenue Procedure 2008-43. This tax election was effective retrospectively to the beginning of fiscal 2008. In connection with this tax election, we changed our accounting method for valuing our remaining inventory valued at LIFO cost to weighted average cost, which represented 57% of our consolidated Merchandise inventories at November 1, 2008. Our entire Merchandise inventory is now valued using the weighted average cost method. This change in accounting principle was retrospectively applied to February 3, 2008 and had a nominal impact on our Consolidated Statements of Operations, Consolidated Balance Sheets and Consolidated Statements of Stockholder’s Equity.

During fiscal 2007, we changed our accounting method for valuing Merchandise inventories of our Canada segment from the retail inventory method to the weighted average cost method following the implementation of a perpetual inventory system.

Management believes the weighted average cost method is preferable to the retail inventory method because it results in greater precision in the determination of Cost of sales and Merchandise inventories. Our perpetual inventory system provides management product level detail by store on both a cost and retail price basis. Management believes the weighted average cost method provides for a better matching of cost of sales with related sales. In addition, management believes it is preferable to value its entire inventory under the weighted average cost method, which was brought about by the tax election change from retail LIFO to weighted average cost.

In accordance with SFAS 154, we recorded the cumulative effect of the change in accounting principle as of February 3, 2008. We determined that retrospective application for periods prior to fiscal 2008 is impracticable, as the period-specific information necessary to value Merchandise inventories under the cost methods was unavailable. As of February 3, 2008, the cumulative effect of the change in accounting principle made in the first quarter of fiscal 2008, was a nominal reduction in Merchandise inventories, a nominal increase in Deferred tax assets, a reduction in Accrued expenses and other current liabilities of $1 million and a net decrease in Stockholder’s Equity of $1 million. The change made in the third quarter of fiscal 2008 did not have a material impact on the cumulative effect of the change in accounting principle made in the first quarter of fiscal 2008 or on subsequent period financial statements.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

For comparability purposes, the following table sets forth the effects of the changes in accounting principle made in fiscal 2008 by comparing our Consolidated Balance Sheet (as reported under the weighted average cost method) to pro forma Consolidated Balance Sheet (as if Merchandise inventories were valued under the retail inventory methods prior to these changes) as of January 31, 2009:

(In millions) As of January 31, 2009	As Reported	Pro Forma	Change
Merchandise inventories	$1,266	$1,230	$36
Total current assets	1,748	1,712	36
Total assets	4,400	4,364	36
Accrued expenses and other current liabilities	483	464	19
Total current liabilities	1,305	1,286	19
Accumulated deficit	(3,823)	(3,840)	17
Total stockholder’s equity	739	722	17
Total liabilities and stockholder’s equity	4,400	4,364	36

For comparability purposes, the following table sets forth the effects of the changes in accounting principle made in fiscal 2008 by comparing our Consolidated Statement of Operations (as reported under the weighted average cost method) to pro forma Consolidated Statement of Operations (as if Merchandise inventories were valued under the retail inventory method prior to these changes) for fiscal 2008:

(In millions) For Fiscal 2008	As Reported	Pro Forma	Change
Cost of sales	$6,040	$6,070	$(30)
Gross margin	3,259	3,229	30
Operating earnings	406	376	30
Earnings before income taxes	282	252	30
Income tax expense	107	95	12
Net earnings	175	157	18

NOTE 3 — LONG-TERM DEBT

A summary of the Company’s consolidated Long-term debt as well as the effective interest rates on our outstanding variable rate debt as of January 31, 2009 and February 2, 2008, respectively, is outlined in the table below:

(In millions)	January 31, 2009	February 2, 2008
Note due in semi-annual installments through February 20, 2008 (1.75%)(1)	$—	$21
Secured real estate loans, due August 9, 2009 (1.64% and 5.54%)(2)	600	600
$2.0 billion secured revolving credit facility, expires fiscal 2010	—	—
Secured term loan facility, due fiscal 2012 (4.58% and 9.55%)	797	797
Unsecured credit facility, due fiscal 2012 (5.33% and 9.41%)	180	180
8.750% debentures, due fiscal 2021(3)	22	22
Other(4)	79	32

	1,678	1,652
Less current portion	14	33

Total long-term debt(5)	$1,664	$1,619

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Notes to Consolidated Financial Statements—(Continued)

(1)	On February 20, 2008, we paid the final installment of this note.
(2)	We have exercised our second maturity date extension option, which extended the maturity date of the loans to August 9, 2009. These amounts have been classified as Long-term debt as we have the contractual ability and intent to extend the maturity date to August 9, 2010.
(3)	Our Parent is a co-obligor of the outstanding debentures due fiscal 2021. However, all future principal and interest payments will be funded through the operating cash flows of Delaware.
(4)	Fiscal 2008 includes $42 million related to capital lease obligations and $37 million related to finance obligations associated with capital projects. Fiscal 2007 includes $28 million related to capital lease obligations and $4 million related to finance obligations associated with capital projects.
(5)	We maintain derivative instruments on certain of our Long-term debt, which impact our effective interest rates. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for further details.

Our credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. Certain of our agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable by the lenders.

Due to the deterioration in the credit markets, many financial institutions have reduced and, in some cases, ceased to provide funding to borrowers. We are dependent on the borrowings provided by the lenders to support our working capital needs and capital expenditures. Currently, we have funds available for borrowings under our credit facilities to finance our operations through July 2010. Our lenders may be unable to fund borrowings under their credit commitments to us if these lenders face bankruptcy, failure, collapse or sale. In addition, if our cash flow and capital resources do not provide the necessary liquidity, it could have a significant negative effect on our results of operations.

The total fair values of our Long-term debt, with carrying values of $1,678 million at January 31, 2009 and $1,652 million at February 2, 2008, were $876 million and $1,457 million, respectively. The fair values of our Long-term debt are estimated using the quoted market prices for the same or similar issues and other pertinent information available to management as of the end of the respective periods.

The annual maturities of our Long-term debt, including current portions, at January 31, 2009 are as follows:

(In millions)	Annual Maturities
2009	$14
2010(1)	613
2011	11
2012	979
2013	2
2014 and subsequent	59

Total	$1,678

(1)	We have classified our $600 million secured real estate loan due August 9, 2009, as an annual maturity of fiscal 2010, because we have the contractual ability and the intent to extend the due date to August 9, 2010.

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Notes to Consolidated Financial Statements—(Continued)

$2.0 billion secured revolving credit facility, expires fiscal 2010 ($0 at January 31, 2009)

Our $2.0 billion five-year secured revolving credit facility bears a tiered floating interest rate of LIBOR plus 1.00%-3.75% per annum. This credit facility is available for general corporate purposes and the issuance of letters of credit. Borrowings under this credit facility are secured by tangible and intangible assets, subject to specific exclusions stated in the credit agreement. The credit agreement contains covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, pay dividends, repurchase capital stock, make other restricted payments, make loans or advances, engage in transactions with affiliates, or amend material documents. The revolving credit facility also requires that we maintain a minimum excess availability greater than or equal to the lesser of $125 million or 10% of the calculated borrowing base, consisting of specified percentages of eligible inventory, credit card receivables and certain real estate less any applicable availability reserves. Interest rate pricing for the facility is tiered based on levels of excess availability. At January 31, 2009, we had no outstanding borrowings and a total of $103 million of outstanding letters of credit under this credit facility which expires in fiscal 2010. We had availability of $942 million under this facility at January 31, 2009 and paid commitment fees of $6 million in each of fiscals 2008, 2007 and 2006.

Secured real estate loans, due August 9, 2009 ($600 million at January 31, 2009)

On July 21, 2005, certain indirect wholly-owned subsidiaries entered into securitized loan facilities totaling $600 million carrying annual weighted average interest rates of LIBOR plus 1.30%. Each of these loan agreements has a two-year term and provides for three one-year extensions at the election of the borrowers. The Secured real estate loans are secured against direct and indirect interests in certain real property located in the U.S. The loan agreements contain covenants, including, among other things, covenants that restrict the ability of the borrowers to incur additional indebtedness, create or permit liens on assets or engage in mergers or consolidations, commingle assets with affiliates, amend organizational documents and initiate zoning reclassification of any portion of the secured property. In addition, these covenants restrict certain transfers of, and the creation of liens on, direct or indirect interests in the borrowers except in specified circumstances. The debt is subject to mandatory prepayment as specified in the agreement.

On July 9, 2007, we notified the lenders that we were exercising our first maturity date extension option (the “First Extension Option”), which extended the maturity date of the loan from August 9, 2007 to August 9, 2008. On July 3, 2008, we notified the lenders that we were exercising our second maturity date extension option (the “Second Extension Option”), which extended the maturity date of the loan from August 9, 2008 to August 9, 2009. No other terms of the loan were changed as a result of these extensions. We classify this loan as Long-term because we have the contractual ability and intent to extend the due date from August 9, 2009 to August 9, 2010. Pursuant to the extension option, we were also required to extend our current interest rate cap through the end of the second maturity extension. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for further details.

Secured term loan facility, due fiscal 2012 ($797 million at January 31, 2009)

On July 19, 2006, we entered into the Secured Credit Facilities with a syndicate of financial institutions. The syndicate includes affiliates of KKR, an indirect equity owner of the Company, which owned 12% and 10% of the loan amount as of January 31, 2009 and February 2, 2008, respectively. Obligations under the Secured Credit Facilities are guaranteed by substantially all our domestic subsidiaries (other than the real estate borrowers) and the borrowings are secured by accounts receivable, inventory and intellectual property of Toys-Delaware and the guarantors. The Secured Credit Facilities contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, or engage in

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

mergers or consolidations. If an event of default under the Secured Credit Facilities occurs and is continuing, the commitments may be terminated and the principal amount outstanding, together with all accrued unpaid interest and other amounts owed may be declared immediately due and payable by the lenders. The term loan facility bears interest equal to LIBOR plus 4.25% per annum and matures on July 19, 2012. On November 2, 2007, we used $4 million of the $29 million proceeds from property sold during the third quarter of fiscal 2007 (refer to Note 6 entitled “PROPERTY AND EQUIPMENT”) to repay a portion of the secured term loan facility. At January 31, 2009, the unamortized discount recorded for the $800 million secured term loan facility was $3 million.

Unsecured credit facility, due fiscal 2012 ($180 million at January 31, 2009)

On December 1, 2006, we entered into an unsecured credit facility (the “Unsecured Credit Facility”) with a syndicate of financial institutions and other lenders. The syndicate includes affiliates of Vornado and KKR, indirect equity owners of the Company, which each participated in 15% of the loan as of January 31, 2009 and February 2, 2008. The Unsecured Credit Facility matures on January 19, 2013 and bears interest equal to LIBOR plus 5.00% per annum or, at our option, prime plus 4.00% per annum. In fiscals 2008 and 2007, the loan bore an interest rate of 5.00% plus LIBOR.

In addition, obligations under the Unsecured Credit Facility are guaranteed by substantially all our domestic subsidiaries (other than the real estate borrowers). The Unsecured Credit Facility contains the same customary covenants as those under the Secured Credit Facilities. At January 31, 2009, the unamortized discount for the Unsecured Credit Facility was $1 million.

NOTE 4 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires the recording of all derivatives as either assets or liabilities on the balance sheet measured at estimated fair value and the recognition of the unrealized gains and losses. The changes in fair value of derivatives are recorded in the Consolidated Statements of Operations in Interest expense, unless the derivative is designated as a hedge. In certain defined conditions, a derivative may be specifically designated as a hedge for a particular exposure. The effective portion of a cash flow hedge is recorded to Accumulated other comprehensive (loss) income; the ineffective portion of a cash flow hedge is recorded to Interest expense. The accounting for derivatives depends on the intended use of the derivatives and the resulting designation. For our derivatives that are designated under SFAS 133 as cash flow hedges, no material ineffectiveness existed at January 31, 2009, February 2, 2008 and February 3, 2007.

During fiscals 2008, 2007 and 2006, we entered into derivative financial arrangements to manage a variety of risk exposures, including interest rate risk associated with our Long-term debt and foreign currency risk relating to merchandise import purchases and short-term, cross-currency intercompany loans. We entered into interest rate swaps and/or caps to manage interest rate risk in order to reduce our exposure to variability in expected future cash outflows attributable to the changes in LIBOR rates.

During fiscal 2008, we recorded a net loss of $1 million to Accumulated other comprehensive (loss) income related to the change in the fair value of our variable cash flow hedges. We reclassified a net loss of $9 million to Interest expense from Accumulated other comprehensive (loss) income for fiscal 2008. This reclassification primarily relates to realized Interest expense on interest rate swaps.

During fiscal 2007, we recorded a net loss of $6 million to Accumulated other comprehensive (loss) income related to the change in the fair value of our variable cash flow hedges. Reclassifications to Interest expense from

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Accumulated other comprehensive (loss) income were nominal in fiscal 2007 and 2006. We do not expect to reclassify amounts to Interest expense from Accumulated other comprehensive (loss) income in fiscal 2009. In addition, we recorded net gains of less than $1 million in fiscal 2008 and net losses of $11 million and $1 million in fiscals 2007 and 2006, respectively, to Interest expense, which relate to the changes in our derivatives that did not qualify for hedge accounting under SFAS 133.

The following table presents our outstanding derivative contracts as of January 31, 2009 and February 2, 2008:

			As of January 31, 2009		As of February 2, 2008
(In millions) Related Items (in Local Currency)(1)	Effective Date	Maturity Date	Notional Amount (In USD)	Fair Value Assets/ (Liabilities)	Notional Amount (In USD)	Fair Value Assets/ (Liabilities)
Interest Rate Swaps
Secured term loan facility due fiscal 2012 (USD)	August 2006	August 2008	—	—	600	(8)

Interest Rate Caps
Secured real estate loans due August 9, 2009 (USD)	July 2005	August 2009	600	—	600	—
Unsecured credit facility due fiscal 2012 (USD)	May 2007	May 2009	91	—	91	—
Secured term loan facility due fiscal 2012 (USD)	August 2008	August 2010	600	—	600	—

Interest Rate Corridor
Secured real estate loan due August 9, 2009 (USD)	July 2006	August 2008	—	—	600	—

(1)	Refer to Note 3 entitled “LONG-TERM DEBT” for detail on our related items.

The following summarizes the current year activity in our derivative portfolio:

Secured real estate loan, due August 9, 2009 ($600 million at January 31, 2009)

On July 9, 2008, we extended the interest rate cap through the end of the second maturity extension as required under the terms of the loan agreement. The amount paid to extend the cap was nominal. The interest rate cap manages the variable cash flows associated with changes in the one month LIBOR above 7.00% and do not qualify for hedge accounting under SFAS 133.

Foreign Currency Forward Contracts

We occasionally enter into foreign currency forward contracts to economically hedge the U.S. dollar merchandise purchases of our foreign subsidiaries. These derivative contracts were not designated as hedges under SFAS 133. As a result, changes in the value of these derivatives are recorded on the Consolidated Statements of Operations in Interest expense. For fiscals 2008, 2007 and 2006, we recorded $1 million, $10 million and $1 million of losses, respectively.

We enter into short-term, cross-currency intercompany loans with our foreign subsidiaries as part of our global cash management strategy. Foreign currency transactional gains and losses related to these activities amounted to losses of $2 million, less than $1 million and $0 in fiscals 2008, 2007 and 2006, respectively. Such

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

amounts are recorded in the Consolidated Statements of Operations in Interest expense. We economically hedge these short-term, cross-currency intercompany loans with foreign currency forward contracts. These derivative contracts were not designated as hedges under SFAS 133. As a result, changes in the value of these derivatives are recorded on the Consolidated Statements of Operations in Interest expense. For fiscals 2008, 2007 and 2006, we recorded gains of $2 million, less than $1 million and $0, respectively.

Subsequent Event

Pursuant to our interest rate risk management strategies, on April 3, 2009, we entered into two new forward-starting interest rate cap agreements to manage our future interest rate exposure. The total amount paid for the caps was $7 million. The two interest rate caps each have a notional amount of $500 million and are effective on January 4, 2011 and January 3, 2012, respectively. Both of these caps mature on April 1, 2015. Both of these caps, including 60% of one of these caps, have been designated as cash flow hedges under SFAS 133, hedging the variability of LIBOR-based cash flows above the strike price for each cap.

NOTE 5 — FAIR VALUE MEASUREMENTS

On February 3, 2008, we adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) for financial assets and liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, SFAS 157 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability and are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Short-term Investments

As of February 2, 2008, we held $101 million of short-term investments comprised of municipal auction-rate securities, which were classified as Level 3 inputs. During the first quarter of fiscal 2008, we settled

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

$91 million of our auction-rate securities at par value through the normal auction process. On May 6, 2008, the remaining auction-rate security was called at par by the issuer for $10 million. As of January 31, 2009, we no longer hold any Short-term investments. These securities were valued using a management model that takes into consideration the financial conditions of the issuers and the bond insurers, current market condition and the value of the collateral bonds. We had determined that the significant majority of the inputs used to value these securities fell within Level 3 of the fair value hierarchy as the inputs are based on unobservable management estimates.

As of January 31, 2009 the remaining financial assets and liabilities measured within the fair value hierarchy was nominal.

NOTE 6 — PROPERTY AND EQUIPMENT

($ In millions)	Useful life (in years)	January 31, 2009	February 2, 2008
Land		$204	$221
Buildings	45-50	741	713
Furniture and equipment	5-20	1,144	1,172
Leasehold improvements	10-25	981	939
Costs of computer software	5	152	191
Construction in progress		40	—
Leased property and equipment under capital lease	3-8	73	65

		3,335	3,301
Less: accumulated depreciation and amortization		1,423	1,429

		1,912	1,872
Less: net assets held for sale		3	11

Total		$1,909	$1,861

Assets held for sale

The following assets are classified as held for sale and are included in Prepaid expenses and other current assets on our Consolidated Balance Sheets:

(In millions)	January 31, 2009	February 2, 2008
Land	$1	$5
Buildings	2	13
Leasehold improvements	1	1

	4	19
Less: accumulated depreciation and amortization	1	8

Net assets held for sale	$3	$11

Net gains on sales of properties

During fiscal 2007, we sold our interest in an idle distribution center for gross proceeds of approximately $29 million, resulting in a gain of $18 million. In addition, we sold 3 properties for gross proceeds of $9 million,

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

resulting in a gain of $1 million pursuant to a previous agreement with Vornado Surplus Realty, LLC. We also consummated a lease termination agreement resulting in a net gain of $10 million.

During 2006, we sold our interest in 35 properties being sold to Vornado Surplus Realty LLC, a Delaware limited liability company, an affiliate of Vornado Realty Trust, an indirect equity owner of the Company. We sold the 35 properties for gross proceeds of approximately $160 million. As a result of the sales of these properties, the Company recorded a gain of $79 million for fiscal 2006.

NOTE 7 — ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

A summary of our accounts payable, accrued expenses and other current liabilities as of January 31, 2009 and February 2, 2008 is outlined in the table below:

(In millions)	January 31, 2009	February 2, 2008
Accounts payable(1)	$727	$854

Gift card and certificate liability(2)	$115	$178
Accrued bonus	23	44
Accrued property tax	31	32
FIN 48 liability for uncertain tax positions	4	21
Other(3)	310	329

Total accrued expense and other current liabilities	$483	$604

(1)	Includes $157 million and $160 million of book overdraft cash as of January 31, 2009 and February 2, 2008, respectively.
(2)	Reduction in liability primarily relates to a change in accounting estimates effected by a change in accounting principle related to gift card breakage, which reduced the liability by $59 million. See Note 2 entitled “ACCOUNTING CHANGES” for further details.
(3)	Other includes, among other items, accrued payroll and other benefits, and other operating accruals. No individual amount included exceeds 10% of “Other” (shown above).

NOTE 8 — STOCK-BASED COMPENSATION

Management Equity Plan

On July 21, 2005, the Parent and its subsidiaries adopted the 2005 Management Equity Plan (the “Management Equity Plan”). The Management Equity Plan provides for the granting of service-based and performance-based stock options, rollover options (i.e., options in the Parent in lieu of options held prior to the Merger), and restricted stock to officers and other key employees of the Parent and its subsidiaries.

Pursuant to a reorganization on June 10, 2008 and the subsequent dissolution of Toys “R” Us Holdings, Inc., the former parent of Toys “R” Us, Inc. (“Holdings”), the 1,000 shares of the Parent’s common stock, $0.01 par value held by Holdings were exchanged for 48,955,808 new shares of the Parent’s common stock, $0.001 par value. Prior to dissolution, Holdings distributed the new shares of common stock to its shareholders. This reorganization did not have a material impact on our Consolidated Financial Statements. All awards are in the form of shares of the common stock of the Parent.

The service-based options generally cliff vest 40% on the second anniversary of the award with the remaining portion vesting ratably over the subsequent three years, subject to the participant’s continued

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

employment with the Parent, and vest automatically upon a change of control of the Parent. The performance-based options will vest in the same manner as the service-based options but only if certain performance targets are achieved based on a specified internal rate of return realized by the Sponsors (an investment group consisting of entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co., L.P., and Vornado Realty Trust) and the sale multiple realized by the Sponsors. The performance-based options will vest on the eighth anniversary of the date of grant regardless of performance, subject to the participant’s continued employment with the Parent or its subsidiaries. All options expire on the tenth anniversary of the date of the grant.

At January 31, 2009, an aggregate of 498,665 shares of Parent were reserved for future option grants under the Management Equity Plan. All outstanding options expire at dates ranging from April 7, 2009 to May 7, 2018. The Board of Directors of the Parent has discretion over the amount of shares available for future issuances of restricted stock and options. The Parent expects to satisfy future option exercises by issuing shares held in treasury or authorized but unissued new shares.

Repurchase Obligations

Certain officers of the Parent have the right to require the Parent to repurchase the Common Stock that the officer acquired upon the exercise of certain options, the shares issued or issuable upon exercise of rollover options or the shares issued to the officer in the form of restricted stock. The put rights are triggered by the officer’s death, disability or retirement at any time. The put rights will expire upon either a change in control of the Parent or an initial public offering of its Common Stock. The purchase price for shares repurchased as a result of the officer’s death, disability or retirement is the fair value of the covered shares at the time of repurchase. The number of shares that may be repurchased as a result of the officer’s retirement is subject to an aggregate fixed limitation. The liability related to the restricted shares and rollover options of officers of the Company has been classified as other non-current liabilities in the financial statements of the Parent. The liability as of January 31, 2009 and February 2, 2008 was nominal.

Restricted Stock

The Management Equity Plan permits the sale of non-transferable, restricted stock to certain employees at a purchase price equal to the fair value of the Common Stock. During fiscals 2008, 2007 and 2006, 17,338 shares, 102,344 shares and 20,001 shares of Parent restricted stock were purchased by officers of the Company at $34.00, $32.00 and $26.75 per share, respectively, which were the estimated fair values as of the respective dates of those purchases.

The Company also awarded 2,500 and 41,121 shares of Parent restricted stock without consideration in fiscals 2007 and 2006 with aggregate fair values of less than $1 million and approximately $1 million, respectively as of each of the grant dates. Fifty percent of these awards vested on the first anniversary of the grant date and the remaining fifty percent will vest on the second anniversary of the grant date, provided the recipients are still employed by the Company or any of its affiliates as of such respective dates. There were no shares awarded in fiscal 2008.

Valuation Assumptions

The fair value of each option award modified or granted under the Management Equity Plan is estimated on the date of modification or grant using a lattice option-pricing model that uses the assumptions noted in the following table, along with the associated weighted average fair values. We use historical data to estimate

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

pre-vesting option forfeitures. To the extent actual results of forfeitures differ from the estimates, such amounts will be recorded as an adjustment in the period the estimates are revised. The expected volatilities are based on a combination of implied and historical volatilities of a peer group of companies, as the Parent is a non-publicly traded company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the options. The expected term represents the estimated time until exercise and is based on certain projected performance targets of the Parent. The expected dividend yield is based on an assumption that no dividends are expected to be approved in the near future. The following are the weighted average assumptions used:

	Fiscal 2008	Fiscal 2007	Fiscal 2006
Volatility	55.0%	50.0%	50.0%
Risk-free interest rate	2.6%	4.2%	5.1%
Expected term	3.2 years	3.8 years	5.1 years
Dividend yield	0.0%	0.0%	0.0%
Weighted average grant-date fair value per option:
Service-based	$13.28	$12.77	$11.99
Performance-based	$11.48	$10.81	$10.26

A summary of option and restricted stock activity under the Management Equity Plan during fiscals 2008, 2007 and 2006 is presented below:

Service-Based Options

	Fiscal Years Ended
	January 31, 2009		February 2, 2008		February 3, 2007
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of fiscal year	880,742	$22.56	865,398	$19.04	826,477	$17.53
Granted	27,846	34.00	210,606	32.00	158,755	26.75
Exercised	(65,826)	12.97	(126,623)	11.30	(82,292)	8.93
Transferred from affiliates, net	—	—	—	—	173,370	23.73
Forfeited	(64,333)	30.54	(68,639)	27.83	(210,912)	26.75

Outstanding at end of fiscal year	778,429	$16.95	880,742	$22.56	865,398	$19.04

	Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term (Years)
Vested or expected to vest at January 31, 2009	729,230	$15.14	6.22

Exercisable at January 31, 2009	424,723	$17.76	5.07

The total intrinsic value of service-based options exercised in fiscals 2008, 2007 and 2006 was approximately $1 million, $3 million and $1 million, respectively and the total fair value of service-based options vested during the same periods was approximately $1 million, $0 million and $0 million, respectively. Parent

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

received $1 million from the exercise of service-based options in each of fiscals 2008, 2007 and 2006, respectively. Parent paid $2 million, $3 million and $3 million in fiscals 2008, 2007 and 2006, respectively, to repurchase shares from the exercise of service-based options. The tax benefits recognized as a result of the options exercised in fiscals 2008, 2007 and 2006 were approximately $1 million in each period, respectively.

Performance-Based Options

	Fiscal Years Ended
	January 31, 2009		February 2, 2008		February 3, 2007
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of fiscal year	1,189,258	$28.49	913,300	$26.75	745,638	$26.75
Granted	55,690	34.00	421,212	32.00	317,513	26.75
Transferred from affiliates, net	—	—	—	—	271,972	26.75
Forfeited	(162,562)	29.75	(145,254)	27.77	(421,823)	26.75

Outstanding at end of fiscal year	1,082,386	$19.70	1,189,258	$28.49	913,300	$26.75

	Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term (Years)
Expected to vest at January 31, 2009	1,029,029	$19.28	7.42

Exercisable at January 31, 2009	—	$—	—

No performance-based options were exercised in fiscals 2008, 2007 or 2006.

Non-vested Restricted Stock Activity

Non-vested restricted stock grants as of January 31, 2009, February 2, 2008 and February 2, 2007 and activities during fiscals 2008, 2007 and 2006 were as follows:

	Fiscal Years Ended
	January 31, 2009		February 2, 2008		February 3, 2007
	Common Shares	Weighted Average Grant Date Fair Value (In millions)	Common Shares	Weighted Average Grant Date Fair Value (In millions)	Shares	Weighted Average Grant Date Fair Value (In millions)
Non-Vested, Beginning of Fiscal Year	23,060	$0.7	41,121	$1.1	—	$—
Granted	—	—	2,500	0.1	41,121	1.1
Vested	(21,810)	(0.6)	(20,561)	(0.5)	—	—

Non-Vested, End of Fiscal Year	1,250	$0.1	23,060	$0.7	41,121	$1.1

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

As of January 31, 2009, there was $3 million of total unrecognized compensation cost related to option share-based compensation arrangements granted under the Management Equity Plan. That cost is expected to be recognized over a weighted-average period of 1.3 years. In addition, there was total unrecognized compensation cost related to restricted stock grants of less than $1 million.

The amount of stock-based compensation expense recognized in SG&A and tax benefit recognized in Income tax expense in fiscals 2008, 2007 and 2006 was as follows:

(In millions)	Fiscal 2008	Fiscal 2007	Fiscal 2006
SG&A	$4	$3	$2
Total recognized tax benefit	2	1	1

NOTE 9 — ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

Comprehensive (loss) income is included in the Consolidated Statements of Stockholder’s Equity. Accumulated other comprehensive (loss) income, net of tax, is reflected in the Consolidated Balance Sheets, as follows:

(In millions)	January 31, 2009	February 2, 2008
Foreign currency translation adjustments, net of tax	$(47)	$18
Unrealized loss on hedged transactions, net of tax	—	(6)

	$(47)	$12

NOTE 10 — LEASES

We lease a majority of the real estate used in our operations from either third parties or affiliated entities. Most leases require us to pay real estate taxes and other expenses and some leases require additional payments based on percentages of sales.

Minimum rental commitments under non-cancelable operating leases and capital leases as of January 31, 2009 are as follows:

	Operating Leases				Capital Leases
(In millions)	Gross Minimum Rentals		Sublease Income	Net Minimum Rentals	Lease Obligation
	Third Party	Related Party
2009	$173	$258	$16	$415	$14
2010	173	256	14	415	13
2011	163	261	12	412	11
2012	141	242	9	374	2
2013	118	226	7	337	2
2014 and subsequent	496	1,348	17	1,827	37

Total	$1,264	$2,591	$75	$3,780	$79

Total third party rent expense, net of sublease income of $16 million, $16 million and $13 million, was $131 million, $124 million and $109 million in fiscals 2008, 2007 and 2006, respectively. We remain directly and primarily liable for lease payments to third party landlords for locations where we have subleased all or a portion

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

of the locations to third parties. Rental payments received from our sub-lessees offset the lease payments we make to third party landlords. To the extent that sub-lessees fail to make sublease rental payments, our total net rent expense to the third party landlords would increase in direct proportion.

Total related party rent expense was $278 million, $278 million and $280 million for fiscals 2008, 2007 and 2006, respectively. Our leases with affiliated entities are governed by non-cancelable master operating leases (“Master Lease Agreements”), which cover leases expiring in various years through fiscal 2020. These Master Lease Agreements contain predetermined fixed escalations of the minimum rentals in fiscals 2010 and 2015 and early termination options, which can be exercised under specified conditions, including, upon damage, destruction or condemnation of a specified percentage of the value or land area of the property. Under these agreements, we are also provided a unilateral right to have the affiliated landlord take renewal options on their leased properties at the time the initial underlying lease term expires, so long as the renewal option ends on or before either July 20, 2020 or January 31, 2021, depending on the agreement. In addition to future related party base rents (as presented in the above table), we are required to reimburse the affiliated landlords for specific property operating expenses and real estate taxes. We are also responsible for maintaining adequate insurance on these leased properties and would be required to reimburse the affiliated landlords for any property losses incurred. Refer to Note 17 entitled “RELATED PARTY TRANSACTIONS” for further details.

We recognize rental expense on a straight-line basis and record the difference between the recognized rental expense and amounts payable under the leases as deferred rent liability. Deferred rent liabilities are recorded in our Consolidated Balance Sheets in the total amount of $202 million at January 31, 2009 and $182 million at February 2, 2008 and include liabilities to affiliates of $60 million and $42 million as of January 31, 2009 and February 2, 2008, respectively. Virtually all of our leases include options that allow us to renew or extend the lease term beyond the initial lease period, subject to terms and conditions agreed upon at the inception of the lease. Such terms and conditions include rental rates agreed upon at the inception of the lease that could represent below or above market rental rates later in the life of the lease, depending upon market conditions at the time of such renewal or extension.

Lease payments that depend on factors that are not measurable at the inception of the lease, such as future sales volume, are contingent rentals and are excluded from minimum lease payments and included in the determination of total rental expense when it is probable that the expense has been incurred and the amount is reasonably estimable. Contingent rent expense was $1 million in each of fiscals 2008, 2007 and 2006, respectively. Future payments for maintenance, insurance and taxes to which we are obligated are excluded from minimum lease payments. Tenant allowances received upon entering into certain store leases are recognized on a straight-line basis as a reduction to rent expense over the lease term.

NOTE 11 — RESTRUCTURING AND OTHER CHARGES

In fiscal 2005, our Board of Directors approved the closing of 87 Toys “R” Us stores in the United States, resulting in the permanent closure of 75 stores. As a result of the store closings, approximately 3,000 employee positions were eliminated. In fiscal 2003, we decided to close all 146 freestanding Kids “R” Us stores and all 36 freestanding Imaginarium stores, as well as three distribution centers that supported these stores. In fiscal 2001, we closed stores, eliminated a number of staff positions, and consolidated five store support center facilities into our Global Store Support Center facility in Wayne, New Jersey. In fiscal 1998, we had strategic initiatives to reposition our worldwide operations.

Our Consolidated Financial Statements for fiscals 2008, 2007 and 2006 included pre-tax charges of $5 million, $4 million and $27 million related to these restructuring initiatives and are primarily due to changes in management’s estimates for events such as lease terminations, assignments and sublease income adjustments. These amounts are included in SG&A.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Our Consolidated Balance Sheets as of January 31, 2009 and February 2, 2008 include these restructuring reserves in Accrued expenses and other current liabilities and Other non-current liabilities, which we believe are adequate to cover our commitments. We currently expect to utilize our remaining reserves through January 2019.

Restructuring and other activity during fiscals 2008 and 2007 relate to lease commitments as follows:

(In millions)	2005 Initiative	2003 Initiative	2001 Initiative	1998 Initiative	Total
Balance at February 3, 2007	$11	$4	$9	$6	$30

Charges	3	—	1	1	5
Reversals	(1)	—	—	—	(1)
Utilized	(4)	(2)	(2)	(2)	(10)

Balance at February 2, 2008	$9	$2	$8	$5	$24

Charges	2	—	1	2	5
Reversals	—	—	—	—	—
Utilized	(3)	(1)	(1)	—	(5)

Balance at January 31, 2009	$8	$1	$8	$7	$24

NOTE 12 — INCOME TAXES

Earnings before income taxes are as follows:

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
U.S	$260	$182	$67
Foreign	22	36	70

Earnings before income taxes	$282	$218	$137

The Company is a member of a consolidated U.S. Federal income tax group. Under the tax sharing agreement, the members calculate their tax expense or tax benefit on a stand-alone basis and record a “due to” or “due from” account with the Parent company for any U.S. Federal income tax-related asset or liability. Each year, management decides how to settle these accounts, i.e., whether the Parent should contribute the “due to” amounts to the members, the members should distribute the “due from” amounts to the Parent, or settlement should be made in cash. At January 31, 2009, the Company had a Due to Parent for its liability under the tax sharing arrangement. In fiscal 2007, our Parent contributed to us amounts due from the Company. Refer to Note 17 entitled “RELATED PARTY TRANSACTIONS” and Note 18 entitled “NOTES WITH AFFILIATES” for further details.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Income tax expense is as follows:

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
Current:
U.S. Federal	$17	$101	$44
Foreign	1	36	12
State	8	10	—

Total current income tax expense	$26	$147	$56

Deferred:
U.S. Federal	$57	$(56)	$(3)
Foreign	14	(14)	3
State	10	(18)	2

Total deferred income tax expense (benefit)	$81	$(88)	$2

Total income tax expense	$107	$59	$58

Included within Income tax expense (benefit) were $3 million, $4 million and $1 million of expense (benefit) related to interest and penalties in fiscals 2008, 2007 and 2006, respectively. We have provided U.S. Federal income taxes on substantially all the accumulated earnings of our foreign subsidiaries as such earnings are not considered to be permanently invested outside of the United States.

The tax rate reconciliations are as follows:

	Fiscal Years Ended
	January 31, 2009	February 2, 2008	February 3, 2007
U.S. Federal statutory tax rate	35.0%	35.0%	35.0%
State taxes, net of U.S. Federal benefit	4.4	(3.8)	(0.5)
Foreign operations	(0.3)	(2.4)	(1.7)
U.S. Federal tax reserves	—	—	4.1
Unrecognized tax benefits	(0.6)	—	—
Adjustment of deferred accounts	—	—	4.6
Other	(0.6)	(1.7)	0.8

Effective tax rate	37.9%	27.1%	42.3%

The Company’s effective tax rate was 37.9%, 27.1% and 42.3% in fiscals 2008, 2007 and 2006, respectively. The difference between the effective tax rate and the statutory rate for fiscal 2008 resulted primarily from permanent differences between taxable and financial statement income, and state income taxes. The current year tax provision included a net benefit of $10 million related to true-ups and correcting adjustments primarily associated with foreign operations. The difference between the effective tax rate and the statutory rate for fiscal 2007 resulted primarily from the release of valuation allowance for state tax loss carryforwards. The difference between the effective tax rate and the statutory tax rate for fiscal 2006 resulted primarily from changes to federal tax reserves and deferred tax accounts.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The tax effects of temporary differences are included in deferred tax accounts as follows:

(In millions)	January 31, 2009	February 2, 2008
Deferred tax assets:
U.S. Federal tax credit and other carryforwards	$8	$69
Foreign tax loss and other carryforwards	4	2
State tax loss and other carryforwards	66	51
Straight line rent	55	50
Restructuring charges	15	—
Other	55	101

Gross deferred tax assets before valuation allowance	203	273
Valuation allowance	(30)	(25)

Total deferred tax assets	$173	$248

Deferred tax liabilities:
Fixed assets	$(128)	$(131)
Gain on related party real estate sale	(338)	(333)
Undistributed earnings of foreign subsidiaries	(3)	(14)
Foreign currency translation	(2)	—
Other	(15)	(11)

Total deferred tax liabilities	$(486)	$(489)

Net deferred tax liabilities	$(313)	$(241)

The deferred tax assets and liabilities above are reflected in the Consolidated Balance Sheets as follows:

(In millions)	January 31, 2009	February 2, 2008
Current deferred tax assets	$61	$63
Current deferred tax liabilities	(3)	(4)
Non-current deferred tax assets	53	22
Non-current deferred tax liabilities	(424)	(322)

	$(313)	$(241)

Our gross deferred tax assets were partially offset by $7 million of unrecognized tax benefits related to tax loss carryforwards on our Consolidated Balance Sheets as of January 31, 2009 and February 2, 2008, respectively.

Carryforwards

Of our $8 million U.S. Federal tax credit carryforwards, $6 million will expire during the next 5 to 7 years and the remainder may be carried forward indefinitely. Of our $66 million of state tax loss and other carryforwards, $60 million will expire during the next 6 to 20 years and $6 million may be carried forward indefinitely. Of our $4 million of foreign tax loss and other carryforwards, $1 million will expire during the next 5 years and $3 million will expire during the next 6 to 20 years.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

We are subject to certain limitations by the U.S. Federal and certain state taxing jurisdictions on the amount of tax losses, credits and other carryforwards that can be used to offset current income and tax within any given year due to an ownership change that was undergone by our Parent in fiscal 2005.

Valuation Allowance

Management has established a valuation allowance to offset some of our deferred tax assets as we believe it is more likely than not these assets will not be realized. During fiscal 2008, our valuation allowance increased by $5 million, of which $4 million is related to state tax loss and other carryforwards and $1 million is related to foreign loss and other carryforwards.

Unrecognized Tax Benefits

On February 4, 2007, we adopted the provisions of FIN 48 which clarified the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS 109 and prescribed a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the largest amount that is more-likely-than-not to be sustained. An uncertain income tax position will not be recognized in the financial statements unless it is more-likely-than-not to be sustained.

As permitted under the FIN 48 transition provisions, we decreased our liability for unrecognized tax benefits by $2 million (from $38 million to $36 million), which was accounted for as a cumulative effect reduction of Accumulated deficit as of February 4, 2007. In addition, we have reflected an additional liability for unrecognized tax benefits, and corresponding tax assets, of $6 million. As a result, the total amount of unrecognized tax benefits was $24 million not including accrued interest and penalties of $16 million and $2 million, respectively, at February 4, 2007 (date of adoption).

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits (excluding interest and penalties) is as follows:

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008
Beginning balance	$36	$24
Additions for tax positions of the current year	6	20
Additions for tax positions of prior years	1	3
Reductions for tax positions of prior years	(12)	(7)
Settlements	(5)	(4)
Currency translation adjustment	(1)	—

Ending balance	$25	$36

At January 31, 2009, $10 million of the $25 million of unrecognized tax benefits would affect our effective tax rate, if recognized, and the remaining $15 million would affect our deferred tax accounts. In addition, we had $6 million and $1 million of accrued interest and penalties, respectively, at January 31, 2009.

The Company and its subsidiaries are subject to taxation in the United States and various foreign jurisdictions. Of the major jurisdictions, we are subject to examination by the United States for fiscal 2003 and

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

forward and by Canada for fiscal 2002 and forward. While it is often difficult to predict whether we will prevail, we believe that our tax liabilities for unrecognized tax benefits reflect the more likely than not outcome of known tax contingencies.

We believe that it is reasonably possible that the total amount of unrecognized tax benefits will decrease by as much as $4 million during the next twelve months.

NOTE 13 — SEGMENTS

We generate sales, earnings and cash flows by retailing numerous product offerings worldwide. We operate all of the “R” Us branded retail stores in the United States, Puerto Rico and Canada. We also sell merchandise through our Internet sites in the United States and Canada at toysrus.com and babiesrus.com. In addition, beginning in February 2009, we sell merchandise through our newly acquired sites etoys.com and babyuniverse.com.

Our reportable segments are: Domestic and Canada. The following is a brief description of our segments:

•

Domestic — Our Domestic segment sells a variety of products in the juvenile, learning, entertainment, core toys, and seasonal categories through 846 stores that operate in 49 states in the United States and Puerto Rico and through the Internet. Domestic Total revenues are derived from 512 traditional toy stores (including 75 BRU Express and Juvenile Expansion formats), 262 specialty juvenile stores, 53 side-by-side stores and 19 “R” superstores.

•

Canada — Our Canada segment sells a variety of products in the juvenile, learning, entertainment, core toys and seasonal categories through 67 stores and through the Internet. Canada Total revenues are derived from 36 traditional toy stores and 31 side-by-side stores.

Management evaluates segment performance primarily based on Total revenues and segment Operating earnings (loss). Segment Operating earnings (loss) excludes corporate related charges. All intercompany transactions between the segments have been eliminated. Income tax information by segment has not been included as taxes are calculated at a company-wide level and are not allocated to each segment. Revenues from external customers are derived primarily from merchandise sales and we do not rely on any major customers as a source of revenue.

The following table shows our percentage of Total revenues by product category:

	Fiscal Years Ended
	January 31, 2009	February 2, 2008	February 3, 2007
Juvenile	37.8%	37.3%	36.9%
Learning	17.0%	17.8%	18.8%
Entertainment	17.1%	15.3%	13.5%
Core Toy	14.1%	15.1%	15.9%
Seasonal	11.3%	11.8%	12.3%
Other(1)	2.7%	2.7%	2.6%

Total	100.0%	100.0%	100.0%

(1)	Consists primarily of shipping revenues on our Internet-based sales for our Domestic segment, non-product related revenues, and licensing and franchising fees charged to our foreign affiliates and third party franchisees.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

A summary of financial results by reportable segment is as follows:

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
Total revenues
Domestic	$8,611	$8,584	$8,384
Canada	722	696	563

Total revenues	$9,333	$9,280	$8,947

Operating earnings (loss)
Domestic(1)	$435	$499	$505
Canada(2)	49	66	39
Corporate	(78)	(184)	(184)

Operating earnings	406	381	360
Interest expense	(162)	(228)	(256)
Interest income	38	65	33

Earnings before income taxes	$282	$218	$137

(1)	Includes impairment losses on long-lived assets of $6 million, $3 million and $2 million for fiscals 2008, 2007 and 2006, respectively. In addition, includes $35 million, $39 million and $11 million of income related to the credit card program for fiscals 2008, 2007 and 2006, respectively. Also includes the impact of Net gains on sales of properties of $0, $29 million and $78 million for fiscals 2008, 2007 and 2006, respectively. Refer to Note 1 entitled “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” and Note 6 entitled “PROPERTY AND EQUIPMENT” for further details.
(2)	Includes gift card breakage income of $72 million, $2 million and $2 million for fiscals 2008, 2007 and 2006. Refer to Note 1 entitled “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” and Note 2 entitled “ACCOUNTING CHANGES” for further details.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Certain corporate and other income (charges) are reported separately in our disclosure of segment Operating earnings. In addition to the income items described above, charges include corporate office expenses and shared service center expenses, as well as certain other centrally managed expenses, which are not fully allocated to our reportable segments. The significant categories of expenses include salaries, benefits and related expenses, professional fees, corporate facility depreciation and amortization and insurance. Salaries, benefits and related expenses include salaries, bonus, payroll taxes and health insurance expenses for corporate office employees. Professional fees include costs related to internal control compliance, financial statement audits, legal, information technology and other consulting fees, which are engaged and managed through the corporate office. Depreciation and amortization includes depreciation of leasehold improvements for properties occupied by corporate office employees. Corporate insurance expense includes the cost of fire, liability and automobile premiums.

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008	February 3, 2007
Depreciation and amortization
Domestic	$176	$176	$191
Canada	17	17	16
Corporate	33	35	34

Total depreciation and amortization	$226	$228	$241

Capital expenditures
Domestic	$249	$192	$133
Canada	24	26	15
Corporate	41	33	32

Total capital expenditures	$314	$251	$180

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008
Merchandise inventories
Domestic(1)	$1,165	$1,242
Canada	101	112

Total merchandise inventories	$1,266	$1,354

Total assets
Domestic	$2,956	$3,035
Canada	313	370
Corporate	1,131	1,090

Total assets	$4,400	$4,495

(1)	Refer to Note 2 entitled “ACCOUNTING CHANGES” for the impact of the change in accounting methods for valuing our Domestic Merchandise inventories.

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Our long-lived assets by segment are as follows:

	Fiscal Years Ended
(In millions)	January 31, 2009	February 2, 2008
Long-lived assets
United States	$1,780	$1,715
Canada	205	247

Total long-lived assets	$1,985	$1,962

NOTE 14 — OTHER EMPLOYEE RETIREMENT AND COMPENSATION BENEFITS

Our employees participate in a variety of other employee benefits including retirement and compensation benefits offered by Parent Company. The Supplemental Executive Retirement Plan (“SERP”) provides supplemental retirement benefits to certain executive officers in excess of the limitations that are imposed by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, on contributions to our TRU Partnership Employees’ Savings and Profit Sharing Plan (the “Savings Plan”). Participants are generally 100 percent vested in their SERP accounts after completing five years of employment with the Company. We recorded SERP expenses approximating $1 million in each of fiscals 2008, 2007 and 2006, respectively. At January 31, 2009 and February 2, 2008, the SERP liability was $2 million.

Included in our Savings Plan, we have a 401(k) salary deferral feature, company-matching contributions, and a profit sharing component for eligible U.S.-based employees. Under the terms of the Savings Plan annual employer profit sharing contributions are made at the discretion of the Board of Directors, subject to certain limitations. The Savings Plan may be terminated at our discretion. Effective January 1, 2009, eligibility for participation in the 401(k) savings account portion of the Savings Plan has changed from six months to twelve months, affecting those employees hired on or after July 1, 2008. In addition, Company matching contributions has changed from a maximum of 5% to a maximum of 4%, affecting all participants in the Savings Plan. Expenses related to the Savings Plan were $17 million, $17 million and $13 million in fiscals 2008, 2007 and 2006, respectively. The Board of Directors did not elect to contribute to the profit sharing portion of the Savings Plan in fiscals 2008, 2007 and 2006.

We also offer other supplemental compensation benefits to our executive officers. Prior to July 2005, we offered our executive officers an additional life insurance coverage benefit (“Split Dollar Plan”), which entitled their beneficiaries to receive a death benefit of five times the executive officer’s current compensation. As of March 2005, we discontinued this benefit to new employees, but the endorsement split-dollar life insurance policies will remain in a trust for the then existing participants until July 2010. Unless otherwise provided for by the individual severance packages, if the existing participants leave the Company prior to July 2010, they forfeit this benefit. As of January 31, 2009, the Split Dollar Plan was fully funded and there were 17 current employees that were participating in the Split Dollar Plan.

NOTE 15 — LITIGATION AND LEGAL PROCEEDINGS

Toysrus.com previously operated three co-branded on-line stores under a strategic alliance agreement (“Agreement”) with Amazon.com (“Amazon”). On May 21, 2004, we filed a lawsuit against Amazon and its affiliated companies in the Superior Court of New Jersey, Chancery Division, Passaic County (the “New Jersey Trial Court”) to terminate the Agreement. Amazon filed a counterclaim against us and our affiliated companies. On March 31, 2006, the New Jersey Trial Court entered an order (“Order”) terminating the Agreement and

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

denying Amazon’s counterclaim. The parties each filed Notices of Appeal with the Appellate Division. On June 2, 2006, Amazon filed a lawsuit against us in the Superior Court of Washington, King County (the “Washington Court”) for money damages allegedly arising from services it was required to provide to us during the wind-down period pursuant to the Order. The Washington Court stayed the matter before it in favor of the New Jersey proceedings. On March 24, 2009, the Appellate Division affirmed the New Jersey Trial Court’s Order with respect to the termination of the Agreement and denial of Amazon’s counterclaim, but remanded to the New Jersey Trial Court for further proceedings on our claim that we are entitled to monetary damages arising from Amazon’s breach of the Agreement. On April 23, 2009, Amazon petitioned the New Jersey Supreme Court for certification of the Appellate Division’s decision for a discretionary appeal to the New Jersey Supreme Court, and that petition was denied on June 1, 2009.

On June 11, 2009, we, along with Parent entered into a settlement agreement (the “Settlement Agreement”) with Amazon to settle all disputes related to the New Jersey Trial Court and the Washington Court actions. Both lawsuits will be dismissed with prejudice and, pursuant to the terms of the Settlement Agreement, Amazon will pay Parent $51 million within forty five days of the date of the Settlement Agreement.

In addition to the litigation discussed above, we, along with Parent, are, and in the future, may be involved in various other lawsuits, claims and proceedings incident to the ordinary course of business. The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources. The results of these lawsuits, claims and proceedings cannot be predicted with certainty. However, we believe that the ultimate resolution of these current matters will not have a material adverse effect on our Consolidated Financial Statements taken as a whole.

NOTE 16 — COMMITMENTS AND CONTINGENCIES

We, along with Parent, are subject to various claims and contingencies related to lawsuits as well as commitments under contractual and other commercial obligations. We recognize liabilities for contingencies and commitments when a loss is probable and estimable. Refer to Note 10 entitled “LEASES” for minimum rental commitments under non-cancelable operating leases having a term of more than one year as of January 31, 2009.

As of January 31, 2009, we remain contingently liable for amounts due or amounts that may become due under certain real estate lease agreements that have been assigned to third parties. In the event of default by the assignees, we could be liable for payment obligations associated with these leases which have future lease related payments (not discounted to present value) of approximately $139 million through September 2032. The impact of these obligations is not material to our Consolidated Financial Statements.

NOTE 17 — RELATED PARTY TRANSACTIONS

We engage in related party transactions with our Sponsors and Parent and its subsidiaries (“Affiliates”), as described below. It should not be assumed that any of these transactions with Affiliates have been conducted on an “arm’s-length” basis. At January 31, 2009 and February 2, 2008, Due from affiliates, net was $255 million and $230 million, respectively.

Transactions with the Sponsors

The Sponsors provide management and advisory services to us and Parent pursuant to an advisory agreement executed at the closing of the Merger and effective as of July 21, 2005 and amended June 10, 2008 and February 1, 2009. The fee paid to the Sponsors increases 5% per year during the ten-year term of the

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

agreement. The fee paid to the Sponsors under the advisory agreement was $17 million, $17 million and $19 million for fiscals 2008, 2007 and 2006, respectively, of which we are responsible for paying 75%. In each of fiscals 2008, 2007 and 2006, we paid the Sponsors fees approximating $1 million, respectively, for out-of-pocket expenses.

Pursuant to an amendment to the advisory agreement, the advisory fee for fiscal 2009 was capped at $15 million. The additional $3 million of advisory fees that would have been due for fiscal 2009, absent the amendment, will be paid to the Sponsors, if at all, at the time (and from the proceeds) of a successful initial public offering of the Parent’s securities.

From time to time, the Sponsors or their affiliates may acquire debt or debt securities issued by the Parent or the Company or its subsidiaries in open market transactions or through loan syndications. During fiscals 2008 and 2007, affiliates of Vornado and KKR, all equity owners of the Parent, held debt and debt securities issued by the Company. The interest amounts paid on such debt and debt securities held by related parties were $12 million, $11 million and $2 million in fiscals 2008, 2007 and 2006, respectively. For further details, see Note 3 entitled “LONG-TERM DEBT.”

In fiscal 2007, we sold properties to Vornado Surplus 2006 Realty LLC. For further details, see Note 6 entitled “PROPERTY AND EQUIPMENT.”

Management Service Fees and Other

We provide a majority of the centralized corporate functions including accounting, human resources, legal, tax and treasury services to Parent and other affiliates under the Domestic Services Agreement. The costs are allocated based on a formula for each affiliate. The amounts we charged to Parent and other affiliates in fiscals 2008, 2007 and 2006 for these services were $11 million, $12 million and $8 million, respectively. Additionally, in fiscal 2008, we recorded reserves of $9 million related to store closures where a related party lease obligation still exists. We incurred $4 million of management service fees in each of fiscals 2008, 2007 and 2006.

Value Card Services with Affiliates

Since July 2005, we manage the distribution and fulfillment of value cards through one of our subsidiaries. We sell gift cards to customers in our retail stores, through our websites, through third parties, and in certain cases, provide gift cards for returned merchandise and in connection with promotions. The value cards prior to July 2005 were managed by another subsidiary of Parent. The balances due to this affiliate were $77 million and $79 million at January 31, 2009 and February 2, 2008, respectively.

Licensing Arrangements with Affiliates

We own intellectual property used by us and Parent’s foreign affiliates in the toy, specialty juvenile and electronics businesses. In consideration for the use of our intellectual property, we charge a license fee based on a percentage of net sales, which management believes represents fair value. We charged Parent’s foreign affiliates license fees of $116 million, $119 million and $114 million in fiscals 2008, 2007 and 2006, respectively, which are classified on our Consolidated Statement of Operations as Other revenues.

Real Estate Arrangements with Affiliates

We leased 472 properties from affiliates of Parent as of the end of fiscals 2008, 2007 and 2006. SG&A expenses include lease expense of $330 million, $328 million and $328 million, which include reimbursement of

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

expenses of $52 million, $50 million and $48 million related to these leases for fiscals 2008, 2007 and 2006, respectively. Refer to Note 10 entitled “LEASES” for minimum rental commitments under non-cancelable, related party operating leases for further details of the transfers of these properties to affiliates.

Advances to Parent

We make advances to fund certain operating expenses of Parent and for interest payments on Parent’s publicly issued and outstanding notes. During fiscals 2008 and 2007, we advanced $18 million and $124 million, respectively.

NOTE 18 — NOTES WITH AFFILIATES

Due from Affiliates, Net

In fiscal 2006, the Company settled a majority of its outstanding intercompany liability with Parent by assuming $545 million of Parent’s third-party net business liabilities. Additionally, we provided $250 million to Parent in fiscal 2006 that was used by Parent to pay down third party indebtedness. As of January 31, 2009 and February 2, 2008, due from affiliates, net, consists of receivables from Parent and affiliates, net of value card services due to affiliates of $77 million and $79 million, of $332 million and $309 million, respectively. As of January 31, 2009, $13 million of receivables from affiliates related primarily to royalties is included in Prepaid expenses and other current assets on our Consolidated Balance Sheet.

Short-term borrowing from Parent

We entered into a short-term, cross-currency intercompany loan with Parent as part of our global cash management strategy. As of January 31, 2009, the balance of this intercompany loan was $31 million. There were no outstanding balances as of February 2, 2008.

Note Payable to Parent

In fiscal 2005, we issued a promissory note with a value of $700 million to Parent in exchange for common stock of certain of our subsidiaries. The note bears interest at 9.25% per annum and matures on July 21, 2017. On December 9, 2005, we repaid $633 million of our obligation, along with $23 million of related interest expense. On January 28, 2009, we repaid our remaining obligation of $92 million, including $8 million of related interest expense for fiscal 2008.

Subsequent Event

In April 2009, the Company declared a dividend-in-kind in the aggregate amount of $146 million of a receivable from Parent by assigning all of its right, title and interest in and to such receivable from Parent. The receivable had been previously recorded by the Company in connection with advances by the Company to Parent, during fiscals 2007 and 2006 for interest payments made by the Company on Parent’s behalf on Parent’s publicly issued and outstanding notes.

NOTE 19 — RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued SFAS No. 167, “Amendments to FIN 46(R)” (“SFAS 167”). SFAS 167 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. In addition, a reporting entity will be required to

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 167 will have on our Condensed Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets,” (“SFAS 166”) which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 166 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 166 will have on our Condensed Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively. We do not expect SFAS 165 to have a material impact on our Condensed Consolidated Financial Statements.

In May 2008, the FASB issued SFAS No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with accounting principles generally accepted in the United States (“GAAP”). This statement is effective as of November 15, 2008. SFAS 162 did not have a material impact on our Consolidated Financial Statements.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities-An Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under SFAS 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. We do not expect its adoption will have a material impact on our Consolidated Financial Statements.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) states that all business combinations (whether full, partial or step acquisitions) will result in all assets and liabilities of an acquired business being recorded at their fair values. Certain forms of contingent consideration and certain acquired contingencies will be recorded at fair value at the acquisition date. SFAS 141(R) also states acquisition costs will generally be expensed as incurred and restructuring costs will be expensed in periods after the acquisition date. In April 2009, SFAS 141(R) was amended by FSP SFAS 141(R)-1 “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP SFAS 141(R)-1”). This FSP addresses application issues, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The adoption of these pronouncements is effective for business combinations, as well as for assets or liabilities arising from contingencies in business combinations, for which the acquisition date is on or after the first annual period beginning on or after December 15, 2008. We do expect adoption of SFAS 141(R) and FSP SFAS 141(R)-1 to have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

In April 2009, SFAS 157 was amended by FSP SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Are Not Orderly” (“FSP SFAS 157-4”). This FSP provides additional guidance on estimating fair value when the volume and level of activity for both financial and non-financial assets or liabilities have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP SFAS 157-4 is effective for interim and annual periods ending after June 15, 2009. We are currently evaluating the impact that FSP SFAS 157-4 will have on our Consolidated Financial Statements.

In April 2009, SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” was amended by FSP SFAS 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP SFAS 115-2”). This FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. FSP SFAS 115-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods after March 15, 2009. We are currently evaluating the impact that FSP SFAS 115-2 will have on our Consolidated Financial Statements.

In April 2009, SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” and Accounting Principles Board (“APB”) Opinion 28, “Interim Financial Reporting” were amended by FSP SFAS 107-1 and APB Opinion 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP SFAS 107-1 and APB 28-1”). This FSP enhances consistency in financial reporting by increasing the frequency of fair value disclosures. This FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are currently evaluating the impact that FSP SFAS 107-1 and APB 28-1 will have on our Consolidated Financial Statements.

In October 2008, SFAS 157 was amended by FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP SFAS 157-3”). This FSP is effective upon issuance and amends SFAS 157 to clarify its application in an inactive market by providing an illustrative example to demonstrate how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP SFAS 157-3 did not have a material impact on our Consolidated Financial Statements.

In September 2008, SFAS 133 and FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others — An Interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34,” were amended by FSP SFAS 133-1 and FIN 45-4, “Disclosure about Credit Derivatives and Certain Guarantees — an Amendment of FASB Statement No. 133 and FASB Interpretation No. 45” (“FSP SFAS 133-1 and FIN 45-4”). This FSP requires disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument and also amends FIN 45, to require an additional disclosure about the current status of the performance risk of a guarantee for fiscal years beginning after November 15, 2008. We are currently evaluating the impact that FSP SFAS 133-1 and FIN 45-4 will have on our Consolidated Financial Statements.

In February 2008, SFAS 157 was amended by FSP SFAS 157-2, “Effective Date of FASB Statement No. 157: Fair Value Measurements” (“FSP SFAS 157-2”). As such, SFAS 157 (as amended) is partially effective for measurements and disclosures of financial assets and liabilities for fiscal years beginning after November 15, 2007 and is fully effective for measurement and disclosure provisions on all applicable assets and liabilities for fiscal years beginning after November 15, 2008. We do not expect FSP SFAS 157-2 to have a material impact on our Consolidated Financial Statements.

In June 2008, the FASB ratified EITF No. 08-3 “Accounting by Lessees for Maintenance Deposits” (“EITF 08-3”). EITF 08-3 mandates that maintenance deposits that may be refunded should be accounted for as a deposit asset. When the underlying maintenance is performed, the deposit is expensed or capitalized in accordance with

Toys “R” Us — Delaware, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

the lessee’s maintenance accounting policy. This EITF is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. We do not expect its adoption will have a material impact on our Consolidated Financial Statements.

NOTE 20 — SUBSEQUENT EVENTS

On May 11, 2009, we extended the interest rate caps on the $600 million notional amount related to the Secured Real Estate Loan. Refer to Note 4 entitled “DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES” for further details.

On May 28, 2009, Parent acquired the business assets of FAO Schwarz, a children’s retailer. As part of the acquisition, Parent will continue to operate the two FAO Schwarz retail stores in New York City and Las Vegas along with the FAO Schwarz e-commerce and catalog businesses. We do not expect the acquisition to have a material impact on our Consolidated Financial Statements.

On June 8, 2009, we adopted amendment No. 2 (the “Amendment”) to the Amended and Restated Toys “R” Us, Inc. 2005 Management Equity Plan (the “MEP”) in order to modify the vesting provisions for certain tranches of stock options issued under the MEP. We are currently assessing the impact of the Amendment to our Consolidated Financial Statements.

On June 11, 2009, we entered into a settlement agreement with Amazon to settle all disputes related to a lawsuit we filed against Amazon on May 21, 2004. Refer to Note 15 entitled “LITIGATION AND LEGAL PROCEEDINGS” for further details of the settlement agreement.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE QUARTERLY PERIOD ENDED OCTOBER 31, 2009

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)	October 31, 2009	January 31, 2009	November 1, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$47	$256	$109
Accounts and other receivables	80	93	92
Merchandise inventories	2,238	1,266	2,196
Income taxes receivable	37	1	13
Current deferred tax assets	60	61	55
Prepaid expenses and other current assets	74	71	47

Total current assets	2,536	1,748	2,512
Property and equipment, net	1,922	1,909	1,897
Goodwill, net	359	359	359
Deferred tax assets	52	53	25
Due from affiliates, net	270	255	289
Restricted cash	17	15	17
Other assets	109	61	70

	$5,265	$4,400	$5,169

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,188	$727	$1,362
Short-term borrowing from Parent	292	31	—
Accrued expenses and other current liabilities	510	486	612
Income taxes payable	17	71	33
Current portion of long-term debt	98	14	12

Total current liabilities	2,105	1,329	2,019
Long-term debt	2,045	1,664	2,019
Note payable to Parent	—	—	90
Deferred tax liabilities	387	400	268
Deferred rent liabilities	217	196	190
Other non-current liabilities	56	72	75
Stockholder’s equity	455	739	508

	$5,265	$4,400	$5,169

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Net sales	$1,709	$1,844	$5,154	$5,520
Other revenues(1)	30	37	88	113

Total revenues	1,739	1,881	5,242	5,633
Cost of sales	1,111	1,232	3,314	3,596
Cost of other revenues(1)	3	9	9	22

Gross margin	625	640	1,919	2,015

Selling, general and administrative expenses(1)	633	678	1,795	1,913
Depreciation and amortization	51	53	163	168
Other income, net	(18)	(14)	(40)	(41)

Total operating expenses	666	717	1,918	2,040

Operating (loss) earnings	(41)	(77)	1	(25)
Interest expense(1)	(38)	(42)	(101)	(127)
Interest income(1)	8	11	21	31

Loss before income taxes	(71)	(108)	(79)	(121)
Income tax benefit	29	41	33	53

Net loss	$(42)	$(67)	$(46)	$(68)

(1)	Includes results from transactions with related parties (see Note 5 and Note 9 entitled “Leases and real estate transactions” and “Related party transactions”).

	13 Weeks Ended		39 Weeks Ended
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Other revenues	$19	$24	$51	$70
Cost of other revenues	(1)	(5)	(4)	(16)
Selling, general and administrative expenses	(83)	(90)	(247)	(253)
Interest expense	(6)	(6)	(12)	(18)
Interest income	8	10	21	29

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008
Cash Flows from Operating Activities:
Net loss	$(46)	$(68)
Adjustments to reconcile Net loss to net cash used in operating activities:
Depreciation and amortization	163	168
Deferred income taxes	12	(39)
Amortization and write-off of debt issuance costs	20	16
Other	9	15
Changes in operating assets and liabilities:
Accounts and other receivables	14	6
Merchandise inventories	(956)	(872)
Prepaid expenses and other operating assets	(8)	(7)
Accounts payable, accrued expenses and other liabilities	485	547
Due from affiliates, net	(9)	(18)
Income taxes payable	(90)	(86)

Net cash used in operating activities	(406)	(338)

Cash Flows from Investing Activities:
Capital expenditures	(113)	(234)
Purchase of assets from affiliates at carrying value	(63)	—
Increase in restricted cash	(2)	(2)
Proceeds from sales of fixed assets	19	1
Sale of short-term investments	—	101
Acquisitions	(11)	—
Advances to Parent	(150)	(11)
Loans to affiliates	—	(37)
Repayment of loans by affiliates	—	10

Net cash used in investing activities	(320)	(172)

Cash Flows from Financing Activities:
Long-term debt borrowings	1,130	542
Long-term debt repayment	(670)	(178)
Short-term borrowing from Parent	403	—
Repayment of short-term borrowing to Parent	(148)	—
Distributions to Parent	(89)	—
Amounts paid in excess of carrying values of net assets acquired	(61)	—
Capitalized debt issuance costs	(49)	—

Net cash provided by financing activities	516	364

Effect of exchange rate changes on cash and cash equivalents	1	(1)

Cash and cash equivalents:
Net decrease during period	(209)	(147)
Cash and cash equivalents at beginning of period	256	256

Cash and cash equivalents at end of period	$47	$109

Non-cash financing activities:
Dividend of related party note receivable to Parent	$146	$—

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

(Unaudited)

	Toys “R” Us - Delaware, Inc. Stockholders
	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholder’s Equity
(In millions)	Issued Shares
Balance, February 2, 2008	—	$4,613	$12	$(3,999)	$626
Net loss	—	—	—	(68)	(68)
Unrealized gain on hedged transactions, net of tax	—	—	5	—	5
Foreign currency translation adjustments, net of tax	—	—	(59)	—	(59)

Total comprehensive loss					(122)
Cumulative effect of change in accounting principle	—	—	—	1	1
Stock compensation expense	—	3	—	—	3

Balance, November 1, 2008	—	$4,616	$(42)	$(4,066)	$508

Balance, January 31, 2009	—	$4,609	$(47)	$(3,823)	$739
Net loss	—	—	—	(46)	(46)
Unrealized gain on hedged transactions, net of tax	—	—	2	—	2
Foreign currency translation adjustments, net of tax	—	—	29	—	29

Total comprehensive loss					(15)
Amounts paid in excess of carrying values of net assets acquired, net of tax	—	(42)	—	—	(42)
Stock compensation expense	—	2	—	—	2
Distributions to Parent	—	(89)	—	—	(89)
Non-cash distributions	—	(146)	—	—	(146)
Contribution arising from tax allocation arrangement		6			6

Balance, October 31, 2009	—	$4,340	$(16)	$(3,869)	$455

See Notes to Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of presentation

Business and Organization

Toys “R” Us — Delaware, Inc. (the “Company,” “we,” “us,” or “our”), a Delaware corporation, is a wholly-owned subsidiary of Toys “R” Us, Inc. (“Parent”), which owns, licenses or franchises Toys “R” Us and Babies “R” Us stores in the United States and foreign countries. We operate Toys “R” Us stores in the United States, Puerto Rico and Canada, Babies “R” Us stores in the United States, and Internet businesses in the United States and Canada.

The Condensed Consolidated Balance Sheets as of October 31, 2009, January 31, 2009, and November 1, 2008, the Condensed Consolidated Statements of Operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008, the Condensed Consolidated Statements of Cash Flows and the Condensed Consolidated Statements of Stockholder’s Equity for the thirty-nine weeks ended October 31, 2009 and November 1, 2008, have been prepared by us in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim reporting. Our interim Condensed Consolidated Financial Statements are unaudited and are subject to year-end adjustments. In the opinion of management, the financial statements include all known adjustments (which consist primarily of normal, recurring accruals, estimates, and assumptions that impact the financial statements) necessary to present fairly the financial position at the balance sheet dates and the results of operations for the thirteen and thirty-nine weeks then ended. The Condensed Consolidated Balance Sheet at January 31, 2009, presented herein, has been derived from our audited balance sheet included in our Annual Financial Statements for the fiscal year ended January 31, 2009 (“Annual Financial Statements”), but does not include all disclosures required by GAAP. These financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Annual Financial Statements for the fiscal year ended January 31, 2009. The results of operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008 are not necessarily indicative of operating results for the full year.

In the current period, the Financial Accounting Standards Board (“FASB”) finalized the “FASB Accounting Standards Codification” (“Codification” or “ASC”), which is effective for periods ending on or after September 15, 2009. Accordingly, as of August 2, 2009, we have implemented the ASC structure required by the FASB and any references to guidance issued by the FASB in these footnotes are to the ASC, in addition to the other forms of standards. The ASC does not change how we account for our transactions or the nature of the related disclosures made.

Subsequent events

We have performed an evaluation of subsequent events through December 15, 2009, the date these financial statements were issued. Subsequent events are disclosed in the related footnotes.

Reclassifications and Corrections of Previously Issued Financial Statements

We have decreased Net cash used in operating activities and increased Net cash used in investing activities by $27 million and $11 million for the period ended November 1, 2008 to restate loans made with affiliates and advances to our Parent that were incorrectly presented as an operating activity rather than as an investing activity. These changes had no effect on our previously reported Condensed Consolidated Statement of Operations, Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Stockholder’s Equity.

For the thirteen and thirty-nine week periods ended October 31, 2009, respectively, we have included certain other income and expense items as Other income, net on our Condensed Consolidated Statements of

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Operations, which have historically been presented as a net reduction in Selling, general and administrative expenses (“SG&A”). As such, we have restated Other income, net of $14 million and $41 million for the thirteen and thirty-nine weeks ended November 1, 2008, respectively, to correctly present these immaterial items separately from SG&A and have corrected this presentation throughout the financial statements. The items included in this restatement primarily relate to gift card breakage, credit card program, foreign exchange gains and losses and other immaterial items. These changes had no effect on our previously reported Net loss for the thirteen and thirty-nine week periods ended November 1, 2008.

We have restated our Condensed Consolidated Balance Sheets to reclassify $24 million and $23 million from Deferred tax liabilities to Income taxes payable at January 31, 2009 and November 1, 2008, respectively. These corrections were made to properly reflect the timing of certain tax liabilities associated with deferred related party rent payments and had no effect on our previously reported Condensed Consolidated Statement of Operations and Condensed Consolidated Statement of Stockholder’s Equity.

Gift card breakage

Prior to the fourth quarter of fiscal 2008, we recognized breakage income when gift card redemptions were deemed remote and we determined that there was no legal obligation to remit the unredeemed gift cards to the relevant tax jurisdiction (“Cliff Method”). At the end of the fourth quarter of fiscal 2008, we concluded that we had accumulated a sufficient level of historical data from a large pool of homogeneous transactions to allow management to reasonably and objectively determine an estimated gift card breakage rate and the pattern of actual gift card redemptions. Accordingly, we changed our method for recording gift card breakage income to recognize breakage income and derecognize the gift card liability for unredeemed gift cards in proportion to actual redemptions of gift cards (“Redemption Method”).

In accordance with ASC Topic 250, formerly SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of Accounting Principles Board (“APB”) Opinion No. 20 and FASB Statement No. 3”, we concluded that this accounting change represented a change in accounting estimate effected by a change in accounting principle and accordingly, accounted for the change as a change in estimate. The change in method of accounting would not have had a material impact on our Condensed Consolidated Financial Statements had it been adopted for the thirteen and thirty-nine weeks ended November 1, 2008.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

2. Long-term debt

A summary of the Company’s consolidated Long-term debt as of October 31, 2009, January 31, 2009 and November 1, 2008 is outlined in the table below:

(In millions)	October 31, 2009	January 31, 2009	November 1, 2008
Long-term debt
Secured real estate loans, due August 9, 2010(1)	$600	$600	$600
$2.0 billion secured revolving credit facility, expires fiscals 2010-2012	419	—	367
Secured term loan facility, due fiscal 2012	798	797	797
Unsecured credit facility, due fiscal 2012	180	180	180
8.750% debentures, due fiscal 2021(2)	22	22	22
Finance obligations associated with capital projects	91	37	32
Capital lease obligations	33	42	33

	2,143	1,678	2,031
Less current portion	98	14	12

Total long-term debt	$2,045	$1,664	$2,019

(1)	We exercised our third maturity date extension option, which extended the maturity dates of the loan and security agreements and related mezzanine loans (the “Secured real estate loans”) to August 9, 2010. In addition, on November 20, 2009, we refinanced $515 million of the outstanding loan balance of $600 million plus accrued interest and fees. At October 31, 2009, $85 million is classified as Current portion of long-term debt.
(2)	Represents obligations of Toys “R” Us, Inc. and the Company.

Our credit facilities, loan agreements and indentures contain customary covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. Certain of our agreements also contain various and customary events of default with respect to the loans, including, without limitation, the failure to pay interest or principal when the same is due under the agreements, cross default provisions, the failure of representations and warranties contained in the agreements to be true and certain insolvency events. If an event of default occurs and is continuing, the principal amounts outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable by the lenders.

Due to the deterioration in the credit markets, some financial institutions have reduced and, in certain cases, ceased to provide funding to borrowers. We are dependent on the borrowings provided by the lenders to support our working capital needs and capital expenditures. Currently, we have funds available for borrowings under our credit facilities to finance our operations through May 2012. Our lenders may be unable to fund borrowings under their credit commitments to us if these lenders face bankruptcy, failure, collapse or sale. If our cash flow and capital resources do not provide the necessary liquidity, it could have a significant negative effect on our results of operations.

The total fair values of our Long-term debt, with carrying values of $2,143 million, $1,678 million and $2,031 million at October 31, 2009, January 31, 2009 and November 1, 2008, respectively, were $1,789 million,

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

$876 million and $1,623 million, respectively. The fair values of our Long-term debt are estimated using the quoted market prices for the same or similar issues and other pertinent information available to management at the end of the respective periods.

$2.0 billion secured revolving credit facility ($419 million at October 31, 2009)

On June 24, 2009, we amended and restated the credit agreement for our $2.0 billion five-year secured revolving credit facility in order to extend the maturity date of a portion of the facility and amend certain other provisions. The facility as amended provides for a bifurcation of the prior facility into a $1,526 million tranche maturing on May 21, 2012 and bearing a tiered floating interest rate of LIBOR plus a margin of between 3.75%- 4.25% depending on availability, and a $517 million tranche expiring on July 21, 2010 and continuing to bear a tiered floating interest rate of LIBOR plus a margin of between 1.00%-2.00% depending on availability (the “first in last out” tranche bearing a tiered floating interest rate of LIBOR plus a margin of 3.75% was eliminated). We capitalized approximately $49 million in additional deferred financing fees associated with the amended and restated credit agreement.

This secured revolving credit facility is available for general corporate purposes and the issuance of letters of credit. Borrowings under this credit facility are secured by our tangible and intangible assets, subject to specific exclusions stated in the credit agreement. The credit agreement contains covenants, including, among other things, covenants that restrict our ability to incur certain additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, pay dividends, repurchase capital stock, make other restricted payments, make loans or advances, engage in transactions with affiliates, or amend material documents. The secured revolving credit facility, as amended pursuant to the amended and restated credit agreement, requires that we maintain “capped” availability at all times (except during the holiday period) of no less than the greater of (x) $125 million or (y) 12.5% of the “line cap” (which is the lesser of the total commitments at any time and the aggregate combined borrowing base). During the “holiday period”, which runs from October 15 to December 15 each year starting in 2010, we must maintain “capped” availability of no less than $100 million and “uncapped” availability of no less than 15% of the aggregate combined borrowing base, unless we have otherwise elected for the non-holiday thresholds to apply for such holiday period. Availability continues to be determined pursuant to a borrowing base, consisting of specified percentages of eligible inventory, eligible credit card receivables and certain real estate less any applicable availability reserves. At October 31, 2009, we had $419 million of outstanding borrowings, a total of $116 million of outstanding letters under this credit facility and excess availability of $1,263 million. This amount is also subject to a minimum availability covenant, which was $270 million at October 31, 2009, with a remaining net availability of $993 million in excess of the covenant. Outstanding borrowings under this facility are considered to be long-term since they may be refinanced under the tranche maturing on May 21, 2012.

Subsequent Event

On November 13, 2009, we partially exercised the accordion feature of our secured revolving credit facility, increasing the credit available, subject to borrowing base restrictions, from $2,043 million to $2,148 million.

Secured real estate loans, due August 9, 2010 ($600 million at October 31, 2009)

We exercised our third maturity date extension option, which extended the maturity dates of the loans from August 9, 2009 to August 9, 2010. No other terms of the loans were changed as a result of the extension. Pursuant to the extension option, we were also required to extend our current interest rate cap through the end of the third maturity extension. Refer to Note 3 entitled “Derivative Instruments and Hedging Activities” for further

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

details. Additionally, on November 20, 2009, all of the outstanding borrowings, plus accrued and unpaid interest, under the loan and security agreements and related mezzanine loans were repaid in connection with the offering of the Secured Notes described below.

Subsequent Event

Senior Secured Notes due 2017 ($715 million issued on November 20, 2009)

On November 20, 2009, Toys “R” Us Property Company II, LLC, formerly known as Giraffe Properties, LLC, (“TRU Propco II”) a wholly-owned subsidiary, completed the offering of $725 million aggregate principal amount of senior secured 8.50% notes due 2017 (the “Secured Notes”). The Secured Notes were issued at a discount of $10 million which resulted in the receipt of proceeds of $715 million. The proceeds of $715 million, the release of $16 million in cash from restrictions, $10 million in borrowings from our Parent (“Junior Mezzanine Loan”) and $9 million in cash on hand, were used to repay the outstanding loan balance under the Secured real estate loans of $600 million plus accrued interest of approximately $1 million, to acquire certain real properties and leasehold interests from Toys-Delaware for $120 million and paid fees of approximately $29 million, including fees payable to the Sponsors pursuant to their advisory agreement (refer to Note 9 entitled “Related party transactions”). Fees paid in connection with the sale of the Secured Notes will be deferred and expensed over the life of the Secured Notes. As a result of the repayment of our secured real estate loan, we expensed approximately $3 million of deferred financing costs. The Junior Mezzanine Loan is amortizing over a three-year period and bears an interest rate of 9.50%.

The Secured Notes are solely the obligation of TRU Propco II and are not guaranteed by Toys “R” Us, Inc. or Toys–Delaware or any of our other subsidiaries. The Secured Notes are secured by the first priority security interests in all of the existing and future real estate properties of TRU Propco II and its interest in the master lease agreement between TRU Propco II as landlord and Toys-Delaware as tenant under the TRU Propco II Master Lease. Those real estate properties and interests in the TRU Propco II Master Lease are not available to satisfy or secure the obligations of the Company or its affiliates, other than the obligations of TRU Propco II under the Secured Notes.

The indenture governing the Secured Notes contains covenants, including, among other things, covenants that restrict the ability of TRU Propco II to incur additional indebtedness, pay dividends or make other distributions, make other restricted payments and investments, create liens, and impose restrictions on dividends or make other payments. The indenture governing the Secured Notes also contains covenants that limit the ability of Toys “R” Us, Inc. to cause or permit Toys–Delaware to incur indebtedness or make restricted payments. These covenants are subject to a number of important qualifications and limitations. The Secured Notes may be redeemed, in whole or in part, at any time prior to December 1, 2013 at a price equal to 100% of the principal amount plus a “make-whole” premium, plus accrued and unpaid interest to the date of redemption. The Secured Notes will be redeemable, in whole or in part, at any time on or after December 1, 2013, at the specified redemption prices, plus accrued and unpaid interest, if any. In addition, prior to December 1, 2013, during each twelve month period commencing December 1, 2009, TRU Propco II may redeem up to 10% of the aggregate principal amount of the Secured Notes at a redemption price equal to 103% of the principal amount of the Secured Notes plus accrued and unpaid interest to the date of redemption. TRU Propco II may also redeem up to 35% of the Secured Notes prior to December 1, 2012, with the net cash proceeds from certain equity offerings, at a redemption price equal to 108.5% of the principal amount of the Secured Notes plus accrued and unpaid interest to the date of redemption. Following specified kinds of changes of control with respect to Toys “R” Us, Inc. or TRU Propco II, TRU Propco II will be required to offer to purchase the Secured Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any to, but not including, the

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

purchase date. Interest on the Secured Notes is payable in cash semi-annually in arrears through maturity on June 1 and December 1 of each year, commencing on June 1, 2010.

Pursuant to a registration rights agreement that TRU Propco II entered into in connection with the offering of the Secured Notes, TRU Propco II is required to use our reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register notes that would have substantially identical terms as the Secured Notes, and consummate an exchange offer for such notes within 365 days after November 20, 2009. In the event TRU Propco II fails to meet the 365-day target or certain other conditions set forth in the registration rights agreement, the annual interest rate on the Secured Notes will increase by 0.25%. The annual interest rate on the Secured Notes will increase by an additional 0.25% for each subsequent 90-day period such target or conditions are not met, up to a maximum increase of 0.50%.

Concurrently with the sale of the Secured Notes, MPO sold certain real estate properties and leasehold interests to us for $146 million (the “MPO Sales Transaction”) and our Parent caused MPO to contribute, on its behalf, the remaining properties of MPO to us. TRU Propco II transferred six properties to us, including four distribution centers, and received in exchange a portion of the properties formerly owned by MPO. All inter-company gains realized on the sales of the properties have been eliminated in consolidation. Also in connection with the sale of the Secured Notes, we entered into an Amended and Restated Master Lease Agreement (the “TRU Propco II Master Lease”) under which we will continue to lease properties which were formerly owned by MPO and which are now held by TRU Propco II and continue to lease other properties used in our operations already held by TRU Propco II. See Note 5 entitled “Leases and real estate transactions” and Note 10 entitled “Acquisitions” for further details.

3. Derivative instruments and hedging activities

ASC Topic 815 (“ASC 815”), formerly SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recording of all derivatives as either assets or liabilities on the balance sheet measured at estimated fair value and the recognition of the unrealized gains and losses. The accounting for derivatives depends on the intended use of the derivatives and the resulting designation. In certain defined conditions, a derivative may be specifically designated as a hedge for a particular exposure.

Cash Flow Hedges

Certain of our derivative contracts qualify as cash flow hedges under ASC 815. The effective portion of a cash flow hedge is recorded to Accumulated other comprehensive (loss) income; the ineffective portion of a cash flow hedge is recorded to Interest expense. We evaluate the effectiveness of the hedging relationships on an ongoing basis and recalculate changes in fair values of the derivatives and the underlying hedged items separately. For our derivatives that are designated under ASC 815 as cash flow hedges, we recognized no hedge ineffectiveness for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008. Reclassifications from Accumulated other comprehensive (loss) income to Interest expense primarily relate to realized Interest expense on interest rate swaps. We do not expect to reclassify any amounts to Interest expense from Accumulated other comprehensive (loss) income in the next 12 months.

Interest Rate Contracts

We have a variety of fixed and variable rate debt instruments and are exposed to market risks resulting from interest rate fluctuations. In an effort to manage interest rate exposures, we strive to achieve an acceptable

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

balance between fixed and variable rate debt. We enter into interest rate contracts such as interest rate swaps and/or caps to manage interest rate risk in order to reduce our exposure to variability in expected future cash outflows attributable to the changes in LIBOR rates. Our interest rate contracts do not contain credit-risk related contingent features and are subject to master netting arrangements. Our interest rate contracts have various maturity dates through April 2015. A portion of these derivative contracts qualify for hedge accounting as cash flow hedges under ASC 815.

Pursuant to our interest rate risk management strategies, on April 3, 2009, we entered into two new forward-starting interest rate cap agreements to manage our future interest rate exposure. The total amount paid for the caps was $7 million. The two interest rate caps have a combined notional amount of $1.0 billion and are effective on January 4, 2011 and January 3, 2012, respectively. The two interest rate caps mature on April 1, 2015. Both of these caps, including 60% of one of these caps, have been designated as cash flow hedges under ASC 815, hedging the variability of LIBOR-based cash flows above the strike price for each cap.

On May 11, 2009, we extended the interest rate caps on the $600 million notional amount related to the secured real estate loans through the end of the third maturity date extension as required under the terms of the loan agreement. The amount paid to extend the caps was nominal. The interest rate caps manage the variable cash flows associated with changes in the one month LIBOR above 7.00% and have not been designated for hedge accounting under ASC 815.

Foreign Exchange Contracts

We occasionally enter into foreign currency forward contracts to economically hedge the U.S. dollar merchandise purchases of our Canadian subsidiary. In addition, we enter into short-term, cross-currency intercompany loans with other foreign subsidiaries of our Parent as part of our global cash management strategy. We economically hedge these short-term, cross-currency intercompany loans with foreign currency forward contracts. As a result, changes in the value of these derivatives are recorded on the Condensed Consolidated Statements of Operations in Interest expense.

Our foreign exchange contracts contain some credit-risk related contingent features and are subject to master netting arrangements. These derivative contracts are not designated as hedges under ASC 815 and typically mature within 12 months. These agreements contain provisions where we could be declared in default on our derivative obligations if we default on certain specified indebtedness. We are not required to post collateral for these contracts.

The following table sets forth the net impact of the effective portion of derivatives on Accumulated other comprehensive (loss) income on our Condensed Consolidated Statements of Stockholder’s Equity for the thirty-nine weeks ended October 31, 2009 and November 1, 2008:

	39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008
Derivatives qualified as cash flow hedges under ASC 815:
Interest Rate Contracts	$2	$5

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following table sets forth the impact of derivatives on Interest expense on our Condensed Consolidated Statements of Operations for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008:

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Derivatives not qualified for hedge accounting under ASC 815:
Gain on the change in fair value — Interest Rate Contracts	$—	$—	$1	$—
Loss on the change in fair value — Foreign Exchange Contracts	—	—	(6)	(1)

	—	—	(5)	(1)
Derivatives qualified as cash flow hedges under ASC 815:
Loss reclassified from Accumulated other comprehensive (loss) income (effective portion) — Interest Rate Contracts	—	(1)	—	(8)

Total Interest expense	$—	$(1)	$(5)	$(9)

The following table contains the notional amounts and the related fair values of our derivatives included within our Condensed Consolidated Balance Sheets:

	October 31, 2009		January 31, 2009		November 1, 2008
(In millions)	Notional Amount	Fair Value Assets/ (Liabilities)	Notional Amount	Fair Value Assets/ (Liabilities)	Notional Amount	Fair Value Assets/ (Liabilities)
Interest Rate Contracts that qualify as cash flow hedges under ASC 815:
Other assets	$800	$9	$—	$—	$600	—

Interest Rate Contracts not qualified for hedge accounting under ASC 815:
Prepaid expenses and other current assets	$1,200	$—	$691	$—	$691	$—
Other assets	200	2	600	—	—	—

Foreign Currency Contracts not qualified for hedge accounting under ASC 815:
Prepaid expenses and other current assets	$14	$—			$24	$1
Accrued expenses and other current liabilities	7	(1)	—	—	20	(1)

Total derivative contracts outstanding:
Prepaid expenses and other current assets	$1,214	$—	$691	$—	$715	$1
Other assets	1,000	11	600	—	600	—

Total derivative assets(1)	$2,214	$11	$1,291	$—	$1,315	$1

Accrued expenses and other current liabilities	$7	$(1)	$—	$—	$20	$(1)

Total derivative liabilities(1)	$7	$(1)	$—	$—	$20	$(1)

(1)	Refer to Note 4 entitled “Fair value measurements” for the fair value of our derivative instruments classified within the fair value hierarchy.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

4. Fair value measurements

On February 1, 2009 and February 3, 2008, we adopted ASC Topic 820 (“ASC 820”), formerly SFAS No. 157, “Fair Value Measurements” for nonfinancial assets and liabilities, and financial assets and liabilities, respectively. ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

Derivative Financial Instruments

Currently, we use derivative financial arrangements to manage a variety of risk exposures, including interest rate risk associated with our Long-term debt and foreign currency risk relating to cross-currency intercompany lending. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates and implied volatilities.

To comply with the provisions of ASC 820, we incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

Although certain inputs used to value our derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with our derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default. Based on this mixed input valuation, we classify the derivatives based on the lowest level in the fair value hierarchy that is significant. As of October 31, 2009, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of our derivatives. As a result, we have determined that our derivative valuations in their entirety are classified as a Level 2 within the fair value hierarchy, the balance of which was a net asset of $10 million and a net liability of a nominal amount as of October 31, 2009 and November 1, 2008, respectively.

(In millions)	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Derivative financial instruments	$—	$10	$—	$10

Balance at October 31, 2009	$—	$10	$—	$10

Derivative financial instruments	$—	$—	$—	$—

Balance at January 31, 2009	$—	$—	$—	$—

Derivative financial instruments	$—	$—	$—	$—

Balance at November 1, 2008	$—	$—	$—	$—

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

5. Leases and real estate transactions

The Company leases a substantial portion of the retail locations used in its operations from an affiliate, Toys “R” Us Property Company I, LLC (“TRU Propco I”), under a master lease agreement. On July 9, 2009, we entered into an Amended and Restated Master Lease Agreement (the “TRU Propco I Master Lease”) under which the previous agreement was amended and restated. Among other changes from the previous master lease agreement, the term of the TRU Propco I Master Lease was extended through June 30, 2029 except with respect to any property that is ground or space leased from a third party landlord to TRU Propco I with a term expiring prior to such date. In addition, we purchased the ownership and leasehold interests in 25 properties (the “Transferred Properties”) which were subject to the previous agreement, and as such, have been excluded from the TRU Propco I Master Lease (see further explanation, below). Effective July 9, 2009, base rents under the TRU Propco I Master Lease increased by approximately 10.38% for all properties subject to the Master Lease and the base rents are scheduled to increase by 10% on July 1, 2014, July 1, 2019 and July 1, 2024. The TRU Propco I Master Lease continues to require that we pay real estate taxes and certain other amounts based upon percentage of sales.

On July 9, 2009, we paid $124 million for the Transferred Properties. We recorded the properties and the related assets and liabilities at TRU Propco I’s carrying value of $63 million. The difference between the historical cost and the amount paid was $61 million and was recorded as Amounts paid in excess of carrying values of net assets acquired, net of tax in the Condensed Consolidated Statements of Stockholder’s Equity.

In addition, during the thirty-nine weeks ended October 31, 2009, we sold idle properties for gross proceeds of $19 million which resulted in gains approximating $6 million. The sales included an idle distribution center which resulted in gross proceeds of $14 million and a gain of $5 million.

Minimum rental commitments under non-cancelable operating leases as well as capital lease obligations as of October 31, 2009 are disclosed in the table below which reflects the impact of the amendment and restatement of the TRU Propco I Master Lease and the exclusion of the Transferred Properties referred to above:

	Operating Leases				Capital Leases
	Gross Minimum Rentals			Net Minimum Rentals
(In millions)	Third Party	Related Party	Sublease Income		Lease Obligations
Remainder of fiscal 2009	$47	$64	$4	$107	$5
Fiscal 2010	189	257	15	431	21
Fiscal 2011	175	244	12	407	21
Fiscal 2012	144	222	9	357	12
Fiscal 2013	127	204	7	324	12
Fiscal 2014 and subsequent	504	2,380	15	2,869	80

Total	$1,186	$3,371	$62	$4,495	$151

Subsequent event

In connection with the offering of the Secured Notes on November 20, 2009 described in Note 2 entitled, “Long-term debt”, we amended and restated the TRU Propco II Master Lease under which we will continue to lease properties which were formerly owned by MPO and which are now owned by TRU Propco II, and continue to lease other properties used in our operations already held by TRU Propco II. Among other changes from the previous master lease agreements, the term of the TRU Propco II Master Lease was extended through January 31, 2030 except with respect to any property that is ground or space leased from a third party landlord to TRU

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Propco II with a term expiring prior to such date. Effective December 1, 2009, net base rents under the TRU Propco II Master Lease were increased to approximately $91 million per annum and are scheduled to increase by 10% on February 1, 2015, February 1, 2020 and February 1, 2025. The TRU Propco II Master Lease continues to require that we pay real estate taxes and certain other amounts based upon percentage of sales. See Note 2 entitled “Long-term debt” for a description of other real estate transactions related to the Secured Notes offering.

6. Income taxes

The following table summarizes our income tax benefit and effective tax rates for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008:

	13 Weeks Ended		39 Weeks Ended
($ In millions)	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Loss before income taxes	$(71)	$(108)	$(79)	$(121)
Income tax benefit	29	41	33	53
Effective tax rate	(40.8)%	(38.0)%	(41.8)%	(43.8)%

The effective tax rates for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008 were based on our forecasted annualized effective tax rates, adjusted for discrete items that occurred within the periods presented.

Our forecasted annualized effective tax rate was 38.4% for the thirty-nine weeks ended October 31, 2009 compared to 37.9% in the same period last year. The difference between our forecasted annualized effective tax rates was primarily due to a decrease in taxable permanent adjustments, an increase in state tax expense, and a change in the mix of earnings between jurisdictions.

For the thirteen weeks ended October 31, 2009, our effective tax rate was impacted by a tax benefit of $2 million attributable to the reversal of deferred tax liabilities associated with the undistributed earnings of one of our non-U.S. subsidiaries as it is management’s intention to reinvest those earnings indefinitely. The benefit was partially offset by a tax expense of less than $1 million related to changes to our liability for uncertain tax positions. For the thirteen weeks ended November 1, 2008, our effective tax rate was impacted by a tax benefit of $2 million related to adjustments to income taxes payable. The benefit was partially offset by a tax expense of $1 million related to changes to our liability for uncertain tax positions.

For the thirty-nine weeks ended October 31, 2009, our effective tax rate was impacted by a tax benefit of $2 million attributable to the reversal of deferred tax liabilities associated with the undistributed earnings of one of our non-U.S. subsidiaries as it is management’s intention to reinvest those earnings indefinitely, a tax benefit of $1 million related to state income taxes and a tax benefit of $1 million related to changes to our liability for uncertain tax positions. For the thirty-nine weeks ended November 1, 2008, our effective tax rate was impacted by a tax benefit of $5 million related to adjustments to deferred taxes, a tax benefit of $5 million related to state tax refunds due to settlements of tax examinations and a tax benefit of $2 million related to adjustments to income taxes payable. The benefits were offset by a tax expense of $2 million related to our liability for uncertain tax positions, and a tax expense of $1 million related to an increase in valuation allowance.

7. Segments

Our reportable segments are: Toys “R” Us-Domestic (“Domestic”), which provides toy and juvenile product offerings in the United States and Puerto Rico; and Toys “R” Us-Canada (“Canada”), which operates in Canada.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Domestic and Canada segments are also responsible for their respective internet operations. All intercompany transactions between segments have been eliminated. Income tax information by segment has not been included as taxes are calculated at a company-wide level and are not allocated to each segment.

Our percentages of Consolidated Net sales by product category for the thirteen and thirty-nine weeks ended October 31, 2009 and November 1, 2008 were as follows:

	13 Weeks Ended		39 Weeks Ended
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Juvenile	46.3%	45.2%	47.3%	46.0%
Learning	17.9%	16.5%	15.0%	13.9%
Entertainment	11.1%	14.1%	10.9%	13.5%
Core Toy	12.7%	12.4%	10.9%	10.6%
Seasonal	9.5%	9.3%	13.5%	13.3%
Other	2.5%	2.5%	2.4%	2.7%

Total	100%	100%	100%	100%

A summary of operations by reportable segment is as follows:

	13 Weeks Ended		39 Weeks Ended
(In millions)	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008
Total Revenues:
Domestic	$1,585	$1,727	$4,822	$5,178
Canada	154	154	420	455

Total Revenues	$1,739	$1,881	$5,242	$5,633

Operating (loss) earnings:
Domestic	$(10)	$(44)	$97	$81
Canada	13	5	31	20
Corporate and other charges	(44)	(38)	(127)	(126)

Operating (loss) earnings	(41)	(77)	1	(25)
Interest expense	(38)	(42)	(101)	(127)
Interest income	8	11	21	31

Loss before income taxes	$(71)	$(108)	$(79)	$(121)

(In millions)	October 31, 2009	January 31, 2009	November 1, 2008
Merchandise inventories:
Domestic	$2,042	$1,165	$2,023
Canada	196	101	173

Total Merchandise inventories	$2,238	$1,266	$2,196

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

8. Litigation and legal proceedings

On May 21, 2004, we filed a lawsuit against Amazon.com (“Amazon”) and its affiliated companies in the Superior Court of New Jersey, Chancery Division, Passaic County and Amazon subsequently filed a counterclaim against us and our affiliated companies and filed a lawsuit against us in the Superior Court of Washington, King County. We, along with our Parent, entered into a settlement agreement (the “Settlement Agreement”) with Amazon to settle all disputes. All lawsuits were dismissed with prejudice and, pursuant to the terms of the Settlement Agreement, on July 21, 2009, Amazon paid our Parent $51 million.

On July 15, 2009, the United States District Court for the Eastern District of Pennsylvania (the “District Court”) granted the class plaintiffs’ motion for class certification in a consumer class action commenced in January 2006, which was consolidated with an action brought by two internet retailers that was commenced in December 2005. Both actions allege that Babies “R” Us agreed with certain baby product manufacturers (collectively, with the Company, the “Defendants”) to impose, maintain and/or enforce minimum price agreements in violation of antitrust laws. We intend to vigorously defend both cases. Related to those cases, the Federal Trade Commission (“FTC”) notified the Company in April 2009 that the FTC had opened an investigation to confirm the Company’s compliance with a 1998 FTC Final Order that prohibits the Company from, among other things, influencing its suppliers to limit sales of products to other retailers, including price club warehouses. The Company believes it has complied with the FTC Final Order and is cooperating with the FTC.

In addition to the litigation discussed above, we are, and in the future, may be involved in various other lawsuits, claims and proceedings incident to the ordinary course of business. The results of litigation are inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in diversion of significant resources. The results of these lawsuits, claims and proceedings cannot be predicted with certainty. However, we believe that the ultimate resolution of these current matters will not have a material adverse effect on our Condensed Consolidated Financial Statements taken as a whole.

9. Related party transactions

Transactions with the Sponsors — Our Parent is owned by an investment group consisting of entities advised by or affiliated with Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”). The Sponsors provide management and advisory services to us and our Parent pursuant to an advisory agreement executed at the closing of the July 21, 2005 merger and recapitalization transaction. We recorded management and advisory fees of $3 million and $9 million for the thirteen and thirty-nine weeks ended October 31, 2009. We recorded management and advisory fees of $4 million and $10 million for the thirteen and thirty-nine weeks ended November 1, 2008, respectively.

From time to time, the Sponsors or their affiliates may acquire debt or debt securities issued by the Company or its subsidiaries in open market transactions or through loan syndications. These syndicates include affiliates of Vornado Realty Trust and Kohlberg Kravis Roberts & Co. L.P., all equity owners of our Parent. During the thirteen and thirty-nine weeks ended October 31, 2009, the interest amounts paid on such debt and debt securities held by related parties were $2 million and $6 million, respectively. During the thirteen and thirty-nine weeks ended November 1, 2008, the interest amounts paid on such debt and debt securities held by related parties were $3 million and $8 million, respectively. Refer to Note 2 to the Condensed Consolidated Financial Statements entitled “Long-term debt” for further details.

Short-term borrowings from Parent — From time to time we enter into short-term intercompany loans with Parent. On July 24, 2009, we borrowed $304 million from our Parent to repay amounts borrowed under our

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

secured revolving credit facility. This short-term intercompany loan matures on December 31, 2009 and bears an interest rate of 4.59%. At October 31, 2009, the balance of these short-term intercompany loans was $292 million. Subsequent to October 31, 2009, we repaid a portion of these short-term inter-company loans resulting in an outstanding balance of $176 million as of December 15, 2009.

Dividend of related party note receivable to Parent — In April 2009, the Company declared a dividend-in-kind in the aggregate amount of $146 million of a receivable from Parent by assigning all of its right, title and interest in and to such receivable from Parent. The receivable had been previously recorded by the Company in connection with advances by the Company to Parent, during fiscals 2007 and 2006 for interest payments made by the Company on Parent’s behalf on Parent’s publicly issued and outstanding notes.

Management Equity Plan Amendment — On June 8, 2009, we and our Parent adopted amendment No. 2 (the “Amendment”) to the Amended and Restated Toys “R” Us, Inc. Management Equity Plan (the “MEP”) in order to modify the vesting provisions for certain tranches of stock options issued under the MEP. The Amendment did not have a material impact on our Condensed Consolidated Financial Statements.

Restrictive Covenant of Related Party — On July 9, 2009, TRU Propco I, an affiliate from whom we lease a substantial portion of the retail locations used in our operations, completed the offering of $950 million aggregate principal amount of senior unsecured 10.75% notes due 2017 (the “Senior Notes”). The Senior Notes are solely the obligation of TRU Propco I and its subsidiaries and are not guaranteed by us. The indenture governing the Senior Notes contains covenants that limit the ability of Parent to cause or permit us to incur indebtedness or make restricted payments.

Real Estate Arrangements with Affiliates — SG&A expenses include lease expense of $84 million and $252 million for the thirteen and thirty-nine weeks ended October 31, 2009, which include reimbursement of expenses of $13 million and $41 million related to these leases, respectively. SG&A expenses include lease expense of $83 million and $248 million for the thirteen and thirty-nine weeks ended November 1, 2008, which include reimbursement of expenses of $13 million and $39 million related to these leases, respectively. Refer to Note 5 entitled “Leases and real estate transactions” for minimum rental commitments under non-cancelable, related party operating leases for further details of the transfers of these properties to affiliates.

Subsequent Event

In connection with the offering of the Secured Notes issued on November 20, 2009, we incurred $7 million in advisory fees to the Sponsors pursuant to the terms of the advisory agreement. Kohlberg Kravis Roberts & Co. L.P. currently holds $28 million of the Secured Notes. Also in connection with the offering of the Secured Notes, we borrowed $10 million from our Parent under the Junior Mezzanine Loan. See Note 2 entitled “Long-term debt” for a description of the transactions related to the Secured Notes offering.

10. Acquisitions

In February 2009, the Company acquired the e-commerce websites eToys.com and BabyUniverse.com as well as the parenting web site ePregnancy.com. Also, in February we acquired the internet domain Toys.com through a separate bankruptcy auction. The acquisitions did not have a material impact on our Condensed Consolidated Financial Statements.

On May 28, 2009, Parent acquired certain business assets of FAO Schwarz, a children’s retailer, and subsequently sold their interest in FAO Schwarz to us on July 2, 2009. As part of the acquisition, the Company will continue to operate the two FAO Schwarz retail stores in New York City and Las Vegas along with the FAO Schwarz e-commerce and catalog businesses. The acquisition did not have a material impact on our Condensed Consolidated Financial Statements.

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Subsequent Event

Transfer of Assets Under Common Control of our Parent

Concurrently with the sale of the Secured Notes on November 20, 2009, we acquired substantially all of the assets of MPO, a legal entity under common control of our Parent and those assets are currently held by TRU Propco II. These assets are primarily comprised of the ownership and leasehold interests in 46 retail properties used in our operations (collectively, the “Transferred Properties”). Through November 19, 2009, we leased the Transferred Properties from MPO under a master lease arrangement. As a result of these transactions, we will include in our annual report and each subsequent periodic report, the financial position and results of operations of MPO for all periods presented. The acquisition will have a material impact to our consolidated financial statements. We are currently evaluating the impact that the acquisition of the Transferred Properties, which have a carrying value of approximately $129 million as of the date of acquisition, will have on our consolidated balance sheets, statements of operations, cash flows and statements of stockholder’s equity. The carrying values of the Transferred Properties will be reflected on our balance sheet and amounts paid in excess of the carrying values will be reflected as a decrease in stockholder’s equity, net of tax. Additionally, since we will no longer lease the Transferred Properties from MPO, we anticipate a decrease in related party rent expense. The ownership of the properties will also result in an increase in depreciation expense.

11. Recent accounting pronouncements

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”) which represents an update to ASC Topic 605. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. This update is effective prospectively for revenue arrangements entered into or materially modified for fiscal years beginning on or after June 15, 2010 and early adoption is permitted. We are currently assessing the impact that ASU 2009-13 will have on our Condensed Consolidated Financial Statements.

In August 2009, the FASB issued ASU No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value” (“ASU 2009-05”) which represents an update to ASC 820. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for the first reporting period (including interim periods) beginning after issuance. We are currently assessing the impact that ASU 2009-05 will have on our Condensed Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FIN 46(R)” (“SFAS 167”), which has not yet been incorporated into the Codification. SFAS 167 modifies how a reporting entity determines when an entity

TOYS “R” US — DELAWARE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. In addition, a reporting entity will be required to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 167 will have on our Condensed Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets” (“SFAS 166”), which has not yet been incorporated into the Codification. SFAS 166 will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special purpose entity”, changes the requirements for derecognizing financial assets and requires additional disclosures. SFAS 166 is effective at the start of the first fiscal year beginning after November 15, 2009. We are currently assessing the impact that SFAS 166 will have on our Condensed Consolidated Financial Statements.

TOYS “R” US PROPERTY COMPANY I, LLC

Offer to Exchange

$950,000,000 aggregate principal amount of its 10.75% Senior Notes due 2017 which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 10.75% Senior Notes due 2017

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Toys “R” Us Property Company I, LLC, MAP Real Estate, LLC, Wayne Real Estate Company, LLC and TRU 2005 RE I, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of Toys “R” Us Property Company I, LLC, MAP Real Estate, LLC, Wayne Real Estate Company, LLC and TRU 2005 RE I, LLC provide that, subject to certain limitations, the company’s members, officers, directors, employees, agents or affiliates of the foregoing shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct; provided that any such indemnity shall be provided out of and to the extent of the Company assets only.

TRU 2005 RE II Trust is registered under the laws of Delaware.

Section 3817 of the Delaware Statutory Trust Act provides a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

TRU 2005 RE II Trust’s declaration of trust provides that the trust shall indemnify and hold harmless each trustee and officer for any claim (including reasonable attorney’s fees) arising out of the performance by it of its obligations to the maximum extent permitted by law, except to the extent such person is found liable for an act or omission involving actual fraud or willful misconduct, gross negligence or bad faith in performing its or his duties.

Certain Other Arrangements

TRU, the Company’s parent, maintains a directors’ and officers’ liability insurance policy that covers the directors, officers and trustees, as the case may be, of each of the registrants in amounts that the Company believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of notes.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Formation of Toys “R” Us Property Company I, LLC.

3.2	Second Amended and Restated Limited Liability Company Agreement of Toys “R” Us Property Company I, LLC.

3.3	Amended and Restated Certificate of Formation of MAP Real Estate, LLC, dated as of July 9, 2009.

3.4	Third Amended and Restated Limited Liability Company Agreement of MAP Real Estate, LLC, dated as of July 9, 2009.

EXHIBIT NO.	DESCRIPTION

3.5	Amended and Restated Certificate of Formation of Wayne Real Estate Company, LLC, dated as of July 9, 2009.

3.6	Second Amended and Restated Limited Liability Company Agreement of Wayne Real Estate Company, LLC, dated as of July 9, 2009.

3.7	Amended and Restated Certificate of Formation of TRU 2005 RE I, LLC, dated as of July 9, 2009.

3.8	Second Amended and Restated Limited Liability Company Agreement of TRU 2005 RE I, LLC, dated as of July 9, 2009.

3.9	Amended and Restated Certificate of Trust of TRU 2005 RE II Trust, as filed with the Secretary of State of the State of Delaware on December 9, 2005.

3.10	Second Amended and Restated Declaration of Trust of TRU 2005 RE II Trust, dated as of July 9, 2009.

4.1	Indenture, dated as of July 9, 2009, among Toys “R” Us Property Company I, LLC, a Delaware limited liability company, the subsidiaries of Toys “R” Us Property Company I, LLC identified therein, Toys “R” Us, Inc. (with respect to Article XII and provisions related thereto only) and The Bank of New York Mellon, as trustee.

4.2	Form of 10.75% Senior Notes due 2017 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated July 9, 2009, among Toys “R” Us Property Company I, LLC, the subsidiaries of Toys “R” Us Property Company I, LLC identified therein, and Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Amended and Restated Master Lease Agreement, dated as of July 9, 2009, among Toys “R” Us — Delaware, Inc. and the subsidiaries of Toys “R” Us Property Company I, LLC identified therein.

10.2	Domestic Service Agreement, dated as of January 29, 2006, among Toys “R” US — Delaware, Inc., Toys “R” Us, Inc. and the subsidiaries of Toys “R” Us, Inc. identified therein.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21	Subsidiaries of Toys “R” Us Property Company I, LLC.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm with respect to Toys “R” Us Property Company I, LLC.

23.3	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm with respect to Toys “R” Us – Delaware, Inc.

24.1	Powers of Attorney (included in signature pages of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.75% Senior Notes due 2017.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.

(b) Financial Statement Schedules

TOYS "R" US PROPERTY COMPANY I, LLC

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)

January 31, 2009

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
Retail Properties
BRU Pinedale(Fresno), CA	None	$2,004	$2,744	$4,748	$—	$2,004	$2,744	$4,748	($633)	12/9/2005	0 to 50 YEARS
BRU Hazlewood, MO	None	1,201	2,740	3,941	—	1,201	2,740	3,941	(257)	12/9/2005	0 to 50 YEARS
BRU Colorado Springs, CO	None	2,679	1,448	4,127	—	2,679	1,448	4,127	(257)	12/9/2005	0 to 50 YEARS
BRU Fairfield, CA	None	950	5,578	6,528	(952)	950	4,625	5,575	(1,831)	12/9/2005	0 to 50 YEARS
BRU Serramonte, CA	None	400	4,112	4,512	(1,223)	400	2,889	3,289	(1,916)	12/9/2005	0 to 50 YEARS
BRU Emeryville, CA	None	3,427	3,845	7,272	(1,253)	3,427	2,592	6,019	(767)	12/9/2005	0 to 50 YEARS
BRU Wichita, KS	None	1,448	2,163	3,612	(275)	1,448	1,888	3,336	(748)	12/9/2005	0 to 50 YEARS
TRU Combo—Aramingo, PA	None	990	4,213	5,203	—	990	4,213	5,203	(2,064)	7/21/2005	0 to 50 YEARS
TRU Lancaster, PA	None	748	5,284	6,032	—	748	5,284	6,032	(2,200)	7/21/2005	0 to 50 YEARS
TRU Combo—Covina, CA	None	8	6,299	6,307	—	8	6,299	6,307	(1,961)	12/9/2005	0 to 50 YEARS
TRU Combo—Bakersfield, CA	None	1,223	4,044	5,267	—	1,223	4,044	5,267	(1,738)	12/9/2005	0 to 50 YEARS
TRU Combo—W. Las Vegas, NV	None	1,095	3,630	4,726	—	1,095	3,630	4,726	(1,840)	12/9/2005	0 to 50 YEARS
TRU Combo—Ventura, CA	None	2,015	4,435	6,449	—	2,015	4,435	6,449	(1,954)	12/9/2005	0 to 50 YEARS
TRU Combo—Puente Hills, CA	None	1,600	4,595	6,196	—	1,600	4,595	6,196	(1,986)	12/9/2005	0 to 50 YEARS
TRU Lancaster, CA	None	3,771	12,639	16,409	—	3,771	12,639	16,409	(4,729)	12/9/2005	0 to 50 YEARS
TRU Combo—Moreno Valley, CA	None	917	3,482	4,399	(859)	917	2,624	3,540	(955)	12/9/2005	0 to 50 YEARS
TRU Combo—Victorville, CA	None	873	3,443	4,315	—	873	3,443	4,315	(1,350)	12/9/2005	0 to 50 YEARS
TRU Combo—Oceanside, CA	None	971	2,455	3,425	—	971	2,455	3,425	(1,278)	12/9/2005	0 to 50 YEARS
TRU Combo—Santa Maria, CA	None	1,205	2,467	3,672	—	1,205	2,467	3,672	(966)	12/9/2005	0 to 50 YEARS
TRU N. Tucson, AZ	None	2,407	2,663	5,069	—	2,407	2,663	5,069	(1,179)	12/9/2005	0 to 50 YEARS
TRU Hawthorne, CA	None	5,163	3,096	8,259	—	5,163	3,096	8,259	(1,162)	12/9/2005	0 to 50 YEARS
TRU Yuma, AZ	None	789	997	1,786	—	789	997	1,786	(302)	12/9/2005	0 to 50 YEARS
TRU Combo—Arrowhead, AZ	None	733	1,976	2,709	—	733	1,976	2,709	(654)	12/9/2005	0 to 50 YEARS
TRU Combo—Porter Ranch, CA	None	0	5,824	5,824	—	0	5,824	5,824	(1,445)	12/9/2005	0 to 50 YEARS
TRU Combo—Visalia, CA	None	2,774	2,341	5,115	—	2,774	2,341	5,115	(778)	12/9/2005	0 to 50 YEARS
TRU Combo—Salt Lake City, UT	None	1,804	3,937	5,741	—	1,804	3,937	5,741	(1,478)	12/9/2005	0 to 50 YEARS
TRU Orem, UT	None	968	2,490	3,458	—	968	2,490	3,458	(919)	12/9/2005	0 to 50 YEARS
TRU San Jose, CA	None	3,507	4,586	8,094	—	3,507	4,586	8,094	(1,890)	12/9/2005	0 to 50 YEARS
TRU Combo—Santa Rosa, CA	None	931	3,898	4,830	—	931	3,898	4,830	(1,912)	12/9/2005	0 to 50 YEARS
TRU Salinas, CA	None	768	3,210	3,978	—	768	3,210	3,978	(1,586)	12/9/2005	0 to 50 YEARS
TRU Chico, CA	None	1,200	2,392	3,592	—	1,200	2,392	3,592	(956)	12/9/2005	0 to 50 YEARS

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
TRU Medford, OR	None	906	2,092	2,998	—	906	2,092	2,998	(643)	12/9/2005	0 to 50 YEARS
TRU Combo—Clovis, CA	None	2,557	3,452	6,010	—	2,557	3,452	6,010	(646)	12/9/2005	0 to 50 YEARS
TRU Combo—Roseville, CA	None	744	2,905	3,649	—	744	2,905	3,649	(989)	12/9/2005	0 to 50 YEARS
TRU Combo—San Mateo, CA	None	3,511	4,475	7,986	—	3,511	4,475	7,986	(1,318)	12/9/2005	0 to 50 YEARS
TRU Combo—Woodridge, IL	None	1,506	3,082	4,588	—	1,506	3,082	4,588	(1,292)	12/9/2005	0 to 50 YEARS
TRU Combo—South Bend, IN	None	267	2,406	2,673	—	267	2,406	2,673	(1,245)	12/9/2005	0 to 50 YEARS
TRU Combo—Matteson, IL	None	1,135	3,772	4,907	—	1,135	3,772	4,907	(1,724)	12/9/2005	0 to 50 YEARS
TRU Combo—Lafayette, IN	None	797	2,628	3,424	—	797	2,628	3,424	(1,100)	12/9/2005	0 to 50 YEARS
TRU Vernon Hills, IL	None	1,152	4,370	5,521	—	1,152	4,370	5,521	(1,894)	12/9/2005	0 to 50 YEARS
TRU Combo—Janesville, WI	None	873	1,433	2,305	—	873	1,433	2,305	(596)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—Green Bay, WI	None	457	2,830	3,287	—	457	2,830	3,287	(1,039)	12/9/2005	0 to 50 YEARS
TRU Combo—Cedar Rapids, IA	None	988	4,565	5,553	—	988	4,565	5,553	(1,805)	12/9/2005	0 to 50 YEARS
TRU Combo—Maplewood, MN	None	830	3,556	4,386	—	830	3,556	4,386	(1,427)	12/9/2005	0 to 50 YEARS
TRU Rochester, MN	None	1,279	1,829	3,109	—	1,279	1,829	3,109	(692)	12/9/2005	0 to 50 YEARS
TRU St. Cloud, MN	None	946	1,570	2,517	—	946	1,570	2,517	(552)	12/9/2005	0 to 50 YEARS
TRU Combo—Champaign, IL	None	728	3,122	3,850	—	728	3,122	3,850	(1,126)	12/9/2005	0 to 50 YEARS
TRU Waterloo, IA	None	709	1,685	2,394	—	709	1,685	2,394	(435)	12/9/2005	0 to 50 YEARS
TRU Combo—St. Charles, IL	None	1,157	2,668	3,824	—	1,157	2,668	3,824	(871)	12/9/2005	0 to 50 YEARS
TRU Combo—N. Grand Rapids, MI	None	1,574	2,518	4,091	—	1,574	2,518	4,091	(1,028)	12/9/2005	0 to 50 YEARS
TRU Valley Stream, NY	None	706	4,282	4,988	—	706	4,282	4,988	(2,275)	12/9/2005	0 to 50 YEARS
TRU N. Bergen, NJ	None	1,707	5,523	7,230	—	1,707	5,523	7,230	(2,804)	12/9/2005	0 to 50 YEARS
TRU Freehold, NJ	None	2,345	4,135	6,479	—	2,345	4,135	6,479	(1,466)	12/9/2005	0 to 50 YEARS
TRU Riverhead, NY	None	2,532	1,755	4,287	—	2,532	1,755	4,287	(641)	12/9/2005	0 to 50 YEARS
TRU Combo—Kingston, NY	None	1,688	2,512	4,200	—	1,688	2,512	4,200	(823)	12/9/2005	0 to 50 YEARS
TRU Combo/KW Fairfax, VA	None	3,779	7,660	11,439	—	3,779	7,660	11,439	(2,564)	12/9/2005	0 to 50 YEARS
TRU Combo La Crosse, WI	None	1,999	2,944	4,943	—	1,999	2,944	4,943	(295)	12/9/2005	0 to 50 YEARS
TRU Combo—Humble, TX	None	1,182	2,756	3,938	—	1,182	2,756	3,938	(1,247)	12/9/2005	0 to 50 YEARS
TRU Combo—Baytown, TX	None	1,926	3,070	4,996	—	1,926	3,070	4,996	(1,384)	12/9/2005	0 to 50 YEARS
TRU Combo—Baton Rouge, LA	None	1,196	3,062	4,257	—	1,196	3,062	4,257	(1,415)	12/9/2005	0 to 50 YEARS
TRU Combo—North Jackson, MS	None	2,019	3,064	5,083	—	2,019	3,064	5,083	(1,220)	12/9/2005	0 to 50 YEARS
TRU Combo—Galleria, TX	None	3,701	4,354	8,055	(734)	3,279	4,042	7,321	(1,578)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—N. San Antonio, TX	None	2,232	3,481	5,713	—	2,232	3,481	5,713	(1,254)	12/9/2005	0 to 50 YEARS
TRU Combo—Houston, TX	None	1,847	3,166	5,012	—	1,847	3,166	5,012	(1,094)	12/9/2005	0 to 50 YEARS
TRU College Station, TX	None	742	1,564	2,307	—	742	1,564	2,307	(517)	12/9/2005	0 to 50 YEARS
TRU Combo—Woodlands, TX	None	1,134	2,078	3,211	—	1,134	2,078	3,211	(704)	12/9/2005	0 to 50 YEARS
TRU Combo—Katy, TX	None	1,972	2,203	4,175	—	1,972	2,203	4,175	(392)	12/9/2005	0 to 50 YEARS
TRU Combo—So. Portland, ME	None	1,220	3,228	4,448	—	1,220	3,228	4,448	(1,605)	12/9/2005	0 to 50 YEARS
TRU Combo—Waterford, CT	None	842	4,415	5,257	—	842	4,415	5,257	(2,152)	12/9/2005	0 to 50 YEARS

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
TRU Bangor, ME	None	1,010	4,865	5,875	—	1,010	4,865	5,875	(1,844)	12/9/2005	0 to 50 YEARS
TRU Nashua, NH	None	3,125	5,869	8,994	(39)	3,125	5,830	8,955	(2,924)	12/9/2005	0 to 50 YEARS
TRU Combo—Concord, NH	None	1,033	2,541	3,573	—	1,033	2,541	3,573	(891)	12/9/2005	0 to 50 YEARS
TRU Combo—Red Bird, TX	None	723	2,822	3,545	—	723	2,822	3,545	(1,529)	12/9/2005	0 to 50 YEARS
TRU Combo—Irving, TX	None	4,270	3,354	7,624	(3,553)	4,270	(199)	4,071	(1,004)	12/9/2005	0 to 50 YEARS
TRU Combo—Waco, TX	None	1,123	1,820	2,942	—	1,123	1,820	2,942	(828)	12/9/2005	0 to 50 YEARS
TRU Combo—Amarillo, TX	None	881	3,061	3,942	—	881	3,061	3,942	(1,319)	12/9/2005	0 to 50 YEARS
TRU Combo—Lubbock, TX	None	1,511	2,667	4,177	—	1,511	2,667	4,177	(1,125)	12/9/2005	0 to 50 YEARS
TRU Combo—Midland, TX	None	915	2,657	3,572	—	915	2,657	3,572	(1,042)	12/9/2005	0 to 50 YEARS
TRU Combo—North Park, TX	None	4,081	5,144	9,225	—	4,081	5,144	9,225	(2,153)	12/9/2005	0 to 50 YEARS
TRU Combo—Tyler, TX	None	1,943	2,680	4,623	—	1,943	2,680	4,623	(1,000)	12/9/2005	0 to 50 YEARS
TRU Killeen, TX	None	591	1,421	2,011	—	591	1,421	2,011	(440)	12/9/2005	0 to 50 YEARS
TRU Longview, TX	None	833	1,678	2,511	—	833	1,678	2,511	(503)	12/9/2005	0 to 50 YEARS
TRU Wichita Falls, TX	None	969	1,480	2,449	—	969	1,480	2,449	(454)	12/9/2005	0 to 50 YEARS
TRU Combo—Bossier, LA	None	672	1,896	2,568	—	672	1,896	2,568	(603)	12/9/2005	0 to 50 YEARS
TRU Combo—Tacoma, WA	None	1,518	3,232	4,751	—	1,518	3,232	4,751	(1,677)	12/9/2005	0 to 50 YEARS
TRU Combo—Eugene, OR	None	1,460	2,318	3,777	—	1,460	2,318	3,777	(1,012)	12/9/2005	0 to 50 YEARS
TRU Combo—Salem, OR	None	1,189	2,863	4,052	—	1,189	2,863	4,052	(1,313)	12/9/2005	0 to 50 YEARS
TRU Combo—Silverdale, WA	None	1,208	2,958	4,166	—	1,208	2,958	4,166	(1,167)	12/9/2005	0 to 50 YEARS
TRU Combo—Boise, ID	None	1,787	2,717	4,505	—	1,787	2,717	4,505	(1,111)	12/9/2005	0 to 50 YEARS
TRU Combo—Olympia, WA	None	1,302	3,775	5,077	—	1,302	3,775	5,077	(1,468)	12/9/2005	0 to 50 YEARS
TRU Combo—Everett, WA	None	2,249	2,754	5,003	—	2,249	2,754	5,003	(1,197)	12/9/2005	0 to 50 YEARS
TRU Anchorage, AK	None	1,470	4,909	6,379	—	1,470	4,909	6,379	(1,565)	12/9/2005	0 to 50 YEARS
TRU Billings, MT	None	945	1,591	2,536	—	945	1,591	2,536	(511)	12/9/2005	0 to 50 YEARS
TRU Yakima, WA	None	474	2,097	2,571	(10)	474	2,087	2,561	(638)	12/9/2005	0 to 50 YEARS
TRU Combo—Spokane Valley, WA	None	1,262	2,205	3,467	—	1,262	2,205	3,467	(695)	12/9/2005	0 to 50 YEARS
TRU Bailey's Crossroads, VA	None	669	4,642	5,311	—	669	4,642	5,311	(2,312)	12/9/2005	0 to 50 YEARS
TRU Deptford, NJ	None	580	3,906	4,486	—	580	3,906	4,486	(1,974)	12/9/2005	0 to 50 YEARS
TRU Atlantic City, NJ	None	1,499	6,937	8,436	—	1,499	6,937	8,436	(2,832)	12/9/2005	0 to 50 YEARS
TRU Combo—Lynchburg, VA	None	912	2,747	3,660	—	912	2,747	3,660	(1,051)	12/9/2005	0 to 50 YEARS
TRU Combo—Charlottsville, VA	None	697	2,653	3,350	—	697	2,653	3,350	(1,079)	12/9/2005	0 to 50 YEARS
TRU Combo—Woodbridge, VA	None	3,105	3,722	6,826	—	3,105	3,722	6,826	(1,118)	12/9/2005	0 to 50 YEARS
TRU Combo—Chesapeake, VA	None	2,138	2,463	4,601	—	2,138	2,463	4,601	(784)	12/9/2005	0 to 50 YEARS
TRU Danville, VA	None	713	1,513	2,226	—	713	1,513	2,226	(421)	12/9/2005	0 to 50 YEARS
TRU Combo—N. Richmond, VA	None	696	3,187	3,883	—	696	3,187	3,883	(1,707)	12/9/2005	0 to 50 YEARS
TRU S.Richmond, VA	None	1,225	2,671	3,896	—	1,225	2,671	3,896	(716)	12/9/2005	0 to 50 YEARS
TRU Combo—Clarksburg, WV	None	9	842	851	—	9	842	851	(411)	12/9/2005	0 to 50 YEARS
TRU Combo—Wilmington, NC	None	1,130	2,969	4,098	—	1,130	2,969	4,098	(1,266)	12/9/2005	0 to 50 YEARS
TRU Combo—Greenville, NC	None	978	2,600	3,577	—	978	2,600	3,577	(999)	12/9/2005	0 to 50 YEARS

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
TRU Plantation, FL	None	1,478	4,217	5,694	—	1,478	4,217	5,694	(2,086)	12/9/2005	0 to 50 YEARS
TRU Miami Int'L, FL	None	1,778	3,357	5,135	—	1,778	3,357	5,135	(1,670)	12/9/2005	0 to 50 YEARS
TRU Combo—Cutler Ridge, FL	None	2,153	2,493	4,646	—	2,153	2,493	4,646	(1,206)	12/9/2005	0 to 50 YEARS
TRU Combo—Palm Beach Gardens, FL	None	2,980	3,517	6,497	—	2,980	3,517	6,497	(1,176)	12/9/2005	0 to 50 YEARS
TRU Combo—Boynton Beach, FL	None	2,664	1,553	4,216	—	2,664	1,553	4,216	(591)	12/9/2005	0 to 50 YEARS
TRU Combo—Daytona Beach, FL	None	612	2,415	3,027	—	612	2,415	3,027	(1,093)	12/9/2005	0 to 50 YEARS
TRU Combo—Altamonte Springs, FL	None	1,716	3,521	5,236	—	1,716	3,521	5,236	(1,961)	12/9/2005	0 to 50 YEARS
TRU Combo—S. Orlando, FL	None	2,555	3,037	5,593	—	2,555	3,037	5,593	(1,386)	12/9/2005	0 to 50 YEARS
TRU Combo—Clearwater, FL	None	975	2,763	3,738	—	975	2,763	3,738	(1,426)	12/9/2005	0 to 50 YEARS
TRU Combo—Jacksonville, FL	None	2,522	3,151	5,673	(769)	2,522	2,382	4,904	(1,095)	12/9/2005	0 to 50 YEARS
TRU Combo—Bradenton, FL	None	1,976	3,404	5,380	—	1,976	3,404	5,380	(1,571)	12/9/2005	0 to 50 YEARS
TRU Combo—Lakeland, FL	None	2,260	3,107	5,367	—	2,260	3,107	5,367	(1,423)	12/9/2005	0 to 50 YEARS
TRU Combo—Stuart, FL	None	2,316	2,981	5,297	—	2,316	2,981	5,297	(1,266)	12/9/2005	0 to 50 YEARS
TRU Combo—New Port Richey, FL	None	1,000	2,638	3,638	—	1,000	2,638	3,638	(1,083)	12/9/2005	0 to 50 YEARS
TRU Combo—Ocala, FL	None	1,613	2,729	4,342	—	1,613	2,729	4,342	(1,078)	12/9/2005	0 to 50 YEARS
TRU Combo—Port Charlotte, FL	None	2,717	1,820	4,537	—	2,717	1,820	4,537	(716)	12/9/2005	0 to 50 YEARS
TRU Combo—Melbourne, FL	None	1,705	2,288	3,993	—	1,705	2,288	3,993	(889)	12/9/2005	0 to 50 YEARS
TRU Combo—Jacksonville III, FL	None	1,711	2,671	4,382	(473)	1,711	2,199	3,910	(739)	12/9/2005	0 to 50 YEARS
TRU Combo—Brandon, FL	None	2,110	3,351	5,461	—	2,110	3,351	5,461	(1,157)	12/9/2005	0 to 50 YEARS
TRU Panama City, FL	None	1,596	2,619	4,215	—	1,596	2,619	4,215	(733)	12/9/2005	0 to 50 YEARS
TRU Combo—Naples, FL	None	1,756	2,051	3,806	—	1,756	2,051	3,806	(661)	12/9/2005	0 to 50 YEARS
TRU Combo—Savannah, GA	None	1,406	1,916	3,322	—	1,406	1,916	3,322	(926)	12/9/2005	0 to 50 YEARS
TRU Combo—Charleston, SC	None	1,383	2,083	3,466	—	1,383	2,083	3,466	(1,007)	12/9/2005	0 to 50 YEARS
TRU Combo—Southlake, GA	None	1,400	3,635	5,035	—	1,400	3,635	5,035	(2,023)	12/9/2005	0 to 50 YEARS
TRU Combo—Augusta, GA	None	559	2,624	3,183	—	559	2,624	3,183	(1,313)	12/9/2005	0 to 50 YEARS
TRU Cobb County, GA	None	1,632	3,689	5,321	—	1,632	3,689	5,321	(1,775)	12/9/2005	0 to 50 YEARS
TRU Combo—Chattanooga, TN	None	1,311	2,235	3,546	—	1,311	2,235	3,546	(996)	12/9/2005	0 to 50 YEARS
TRU Combo—Florence, SC	None	683	3,369	4,052	—	683	3,369	4,052	(1,366)	12/9/2005	0 to 50 YEARS
TRU Combo—S. Columbia, SC	None	2,037	4,134	6,171	—	2,037	4,134	6,171	(1,571)	12/9/2005	0 to 50 YEARS
TRU Combo—Anderson, SC	None	1,017	3,875	4,893	—	1,017	3,875	4,893	(1,462)	12/9/2005	0 to 50 YEARS
TRU Combo—Asheville, NC	None	2,231	2,700	4,931	—	2,231	2,700	4,931	(967)	12/9/2005	0 to 50 YEARS
TRU Combo—Belleville, TN	None	1,923	1,970	3,892	—	1,923	1,970	3,892	(774)	12/9/2005	0 to 50 YEARS
TRU Combo—Athens, GA	None	622	2,116	2,738	—	622	2,116	2,738	(766)	12/9/2005	0 to 50 YEARS
TRU Alpharetta, GA	None	2,110	3,833	5,944	—	2,110	3,833	5,944	(1,386)	12/9/2005	0 to 50 YEARS
TRU Tupelo, MS	None	481	1,982	2,464	—	481	1,982	2,464	(591)	12/9/2005	0 to 50 YEARS
TRU Warner Robins, GA	None	580	1,472	2,052	—	580	1,472	2,052	(423)	12/9/2005	0 to 50 YEARS
TRU Rome, GA	None	361	1,411	1,771	—	361	1,411	1,771	(432)	12/9/2005	0 to 50 YEARS
TRU Combo—Douglasville, GA	None	3,001	3,170	6,170	—	3,001	3,170	6,170	(807)	12/9/2005	0 to 50 YEARS

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
TRU Jackson, TN	None	554	1,971	2,525	—	554	1,971	2,525	(596)	12/9/2005	0 to 50 YEARS
TRU Combo—Murfreeboro, TN	None	981	2,095	3,077	—	981	2,095	3,077	(540)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—Jefferson, KY	None	989	3,409	4,399	—	989	3,409	4,399	(1,479)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—Dixie Hwy, KY	None	0	3,750	3,750	—	0	3,750	3,750	(2,184)	12/9/2005	0 to 50 YEARS
TRU Combo—Washington, IN	None	549	2,800	3,350	—	549	2,800	3,350	(1,283)	12/9/2005	0 to 50 YEARS
TRU Combo—Bowling Green, KY	None	623	2,096	2,719	—	623	2,096	2,719	(867)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—Clarksville, IN	None	601	3,146	3,747	—	601	3,146	3,747	(1,123)	12/9/2005	0 to 50 YEARS
TRU Combo—Terre Haute, IN	None	703	2,099	2,802	—	703	2,099	2,802	(864)	12/9/2005	0 to 50 YEARS
TRU Marion, IL	None	478	1,583	2,061	—	478	1,583	2,061	(596)	12/9/2005	0 to 50 YEARS
TRU Combo—Muncie, IN	None	0	3,074	3,074	—	0	3,074	3,074	(793)	12/9/2005	0 to 50 YEARS
TRU Combo—Clarence, NY	None	772	3,014	3,787	(61)	711	3,014	3,725	(1,416)	12/9/2005	0 to 50 YEARS
TRU Combo—Hamburg, NY	None	1,421	3,211	4,632	—	1,421	3,211	4,632	(1,511)	12/9/2005	0 to 50 YEARS
TRU Combo—Livonia, MI	None	249	3,393	3,642	—	249	3,393	3,642	(1,838)	12/9/2005	0 to 50 YEARS
TRU Roseville, MI	None	1,525	6,451	7,976	—	1,525	6,451	7,976	(4,285)	12/9/2005	0 to 50 YEARS
TRU Dearborn, MI	None	1,315	5,176	6,491	—	1,315	5,176	6,491	(2,700)	12/9/2005	0 to 50 YEARS
TRU Pontiac, MI	None	914	3,723	4,637	—	914	3,723	4,637	(1,767)	12/9/2005	0 to 50 YEARS
TRU Combo—Novi, MI	None	1,131	4,412	5,542	—	1,131	4,412	5,542	(2,022)	12/9/2005	0 to 50 YEARS
TRU Combo—Port Huron, MI	None	1,031	2,658	3,689	—	1,031	2,658	3,689	(910)	12/9/2005	0 to 50 YEARS
TRU East Lansing, MI	None	0	3,204	3,204	—	0	3,204	3,204	(542)	12/9/2005	0 to 50 YEARS
TRU Combo—Overland Park, KS	None	1,153	3,354	4,506	—	1,153	3,354	4,506	(1,528)	12/9/2005	0 to 50 YEARS
TRU Combo—Ferguson, MO	None	1,839	3,702	5,541	—	1,839	3,702	5,541	(1,527)	12/9/2005	0 to 50 YEARS
TRU Combo—East Wichita, KS	None	2,752	2,409	5,161	—	2,752	2,409	5,161	(974)	12/9/2005	0 to 50 YEARS
TRU Combo—South County, MO	None	3,206	3,015	6,221	—	3,206	3,015	6,221	(1,167)	12/9/2005	0 to 50 YEARS
TRU Combo—Joplin, MO	None	838	2,472	3,310	—	838	2,472	3,310	(936)	12/9/2005	0 to 50 YEARS
TRU Combo—Omaha II, NE	None	1,031	2,221	3,251	—	1,031	2,221	3,251	(794)	12/9/2005	0 to 50 YEARS
TRU Lincoln, NE	None	777	1,868	2,645	—	777	1,868	2,645	(638)	12/9/2005	0 to 50 YEARS
TRU Combo—Colorado Springs, CO	None	2,521	3,503	6,025	—	2,521	3,503	6,025	(1,382)	12/9/2005	0 to 50 YEARS
TRU Combo—Fort Collins, CO	None	1,320	3,439	4,759	(410)	1,320	3,029	4,349	(998)	12/9/2005	0 to 50 YEARS
TRU Council Bluffs, IA	None	708	1,493	2,201	—	708	1,493	2,201	(447)	12/9/2005	0 to 50 YEARS
TRU Geoffrey—Jacksonville, NC	None	0	4,991	4,991	—	0	4,991	4,991	(636)	12/9/2005	0 to 50 YEARS
TRU Combo—Binghamton, NY	None	1,337	4,418	5,755	—	1,337	4,418	5,755	(1,863)	12/9/2005	0 to 50 YEARS
TRU Combo—Willowbrook, TX	None	1,417	3,941	5,358	—	1,417	3,941	5,358	(1,899)	12/9/2005	0 to 50 YEARS
TRU Combo—Okla City, OK	None	1,054	3,429	4,483	—	1,054	3,429	4,483	(1,624)	12/9/2005	0 to 50 YEARS
TRU Combo—Marlow Heights, MD	None	4,025	3,495	7,520	—	4,025	3,495	7,520	(556)	12/9/2005	0 to 50 YEARS
TRU Combo—Owings Mills, MD	None	4,572	7,004	11,575	—	4,572	7,004	11,575	(2,502)	12/9/2005	0 to 50 YEARS
TRU Combo—Columbia, MD	None	2,456	5,251	7,707	—	2,456	5,251	7,707	(1,909)	12/9/2005	0 to 50 YEARS
TRU Combo—Salisbury, MD	None	707	3,441	4,148	—	707	3,441	4,148	(505)	12/9/2005	0 to 50 YEARS

DESCRIPTION	ENCUMBRANCES	INITIAL COST TO COMPANY			ADJUSTMENTS TO INITIAL COST	GROSS AMOUNT AT WHICH CARRIED AT JANUARY 31, 2009			ACCUMULATED DEPRECIATION	DATE OF ACQUISITION	LIFE ON WHICH DEPRECIATION IN LATEST INCOME STATEMENT IS COMPUTED
		LAND	BUILDINGS & IMPROVEMENTS	TOTAL		LAND	BUILDINGS & IMPROVEMENTS	TOTAL
Distribution Centers/Warehouses
TRU Stockton, CA Whse	None	2,110	33,443	35,553	—	2,110	33,443	35,553	(9,408)	12/9/2005	0 to 50 YEARS
TRU Atlanta, GA Whse	None	4,955	37,308	42,264	—	4,955	37,308	42,264	(8,626)	12/9/2005	0 to 50 YEARS
TRU Frederick, MD Whse	None	814	21,004	21,817	—	814	21,004	21,817	(5,497)	12/9/2005	0 to 50 YEARS

Corporate Headquarters
CORP SSC PointView—Wayne HQ	None	35,625	88,449	124,074	224	35,625	88,673	124,298	(6,203)	7/21/2005	0 to 50 YEARS

TOTALS		$310,327	$764,270	$1,074,597	($10,389)	$309,844	$754,365	$1,064,208	($258,743)

Reconciliations of gross amount at which assets are carried for the three fiscal years ended 2008, 2007 and 2006 are as follows:

	Fiscal Year (in thousands)
	2008	2007	2006
Balance at beginning of fiscal year	$1,071,024	$1,070,257	$1,066,781
Additions during fiscal year:
Property transfers		838	7,180
Deductions during fiscal year:
Impairment charge	(2,729)
Other asset disposals (1)	(4,087)	(71)	(3,704)

Balance at close of fiscal year	$1,064,208	$1,071,024	$1,070,257

Reconciliations of accumulated depreciation/ amortization for the three fiscal years ended 2008, 2007 and 2006 are as follows:

	Fiscal Year (in thousands)
	2008	2007	2006
Balance at beginning of fiscal year	$238,716	$216,373	$196,268
Additions during fiscal year:
Provision for depreciation	23,487	22,414	23,809
Deductions during fiscal year:
Other asset disposals (1)	(3,460)	(71)	(3,704)

Balance at close of fiscal year	$258,743	$238,716	$216,373

(1)	Primarily represents retirements of minor alterations and assets disposed of in connection with store relocations.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Wayne, New Jersey, on December 24, 2009.

TOYS “R” US PROPERTY COMPANY I, LLC

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President — Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Clay Creasey, Jr., Joel Wiest and David J. Schwartz and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated at Toys “R” Us, Inc., the Managing Member of Wayne Real Estate Holding Company, LLC, the Managing Member of Toys “R” Us Property Company I, LLC on December 24, 2009.

Signature	Title

/S/ GERALD L. STORCH Gerald L. Storch	Chairman of the Board, Chief Executive Officer and Director (Principal executive officer)

/S/ F. CLAY CREASEY, JR. F. Clay Creasey, Jr.	Executive Vice President — Chief Financial Officer (Principal financial officer)

/S/ CHARLES D. KNIGHT Charles D. Knight	Vice President — Corporate Controller (Principal accounting officer)

Signature	Title

/S/ CHARLES D. KNIGHT Charles D. Knight	Authorized Officer of the Managing Member of the Managing Member of the Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Wayne, New Jersey, on December 24, 2009.

MAP REAL ESTATE, LLC

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President — Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Clay Creasey, Jr., Joel Wiest and David J. Schwartz and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated at Toys “R” Us, Inc., the Managing Member of Wayne Real Estate Holding Company, LLC, the Managing Member of Toys “R” Us Property Company I, LLC, the Managing Member of Map Real Estate, LLC on December 24, 2009.

Signature	Title

/S/ GERALD L. STORCH Gerald L. Storch	Chairman of the Board, Chief Executive Officer and Director (Principal executive officer)

/S/ F. CLAY CREASEY JR. F. Clay Creasey, Jr.	Executive Vice President — Chief Financial Officer (Principal financial officer)

/S/ CHARLES D. KNIGHT Charles D. Knight	Vice President — Corporate Controller (Principal accounting officer)

Signature	Title

/S/ CHARLES D. KNIGHT Charles D. Knight	Authorized Officer of the Managing Member of the Managing Member of the Managing Member of Map Real Estate, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Wayne, New Jersey, on December 24, 2009.

WAYNE REAL ESTATE COMPANY, LLC

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President — Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Clay Creasey, Jr., Joel Wiest and David J. Schwartz and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated at Toys “R” Us, Inc., the Managing Member of Wayne Real Estate Holding Company, LLC, the Managing Member of Toys “R” Us Property Company I, LLC, the Managing Member of Wayne Real Estate Company, LLC, on December 24, 2009.

Signature	Title

/S/ GERALD L. STORCH Gerald L. Storch	Chairman of the Board, Chief Executive Officer and Director (Principal executive officer)

/S/ F. CLAY CREASEY, JR. F. Clay Creasey, Jr.	Executive Vice President — Chief Financial Officer (Principal financial officer)

/S/ CHARLES D. KNIGHT Charles D. Knight	Vice President — Corporate Controller (Principal accounting officer)

Signature	Title

/S/ CHARLES D. KNIGHT Charles D. Knight	Authorized Officer of the Managing Member of the Managing Member of the Managing Member of Wayne Real Estate Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Wayne, New Jersey, on December 24, 2009.

TRU 2005 RE I, LLC

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President — Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Clay Creasey, Jr., Joel Wiest and David J. Schwartz and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at Toys “R” Us, Inc., the Managing Member of Wayne Real Estate Holding Company, LLC, the Managing Member of Toys “R” Us Property Company I, LLC, the Managing Member of TRU 2005 RE I, LLC on December 24, 2009.

Signature	Title

/S/ GERALD L. STORCH Gerald L. Storch	Chairman of the Board, Chief Executive Officer and Director (Principal executive officer)

/S/ F. CLAY CREASEY, JR. F. Clay Creasey, Jr.	Executive Vice President — Chief Financial Officer (Principal financial officer)

/S/ CHARLES D. KNIGHT Charles D. Knight	Vice President — Corporate (Principal accounting officer)

Signature	Title

/S/ CHARLES D. KNIGHT Charles D. Knight	Authorized Officer of the Managing Member of the Managing Member of the Managing Member of TRU 2005 RE I, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Wayne, New Jersey, on December 24, 2009.

TRU 2005 RE II TRUST

By: Toys “R” Us Property Company I, LLC, as Managing Trustee

By:	/S/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President — Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F. Clay Creasey, Jr., Joel Wiest and David J. Schwartz and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at Toys “R” Us, Inc., the Managing Member of Wayne Real Estate Holding Company, LLC, the Managing Member of Toys “R” Us Property Company I, LLC, the Managing Trustee of TRU 2005 RE II Trust on December 24, 2009.

Signature	Title

/S/ GERALD L. STORCH Gerald L. Storch	Chairman of the Board, Chief Executive Officer and Director (Principal executive officer)

/S/ F. CLAY CREASEY, JR. F. Clay Creasey, Jr.	Executive Vice President — Chief Financial Officer (Principal financial officer)

/S/ CHARLES D. KNIGHT Charles D. Knight	Vice President — Corporate Controller (Principal accounting officer)

Signature	Title

/S/ CHARLES D. KNIGHT Charles D. Knight	Authorized Officer of the Managing Member of the Managing Member of the Managing Trustee of TRU 2005 RE II Trust